As filed with the U.S. Securities and Exchange Commission on October 19, 2023
Registration No. 333-274434
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form S-4
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

FREYR Battery, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	3670	93-3205861
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
c/o The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
(302) 658-7581
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Oscar K. Brown
c/o The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
(302) 658-7581
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Danny Tricot, Esq. Denis Klimentchenko, Esq. Skadden, Arps, Slate, Meagher & Flom (UK) LLP 22 Bishopsgate London, EC2N 4BQ +44.20.7519.7000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective and all other conditions precedent to the Redomiciliation Transaction contemplated by the Merger Agreement and the common draft terms of cross-border merger described in the included proxy statement/prospectus have been satisfied or waived.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐	Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION, DATED OCTOBER 19, 2023
To the Shareholders of FREYR Battery:
Our board of directors unanimously approved, on August 10, 2023, and is submitting to our shareholders for approval at an extraordinary general meeting of shareholders to be held on December 15, 2023 (the “FREYR Special Meeting”), a proposal that would result in a corporate reorganization of FREYR Battery, a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register (Registre de commerce et des sociétés, Luxembourg) under number B251199 (“FREYR” or “FREYR Luxembourg”), after which the shareholders of FREYR would hold shares in a Delaware corporation rather than a Luxembourg company. If the proposal is approved by our shareholders, we would merge (the “Redomiciliation Transaction” or the “Transaction”) FREYR into FREYR Battery, Inc., a newly formed, wholly owned subsidiary of FREYR organized under the laws of Delaware, U.S. (“FREYR Delaware”). FREYR Delaware will be the surviving corporation. The Redomiciliation Transaction would result in FREYR Delaware becoming a publicly traded corporate entity.
In 2023, FREYR’s board of directors and management team undertook a review of FREYR Luxembourg’s existing structure and operations, and particularly the jurisdiction of incorporation of its ultimate parent company. FREYR believes the Redomiciliation Transaction will enhance shareholder value over the long-term through simplifying the corporate structure to gain operational efficiencies. After considering various factors, FREYR’s board of directors believes that the Redomiciliation Transaction will enhance shareholder value over the long-term by providing potential strategic opportunities and benefits, including:
•simplifying FREYR’s corporate structure and streamlining reporting requirements, which will (i) facilitate efforts incurred by FREYR to assess, implement and remain compliant with multiple regulatory and reporting requirements for FREYR on a consolidated basis, and (ii) provide opportunities for FREYR to improve operational efficiencies and financial flexibility in the corporate treasury, cash management, risk management and tax functions;
•enhancing FREYR’s eligibility for inclusion in equity indexes and trigger associated benchmarking from actively managed funds, thereby delivering a significant uplift in fund flows to its ordinary shares;
•benefiting from well-established principles of corporate governance under Delaware law, which are more closely aligned with the New York Stock Exchange (“NYSE”) listing standards and the U.S. Securities and Exchange Commission (“SEC”) governance requirements; and
•positioning FREYR to better respond to global tax developments and U.S. incentive programs for battery manufacturers, considering recent changes in U.S. tax laws and federal incentive programs.
Immediately after the Redomiciliation Transaction, the number of shares of common stock you will own in FREYR Delaware (the “Common Stock”) will be the same as the number of ordinary shares you held in FREYR immediately prior to the Redomiciliation Transaction. FREYR Delaware expects to issue 139,705,234 shares of common stock, par value $0.01 per share, and 24,624,894 warrants, each whole warrant exercisable for one Common Stock at an exercise price of $11.50 (the “Warrants”), in the Redomiciliation Transaction.
We expect the Common Stock and the Warrants to be quoted on the NYSE after the conclusion of the Redomiciliation Transaction. Currently, there is no established public trading market for the Common Stock of FREYR Delaware.
After the Redomiciliation Transaction, as we describe in this proxy statement/prospectus, your rights under Delaware corporate law as a holder of Common Stock will differ from your current rights under Luxembourg corporate law as a holder of ordinary shares without nominal value in FREYR Luxembourg (the “Ordinary Shares”). In addition, FREYR Delaware’s Amended and Restated Certificate of Incorporation and Bylaws differ in some respects from FREYR’s Articles of Association, as further described in this proxy statement/prospectus.
Under U.S. federal income tax law, a U.S. holder of shares of FREYR Ordinary Shares should not recognize gain or loss on the exchange of such shares for Common Stock in the Redomiciliation Transaction. SHAREHOLDERS ARE URGED TO READ THE DISCUSSIONS IN THE SECTION TITLED “U.S. FEDERAL INCOME TAX CONSIDERATIONS” AND THE SECTION TITLED “LUXEMBOURG TAX CONSIDERATIONS” FOR A MORE COMPLETE DISCUSSION OF THE U.S. AND LUXEMBOURG FEDERAL INCOME TAX CONSEQUENCES OF THE REDOMICILIATION TRANSACTION AND TO CONSULT YOUR OWN TAX ADVISOR REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

The Redomiciliation Transaction cannot be completed without satisfying certain conditions, the most important of which is the adoption of a merger agreement (the “Merger Agreement”) and of common draft terms of cross-border merger (projet commun de fusion transfrontalière) (the “Common Draft Terms of Cross-Border Merger”) pursuant to which the Redomiciliation Transaction will be effected by the affirmative vote of at least two-thirds (2/3) of the votes validly cast at the FREYR Special Meeting (in accordance with Luxembourg law), provided that at least one half of the issued shares of FREYR Luxembourg (other than shares held by or on behalf of FREYR Luxembourg or a direct subsidiary of FREYR Luxembourg) is present or represented at the FREYR Special Meeting. If such quorum is not present at the FREYR Special Meeting, a second general meeting may be convened and resolutions shall be adopted at such general meeting, irrespective of the number of Ordinary Shares present or represented, by a majority of at least two-thirds (2/3) of the votes validly cast.
We currently anticipate that the Redomiciliation Transaction will become effective in the fourth quarter of 2023, although we may abandon the Redomiciliation Transaction at any time prior to obtaining shareholder approval, and the completion of the Redomiciliation Transaction is subject to all the conditions precedent to the Merger specified in the Merger Agreement and the Common Draft Terms of Cross-Border Merger being satisfied or waived.
This proxy statement/prospectus provides you with detailed information regarding the Redomiciliation Transaction. We encourage you to read this entire proxy statement/prospectus carefully. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS WE DESCRIBE STARTING ON PAGE 21.
Shareholders of record of FREYR on October 25, 2023 have the right to attend the FREYR Special Meeting and vote their shares, or may grant a proxy to vote on the proposals included in this proxy statement/prospectus.
FREYR’s shareholders will also be asked to vote on several proposals, including, among others, the approval of the Merger Agreement and the Common Draft Terms of Cross-Border Merger.
The date and time of the FREYR Special Meeting is December 15, 2023 at 4:00 p.m., Luxembourg time (10:00 a.m. New York time), and the place of the FREYR Special Meeting is at the registered office of the Company (22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg).
Whether or not you plan to attend the FREYR Special Meeting, please sign, date and return the Proxy Card (and Accompanying Supplement, as applicable) in the business-reply envelope included in your package. Your vote is important no matter how many shares you own.
On September 28, 2023 the board of directors unanimously approved the Common Draft Terms of Cross-Border Merger and on October 12, 2023 the board of directors unanimously approved the Merger Agreement, pursuant to which the Redomiciliation Transaction will be effected, and recommends that you vote (1), “FOR” the confirmation of the mandate as a member of the board of directors of Birger Steen to replace Torstein Dale Sjøtveit, with effect as of August 9, 2023, and for a period ending at the next annual general meeting of FREYR, (2) “FOR” the acknowledgement of (I) (a) the availability of certain documents related to the Redomiciliation Transaction including (a) the written reports on the cross-border merger drawn up by (i) the board of directors of each of FREYR Luxembourg and FREYR Delaware in accordance with Article 1021-5 of the Luxembourg law of August 10, 1915 on commercial companies (the “Luxembourg Law”), and (ii) the independent experts in accordance with Article 1021-6 (1) of the Luxembourg Law and (b) the availability of the interim accounts of each of FREYR Luxembourg dated June 30, 2023 and FREYR Delaware dated August 31, 2023, (II) the availability of the documents referred to in Article 1021-7 of the Luxembourg Law at the registered office of each of FREYR Luxembourg and FREYR Delaware for due inspection by the shareholders at least one month prior to the date of the FREYR Special Meeting and (III) having been informed by virtue of the written reports of the boards of directors of each of FREYR and FREYR Delaware, drawn-up in accordance with Article 1021-5 of the Luxembourg Law, of the significant changes in the assets and liabilities of FREYR between the date of the signature of the Common Draft Terms of Cross-Border Merger on September 29, 2023 and the date of the FREYR Special Meeting and the date of the extraordinary general meeting of the sole stockholder of FREYR Delaware convened to approve the Merger, (3) “FOR” the adoption of the Merger Agreement and the Common Draft Terms of Cross-Border Merger and (4) “FOR” the delegation of authority to the FREYR board and other authorized persons. We urge you to join us in supporting these important initiatives.
Sincerely,
Tom Einar Jensen
Executive Chairman
None of the U.S. Securities and Exchange Commission, any U.S. state securities commission nor any securities regulatory authority in Luxembourg has approved or disapproved of the securities to be issued in the Redomiciliation Transaction or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this proxy statement/prospectus is , 2023, and it will be first mailed to the shareholders of FREYR Luxembourg on or about , 2023.

FREYR BATTERY
22-24, Boulevard Royal, L-2449 Luxembourg
Grand Duchy of Luxembourg
R.C.S. Luxembourg: B 251199
NOTICE OF EXTRAORDINARY GENERAL MEETING
TO BE HELD ON DECEMBER 15, 2023
TO THE SHAREHOLDERS OF FREYR BATTERY: NOTICE IS HEREBY GIVEN that an extraordinary general meeting of FREYR Battery (the “FREYR Special Meeting”), a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register (Registre de commerce et des sociétés, Luxembourg) under number B251199 (“FREYR” or “FREYR Luxembourg”), will be held at 4:00 p.m. Luxembourg time (10:00 a.m. New York time), on December 15, 2023, at the registered office of the Company (22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg), for the following purposes:
1)The Confirmation of Mandate of FREYR Directors Proposal – To confirm the mandate as a member of the board of directors of Mr. Birger Steen, born on November 4, 1966 in Oslo, Norway, residing at Holmboes gate 6A, 0357 Oslo, Norway to replace Mr. Torstein Dale Sjøtveit, with effect as of August 9, 2023, and for a period ending at the next annual general meeting of FREYR (which corresponds to the duration of the mandate of Mr. Torstein Dale Sjøtveit). The Confirmation of Mandate of FREYR Directors Proposal is required to be presented at the FREYR Special Meeting for shareholder approval under Luxembourg law; it is not related to the Redomiciliation Transaction and none of the other proposals described in this proxy statement/prospectus, including the Merger Proposal, are conditioned upon its approval.
2)The Documents Acknowledgement Proposal – To acknowledge (I) (a) the availability of certain written reports on the cross-border merger contemplated under the Redomiciliation Transaction drawn up by (i) the board of directors of FREYR and the board of directors of FREYR Battery, Inc., a newly formed, wholly owned subsidiary of FREYR organized under the laws of Delaware, U.S. (“FREYR Delaware” and, together with FREYR, the “Merging Companies”) in accordance with Article 1021-5 of the Luxembourg law of August 10, 1915 on commercial companies (the “Luxembourg Law”) and (ii) EUROLUX AUDIT S.à r.l. and PKF Audit & Conseil (the “Merger Independent Specialists”) as independent experts in accordance with Article 1021-6 (1) of the Luxembourg Law and (b) the availability of the interim accounts of each of FREYR Luxembourg dated June 30, 2023 and FREYR Delaware dated August 31, 2023, (II) that all documents referred to by Article 1021-7 of the Luxembourg Law have been made available at the registered office of each of the Merging Companies for due inspection by the shareholders at least one (1) month prior to the date of the FREYR Special Meeting and (III) having been informed by virtue of the written reports of the boards of directors of each of the Merging Companies, drawn-up in accordance with Article 1021-5 of the Luxembourg Law, of the significant changes in the assets and liabilities of FREYR between the date of the signature of the Common Draft Terms of Cross-Border Merger on September 29, 2023 and the date of the FREYR Special Meeting and the date of the extraordinary general meeting of the sole stockholder of FREYR Delaware convened to approve the Merger;
3)The Merger Proposal – To (I) adopt the merger agreement by and between FREYR and FREYR Delaware (the “Merger Agreement”), and the common draft terms of cross-border merger (projet commun de fusion transfrontalière) (the “Common Draft Terms of Cross-Border Merger”), copies of which are attached to this proxy statement/prospectus as Annex A and Annex B, respectively, drawn up by the board of directors of each of the Merging Companies, pursuant to which FREYR will be absorbed and merged into FREYR Delaware, with FREYR Delaware surviving the merger (the “Merger”), and whereby (i) each issued and outstanding FREYR Ordinary Shares immediately prior to the effective time of the Merger (the “Effective Time”), will automatically be cancelled and FREYR Delaware will issue as consideration therefor new duly authorized, validly issued, fully paid and non-assessable common stock of FREYR Delaware to the shareholders of FREYR on a one-to-one basis, (ii) each outstanding warrant of FREYR exercisable for one (1) FREYR Ordinary Share at an exercise price of $11.50 will become exercisable for one (1) Common Stock of FREYR Delaware and FREYR Delaware will assume FREYR’s rights and obligations thereto, on the same terms as those that currently govern these warrants, and each warrant of FREYR held by EDGE Global LLC (“EDGE Global”) will become exercisable for one (1) Common Stock of FREYR Delaware on the same terms as those that currently govern these warrants, (iii) all Ordinary Shares held in treasury by FREYR outstanding immediately prior to the effective time of the Merger will be ipso jure cancelled by virtue of and simultaneously with the Merger and said treasury shares will cease to exist and no consideration will be delivered in exchange thereafter, (iv) FREYR Delaware will assume, or will cause an applicable affiliate to assume, the FREYR 2021 Equity Incentive Plan (amended and restated as of May 10, 2023), as well as all other compensation or benefit plans, policies and arrangements previously maintained by FREYR and (v) as a result of the Merger, at the Effective Time the Amended and Restated Certificate of

Incorporation and Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex C and Annex D, respectively, will come into effect (such transactions collectively referred to as the “Redomiciliation Transaction”); and (II) to approve the Merger and its legal and accounting effective time;
4)The Delegation of Authority Proposal – To grant power and authority to (i) any director of FREYR or any person authorized by the board of directors of FREYR, each individually and with full power of substitution, to appear before a notary in the Grand Duchy of Luxembourg to declare and confirm, for and issue the “Board Confirmation,” whereby the board of directors of FREYR declares and confirms, in the name and on behalf of FREYR and the board of directors of FREYR, that the conditions precedent to the Merger, as specified in the Merger Agreement and the Common Draft Terms of Cross-Border Merger, have been satisfied or waived and that the Merger is effective and (ii) any director of FREYR and/or any lawyer or employee of the law firm Arendt & Medernach S.A. and/or any employee or clerk of the instrumenting notary in the Grand Duchy of Luxembourg, to individually carry out in the name and on behalf of FREYR, any changes required by the matters set out under the proposals described in this proxy statement/prospectus as well as all filings, notifications and publications necessary for the Merger.
The proposals are more fully described in the proxy statement/prospectus accompanying this notice. Please give your attention to all of the information in the accompanying proxy statement/prospectus.
A list of shareholders of FREYR will be maintained and open for examination by any of its shareholders from 10 days prior to the FREYR Special Meeting, for any purpose germane to the FREYR Special Meeting, during regular business hours at our principal executive offices at 22-24 Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, and will be available at the FREYR Special Meeting. Only shareholders of record on October 25, 2023 (the “Record Date”), are entitled to notice of and to vote at the FREYR Special Meeting or at any adjournment(s) or postponement(s) thereof that may take place (unless otherwise decided by the board of directors of FREYR).
Shareholders shall be able to participate in the FREYR Special Meeting as described under the section entitled “Extraordinary General Meeting of FREYR Luxembourg Shareholders,” beginning on page 42 of the accompanying proxy statement/prospectus. Check-in at the FREYR Special Meeting will begin at 3:30 p.m. Luxembourg time (9:30 a.m. New York time), and you should plan to allow ample time for check-in procedures. Cameras, cell phones, recording equipment and other electronic devices will not be permitted at the FREYR Special Meeting.
As owners of FREYR, your vote is important. Whether or not you are able to attend the FREYR Special Meeting in person, it is important that your shares be present or represented. Please vote as soon as possible. Voting promptly, regardless of the number of shares you hold, will aid us in reducing the expense of an extended proxy solicitation. Voting your shares by returning your Proxy Card (and Accompanying Supplement, as applicable) or voting through the Internet or by telephone does not affect your right to vote in person if you attend the FREYR Special Meeting. For specific information regarding the voting of your shares, please refer to the section entitled “Extraordinary General Meeting of FREYR Luxembourg Shareholders,” beginning on page 42 of the accompanying proxy statement/prospectus.
By Order of the Board of Directors

Tom Einar Jensen
Executive Chairman
Grand Duchy of Luxembourg
, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON DECEMBER 15, 2023: A COPY OF THIS PROXY STATEMENT, PROXY CARD AND THE FREYR BATTERY ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2022 ARE AVAILABLE AT WWW.FREYRBATTERY.COM.

ADDITIONAL INFORMATION
You can obtain any of the documents filed with or furnished to the U.S. Securities and Exchange Commission (the “SEC”) by FREYR at no cost from the SEC’s website at http://www.sec.gov. These documents are also posted on the “Investor” section of FREYR Luxembourg’s website at https://www.freyrbattery.com. You may also request copies of these documents, free of charge by contacting FREYR in writing at the following addresses or by telephone as indicated below:
FREYR Battery
22-24, Boulevard Royal, L-2449 Luxembourg
Grand Duchy of Luxembourg
+352 46 61 11 3721
Attn: Jeffrey Spittel
We will provide promptly without charge to you, upon request, a copy of any document we have filed with the SEC. In order to ensure timely delivery of the documents in advance of the extraordinary general meeting (the “FREYR Special Meeting”), any request should be made at least five (5) business days before the FREYR Special Meeting, or December 15, 2023. See the section titled “Where You Can Find More Information” for additional details about where you can find more information about FREYR and the Redomiciliation Transaction.
You should rely only on the information contained in this document. No one has been authorized to provide you with information that is different from that contained in this document. You should assume that the information in this document is accurate only as of the date of this proxy statement/prospectus. Neither the mailing of this document to FREYR’s shareholders, nor the issuance by FREYR Delaware of Common Stock in connection with the Redomiciliation Transaction will create any implication to the contrary.
Information on the website of FREYR, or any subsidiary thereof, is not part of this document or incorporated by reference herein. You should not rely on that information in deciding how to vote.
This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

The information in this proxy statement/prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission, of which this proxy statement/prospectus is a part, is declared effective. This proxy statement/prospectus does not constitute an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED OCTOBER 19, 2023
PRELIMINARY PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF
FREYR BATTERY
PROSPECTUS FOR 166,506,209 ORDINARY SHARES
AND 24,624,894 WARRANTS OF
FREYR BATTERY, INC.
The board of directors of FREYR Battery, a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 22-24, boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register (Registre de commerce et des sociétés, Luxembourg) under number B251199 (“FREYR” or “FREYR Luxembourg”), unanimously approved on August 10, 2023 a proposal that would result in a corporate reorganization of FREYR, pursuant to a form of the merger agreement (the “Merger Agreement”) and the common draft terms of cross-border merger (projet commun de fusion transfrontalière) (the “Common Draft Terms of Cross-Border Merger”), copies of which are attached to this proxy statement/prospectus as Annex A and Annex B respectively, by and between FREYR and FREYR Battery, Inc., a newly formed, wholly owned subsidiary of FREYR organized under the laws of Delaware, U.S. (“FREYR Delaware” and, together with FREYR, the “Merging Companies”), after which shareholders of FREYR would hold shares in a Delaware corporation rather than a Luxembourg corporation.
If the proposal is approved by our shareholders and subject to the satisfaction of the conditions precedent to the Merger specified in the Merger Agreement and the Common Draft Terms of Cross-Border Merger, FREYR will be merged, pursuant to the Merger Agreement and the Common Draft Terms of Cross-Border Merger, into FREYR Delaware, with FREYR Delaware surviving the merger (the “Merger”), and (i) each issued and outstanding FREYR Ordinary Shares immediately prior to the effective time of the Merger (the “Effective Time”), will automatically be cancelled and FREYR Delaware will issue as consideration therefor new duly authorized, validly issued, fully paid and non-assessable common stock of FREYR Delaware to the shareholders of FREYR on a one-to-one basis, (ii) each outstanding warrant of FREYR exercisable for one (1) FREYR Ordinary Share at an exercise price of $11.50 will become exercisable for one (1) Common Stock of FREYR Delaware and FREYR Delaware will assume FREYR’s rights and obligations thereto, on the same terms as those that currently govern these warrants, and each warrant of FREYR held by EDGE Global LLC (“EDGE Global”) will become exercisable for one (1) Common Stock of FREYR Delaware on the same terms as those that currently govern these warrants, (iii) all ordinary shares held in treasury by FREYR outstanding immediately prior to the effective time of the Merger will be ipso jure cancelled by virtue of and simultaneously with the Merger and said treasury shares will cease to exist and no consideration will be delivered in exchange thereafter, (iv) FREYR Delaware will assume, or will cause an applicable affiliate to assume, the FREYR 2021 Equity Incentive Plan (amended and restated as of May 10, 2023), as well as all other compensation or benefit plans, policies and arrangements previously maintained by FREYR and (v) as a result of the Merger, at the Effective Time the Amended and Restated Certificate of Incorporation and Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex C and Annex D, respectively, will come into effect (such transactions collectively referred to as the “Redomiciliation Transaction”). The Redomiciliation Transaction would result in FREYR Delaware becoming a publicly traded corporate entity.
Immediately after the Redomiciliation Transaction, the number of ordinary shares you will own in FREYR Delaware (the “Common Stock”) will be the same as the number of Ordinary Shares you held in FREYR immediately prior to the Redomiciliation Transaction. FREYR Delaware expects to issue 139,705,234 shares of common stock, par value $0.01 per share, and 24,624,894 warrants, each whole warrant exercisable for one Common Stock at an exercise price of $11.50, in the Redomiciliation Transaction.
Proposals to approve the Merger and the other matters discussed in this proxy statement/prospectus will be presented at the FREYR Special Meeting scheduled to be held at 4:00 p.m. Luxembourg time (10:00 a.m. New York time) on December 15, 2023, at the registered office of the Company (22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg) (the “FREYR Special Meeting”).
FREYR Ordinary Shares and FREYR Warrants are currently listed on the NYSE under the symbols “FREY” and “FREY WS”, respectively. FREYR Delaware will apply for listing, to be effective at the time of the Merger, of the Common Stock and the FREYR Delaware Warrants on the NYSE to continue trading under the symbols FREY and FREY WS, respectively. There is no assurance that FREYR Delaware will be able to satisfy NYSE listing criteria necessary for listing or will be able to continue to satisfy such criteria following the consummation of the Redomiciliation Transaction.
This proxy statement/prospectus provides you with detailed information about the Redomiciliation Transaction and other matters to be considered at the FREYR Special Meeting. We encourage you to carefully read this entire document. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 21  of this proxy statement/prospectus for a discussion of information that should be considered before voting on the proposed Merger and each of the other matters to be presented at the FREYR Special Meeting.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Redomiciliation Transaction or the other transactions described in this proxy statement/prospectus or any of the securities to be issued in the Redomiciliation Transaction, passed upon the merits or fairness of the Redomiciliation Transaction or related transactions or passed upon the adequacy or accuracy of the disclosure in this proxy statement/prospectus. Any representation to the contrary is a criminal offense.
This proxy statement/prospectus is dated , 2023, and is first being mailed to shareholders of FREYR Ordinary Shares on or about , 2023.

ANNEXES

ABOUT THIS PROXY STATEMENT/PROSPECTUS
This document, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission, or SEC, by FREYR Battery, Inc. (File No. 333-274434), constitutes a prospectus of FREYR Delaware under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Common Stock to be issued to FREYR Luxembourg’s shareholders, the FREYR Delaware Warrants to be issued to FREYR Luxembourg Warrant holders and the Common Stock underlying such FREYR Delaware Warrants, if the Redomiciliation Transaction described herein is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the FREYR Special Meeting at which FREYR Luxembourg’s shareholders will be asked to consider and vote upon a proposal to approve the Redomiciliation Transaction by the approval and adoption of the Merger Agreement and the Common Draft Terms of Cross-Border Merger, among other matters.
No person is authorized to give any information or to make any representation with respect to the matters that this proxy statement/prospectus describes other than those contained in this proxy statement/prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by FREYR Delaware or FREYR. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities or a solicitation of a proxy in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or a solicitation. Neither the delivery of this proxy statement/prospectus nor any distribution of securities made under this proxy statement/prospectus will, under any circumstances, create an implication that there has been no change in the affairs of FREYR Delaware or FREYR since the date of this proxy statement/prospectus or that any information contained herein is correct as of any time subsequent to such date.
This proxy statement/prospectus incorporates important business and financial information about FREYR from documents that are not attached to this proxy statement/prospectus. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this proxy statement/prospectus free of charge by requesting them in writing or by telephone from FREYR at the following addresses and telephone numbers:
FREYR Battery
22-24, Boulevard Royal, L-2449 Luxembourg
Grand Duchy of Luxembourg
+352 46 61 11 3721
Attn: Jeffrey Spittel

INDUSTRY AND MARKET DATA
In this proxy statement/prospectus, FREYR Luxembourg relies on and refers to industry data, information and statistics regarding the markets in which it competes from research as well as from publicly available information, industry and general publications and research and studies conducted by third parties. FREYR Luxembourg has supplemented this information where necessary with its own internal estimates, considering publicly available information about other industry participants and FREYR Luxembourg management’s best view as to information that is not publicly available. This information appears in “Information about FREYR” and other sections of this proxy statement/prospectus. FREYR has taken such care as we consider reasonable in the extraction and reproduction of information from such data from third party sources.
Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this proxy statement/prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the forecasts or estimates from independent third parties and us.

FREQUENTLY USED TERMS
Unless otherwise stated or unless the context otherwise requires, the terms “FREYR” and “FREYR Luxembourg” refer to FREYR Battery, a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 22-24, boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register (Registre de commerce et des sociétés, Luxembourg) under number B251199, and its consolidated subsidiaries, and the term “FREYR Delaware” refers to FREYR Battery, Inc., a newly formed, wholly owned subsidiary of FREYR organized under the laws of Delaware, U.S.
In this document:
“24M” means 24M Technologies, Inc., a Delaware corporation.
“Alussa” means Alussa Energy Acquisition Corp., a Cayman Islands exempted company and a wholly owned subsidiary of FREYR.
“Business Combination” means the mergers and other transactions contemplated by the Business Combination Agreement.
“Business Combination Agreement” means the Business Combination Agreement, dated as of January 29, 2021, by and among Alussa, FREYR and FREYR AS, among others.
“Code” means the Internal Revenue Code of 1986, as amended.
“DGCL” means the Delaware General Corporation Law.
“Effective Time” means December 31, 2023 at 11:59:59 PM, Luxembourg time (or such other date and time as shall be agreed by FREYR Luxembourg and FREYR Delaware).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“FREYR AS” means FREYR AS, a private limited liability company organized under the laws of Norway.
“FREYR Delaware Private Warrants” means the FREYR Private Warrants that will be exercisable for Common Stock and assumed by FREYR Delaware at the Effective Time.
“FREYR Delaware Public Warrants” means the FREYR Public Warrants that will be exercisable for Common Stock and assumed by FREYR Delaware at the Effective Time.
“FREYR Special Meeting” means the extraordinary general meeting to be held at 4:00 p.m. Luxembourg time (10:00 a.m. New York time) on December 15, 2023, at the registered office of the Company (22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg) to vote on the various matters discussed in this proxy statement/prospectus.
“FREYR Private Warrants” means (i) the warrants issued in connection with the Business Combination in exchange for private placement warrants to purchase Class A ordinary shares of Alussa, and (ii) the FREYR Working Capital Warrants.
“FREYR Public Warrants” means each one whole warrant (other than the FREYR Private Warrants and FREYR Working Capital Warrants) entitling the holder thereof to purchase one (1) FREYR Ordinary Share at a purchase price of $11.50 per share.
“FREYR Working Capital Warrants” means the warrants issued in connection with the Business Combination in exchange for warrants issued upon the conversion of a working capital loan made by the Sponsor to Alussa.
“IRS” means the Internal Revenue Service of the United States.
“Lux Sub-Parent Co” means FREYR Battery Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, to be registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg) /registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg) under number B280462, and immediately prior to the Effective Time of the Redomiciliation Transaction, will be a direct wholly-owned subsidiary of FREYR.

“Merger” means the series of transactions whereby FREYR will be merged, pursuant to the Merger Agreement and the Common Draft Terms of Cross-Border Merger, into FREYR Delaware, with FREYR Delaware surviving.
“NYSE” means The New York Stock Exchange.
“NYSE Listed Company Manual” means the New York Stock Exchange Listed Company Manual as in effect on the date hereof.
“Prospectus” means the prospectus included in the Registration Statement on Form S-4 (Registration File No. 333-274434) filed with the SEC.
“Record Date” refers to the record date for determining the holders of FREYR Ordinary Shares entitled to receive notice of and to attend and vote at the FREYR Special Meeting, which has been set as October 25, 2023.
“Redomiciliation Transaction” means the series of transactions whereby following the Merger (i) each issued and outstanding FREYR Ordinary Shares immediately prior to the Effective Time, will automatically be cancelled and FREYR Delaware will issue as consideration therefor new duly authorized, validly issued, fully paid and non-assessable common stock of FREYR Delaware to the shareholders of FREYR on a one-to-one basis, (ii) each outstanding warrant of FREYR exercisable for one (1) FREYR Ordinary Share at an exercise price of $11.50 will become exercisable for one (1) Common Stock of FREYR Delaware and FREYR Delaware will assume FREYR’s rights and obligations thereto, on the same terms as those that currently govern the warrants, and each warrant of FREYR held by EDGE Global LLC will become exercisable for one (1) Common Stock of FREYR Delaware on the same terms as those that currently govern these warrants, (iii) all Ordinary Shares held in treasury by FREYR outstanding immediately prior to the effective time of the Merger will be ipso jure cancelled by virtue of and simultaneously with the Merger and said treasury shares will cease to exist and no consideration will be delivered in exchange thereafter, (iv) FREYR Delaware will assume, or will cause an applicable affiliate to assume, the FREYR 2021 Equity Incentive Plan (amended and restated as of May 10, 2023), as well as all other compensation or benefit plans, policies and arrangements previously maintained by FREYR and (v) as a result of the Merger, at the Effective Time the Amended and Restated Certificate of Incorporation and Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex C and Annex D, respectively, will come into effect.
“RESA” means Recueil Électronique des Sociétés et Associations of the Grand Duchy of Luxembourg.
“SEC” means the U.S. Securities and Exchange Commission.
“Second Closing” means the consummation of the transactions contemplated under the Business Combination Agreement, which took place on July 9, 2021.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Sponsor” means Alussa Energy Sponsor LLC, a Delaware limited liability company.
“U.S. GAAP” means United States generally accepted accounting principles.
“$” means the currency in dollars of the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
FREYR Delaware and FREYR believe that some of the information in this proxy statement/prospectus constitutes forward-looking statements for the purposes of federal securities laws. You can identify these statements by forward-looking words such as “may,” “might,” “could,” “will,” “would,” “should,” “expect,” “possible,” “potential,” “anticipate,” “contemplate,” “believe,” “estimate,” “plan,” “predict,” “project,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:
•discuss future expectations;
•contain projections of future results of operations or financial condition; or
•state other “forward-looking” information.
FREYR Delaware and FREYR believe it is important to communicate their expectations to their security holders. However, there may be events in the future that they are not able to predict accurately or over which they have no control. The risk factors and cautionary language discussed in this proxy statement/prospectus, including in the section titled “Risk Factors,” provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by FREYR Delaware and FREYR in such forward-looking statements, including among other things:
•our ability to obtain the required shareholder vote to adopt the Merger Proposal;
•the satisfaction of other conditions to the Redomiciliation Transaction;
•the outcome of any legal proceedings that may be instituted against us following announcement of the Transaction and related transactions;
•our ability to maintain the listing of FREYR Delaware’s Common Stock on the NYSE following the Transaction;
•our ability to take advantage of the potential strategic opportunities provided by, and realize the potential benefits of, the Transaction;
•the risk that the Transaction disrupts current plans and operations;
•the risk that shareholders may recognize gain or other income with respect to their shares at the Effective Time;
•the future financial performance of FREYR Delaware following the Transaction, including our anticipated growth rate and market opportunity;
• changes in shareholders’ rights as a result of the Transaction;
•our ability to adapt to operating under the laws of the State of Delaware;
•business uncertainties while the Transaction is pending;
•the risk that the FREYR board of directors may defer or abandon the Transaction prior to the FREYR Special Meeting;
•costs related to the Transaction;
•changes in general political, economic and competitive conditions and specific market conditions; and
•other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 27, 2023 and incorporated herein by reference. See also “Where You Can Find More Information” and “Where You Can Find More Information — Incorporation by Reference”.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus.
All forward-looking statements included herein attributable to any of FREYR Delaware and FREYR or any person acting on such party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, FREYR Delaware and FREYR undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q. Why am I receiving this notice of extraordinary general meeting of FREYR and accompanying proxy statement/ prospectus?
A.     You are receiving this notice of extraordinary general meeting of FREYR (the “FREYR Special Meeting”) and accompanying proxy statement/prospectus because you are a FREYR shareholder as of the Record Date. If you are a FREYR shareholder as of the Record Date, you are entitled to vote for the proposals at the FREYR Special Meeting to be held on December 15, 2023.
This proxy statement/prospectus, which you should read carefully, contains important information about the proposed Redomiciliation Transaction and how to vote at the FREYR Special Meeting.

Q. When and where will the FREYR Special Meeting be held?
A.     The FREYR Special Meeting will be held at 4:00 p.m. Luxembourg time (10:00 a.m. New York time) on December 15, 2023, at the registered office of the Company (22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg).

Q. What is the Redomiciliation Transaction?
A.     The Redomiciliation Transaction will, if completed, change FREYR’s jurisdiction of organization from the Grand Duchy of Luxembourg to the State of Delaware, U.S. by a means of a series of steps, as follows:
FREYR forms/incorporates FREYR Battery, Inc. and Lux Sub-Parent Co as wholly owned subsidiaries (which step has already been completed);
With the exception of FREYR Delaware and Alussa, FREYR contributes the equity interests in all its subsidiaries to Lux Sub-Parent Co;
FREYR transfers all of its employees, some commercial contracts and some tangible and intangible assets (other than its equity interests in FREYR Delaware and Alussa) to Lux Sub-Parent Co;
Shareholders vote on the Redomiciliation Transaction at the FREYR Special Meeting;
If the Redomiciliation Transaction is approved by the requisite vote of our shareholders at the FREYR Special Meeting and the other conditions precedent to closing are satisfied:
FREYR merges with and into FREYR Delaware, with FREYR Delaware surviving. Immediately prior to the Effective Time, (i) each issued and outstanding FREYR Ordinary Shares immediately prior to the Effective Time will automatically be cancelled and FREYR Delaware will issue as consideration therefor new duly authorized, validly issued, fully paid and non-assessable common stock of FREYR Delaware to the shareholders of FREYR on a one-to-one basis, (ii) each outstanding warrant of FREYR exercisable for one (1) FREYR Ordinary Share at an exercise price of $11.50 will become exercisable for one (1) Common Stock of FREYR Delaware and FREYR Delaware will assume FREYR’s rights and obligations thereto, on the same terms as those that currently govern the warrants, and each warrant of FREYR held by EDGE Global LLC (“EDGE Global”) will become exercisable for one (1) Common Stock of FREYR Delaware on the same terms as those that currently govern these warrants, (iii) all ordinary shares held in treasury by FREYR outstanding immediately prior to the Effective Time (the “Treasury Shares”) will be ipso jure cancelled by virtue of and simultaneously with the Merger and said treasury shares will cease to exist and no consideration will be delivered in exchange thereafter, (iv) FREYR Delaware will assume, or will cause an applicable affiliate to assume, the FREYR 2021 Equity Incentive Plan (amended and restated as of May 10, 2023), as well as all other compensation or benefit plans, policies and arrangements previously maintained by FREYR and (v) as a result of the Merger, at the Effective Time the Amended and Restated Certificate of Incorporation and Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex C and Annex D, respectively, will come into effect (such transactions collectively referred to as the “Redomiciliation Transaction”).

As a result, (i) the shareholders and warrant holders of FREYR will become stockholders of FREYR Delaware and their rights will be governed by Delaware law, (ii) FREYR will cease to exist as a matter of Luxembourg corporate law and all its shares shall be cancelled, (iii) all assets and liabilities of FREYR, as the absorbed company, will be transferred to FREYR Delaware, as the absorbing company by way of universal succession (succession universelle) with the exception of shares held by FREYR in FREYR Delaware and the Treasury Shares (the “Excluded Assets”), (iv) FREYR Delaware will be subrogated in all rights and obligations of FREYR towards third parties (v) the rights and claims comprised in the assets of FREYR (except the Excluded Assets) shall be transferred to FREYR Delaware with all securities, either in rem or personal, attached thereto (vi) FREYR Delaware will continue as of the Effective Time to perform the obligations of FREYR under any agreements to which the latter is a party and (vii) any claims and debts existing as at the Effective Time between FREYR and FREYR Delaware are cancelled upon the completion of the merger.
The merger will entail the transfer by FREYR of all its assets and liabilities (with the exception of the Excluded Assets) to FREYR Delaware, so that FREYR shall be dissolved without liquidation after the completion of the merger.

Q. Why is FREYR proposing the Redomiciliation Transaction?
A.     After considering various factors, the FREYR board of directors believes that the Redomiciliation Transaction will enhance shareholder value over the long-term by providing potential strategic opportunities and benefits, including, among other things:
•simplifying FREYR’s corporate structure and streamlining reporting requirements, which will (i) facilitate efforts incurred by FREYR to assess, implement and remain compliant with multiple regulatory and reporting requirements for FREYR on a consolidated basis, and (ii) provide opportunities for FREYR to improve operational efficiencies and financial flexibility in the corporate treasury, cash management, risk management and tax functions;
•enhancing FREYR’s eligibility for inclusion in equity indexes and trigger associated benchmarking from actively managed funds, thereby delivering a significant uplift in fund flows to its ordinary shares;
•benefiting from well-established principles of corporate governance under Delaware law, which are more closely aligned with NYSE listing standards and SEC governance requirements; and
•positioning FREYR to better respond to global tax developments and U.S. incentive programs for battery manufacturers, considering recent changes in U.S. tax laws and federal incentive programs.

Q. Are there any conditions to completing the Redomiciliation Transaction?
A.     Yes. Under the Merger Agreement and the Common Draft Terms of Cross-Border Merger, the Redomiciliation Transaction is conditioned upon:
•the SEC has declared the registration statement on Form S-4 that includes this proxy statement/prospectus effective, and no stop order with respect thereto is in effect;
•the Merger Agreement and Common Draft Terms of Cross-Border Merger are adopted by the requisite vote of shareholders;
•none of the parties to the Merger Agreement and the Common Draft Terms of Cross-Border Merger is subject to any decree, order or injunction that prohibits the consummation of the Redomiciliation Transaction;
•other than the filing of the certificate of merger, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required to consummate the Redomiciliation Transaction, including any required filings under applicable U.S. state and Luxembourg securities laws, have been obtained or made; and
•all consents of any third party required to consummate the Redomiciliation Transaction have been obtained.

Q. Are the proposals conditioned on one another?
A.      It is important for you to note that the Documents Acknowledgement Proposal and the Delegation of Authority Proposal are each conditioned on the approval of the Merger Proposal. As such, in the event that the Merger Proposal does not receive the requisite vote for approval, then FREYR will not consummate the Redomiciliation Transaction.
The Confirmation of Mandate of FREYR Directors Proposal is required to be presented at the FREYR Special Meeting for shareholder approval under Luxembourg law; it is not related to the Redomiciliation Transaction and none of the other proposals described in this proxy statement/prospectus, including the Merger Proposal, are conditioned upon its approval.

Q. Will the business of FREYR change following the Redomiciliation Transaction?	A. No. FREYR Delaware will continue to pursue FREYR’s current strategic initiatives and aim to provide industrial scale clean battery solutions to reduce global emissions by targeting the production of environmentally friendly battery cells to accelerate the decarbonization of energy and transportation systems globally through a business model intended to maximize long-term value creation and unlock sustainable, superior returns to our shareholders.
Q. Who will be the directors and executive officers of FREYR Delaware following the Redomiciliation Transaction?	A. There will be no changes to the directors or executive officers as a result of the Redomiciliation Transaction. Once the Redomiciliation Transaction is complete, the same individuals at FREYR will serve in the same capacity at FREYR Delaware, as described elsewhere in this proxy statement/prospectus.
Q. How will the directors and executive officers of FREYR vote?
A.    The directors and executive officers of FREYR are in favor of the Redomiciliation Transaction and are expected to vote FOR the proposals described in this proxy statement/prospectus.
As of the Record Date, the directors and executive officers of FREYR had the right to vote approximately of such shares. This represents approximately % of the FREYR Ordinary Shares then issued and outstanding.

Q. What will I receive for my FREYR Ordinary Shares under the Redomiciliation Transaction?
A.  Following completion of the Redomiciliation Transaction, FREYR shareholders will hold one Common Stock of FREYR Delaware for each one FREYR Ordinary Share they owned immediately prior to the Effective Time of the Redomiciliation Transaction.

Q. Who is Lux Sub-Parent Co?
A.     Lux Sub-Parent Co is a Luxembourg private limited liability company (a société à responsabilité limitée), incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, to be registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg)/registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg) under number B280462, and immediately prior to the Effective Time of the Redomiciliation Transaction, will be a direct wholly-owned subsidiary of FREYR.

Q. Who is FREYR Delaware?
A.     FREYR Battery, Inc., which we refer to as “FREYR Delaware,” is a newly formed Delaware corporation before the Effective Time of the Redomiciliation Transaction. If the Redomiciliation Transaction is completed, FREYR Delaware will become the ultimate parent company of the FREYR group of companies. At the Effective Time, all FREYR shareholders will be issued an identical number of shares of Common Stock in FREYR Delaware as the number of FREYR Ordinary Shares they held immediately prior to the Effective Time.

Q. Will the Redomiciliation Transaction dilute my economic interest?
A.     No, your fully diluted relative economic ownership will not change as a result of the Transaction. On the Effective Time, your Ordinary Shares in FREYR will be canceled and FREYR Delaware will issue to you shares of Common Stock on a one-for-one basis. Following FREYR’s domestication as FREYR Delaware, all FREYR shareholders will hold an identical number of shares of Common Stock in FREYR Delaware as the number of Ordinary Shares they held in FREYR prior to the Transaction. FREYR Delaware will be the direct or indirect owner of all of the assets and liabilities of FREYR following the Transaction.

Q. Will the Common Stock issued under the Transaction be listed on an exchange?
A.     Yes. The Common Stock in FREYR Delaware will be listed on the NYSE. On the NYSE, the stock symbol for the Common Stock will be “FREY”. The FREYR Ordinary Shares currently trade on the NYSE under the stock symbol “FREY”. When the Transaction is completed, the FREYR Ordinary Shares currently listed on the NYSE under the stock symbol “FREY” will cease to be traded on the NYSE and will be deregistered under the U.S. Exchange Act.

Q. How do I receive Common Stock in exchange for my FREYR Ordinary Shares?
A.     Beneficial holders of shares held in “street name” through a bank, broker or other nominee and record owners of shares held in book-entry form will not be required to take any action. Your ownership of Common Stock in FREYR Delaware will be recorded in book-entry form by your nominee (for shares held in “street name”) or by Continental Stock Transfer and Trust Company (for shares held by record owners in book-entry form), without the need for any additional action on your part. Holders of record who hold their shares in book-entry form will receive a statement of their holdings in FREYR Delaware after the domestication.

Q. Can I sell my FREYR Ordinary Shares on the NYSE for cash? Is there any restriction on selling FREYR Ordinary Shares prior to completion of the Transaction?
A.     FREYR Ordinary Shares will continue to trade on the NYSE up to and including the Effective Time. Following the Effective Time, Common Stock of FREYR Delaware will be listed on the NYSE. Generally speaking, registered FREYR shareholders who have not delivered their certificated FREYR Ordinary Shares to Continental Stock Transfer and Trust Company and beneficial owners of FREYR Ordinary Shares whose shares are held through a broker, financial institution or other nominee may sell their FREYR Ordinary Shares through the facilities of the NYSE for cash at any time up to and including the Effective Time. Registered FREYR shareholders holding certificated shares will not be able to sell their FREYR Ordinary Shares once they have delivered their FREYR Ordinary Shares to Continental Stock Transfer and Trust Company.

Q. Which proposals will be considered at the FREYR Special Meeting?
A.    The proposals to be considered at the FREYR Special Meeting are as follows:
1)The Confirmation of Mandate of FREYR Directors Proposal – To confirm the mandate as a member of the board of directors of Mr. Birger Steen, born on November 4, 1966 in Oslo, Norway, residing at Holmboes gate 6A, 0357 Oslo, Norway to replace Mr. Torstein Dale Sjøtveit, with effect as of August 9, 2023, and for a period ending at the next annual general meeting of FREYR (which corresponds to the duration of the mandate of Mr. Torstein Dale Sjøtveit). The Confirmation of Mandate of FREYR Directors Proposal is required to be presented at the FREYR Special Meeting for shareholder approval under Luxembourg law; it is not related to the Redomiciliation Transaction and none of the other proposals described in this proxy statement/prospectus, including the Merger Proposal, are conditioned upon its approval.
2)The Documents Acknowledgement Proposal – To acknowledge (I) (a) the availability of certain written reports on the cross-border merger contemplated under the Redomiciliation Transaction drawn up by (i) the board of directors of FREYR and the board of directors of FREYR Battery, Inc., a newly formed, wholly owned subsidiary of FREYR organized under the laws of Delaware, U.S. (“FREYR Delaware” and, together with FREYR, the “Merging Companies”) in accordance with Article 1021-5 of the Luxembourg law of August 10, 1915 on commercial companies (the “Luxembourg Law”) and (ii) EUROLUX AUDIT S.à r.l. and PKF Audit & Conseil (the “Merger Independent Specialists”) as independent experts in accordance with Article 1021-6 (1) of the Luxembourg Law and (b) the availability of the interim accounts of each of FREYR Luxembourg dated June 30, 2023 and FREYR Delaware dated August 31, 2023, and (II) that all documents referred to by Article 1021-7 of the Luxembourg Law have been made available at the registered office of each of the Merging Companies for due inspection by the shareholders at least one (1) month prior to the date of the FREYR Special Meeting and (III) having been informed by virtue of the written reports of the boards of directors of each of the Merging Companies, drawn-up in accordance with Article 1021-5 of the Luxembourg Law, of the significant changes in the assets and liabilities of FREYR between the date of the signature of the Common Draft Terms of Cross-Border Merger on September 29, 2023 and the date of the FREYR Special Meeting and the date of the extraordinary general meeting of the sole stockholder of FREYR Delaware convened to approve the Merger;
3) The Merger Proposal – To (I) adopt the merger agreement by and between FREYR and FREYR Delaware (the “Merger Agreement”), and the common draft terms of cross-border merger (projet commun de fusion transfrontalière) (the “Common Draft Terms of Cross-Border Merger”), copies of which are attached to this proxy statement/prospectus as Annex A and Annex B, respectively, drawn up by the board of directors of each of the Merging Companies, pursuant to which FREYR will be absorbed and merged into FREYR Delaware, with FREYR Delaware surviving the merger (the “Merger”), and whereby and (i) each issued and outstanding FREYR Ordinary Shares immediately prior to the effective time of the Merger (the “Effective Time”), will automatically be cancelled and FREYR Delaware will issue as consideration therefor new duly authorized, validly issued, fully paid and non-assessable common stock of FREYR Delaware to the shareholders of FREYR on a one-to-one basis, (ii) each outstanding warrant of FREYR exercisable for one (1) FREYR Ordinary Share at an exercise price of $11.50 will become exercisable for one (1) Common Stock of FREYR Delaware and FREYR Delaware will assume FREYR’s rights and obligations thereto, on the same terms as those that currently govern these warrants, and each warrant of FREYR held by EDGE Global LLC will become exercisable for one (1) Common Stock of FREYR Delaware on the same terms as those that currently govern these warrants, (iii) all ordinary shares held in treasury by FREYR outstanding immediately prior to the effective time of the Merger will be ipso jure cancelled by virtue of and simultaneously with the Merger and said treasury shares will cease to exist and no consideration will be delivered in exchange thereafter, (iv) FREYR Delaware will assume, or will cause an applicable affiliate to assume, the FREYR 2021 Equity Incentive Plan (amended and restated as of May 10, 2023), as well as all other compensation or benefit plans, policies and arrangements previously maintained by FREYR and (v) as a result of the Merger, at the Effective Time the Amended and Restated Certificate of Incorporation and Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex C and Annex D, respectively, will come into effect (such transactions collectively referred to as the “Redomiciliation Transaction”), and (II) to approve the Merger and its legal and accounting effective time;
4) The Delegation of Authority Proposal – To grant power and authority to (i) any director of FREYR or any person authorized by the board of directors of FREYR, each individually and with full power of substitution, to appear before a notary in the Grand Duchy of Luxembourg to declare and confirm, for and issue the “Board Confirmation,” whereby the board of directors of FREYR declares and confirms, in the name and on behalf of FREYR and the board of directors of FREYR, that the conditions precedent to the Merger, as specified in the Merger Agreement and the Common Draft Terms of Cross-Border Merger, have been satisfied or waived and that the Merger is effective and (ii) any director of FREYR and/or any lawyer or employee of the law firm Arendt & Medernach S.A. and/or any employee or clerk of the instrumenting notary in the Grand Duchy of Luxembourg, to individually carry out in the name and on behalf of FREYR, any changes required by the matters set out under the proposals described in this proxy statement/prospectus as well as all filings, notifications and publications necessary for the Merger;

Q. What vote is required to approve each of the proposals at the FREYR Special Meeting?
A.    For the Confirmation of Mandate of FREYR Directors Proposal , no presence quorum is required and resolutions shall be adopted, irrespective of the number of FREYR Ordinary Shares present or represented at the FREYR Special Meeting, by a simple majority of votes validly cast. For all other proposals, the presence, in person or by proxy, of the holders of at least one half of the issued shares of the Company (other than shares held by or on behalf of the Company or a direct subsidiary of the Company) being FREYR Ordinary Shares, constitutes a quorum. Provided that such quorum is met, such proposals shall only be validly passed by a two-thirds (2/3) majority of the votes validly cast for each proposal. If such quorum is not met at the Extraordinary General Meeting, a second general meeting may be convened and resolutions shall be adopted, irrespective of the number of FREYR Ordinary Shares present or represented, by a majority of at least two-thirds (2/3) of the votes validly cast for each of the proposals.

Q. Does the FREYR board of directors recommend that I vote FOR the proposals?	A. Yes. The FREYR board of directors unanimously recommends that FREYR shareholders vote FOR all proposals.
Q. What happens if the Transaction is not completed?
A.     If the Transaction is not completed for any reason, FREYR’s shareholders will not receive Common Stock and FREYR will continue as a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, with the FREYR Ordinary Shares continuing to be listed for trading on the NYSE.

Q. How will the Transaction affect the public disclosure FREYR provides to its shareholders?	A. Upon completion of the Transaction, FREYR Delaware will be subject to the same reporting requirements of the SEC, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of the NYSE as FREYR before the Transaction. FREYR Delaware will be required to file periodic reports with the SEC on Forms 10-K, 10-Q and 8-K and comply with the proxy rules applicable to domestic issuers. If the Transaction is completed, we will no longer be required to file FREYR Luxembourg consolidated financial statements.
Q. What happens to outstanding FREYR compensation and benefit plans in connection with the Transaction?
A.     In connection with the Transaction, FREYR Delaware will assume, or will cause an applicable affiliate to assume, the FREYR 2021 Equity Incentive Plan (amended and restated as of May 10, 2023), as well as all other compensation or benefit plans, policies and arrangements previously maintained by FREYR. Each outstanding FREYR restricted stock unit and non-qualified stock option and other share-based awards or incentive awards will be converted to an equivalent FREYR Delaware incentive award. The incentive awards granted by FREYR Delaware will be subject to substantially the same terms and conditions as the converted FREYR incentive awards, except, in the case of equity-based FREYR incentive awards, the security issuable upon exercise or settlement of the FREYR Delaware incentive award, as applicable, will be FREYR Delaware Common Stock (or its cash equivalent) rather than FREYR Ordinary Shares (or its cash equivalent).

Q. Are there risks associated with the Transaction?	A. Yes. Before making a decision on whether and how to vote, you are urged to carefully read the section entitled “Risk Factors”.
Q. Is the Transaction a taxable transaction to FREYR shareholders?
A.     The tax consequences of the Transaction for FREYR shareholders will depend on the specific situation of each shareholder. Moreover, the discussion below does not relate to the tax laws of any jurisdiction other than the U.S. and Luxembourg. Accordingly, FREYR shareholders are urged to consult with, and rely solely upon, their own tax advisors to determine the tax consequences of the Transaction to them in light of their particular circumstances, including the effect of any tax laws not addressed herein.
Luxembourg Tax Considerations
From a Luxembourg tax perspective and at the level of the FREYR shareholders, the Transaction should be treated as a deemed disposal of the FREYR Ordinary Shares at their fair market value. However, Luxembourg non-resident capital gain taxation rules are not expected to apply due to the relevant conditions not being met.

For a more complete discussion of the Luxembourg income tax considerations of the Transaction for FREYR shareholders, please see the section entitled “Luxembourg Material Income Tax Considerations.”
U.S. Federal Income Tax Considerations
As discussed more fully below in the section entitled “U.S. Federal Income Tax Considerations,” it is intended that the Redomiciliation Transaction will qualify as a form of “reorganization” within the meaning of Section 368(a) of the Code. If the Redomiciliation Transaction does so qualify, FREYR shareholders generally should not recognize gain or loss for U.S. federal income tax purposes in connection with the Redomiciliation Transaction, subject to the discussion contained herein regarding the “passive foreign investment company” rules and the effects of Section 367(b) of the Code on the Redomiciliation Transaction. FREYR shareholders are urged to consult with, and rely solely upon, their own tax advisors to determine the particular U.S. federal income tax consequences to them of the Transaction as well as the U.S. federal income tax consequences of the ownership and disposition of shares of Common Stock of FREYR Delaware received pursuant to the Redomiciliation Transaction.
For a more complete discussion of the U.S. federal income tax considerations of the Transaction for FREYR shareholders, please see the section entitled “U.S. Federal Income Tax Considerations.”
Norway Tax Considerations
For Norwegian tax purposes, the Merger should be considered a realization subject to capital gains taxation. Any gain (or loss) derived from the realization of FREYR Ordinary Shares should be tax exempt to corporate shareholders under the participation exemption. Following the Redomiciliation Transaction, corporate shareholders should have a cost price on their Common Stock of FREYR Delaware equal to the fair market value of such shares on the time of the completion of the Merger with FREYR. For non-corporate shareholders, any gain (or loss) derived from the realization of FREYR Ordinary Shares should be taxable (or deductible) at an effective tax rate of currently 37.84%. For a more complete discussion of the Luxembourg income tax considerations of the Transaction for FREYR shareholders, please see the section entitled “Norway Tax Considerations.”

Q. What are the corporate tax consequences of the Transaction?
A. Luxembourg Tax Considerations
For Luxembourg income tax purposes, the Transaction is not expected to give rise to material corporate-level Luxembourg income tax for FREYR, Lux Sub-Parent Co or FREYR Delaware.
U.S. Federal Income Tax Considerations
FREYR believes that, and this disclosure assumes that, FREYR Delaware is not classified as a U.S. real property holding corporation and has not been so classified at any time during the five year period ending on the date of the Transaction. Accordingly, the Transaction is not expected to give rise to material corporate-level U.S. federal income tax for FREYR or FREYR Delaware.

Q. When will the Transaction become effective?
A.     Subject to the satisfaction or waiver of the conditions precedent specified in the Merger Agreement and the Common Draft Terms of Cross-Border Merger, if the required shareholder approvals are obtained as described below, it is anticipated that the Transaction will be effective between the Merging Companies as of December 31, 2023 and it is also anticipated that the Common Stock and Warrants of FREYR Delaware will begin trading on the NYSE promptly following the Effective Time.

Q. Who is entitled to vote at the FREYR Special Meeting?
A.    Only holders of FREYR Ordinary Shares of record on October 25, 2023 (the “Record Date”), are entitled to notice of the FREYR Special Meeting. As of the Record Date,  FREYR Ordinary Shares were issued and outstanding.
Your vote is very important, regardless of the number of FREYR Ordinary Shares that you own. Whether or not you expect to attend in person, you should authorize a proxyholder to vote your FREYR Ordinary Shares as promptly as possible so that your FREYR Ordinary Shares may be represented and voted at the FREYR Special Meeting.

Q. What is the quorum for the FREYR Special Meeting?
A.     For the Confirmation of Mandate of FREYR Directors Proposal, no presence quorum is required and resolutions shall be adopted, irrespective of the number of FREYR Ordinary Shares present or represented at the FREYR Special Meeting, by a simple majority of votes validly cast.

For all other proposals, the presence, in person or by proxy, of the holders of at least one half of the issued shares of the Company (other than shares held by or on behalf of the Company or a direct subsidiary of the Company), being FREYR Ordinary Shares, constitutes a quorum. Provided that such quorum is met, such proposals shall only be validly passed by a two-thirds (2/3) majority of the votes validly cast for each proposal. If such quorum is not met at the Extraordinary General Meeting, a second general meeting may be convened and resolutions shall be adopted, irrespective of the number of FREYR Ordinary Shares present or represented, by a majority of at least two-thirds (2/3) of the votes validly cast for each of the proposals.

Q. How do I vote my FREYR Ordinary Shares at the FREYR Special Meeting?
A.     FREYR shareholders whose FREYR Ordinary Shares are registered in their names may vote their shares in the following ways:
•Internet: www.proxyvote.com
•Telephone: 1-800-690-6903
•Mail: Complete, sign and date your Proxy Card (and Accompanying Supplement as applicable) and return it in the business-reply envelope included in your package.
•In person: Attend the FREYR Special Meeting and vote in person.
If your FREYR Ordinary Shares are not registered in your name, but are held in the name of a nominee (usually a broker, bank, trust company or other intermediary), you should have received a package of materials from your nominee and you should follow the instructions therein. Beneficial FREYR shareholders who wish to attend the FREYR Special Meeting and indirectly vote their FREYR Ordinary Shares may only do so as proxyholder for the registered FREYR shareholder.

Q. What is a proxy?
A.     A proxy is your legal designation of another person, referred to as a “proxyholder”, to vote your FREYR Ordinary Shares. If you are a FREYR shareholder whose FREYR Ordinary Shares are registered in your name, the designation of a proxyholder to vote your FREYR Ordinary Shares shall be made in the Accompanying Supplement as applicable, which is attached to this proxy statement/prospectus as Annex E).
If your FREYR Ordinary Shares are not registered in your name, but are held in the name of a nominee (usually a broker, bank, trust company or other intermediary), you should have received a package of materials from your nominee and you should follow the instructions therein.

Q. Can I appoint someone other than the person(s) designated by management of FREYR to vote my FREYR Ordinary Shares?
A.     Yes. If you are a FREYR shareholder whose FREYR Ordinary Shares are registered in your name and who does not wish to attend the FREYR Special Meeting in person, you may also appoint in the Accompanying Supplement some other natural or legal person (who is not required to be a FREYR shareholder) as his, her or its proxyholder to attend the FREYR Special Meeting. Such FREYR shareholder should notify the nominee of his or her appointment and instruct the nominee on how the FREYR Ordinary Shares are to be voted in the Proxy Card (and Accompanying Supplement as applicable).
If your FREYR Ordinary Shares are not registered in your name, but are held in the name of a nominee (usually a broker, bank, trust company or other intermediary), you should have received a package of materials from your nominee and you should follow the instructions therein.

Q. If I am not going to attend the FREYR Special Meeting, should I return my Proxy Card or otherwise vote my FREYR Ordinary Shares?
A.     Yes. Completing, signing, dating and returning the Proxy Card (and Accompanying Supplement as applicable) by mail, submitting a proxy by calling the toll-free number shown on the Proxy Card or submitting a proxy by visiting the website shown on the Proxy Card ensures that your FREYR Ordinary Shares will be represented and voted at the FREYR Special Meeting, even if you otherwise do not attend.

Q. What is the deadline to provide my proxy?
A.     To be valid your proxy must be received no later than 5:59 a.m., Luxembourg time on December 15, 2023 (11:59 p.m. New York time on December 14, 2023).
The official electronic voting results will be those reported by our vote tabulator, Broadridge Financial Solutions, in its final report at 5:59 a.m., Luxembourg time on December 15, 2023 (11:59 p.m. New York time on December 14, 2023).

Q. If my FREYR Ordinary Shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee automatically vote my shares for me?
A.     No. If your FREYR Ordinary Shares are held in the name of a broker, bank or other nominee, you will receive separate voting instructions from your broker, bank or other nominee describing how to vote your shares. Please check with your broker, bank or other nominee and follow the voting procedures provided by your broker, bank or other nominee on your voting instruction form.
You should instruct your broker, bank or other nominee how to vote your FREYR Ordinary Shares. Under the rules applicable to broker-dealers, your broker, bank or other nominee does not have discretionary authority to vote your shares in respect of the proposals. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast, and FREYR does not expect any broker non-votes at the FREYR Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas the proposals to be presented at the FREYR Special Meeting are considered non-routine. As a result, no broker will be permitted to vote your FREYR Ordinary Shares at the FREYR Special Meeting without receiving instructions.

Q. Who is making and paying for this proxy solicitation?	A. FREYR is making this proxy solicitation and will pay for all of the costs of soliciting these proxies. Its directors and certain of its employees may solicit proxies in person or by telephone, fax or email. FREYR will pay these employees and directors no additional compensation for these services. FREYR has retained the services of the Okapi Partners LLC (“Okapi”) to solicit proxies in Luxembourg and the United States. FREYR will deliver proxy-related materials to nominees, custodians and fiduciaries, and they will be asked to promptly forward them to the beneficial (non-registered) FREYR shareholders. FREYR will also reimburse such nominees, custodians and fiduciaries for their expenses in sending proxy-related materials to the beneficial (non-registered) FREYR shareholders and obtaining their proxies.

Q. How will my rights as a shareholder be affected by the Transaction?
A.     As a result of differences between Delaware law and Luxembourg law, there will be differences between your rights as a stockholder of FREYR Delaware under Delaware law and your current rights as a shareholder of FREYR under Luxembourg law. In addition, there are differences between the organizational documents of FREYR and FREYR Delaware.
These differences are discussed in detail under “Comparison on Shareholder Rights between Luxembourg Law and Delaware Law”. Also refer to “Description of FREYR Delaware Securities” for a description of the Common Stock. The FREYR Delaware Amended and Restated Certificate of Incorporation and Bylaws, in the form substantially as they will be in effect upon completion of the Transaction, are attached as Annexes B and C, respectively, of this proxy statement/prospectus.

Q. Are FREYR shareholders entitled to appraisal or dissenters’ rights?	A. No. FREYR shareholders are not entitled to appraisal or dissenters’ rights under Luxembourg law.
Q. Who can answer my questions?
A.     If you have any questions about the information contained in this proxy statement/prospectus or require assistance in completing your Proxy Card (and Accompanying Supplement, as applicable), please contact: Jeffrey Spittel by telephone at +352 46 61 11 3721 (for questions about the information contained in this proxy statement/prospectus) or Okapi Partners LLC by telephone at (212) 297-0720 or (888) 785-6709 (for questions on completing your Proxy Card or voting instruction form).

Q. Where can I find more information about FREYR and the transactions contemplated by the Transaction?
A.     You can find out more information about FREYR and the transactions contemplated by the Transaction by reading this proxy statement/prospectus and from various sources described in the section entitled “Where You Can Find More Information”.

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS
This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the FREYR Special Meeting, including the Merger, you should read this entire document carefully, including the Merger Agreement and the Common Draft Terms of Cross-Border Merger attached as Annex A and Annex B, respectively, to this proxy statement/prospectus, and is incorporated by reference into this proxy statement/prospectus, The Merger Agreement and the Common Draft Terms of Cross-Border Merger are the legal documents that govern the transactions that will be undertaken in connection with the Redomiciliation Transaction. For a discussion summarizing the U.S. federal income tax considerations of the Redomiciliation Transaction, see the section titled “U.S. Federal Income Tax Considerations.”
The Parties
FREYR Battery
FREYR Battery (“FREYR,” “FREYR Luxembourg”, the “Company”, “we”, or “us”) is a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register (Registre de commerce et des sociétés, Luxembourg) under number B251199, trading on the NYSE under the stock symbol “FREY” and “FREY WS”.
Additional information about FREYR can be found under its profile on the SEC’s website at www.sec.gov or its website at https://www.freyrbattery.com/. The information contained in, or that can be accessed through, FREYR’s website is not intended to be incorporated into this proxy statement/prospectus. For information about FREYR’s filings incorporated by reference in this proxy statement/prospectus, see the section entitled “Where You Can Find More Information”.
FREYR Battery, Inc.
FREYR Battery, Inc. (“FREYR Delaware”) is a Delaware corporation that was formed on August 31, 2023. FREYR Delaware is governed by the Delaware General Corporate Law as well as by its certificate of incorporation and bylaws. The registered and principal office of FREYR Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of Delaware, 19801.
The Redomiciliation Transaction
The Redomiciliation Transaction will, if completed, change FREYR’s jurisdiction of organization from the Grand Duchy of Luxembourg to the State of Delaware by a means of a series of steps, as follows:
•FREYR forms/incorporates FREYR Battery, Inc. and Lux Sub-Parent Co as wholly owned subsidiaries (which step has already been completed);
•With the exception of FREYR Delaware and Alussa, FREYR contributes the equity interests in all its subsidiaries to Lux Sub-Parent Co;
•FREYR transfers all of its employees, some commercial contracts and some tangible and intangible assets (other than its equity interests in FREYR Delaware and Alussa) to Lux Sub-Parent Co;
•Shareholders vote on the Redomiciliation Transaction at the FREYR Special Meeting;
If the Redomiciliation Transaction is approved by the requisite vote of our shareholders at the FREYR Special Meeting and the other conditions precedent to closing are satisfied, FREYR merges with and into FREYR Delaware, with FREYR Delaware surviving. The Redomiciliation Transaction will result in each FREYR Ordinary Share issued and outstanding immediately prior to the Effective Time being automatically cancelled and FREYR Delaware issuing as consideration therefor new common stock of FREYR Delaware to the shareholders of FREYR on a one-to-one basis, which will result in FREYR Delaware becoming the publicly traded corporate parent of the FREYR group of companies and thereby effectively change the place of incorporation of our publicly traded parent company from Luxembourg to Delaware.
After the Redomiciliation Transaction, you will continue to own an interest in a parent company that will continue to conduct, through its wholly owned subsidiaries, the same businesses as conducted by the FREYR group of companies before the Redomiciliation Transaction. In addition, the Redomiciliation Transaction will not dilute your economic interest in the FREYR group of companies. The number of Common Stock you will own immediately after the Redomiciliation Transaction will be the same as the number of Ordinary Shares you owned in FREYR immediately prior to the Redomiciliation Transaction. Further, the number of outstanding Common Stock will be the same as the number of outstanding FREYR Ordinary Shares immediately before consummation of the Redomiciliation Transaction.

Reasons for the Redomiciliation Transaction
In 2023, FREYR’s board of directors and management team undertook a review of FREYR Luxembourg’s existing structure and operations, and particularly the jurisdiction of incorporation of its ultimate parent company. FREYR believes the Redomiciliation Transaction will enhance shareholder value over the long-term through simplifying the corporate structure to gain operational efficiencies. After considering various factors, FREYR’s board of directors believes that the Redomiciliation Transaction will enhance shareholder value over the long-term by providing potential strategic opportunities and benefits, including:
•simplifying FREYR’s corporate structure and streamlining reporting requirements, which will (i) facilitate efforts incurred by FREYR to assess, implement and remain compliant with multiple regulatory and reporting requirements for FREYR on a consolidated basis, and (ii) provide opportunities for FREYR to improve operational efficiencies and financial flexibility in the corporate treasury, cash management, risk management and tax functions;
•enhancing FREYR’s eligibility for inclusion in equity indexes and trigger associated benchmarking from actively managed funds, thereby delivering a significant uplift in fund flows to its ordinary shares;
•benefiting from well-established principles of corporate governance under Delaware law, which are more closely aligned with NYSE listing standards and SEC governance requirements; and
•positioning FREYR to better respond to global tax developments and U.S. incentive programs for battery manufacturers, considering recent changes in U.S. tax laws and federal incentive programs.
Proposals for Shareholder Approval
The below is a summary of each of the proposals for shareholder vote at the FREYR Special Meeting. Please see the sections “The Confirmation of Mandate of FREYR Directors Proposal”, “The Merger Proposal”, “The Documents Acknowledgment Proposal”, and “The Delegation of Authority Proposal” elsewhere in the proxy statement/prospectus for more information on each of the proposals.
The Confirmation of Mandate of FREYR Directors Proposal
To confirm the mandate as a member of the board of directors of Mr. Birger Steen, born on November 4, 1966 in Oslo, Norway, residing at Holmboes gate 6A, 0357 Oslo, Norway to replace Mr. Torstein Dale Sjøtveit, with effect as of August 9, 2023, and for a period ending at the next annual general meeting of FREYR (which corresponds to the duration of the mandate of Mr. Torstein Dale Sjøtveit). The Confirmation of Mandate of FREYR Directors Proposal is required to be presented at the FREYR Special Meeting for shareholder approval under Luxembourg law; it is not related to the Redomiciliation Transaction and none of the other proposals described in this proxy statement/prospectus, including the Merger Proposal, are conditioned upon its approval.
The Documents Acknowledgment Proposal
To acknowledge (I) (a) the availability of certain written reports on the cross-border merger contemplated under the Redomiciliation Transaction drawn up by (i) the board of directors of FREYR and the board of directors of FREYR Delaware, in accordance with the Luxembourg Law and (ii) EUROLUX AUDIT S.à r.l. and PKF Audit & Conseil as independent experts in accordance with Article 1021-6 (1) of the Luxembourg Law and (b) the availability of the interim accounts of each of FREYR Luxembourg dated June 30, 2023 and FREYR Delaware dated August 31, 2023, (II) that all documents referred to by Article 1021-7 of the Luxembourg Law have been made available at the registered office of each of the Merging Companies for due inspection by the shareholders at least one (1) month prior to the date of the FREYR Special Meeting and (III) having been informed by virtue of the written reports of the boards of directors of each of the Merging Companies, drawn-up in accordance with Article 1021-5 of the Luxembourg Law, of the significant changes in the assets and liabilities of FREYR between the date of the signature of the Common Draft Terms of Cross-Border Merger on September 29, 2023 and the date of the FREYR Special Meeting and the date of the extraordinary general meeting of the sole shareholder of FREYR Delaware convened to approve the Merger.
The Merger Proposal
To adopt the merger agreement by and between FREYR and FREYR Delaware (the “Merger Agreement”), and the common draft terms of cross-border merger (projet commun de fusion transfrontalière) (the “Common Draft Terms of Cross-Border Merger”), copies of which are attached to this proxy statement/prospectus as Annex A and Annex B, respectively, drawn up by the board of directors of each of the Merging Companies, pursuant to which FREYR will be absorbed and merged into FREYR Delaware, with FREYR Delaware surviving the merger (the “Merger”)

The Delegation of Authority Proposal
To grant power and authority to (i) any director of FREYR or any person authorized by the board of directors of FREYR, to appear before a notary in the Grand Duchy of Luxembourg to declare and confirm, for and issue the “Board Confirmation,” whereby the board of directors of FREYR declares and confirms that the conditions precedent to the Merger, as specified in the Merger Agreement and the Common Draft Terms of Cross-Border Merger, have been satisfied or waived and that the Merger is effective and (ii) any director of FREYR and/or any lawyer or employee of the law firm Arendt & Medernach S.A. and/or any employee or clerk of the instrumenting notary in the Grand Duchy of Luxembourg, to individually carry out in the name and on behalf of FREYR, any changes required by the matters set out under the proposals described in this proxy statement/prospectus as well as all filings, notifications and publications necessary for the Merger.
FREYR Shareholders
As of the Record Date, FREYR’s shareholders are entitled to vote an aggregate of Ordinary Shares.
Date, Time and Place of FREYR Special Meeting
The FREYR Special Meeting will be held on December 15, 2023 at 4:00 p.m. Luxembourg time (10:00 a.m. New York time), at the registered office of the Company (22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg).
Voting Power; Record Date
FREYR shareholders will be entitled to vote or direct votes to be cast at the FREYR Special Meeting if they owned FREYR Ordinary Shares on October 25, 2023, which is the Record Date for the FREYR Special Meeting. Voting on all resolutions at the FREYR Special Meeting will be conducted by way of Proxy Card (and Accompanying Supplement, as applicable) or vote in person. Shareholders will have one vote for each FREYR Ordinary Share owned as of the Record Date. If your shares are held in “street name” or are in a margin or similar account, which means your shares are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you should request from your broker a certificate or confirmation certifying the number of FREYR Ordinary Shares recorded in their account on the Record Date or any other proof of ownership in a form acceptable to FREYR at its own and full discretion. In order to vote, you must instruct your broker, bank or other nominee how to vote the shares you beneficially own in accordance with the voting instruction form you receive from your broker, bank or other nominee. If you wish to attend the FREYR Special Meeting and vote directly, you must contact your broker, bank or other nominee that appears as the registered shareholder on the Record Date to issue a legal proxy which allows you as beneficial owner to vote his or her shares directly. FREYR Warrants do not have voting rights. As of the Record Date, there were FREYR Ordinary Shares outstanding. Beneficial investors who own their investments through a bank or broker will need to contact Continental Stock Transfer & Trust Company to receive a control number at least 72 hours before the FREYR Special Meeting.
Quorum and Vote of FREYR Shareholders
For the Confirmation of Mandate of FREYR Directors Proposal, no presence quorum is required and resolutions shall be adopted, irrespective of the number of FREYR Ordinary Shares present or represented at the FREYR Special Meeting, by a simple majority of votes validly cast.
For all other proposals, the presence, in person or by proxy, of the holders of at least one half of the issued shares of the Company (other than shares held by or on behalf of the Company or a direct subsidiary of the Company), being FREYR Ordinary Shares, constitutes a quorum. Provided that such quorum is met, such proposals shall only be validly passed by a two-thirds (2/3) majority of the votes validly cast for each proposal. If such quorum is not met at the Extraordinary General Meeting, a second general meeting may be convened and resolutions shall be adopted, irrespective of the number of FREYR Ordinary Shares present or represented, by a majority of at least two-thirds (2/3) of the votes validly cast for each of the proposals..

Redemption Rights
There are no redemption rights under Luxembourg law in connection with the Redomiciliation Transaction.
Statutory Appraisal Rights under Luxembourg Law
There are no statutory appraisal rights under Luxembourg law in connection with the Redomiciliation Transaction.
Proxy Solicitation
Proxies may be solicited by mail, telephone or in person. FREYR has engaged Okapi Partners LLC (“Okapi”) to assist in the solicitation of proxies.
Appointment of a proxy does not preclude a shareholder from attending and voting its shares at the FREYR Special Meeting. A shareholder may also change its vote by submitting a later-dated proxy as described in the section titled “Extraordinary General Meeting of FREYR Luxembourg Shareholders — Revoking Your Proxy.”
Recommendation to Shareholders
FREYR’s board of directors believes that the Merger Proposal and the other proposals to be presented at the FREYR Special Meeting are fair to and in the best interest of FREYR’s shareholders and unanimously recommends that its shareholders vote “FOR” the Confirmation of Mandate of FREYR Directors Proposal, “FOR” the Documents Acknowledgement Proposal, “FOR” the Merger Proposal and “FOR” the Delegation of Authority Proposal, if presented.
As of the Record Date, there were FREYR Ordinary Shares outstanding that were entitled to vote. As of such date, our directors and executive officers and their affiliates directly owned, in the aggregate, approximately of such shares. This represents approximately % of the Ordinary Shares of FREYR. Our directors and executive officers have indicated that they intend to vote their shares in favor of the Merger Proposal at the FREYR Special Meeting, although none of them have entered into any agreements obligating them to do so.
Conditions to the Effectiveness of the Merger
Completion of the Transaction is conditional, among other things, upon the satisfaction or waiver of the Merger Agreement and the Common Draft Cross-Border Merger’s conditions precedent, which include that:
•the SEC has declared the registration statement on Form S-4 that includes this proxy statement/prospectus effective, and no stop order with respect thereto is in effect;
•the Merger Agreement and Common Draft Terms of Cross-Border Merger are adopted by the requisite vote of shareholders;
•none of the parties to the Merger Agreement and the Common Draft Terms of Cross-Border Merger is subject to any decree, order or injunction that prohibits the consummation of the Redomiciliation Transaction;
•other than the filing of the certificate of merger, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required to consummate the Redomiciliation Transaction, including any required filings under applicable U.S. state and Luxembourg securities laws, have been obtained or made; and
•all consents of any third party required to consummate the Redomiciliation Transaction have been obtained.
Anticipated Accounting Treatment
The Redomiciliation Transaction will represent a transaction between entities under common control. Accordingly, assets and liabilities of FREYR will be reflected at their carrying amounts in the accounts of FREYR Delaware at the completion of the Transaction.
Regulatory Matters
Other than the filing of the certificate of merger with the Delaware Secretary of State and the adoption of the subsequent “Board Confirmation” before a notary in the Grand Duchy of Luxembourg confirming that all conditions to the Merger have been satisfied or waived and that the Merger is effective, as further described in the Common Draft Terms of Cross-Border Merger and the Merger Agreement, we are not aware of any governmental approvals or actions that are required to complete the Redomiciliation Transaction other than compliance with U.S. federal and state securities laws, and various portions of Luxembourg corporate law.

Comparative Share Information
FREYR Ordinary Shares are traded on the New York Stock Exchange (the “NYSE”) under the symbol “FREY.” We expect the Common Stock to also be traded on the New York Stock Exchange after the completion of the Redomiciliation Transaction.
On August 9, 2023, the last trading day before FREYR publicly disclosed its intention to redomicile to Delaware, the closing price of the Ordinary Shares was $7.61 per share. On October 17, 2023, the last practicable date before the date of this proxy statement/prospectus, the closing price of the Ordinary Shares was $4.25 per share.
Please see the section “Comparative Share Information” for further information on historical prices of FREYR Ordinary Shares.
Risk Factors
In evaluating the proposals to be presented at the FREYR Special Meeting, a shareholder should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section titled “Risk Factors.”

RISK FACTORS
Shareholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement/prospectus.
You should carefully consider the following factors as well as the other information contained in and incorporated by reference into this proxy statement/prospectus, including the risks under the heading “Risk Factors” in FREYR’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023. For information about FREYR Luxembourg’s filings incorporated by reference in this proxy statement/prospectus, see the section entitled “Where You Can Find More Information”.
The risks set out below are not exhaustive and do not comprise all of the risks associated with an investment in FREYR Delaware. Additional risks and uncertainties not currently known to FREYR Delaware or FREYR Luxembourg or which FREYR Delaware or FREYR Luxembourg currently deem immaterial may also have a material adverse effect on FREYR Delaware’s business, financial condition, results of operations, prospects and/or its share price. Shareholders should consult a legal adviser, an independent financial adviser or a tax adviser for legal, financial or tax advice prior to deciding whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement/prospectus.
Risks Relating to FREYR’s Business
You should read and consider the risk factors specific to FREYR’s business that will continue to affect FREYR Delaware after completion of the Transaction. These risks are described under the heading “Risk Factors” in FREYR’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, which are each incorporated by reference into this proxy statement/prospectus, and in other documents that are incorporated by reference into this proxy statement/prospectus.
Risks Relating to FREYR Delaware
The rights of stockholders under Delaware law may differ from the rights of shareholders under Luxembourg law.
Currently, your rights as a shareholder of FREYR Luxembourg arise under the laws of Luxembourg, as well as FREYR Luxembourg’s existing articles of association. Upon effectiveness of the Transaction, your rights as a stockholder of FREYR Delaware will arise under Delaware law, as well as the proposed organizational documents. The proposed organizational documents and Delaware law contain provisions that differ in certain respects from those in FREYR Luxembourg’s existing articles of association and Luxembourg law and, therefore, some of your rights as a shareholder will change. For a description of your rights following the Transaction and how they may differ from your current rights, please see “Comparison of Shareholder Rights Between Luxembourg Law and Delaware Law” beginning on page 27. The forms of the proposed amended and restated organizational documents are attached hereto as Exhibit 3.3 and Exhibit 3.4. We encourage you to read them as well.
Provisions in the FREYR Delaware Amended and Restated Certificate of Incorporation and Bylaws could impact change in control transactions.
In addition to protections afforded under the DGCL, the FREYR Delaware Amended and Restated Certificate of Incorporation and Bylaws will contain provisions that could have the effect of delaying or preventing changes in control or changes in management or the board of directors of FREYR Delaware (the “FREYR Delaware Board”). These provisions include:
•providing that vacancies on the board of directors including newly created directorships, may, except as otherwise required by law or if applicable, the rights of holders of a series of preferred shares, only be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director; and
•providing that the board of directors is expressly authorized to adopt, or to alter or amend or repeal FREYR Delaware’s Amended and Restated Bylaws.

The FREYR Delaware Amended and Restated Certificate of Incorporation and Bylaws will designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by stockholders, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with FREYR Delaware or its directors or officers or other matters pertaining to FREYR Delaware’s internal affairs.
The FREYR Delaware Amended and Restated Certificate of Incorporation and Bylaws will provide that, subject to limited exceptions, the Court of Chancery of the State of Delaware will be the exclusive forum for (i) any derivative action or proceeding brought on behalf of FREYR Delaware; (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of FREYR Delaware to FREYR Delaware or FREYR Delaware’s stockholders; (iii) any action asserting a claim against FREYR Delaware or any current or former director, officer, stockholder, employee or agent of FREYR Delaware arising out of or relating to any provision of the DGCL, the FREYR Delaware Amended and Restated Certificate of Incorporation or Bylaws; or (iv) any action asserting a claim against FREYR Delaware or any current or former director, officer, stockholder, employee or agent of FREYR Delaware governed by the internal affairs doctrine of the State of Delaware.
The forum selection provision in FREYR Delaware’s Amended and Restated Certificate of Incorporation and Bylaws does not apply to establish the Court of Chancery of the State of Delaware as the forum for actions or proceedings brought to enforce a duty or liability created by the Securities Act or the Exchange Act.
Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder and our Amended and Restated Certificate of Incorporation and Bylaws will provide that the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. While there can be no assurance that federal or state courts will determine that our federal forum provision should be enforced in a particular case, application of our federal forum provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court.
Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and our Amended and Restated Bylaws will provide that the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Exchange Act. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.
Any person or entity purchasing, otherwise acquiring or holding any interest in shares of capital stock of FREYR Delaware will be deemed to have notice of and consented to these forum selection provisions; provided, however, that stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. Additionally, our stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with FREYR Delaware or its directors, officers or other matters pertaining to FREYR Delaware’s internal affairs, and may discourage lawsuits with respect to such claims. Alternatively, if a court were to find these provisions of the FREYR Delaware Amended and Restated Certificate of Incorporation and Bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, FREYR Delaware may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition or operating results.
There has been no prior public trading for the Common Stock on the NYSE and the market price of the Common Stock may be subject to volatility.
Although the FREYR Ordinary Shares have historically been listed on the NYSE, there has been no public trading market for the Common Stock. Following the listing of the Common Stock on the NYSE, there can be no assurance that the trading market for such shares will continue to be as active or liquid as was the trading market for the Ordinary Shares prior to the Transaction or that the trading price of the Common Stock following the Transaction may not be effectively lower than the trading price of the FREYR Ordinary Shares.
As is the case with the FREYR Ordinary Shares, the market price of the Common Stock may be volatile. The value of an investment in the Common Stock may decrease or increase abruptly, and such volatility may bear little or no relation to FREYR Luxembourg’s performance. The price of the Common Stock may fall in response to market appraisal of FREYR Luxembourg’s strategy or if FREYR Luxembourg’s results of operations and/or prospects are below the expectations of market analysts or stockholders. In addition, stock markets have, from time to time, experienced significant price and volume fluctuations that have affected the market price of securities, and may, in the future, experience similar fluctuations which may be unrelated to FREYR Delaware’s operating performance and prospects but nevertheless affect the price of Common Stock. This volatility may affect the ability of holders of Common Stock to sell these at an advantageous price. Broad market fluctuations, as well as economic conditions generally may adversely affect the market price of Common Stock.
Risks Relating to the Transaction
The expected benefits of the Transaction may not be realized.
There can be no assurance that all of the anticipated benefits of the Transaction will be achieved. Achieving the anticipated benefits of the Transaction is subject to a number of risks and uncertainties, including factors that we do not and cannot control. In addition, if the expected benefits of the Transaction do not meet expectations of investors or securities analysts, the price of our Ordinary Shares following completion of the Transaction may decline.
FREYR Luxembourg’s business may be impacted by the uncertainty associated with the Transaction.
While FREYR Luxembourg will maintain operations in Luxembourg and Norway, FREYR Delaware will be headquartered solely in the U.S. Though FREYR Delaware and its affiliates will carry on the business currently conducted by FREYR and its subsidiaries, certain relationships, including with employees, landowners, suppliers, lenders, partners, governments and other stakeholders, may be subject to disruption due to uncertainty associated with the Transaction. Specifically, certain stakeholders may be reluctant to engage in business with FREYR Luxembourg prior to or following completion of the Redomiciliation Transaction, or may impose additional conditions on or apply less favorable terms to transactions involving FREYR Luxembourg and/or FREYR Delaware. This could have an adverse effect on the business and operations of FREYR Luxembourg prior to or following completion of the Transaction.
The Transaction is conditional, and the conditions may not be satisfied.
Completion of the Transaction is conditional, among other things, upon the satisfaction or waiver of the conditions precedent of the Merger Agreement and the Common Draft Cross-Border Merger, which include the approval of the Merger Agreement at the FREYR Special Meeting. The completion of the Transaction is also conditioned upon the receipt of the required shareholder approvals of certain proposals described in this proxy statement/prospectus and the authorization, upon official notice of issuance, of the listing of the Common Stock on the NYSE. Although FREYR Luxembourg is diligently applying its efforts to take, or cause to be taken, all actions to do, or cause to be done, all things necessary, proper or advisable to obtain the requisite approvals, there can be no assurance that these conditions will be fulfilled or that the Transaction will be completed.
If the Merger and the Redomiciliation Transaction do not qualify as a “reorganization” under Section 368(a) of the Code, FREYR Luxembourg Shareholders may be required to pay U.S. federal income taxes.
It is intended that the Merger and the Redomiciliation Transaction each qualify as a form of “reorganization” within the meaning of Section 368(a) of the Code. Although the Merger and Redomiciliation Transaction should qualify as a form of reorganization within the meaning of Section 368(a) of the Code, and FREYR and FREYR Delaware intend to file tax returns consistent with this intended tax treatment, this tax treatment is not free from doubt. Your tax advisor may not agree with our intended tax treatment and the IRS may assert, or a court may sustain, a contrary position.
If the Merger or Redomiciliation Transaction did not qualify as a form of reorganization within the meaning of Section 368(a) of the Code, FREYR shareholders would generally recognize taxable gain or loss upon their exchange of shares pursuant to the Merger or Redomiciliation Transaction, as applicable.
For more information about the tax considerations with respect to such matters, see the section entitled “U.S. Federal Income Tax Considerations.”
The Transaction may result in material Luxembourg taxes for FREYR Luxembourg or FREYR Delaware.
FREYR Luxembourg and its management have engaged professional tax advisors who have assessed that no material corporate-level Luxembourg taxes should be expected for FREYR Luxembourg or FREYR Delaware in the context of the Transaction. However, the Luxembourg tax authorities may assert, or a Luxembourg court may sustain, a contrary position and no assurances can be given that the Transaction will not result in material corporate-level Luxembourg taxes for FREYR Luxembourg or FREYR Delaware.

FREYR Luxembourg will allocate time and resources to effecting the Transaction and incur non-recurring costs related to the Transaction.
FREYR Luxembourg and its management have allocated and will continue to be required to allocate time and resources to effect the completion of the Transaction and related and incidental activities. There is a risk that the challenges associated with managing these various initiatives as described in this proxy statement/prospectus may have a business impact and that consequently the underlying businesses will not perform in line with expectations. This could have an adverse effect on the business, financial condition and reputation of FREYR Delaware.
In addition, FREYR Luxembourg expects to incur a number of non-recurring costs associated with the Transaction, including legal fees, accountants’ fees, proxy solicitor fees, filing fees, mailing expenses and financial printing expenses. There can be no assurance that the actual costs will not exceed those estimated and the actual completion of the Transaction may result in additional and unforeseen expenses. Most of these costs will be payable whether or not the Transaction is completed. While it is expected that benefits of the Transaction achieved by FREYR Delaware will offset these transaction costs over time, this net benefit may not be achieved in the short-term or at all, particularly if the Transaction is delayed or does not happen at all. These combined factors could adversely affect the business, operating profit and overall financial condition of FREYR Delaware.
Negative publicity resulting from the Transaction could adversely affect FREYR Luxembourg’s business and the market price of the Ordinary Shares and the Common Stock.
Domestication transactions that have been undertaken by other companies have in some cases generated significant news coverage, some of which has been negative. Negative publicity generated by the Transaction could cause certain persons with whom FREYR Luxembourg has a business relationship to be more reluctant to do business with FREYR Luxembourg prior to the Transaction, or FREYR Delaware following the Transaction. Negative publicity could also cause some FREYR Luxembourg Shareholders to sell FREYR Luxembourg Ordinary Shares or decrease the demand for new investors to purchase such shares, which could have an adverse impact on the price of the Ordinary Shares and the Common Stock.
Enforcement of Rights Against FREYR Delaware in Luxembourg may be limited.
FREYR Delaware will be located outside of Luxembourg and, following the Effective Time, the majority of its directors, officers and experts are likely to reside outside of Luxembourg. Accordingly, it may not be possible for FREYR Delaware stockholders to effect service of process within Luxembourg upon FREYR Delaware or the majority of its directors, officers or experts, or to enforce judgments obtained in the Luxembourg courts against FREYR Delaware or the majority of its directors, officers or experts.

COMPARATIVE SHARE INFORMATION
FREYR Ordinary Shares are traded on the New York Stock Exchange under the symbol “FREY.” We expect the Common Stock to also be traded on the New York Stock Exchange after the completion of the Redomiciliation Transaction.
The following table sets forth, for the periods indicated, the reported price per share of Ordinary Shares and price per warrant of FREYR Public Warrants. There is currently no trading market for Common Stock or the FREYR Delaware Public Warrants.
Historical FREYR Ordinary Share Prices

Month	High Price (US$)	Low Price (US$)	Closing Price (US$)
July 2021	$9.99	$7.71	$8.89
August 2021	13.80	7.89	8.88
September 2021	10.40	8.25	9.87
October 2021	11.09	9.24	10.13
November 2021	14.37	10.12	10.53
December 2021	12.80	9.06	11.18
January 2022	12.02	7.65	9.08
February 2022	10.13	7.70	9.52
March 2022	12.40	8.21	12.26
April 2022	13.54	8.49	8.98
May 2022	9.99	6.42	8.48
June 2022	8.91	6.47	6.84
July 2022	10.32	6.83	9.98
August 2022	14.40	9.22	14.24
September 2022	16.57	11.60	14.24
October 2022	16.94	11.44	13.31
November 2022	15.80	12.41	13.65
December 2022	12.58	8.04	8.68
January 2023	11.16	8.30	8.81
February 2023	9.83	8.02	9.08
March 2023	9.27	6.86	8.89
April 2023	9.18	6.77	7.07
May 2023	7.80	6.20	7.22
June 2023	9.91	6.93	9.35
July 2023	10.10	7.72	8.42
August 2023 (through August 9)	8.38	7.57	7.61

Historical FREYR Public Warrant Prices

Month	High Price (US$)	Low Price (US$)	Closing Price (US$)
July 2021	$2.30	$1.60	$1.84
August 2021	2.99	1.77	2.06
September 2021	2.97	1.96	2.96
October 2021	3.37	2.53	3.05
November 2021	4.92	2.81	3.42
December 2021	4.30	2.58	3.70
January 2022	3.98	2.02	2.55
February 2022	3.08	2.13	2.89
March 2022	4.28	2.30	4.22
April 2022	5.00	2.22	2.66
May 2022	3.07	1.79	2.64
June 2022	2.68	1.86	2.08
July 2022	3.30	2.04	3.27
August 2022	5.45	2.99	5.05
September 2022	6.85	3.72	5.59
October 2022	7.10	4.01	5.26
November 2022	6.55	4.68	5.59
December 2022	5.48	2.52	2.83
January 2023	4.03	2.70	2.97
February 2023	3.42	2.50	3.04
March 2023	3.30	2.03	2.86
April 2023	3.00	2.00	2.15
May 2023	2.35	1.73	2.05
June 2023	3.11	1.97	2.96
July 2023	3.61	2.30	2.57
August 2023 (through August 9)	2.65	1.99	2.18
On August 9, 2023, the last trading day before FREYR publicly disclosed its intention to redomicile to Delaware, the closing price of the Ordinary Shares was $7.61 per share. On October 17, 2023, the last practicable date before the date of this proxy statement/prospectus, the closing price of the Ordinary Shares was $4.25 per share.
Holders of Record
As of the Record Date there were approximately holders of record of Ordinary Shares. All Common Stock outstanding before the Redomiciliation Transaction are owned by FREYR Luxembourg.
Dividend Information
To date, FREYR has not paid any dividends on its Ordinary Shares. Our board of directors does not expect to declare or pay dividends on shares of our Ordinary Shares for the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Our future dividend policy will be subject to the discretion of our board of directors and will depend upon our future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

COMPARISON OF SHAREHOLDER RIGHTS BETWEEN LUXEMBOURG LAW AND DELAWARE LAW
FREYR Delaware is a Delaware Corporation. The rights of stockholders and the duties and responsibilities of directors of a Delaware corporation are governed by the DGCL, the company’s Amended and Restated Certificate of Incorporation and Bylaws (together, the “Delaware Organizational Documents” and together with the DGCL, collectively referred to herein in this section as the “Delaware Law”).
FREYR Luxembourg is a Luxembourg public limited liability company (société anonyme). The principal legislation governing companies registered in Luxembourg is the Luxembourg law dated August 10, 1915 on commercial companies, as amended (the “Luxembourg Company Law”). The Amended and Restated articles of association of FREYR Luxembourg are referred to herein in this section as the “FREYR Luxembourg Articles”.
Although the rights and privileges of shareholders under the Luxembourg Company Law are in certain instances comparable to those under Delaware Law, there are a number of notable differences. The following is a summary of certain differences between Delaware Law and Luxembourg Company Law that will be in effect if the Redomiciliation Transaction is completed, that FREYR considers to be of significance to FREYR shareholders. This summary is not an exhaustive review of Delaware Law and Luxembourg Company Law. Reference should be made to the full text of the Luxembourg Company Law and the DGCL and the regulations thereunder for particulars of any differences between them, and to the FREYR Luxembourg Articles and the Delaware Organizational Documents. Shareholders should consult their legal or other professional advisors with regard to the implications of the Redomiciliation Transaction which may be of importance to them.

Board of Directors
Delaware	Luxembourg
The DGCL provides that the board of directors of a corporation must consist of one or more directors as fixed by the corporation’s certificate of incorporation or bylaws, and that unless the certificate of incorporation or bylaws provide otherwise, directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting and entitled to vote thereon.
The FREYR Delaware Amended and Restated Bylaws will provide that the Board shall consist of not less than five (5) nor more than twelve (12) members. Newly created directorships resulting from any increase in the number of directors constituting the Board and any vacancies in the Board resulting from death, resignation, retirement, disqualification or removal from office will be filled only by a majority of directors in office, even if less than a quorum, or by a sole remaining director, except that any vacancy caused by the removal of a director for cause by a majority vote of FREYR Delaware’s stockholders may be filled by a majority vote of the stockholders.

Pursuant to the Luxembourg Company Law, the board of directors of société anonyme must be composed of at least three directors (unless such company has only one shareholder, in which case the company may have a sole director). They are appointed by the general meeting of shareholders (by proposal of the board, the shareholders or a spontaneous candidacy) by a simple majority of the votes validly cast. The FREYR Luxembourg Articles provide that any proposal by shareholders of candidate(s) for election to the board of directors by the general meeting of shareholders must be (i) made by one or more shareholders who together hold at least 10% of the subscribed share capital of FREYR Luxembourg and (ii) received by FREYR Luxembourg in writing pursuant to the provisions set forth in the articles of association. Directors may be re-elected but the term of their office may not exceed six years. The articles of incorporation of a company may provide for different classes of directors.

All directors will be elected on an annual basis beginning with the 2024 annual meeting of stockholders. Director nominees in uncontested elections must receive a majority of the votes cast to be elected. Director nominees in contested elections must receive a plurality of the votes cast to be elected.

The FREYR Luxembourg Articles foresee a minimum of eight directors who may but do not need to be Shareholders of FREYR Luxembourg.
The FREYR Luxembourg Articles do not provide for any classes of directors however such may be introduced through an amendment of the articles.
It results from Luxembourg Company Law and the FREYR Luxembourg Articles that in case of a vacancy, the remaining board members appointed by the general meeting may by majority vote elect a director to fill the vacancy. See “Filling Vacancies on the Board of Directors”.
Each director (including the chairman) has one vote and decisions are passed if approved by a simple majority. The FREYR Luxembourg Articles further provide that neither the chairman nor any other member of the board of directors shall have a casting vote in case of a tie.
The board of directors may validly deliberate if the majority of the directors is present or represented at the meeting provided that at least two directors are present and may participate in the discussion.

Limitation on Personal Liability of Directors; Indemnification
Delaware	Luxembourg
Under the DGCL, a corporation must indemnify its present or former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.
The DGCL generally permits a Delaware corporation to indemnify directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement of any action or suit for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, which they had no reasonable cause to believe was unlawful; provided, that in an action by or in the right of the corporation such indemnification is limited to expenses (including attorneys’ fees).
The FREYR Delaware Amended and Restated Certificate of Incorporation will provide that no director will be personally liable to FREYR Delaware or its stockholders for monetary damages for any breach of fiduciary duty as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law (i) for any breach of the director’s or officer’s duty of loyalty to FREYR Delaware or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.
The FREYR Delaware Amended and Restated Bylaws will provide that FREYR Delaware shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of FREYR Delaware), by reason of the fact that such person is or was a director or officer of FREYR Delaware, as the latter term is defined in Section 16 of the Exchange Act, or any person who is or was a director or officer of FREYR Delaware serving at the request of FREYR Delaware as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of FREYR Delaware, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. See “Indemnification of Officers, Directors and Employees”.

Luxembourg Company Law provides that directors do not assume any personal obligations for commitments of the company. Directors are liable to the company for the execution of their duties as directors and for any misconduct in the management of the company’s affairs.
Directors are further jointly and severally liable both to the company and, as the case may be, to any third parties, for damages resulting from violations of the Luxembourg Company Law or the articles of the company. Directors will only be discharged from such liability for violations to which they were not a party, provided no misconduct is attributable to them and they have reported such violations at the first general meeting after they had knowledge thereof.
In addition, directors may under specific circumstances also be subject to criminal liability, such as in the case of an abuse of corporate assets.
Pursuant to Luxembourg law on agency, agents are generally entitled to be reimbursed any advances or expenses made or incurred in the course of their duties, except in cases of fault or negligence on their part.
Luxembourg law provisions on agency are generally applicable to the mandate of directors and officers of FREYR Luxembourg.
The FREYR Luxembourg Articles provide that directors and officers, past and present, will be entitled to indemnification from FREYR Luxembourg to the fullest extent permitted by Luxembourg law against liability and all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit, or proceeding in which he or she would be involved by virtue of his or her being or having been a director or officer and against amounts paid or incurred by him or her in the settlement thereof. However, no indemnification will be provided against any liability to FREYR Luxembourg’s directors or officers (i) by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties of a director or officer, (ii) with respect to any matter as to which any director or officer shall have been finally adjudicated to have acted in bad faith and not in FREYR Luxembourg’s interest, or (iii) in the event of a settlement, unless approved by a court of competent jurisdiction or the board of directors.
Pursuant to Luxembourg law, a company is generally liable for any violations committed by its employees in the performance of their functions except where such violations are not in any way linked to the duties of the employee.

Further, FREYR Delaware shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of FREYR Delaware to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of FREYR Delaware, as the latter term is defined in Section 16 of the Exchange Act, or is or was a director or officer of FREYR Delaware serving at the request of FREYR Delaware as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of FREYR Delaware; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to FREYR Delaware unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. See “Indemnification of Officers, Directors and Employees”.
FREYR Delaware shall pay expenses (including attorneys’ fees) incurred by a director or officer of FREYR Delaware in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by FREYR Delaware. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as FREYR Delaware deems appropriate.
The Company may purchase and maintain insurance to protect any person who is or was a director or officer of FREYR Delaware, or is or was serving at the request of FREYR Delaware as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether or not FREYR Delaware would have the power or the obligation to indemnify him against such liability under the indemnification provisions of the FREYR Delaware Amended and Restated Bylaws.

Interested Shareholders
Delaware	Luxembourg
Section 203 of the DGCL prohibits a corporation from engaging in a business combination with a stockholder that beneficially owns more than 15% of the outstanding voting shares, or a stockholder acquiring more than 15% but less than 85% of the corporation’s outstanding voting shares, for three years following the time that person becomes an “interested stockholder” unless (i) prior to such time, the board of directors approves either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or (ii) the business combination is approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Under Luxembourg Company Law, no restriction exists as to the transactions that a shareholder may conclude with the company. The transaction must, however, be in the corporate interest of the company.
The FREYR Luxembourg Articles do also not provide for any specific rules in that respect.

Share Capital
Delaware	Luxembourg
The issued share capital of FREYR Delaware immediately following the Redomiciliation Transaction will be 139,705,234 shares of Common Stock. The FREYR Delaware Amended and Restated Certificate of Incorporation will further provide for an authorized share capital of three hundred and sixty-five million (365,000,000) shares of capital stock, consisting of (i) three hundred and fifty-five million (355,000,000) shares of common stock, par value $0.01 per share, and (ii) ten million (10,000,000) shares of preferred stock, par value $0.01 per share.
The increase or reduction of the number of authorized shares of common stock or preferred stock (but not below the number of shares then outstanding) requires the affirmative vote of the holders of a majority of the then outstanding shares of common stock, without the vote of the holders of the preferred stock, or of any series thereof, unless a vote of any such holders of preferred stock is required pursuant to the provisions established by the FREYR Delaware board in the resolution or resolutions providing for the issue of such preferred stock, and if such holders of preferred stock are entitled to vote, then except as may otherwise be set forth in the Amended and Restated Certificate of Incorporation, the only stockholder approval required shall be the affirmative vote of a majority of the voting power of the common stock and the preferred stock so entitled to vote, voting together as a single class.
The FREYR Delaware board will be authorized to provide for the issuance from time to time, without further stockholder approval, of up to an aggregate of ten million (10,000,000) shares of preferred stock in one or more classes or series, and to fix for each such class or series the voting powers, fully or limited, or no voting powers, and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions of the shares of each class or series, including without limitation, terms of redemption, dividend rights, dividend rates, rights upon the dissolution or distribution of assets, or conversion rights.

The issued share capital of FREYR currently amounts to USD 139,853,604 divided into 139,853,604 fully paid ordinary shares without nominal value. The FREYR Luxembourg Articles provide for an authorized share capital (including the issued share capital) in the amount of $245,000,000 divided into 245,000,000 ordinary shares with no nominal value. The increase or reduction of the issued share capital requires an extraordinary general meeting of the shareholder of FREYR Luxembourg deliberating in the manner required to amend the articles of association. See “Amendment of Governing Documents”. Notwithstanding the above and within the limits of the authorized share capital set out in the articles of association, the board of directors may be authorized by the shareholders to issue further ordinary shares (or any rights, securities, or other entitlements to ordinary shares) and, under certain conditions, to limit, restrict or waive preferential subscription rights of existing shareholders. In addition, the board of directors may allocate, within the limits of the authorized share capital, existing ordinary shares or new ordinary shares, including free of charge, to directors, officers and staff members of FREYR Luxembourg or of companies or other entities in which FREYR Luxembourg holds directly or indirectly at least 10 per cent of the capital or voting rights. The authorization so granted in the FREYR Luxembourg Articles shall by operation of law, operate as a waiver by existing shareholders of their preemptive right for the benefit of the recipients of such ordinary shares allotted free of charge. The board of directors may determine the terms and conditions of such allocation, which may comprise a period after which the allocation is final and a minimum holding period during which the recipients must retain the ordinary shares.
The current authority of the board of directors to issue additional shares under the authorized share capital is valid for a period ending on June 9, 2026, the date which falls five years after the publication in the Recueil Electronique des Sociétés et Association on June 8, 2021, of the resolutions of the former sole shareholder of the Company held on May 20, 2021. The current authority of the board of directors may be renewed by decision of the shareholders taken in an extraordinary general meeting amending the relevant provisions of the articles of association. See “Amendment of Governing Document”.
The FREYR Luxembourg Articles do not provide for the possibility to issue preferred shares.

Preemptive Rights and Advance Subscription Rights
Delaware	Luxembourg
Holders of shares of Common Stock are not entitled to preemptive or other similar subscription rights to purchase any of FREYR Delaware’s securities.
Luxembourg Company Law provides for preemptive rights of the existing shareholders in case of the issuance of new shares against a contribution in cash.
The extraordinary general meeting of shareholders may, by two-thirds majority vote, limit, waive, or cancel such preemptive rights or renew, amend, or extend them, in each case for a period not to exceed five years. Such shares may be issued above, at, or below market value.
However, the FREYR Luxembourg Articles, in accordance with Luxembourg law, authorize the board of directors to suppress, waive, or limit any preemptive subscription rights of shareholders provided by law to the extent that the board of directors deems such suppression, waiver, or limitation advisable for any issuance or issuances of Ordinary Shares within the scope of FREYR Luxembourg’s authorized share capital. Such authorization will be valid for a maximum period of five years after the publication of the resolution of the sole shareholder approving such authorization in the Luxembourg RESA. In case of ordinary shares allotted free of charge to directors, officers and staff members of FREYR Luxembourg or of companies or other entities in which FREYR Luxembourg holds directly or indirectly at least 10 per cent of the capital or voting rights in the context of the authorized share capital, the waiver of the preemptive subscription right shall operate by law.

Minority Rights
Delaware	Luxembourg
A stockholder, or a group of stockholders holding more than twenty percent (20%) of the total voting power of the outstanding shares of capital stock of FREYR Delaware entitled to vote on the matter for which a special meeting of stockholders is called, may call a special meeting of stockholders for any purpose or purposes, if such stockholder, or group of stockholders, have dated, signed and delivered to the secretary a written demand for such special meeting of stockholders at least ninety (90) days prior to the proposed date for such special meeting of stockholders, describing each matter of business desired to be brought before the special meeting of stockholders, the reasons for conducting such business, the text of any proposal or business to be considered, and the information required by FREYR Delaware’s Amended and Restated Bylaws’ applicable notice provisions.

One or more shareholders holding together 10% of the issued share capital are, among others, entitled:
• while a shareholders’ meeting is in session, to require an adjournment of that meeting for up to four weeks (or up to six weeks, in case of a combined ordinary and extraordinary general meeting due to the lack of the fulfilment of the quorum and/or majority conditions for the latter). Any such adjournment will annul any decision taken at the meeting;
• to require the board of directors or the statutory auditor by written notice to convene a meeting of shareholders with the agenda indicated by them. Such meeting must be held within one month of the said request; and
• to require the board of directors to add further items on the agenda of a meeting of shareholders. This request must be sent to the registered office by registered mail at least five days prior to the holding of the meeting.
If, as a result of losses, the net assets of a company fall below one-quarter of the share capital of the relevant company, the company may be dissolved if such dissolution is approved by 25% of the votes cast at the general meeting of shareholders convened to discuss this matter.
One or more minority shareholders or holders of beneficiary units holding, at the general meeting of shareholders at which a decision was taken on the discharge (quitus), securities entitled to vote at such general meeting of shareholders representing at least 10% of the voting rights, are entitled to bring a court action against the members of the management body for the account of the company. One or more shareholders representing at least 10% of the share capital or at least 10% of the votes attached to all securities (i.e. shares and beneficiary units) issued by the Company may ask the board of directors written questions on one or more management operations (opérations de gestion) of the company and, as the case may be, of subsidiaries it controls. In the latter case, the request must be assessed in view of the interest of the companies included within the consolidation.
In the absence of answer within a period of one month, these shareholders may apply in court the appointment of experts instructed to submit a report on the management operations targeted in the question.

Amendment of Governing Documents
Delaware	Luxembourg
Under Section 242 of the DGCL, a company’s certificate of incorporation may be amended upon a resolution of the board of directors and, subject to certain exceptions, approved by:
•  the holders of a majority of the outstanding shares entitled to vote; and
•  a majority of the outstanding shares of each class entitled to a class vote if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class or alter or change the powers, preference, or special rights of the shares of such class so as to affect them adversely; provided that if the amendment would alter or change the powers, preferences or special rights of one or more series of a class so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected shall be considered a separate class for purposes of the vote.
FREYR Delaware’s Amended and Restated Certificate of Incorporation will provide that FREYR Delaware reserves the right to amend, alter, change or repeal any provision contained in the Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed in the Amended and Restated Certificate of Incorporation, the Bylaws or the DGCL, and all rights conferred upon stockholders are granted subject to FREYR Delaware’s reservation. However, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt, any provision inconsistent with the purpose and intent of certain provisions of the Amended and Restated Certificate of Incorporation, including those governing the limitation of liability of directors, indemnification of directors and officers, stockholders’ action by written consent, the amendment of FREYR Delaware’s Amended and Restated Bylaws by the board of directors, and the required stockholder vote for the amendment of the foregoing provisions.
FREYR Delaware’s Amended and Restated Bylaws will provide that the bylaws may be altered, amended or repealed, in whole or in part, or new bylaws may be adopted by the stockholders or the board of directors of FREYR Delaware; provided, however, that notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such meeting of the stockholders or board of directors, as the case may be. All such alteration, amendments, repeals or adoptions of new bylaws must be approved by either the holders of at least two-thirds (2/3) of the outstanding capital stock entitled to vote thereon or by a majority of the entire board of directors of FREYR Delaware then in office.

Under Luxembourg Company Law, amendments to the FREYR Luxembourg Articles require generally an extraordinary general meeting of shareholders held in front of a public notary at which at least one half of the share capital to which voting rights are attached pursuant to the FREYR Luxembourg Articles or Luxembourg Company Law is represented unless otherwise provided by the FREYR Luxembourg Articles or mandatorily required by law. The notice of the extraordinary general meeting of shareholders shall indicate the proposed amendments to the Articles.
If the aforementioned quorum is not reached, a second general meeting of shareholders may be convened by means of notices filed with the RCS and published in the Luxembourg RESA and in one Luxembourg newspaper at least 15 days before the meeting. The second general meeting shall validly deliberate regardless of the proportion of the share capital represented.
At both meetings, resolutions, in order to be adopted, must be carried by at least two-thirds of the votes cast by shareholders entitled to vote and subject in certain circumstances to a higher majority as required under our FREYR Luxembourg Articles or Luxembourg law. Where classes of shares exist and the resolution to be adopted by the general meeting of shareholders changes the respective rights attaching to such shares, the resolution will be adopted only if the conditions as to quorum and majority set out above are fulfilled with respect to each class of shares. An increase of the commitments of its shareholders requires however the unanimous consent of the shareholders.
The FREYR Luxembourg Articles provide for an increased qualified majority of three quarters for the approval of resolutions relating to the amendment of certain provisions of our articles. See “Meeting of Shareholders”.
In very limited circumstances, the board of directors is authorized by the shareholders to amend the FREYR Luxembourg Articles, albeit always within the limits set forth by the shareholders (such authorization must not be taken on a case by case basis but is included in the FREYR Luxembourg Articles). This is, among others, the case in the context of FREYR Luxembourg’s authorized unissued share capital, within which the board of directors is authorized to issue further shares or in the context of a share capital reduction and cancellation of shares. The board of directors is then authorized to appear in front of a public notary to record the capital increase or decrease and to amend the share capital set forth in the FREYR Luxembourg Articles. It also applies in case the registered office of FREYR Luxembourg will be transferred from one municipality of the Grand Duchy of Luxembourg to another. The board of directors has to the authority to take the relevant decision and to afterwards appear in front of a public notary to amend the FREYR Luxembourg Articles accordingly.

Meeting of Shareholders
Delaware	Luxembourg
Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or bylaws.
FREYR Delaware’s Amended and Restated Certificate of Incorporation will provide that special meetings of stockholders may only be called by (i) the Board, (ii) the chair of the Board, or (iii) a holder, or group of holders, of common stock holding more than twenty percent (20%) of the total voting power of the outstanding shares of capital stock of FREYR Delaware then entitled to vote. FREYR Delaware’s Amended and Restated Bylaws provide that only such business as is specified in the notice of any special meeting of the stockholders shall be conducted at such meeting.
Except as otherwise provided by Delaware Law, at any meeting of stockholders, the holders of a majority of FREYR Delaware’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy shall constitute a quorum for transaction of any business.

Pursuant to Luxembourg Company Law, at least one general meeting of shareholders must be held each year in Luxembourg. The purpose of such annual general meeting is in particular to approve the annual accounts, allocate the results, proceed to statutory appointments and grant discharge to the directors. The annual general meeting must be held within six months of the end of each financial year of FREYR.
The board of directors may in accordance with the FREYR Luxembourg Articles determine a date preceding the relevant general meeting as the record date for admission to, and voting at, such general meeting.
Pursuant to Luxembourg Company Law, the board of directors is obliged to convene a general meeting so that it is held within a period of one month after receipt of a written request of shareholders representing at least one-tenth of the issued capital. Such request must be in writing and indicate the agenda of the meeting.
Luxembourg Company Law distinguishes between ordinary general meetings of shareholders and extraordinary general meetings of shareholders.
Extraordinary resolutions relate to proposed amendments to the articles of association and certain other limited matters. All other resolutions are ordinary resolutions.
Ordinary General Meetings.    At an ordinary general meeting, there is no quorum requirement and resolutions are adopted by a simple majority of validly cast votes. Abstentions are not considered “votes.”
Extraordinary General Meeting.    Extraordinary general meetings are required to be convened for among others any of the following matters: (i) the increase or decrease of the authorized or issued capital, (ii) the limitation or exclusion of preemptive rights or the authorization of the board of directors to limit or exclude such rights, (iii) the approval of a statutory merger or de-merger (scission), (iv) FREYR Luxembourg’s dissolution and liquidation, and (v) any amendments to the FREYR Luxembourg Articles. Pursuant to the FREYR Luxembourg Articles, for any resolutions to be considered at an extraordinary general meeting of shareholders, except for those on certain specific topics described below, the quorum shall be at least one half (50%) of FREYR Luxembourg’s outstanding Ordinary Shares. If such quorum is not present, a second meeting may be convened, which does not need a quorum. Any extraordinary resolution shall be adopted, except otherwise provided by law and the FREYR Luxembourg Articles, by at least a two-thirds majority of the votes validly cast. Abstentions are not considered “votes”.

The FREYR Luxembourg Articles generally provide for the rules set out by Luxembourg Company Law and do therefore not foresee any quorum in relation to ordinary shareholder decisions and such decisions may in consequence be approved by simple majority of the votes validly cast.
The FREYR Luxembourg Articles provide for an increased majority of at least 75% of votes validly cast for the amendments to articles 9.4, 9.5 and 17.3 to the articles of association. Article 9.4 set outs the requirements for candidates for election to the board of directors, and Article 9.5 sets out the process for shareholders to propose candidates for the election to the board of directors to the general meeting of shareholders. Article 17.3 is the articles setting the increased majority for articles 9.4 and 9.5.

Shareholders’ Written Resolutions
Delaware	Luxembourg
The DGCL provides that, unless otherwise stated in a company’s certificate of incorporation, any action which may be taken at an annual meeting or special meeting of stockholders may be taken without a meeting, if a consent in writing is signed by the holders of the outstanding shares having the minimum number of votes necessary to authorize the action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted.
FREYR Delaware’s Amended and Restated Certificate of Incorporation will provide that any action required or permitted to be taken by the stockholders of FREYR Delaware must be effected at a duly called annual or special meeting of stockholders, and the ability of stockholders to consent in writing to the taking of any action is specifically denied.

Pursuant to Luxembourg Company Law, shareholders of a public limited liability company (société anonyme) may not take actions by written consent. All shareholder actions must be approved at an actual meeting of shareholders held before a notary public or under private seal, depending on the nature of the matter. Shareholders may vote by proxy or, depending on circumstances, in writing.

Shareholders’ Approval of Business Combinations
Delaware	Luxembourg
Generally, approval of routine corporate matters that are put to a stockholder vote require the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. FREYR Delaware’s Amended and Restated Bylaws will not alter this provision.

Under Luxembourg law and the FREYR Luxembourg Articles, the board of directors is vested with the broadest power to take any action necessary or useful to achieve the corporate object. The board’s powers are limited only by law and the FREYR Articles.
Corporate merger, and de-merger, as well as the dissolution and voluntary liquidation of a company require the approval of an extraordinary resolution of a general meeting of shareholders.
Transactions such as a sale, lease or exchange of substantial company assets generally require only the approval of the board of directors. Neither Luxembourg law nor the FREYR Luxembourg Articles contain any provision specifically requiring the board of directors to obtain shareholder approval for the sale, lease or exchange of substantial assets of FREYR Luxembourg.

Shareholder Suits
Delaware	Luxembourg
A stockholder may bring a derivative suit subject to procedural requirements (including adopting Delaware as the exclusive forum).
FREYR Delaware’s Amended and Restated Certificate of Incorporation and Bylaws will provide that unless FREYR Delaware consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of FREYR Delaware, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of FREYR Delaware to FREYR Delaware or FREYR Delaware’s stockholders, (iii) any action asserting a claim against FREYR Delaware or any current or former director, officer, stockholder, employee or agent of FREYR Delaware arising out of or relating to any provision of the DGCL, the FREYR Delaware Amended and Restated Certificate of Incorporation or Bylaws (each, as in effect from time to time), or (iv) any action asserting a claim against FREYR Delaware or any current or former director, officer, stockholder, employee or agent of FREYR Delaware governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding will be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless FREYR Delaware gives an Alternative Forum Consent, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing, otherwise acquiring or holding any interest in shares of capital stock of FREYR Delaware will be deemed to have notice of and consented to these forum selection provisions. The existence of any prior Alternative Forum Consent will not act as a waiver of FREYR Delaware’s ongoing consent right with respect to any current or future actions or claims. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.
FREYR Delaware’s Amended and Restated Bylaws will provide that the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Exchange Act. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court.

Luxembourg law generally does not require shareholder approval before legal action may be initiated on behalf of FREYR Luxembourg. The board of directors has sole authority to decide whether to initiate legal action to enforce FREYR Luxembourg’s rights (other than, in certain circumstances, in the case of an action against board members). Shareholders do not generally have authority to initiate legal action on FREYR’s behalf. However, the general meeting of shareholders may vote to initiate legal action against directors on grounds that such directors have failed to perform their duties. If a director is responsible for a breach of the Luxembourg Company Law or of a provision of the FREYR Luxembourg Articles, an action can in addition be initiated by any third party, including a shareholder that has suffered a loss that is independent and separate from the damage suffered by FREYR Luxembourg. Luxembourg procedural law does not recognize the concept of class actions. In addition, an action may be brought against the directors on behalf of FREYR Luxembourg by minority shareholders. This minority action may be brought by one or more shareholders who, at the general meeting which decided upon discharge of such directors, owned securities with the right to vote at such meeting representing at least ten per cent of the votes attaching to all such securities.
The FREYR Luxembourg Articles provide that the courts of the registered office of FREYR Luxembourg shall be competent for all disputes which may arise during the duration of FREYR Luxembourg or upon its liquidation between shareholders, between shareholders and FREYR Luxembourg, between shareholders and directors or liquidators, between directors and liquidators, between directors or between liquidators of FREYR Luxembourg on account of company matters.
The FREYR Luxembourg Articles further provide that, unless FREYR Luxembourg consents in writing to the selection of an alternative forum, the federal district courts of the Unites States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933 and the Securities Exchange Act of 1934.

Advance Notification Requirements for Proposal off Shareholders
Delaware	Luxembourg
FREYR Delaware’s Amended and Restated Bylaws will provide that for business to be properly brought before an annual meeting by a FREYR Delaware stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary.
To be timely, a stockholder’s notice must be delivered to the secretary at the principal executive offices of FREYR Delaware no later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder in order to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting of stockholders and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting of stockholders or, if the first public announcement of the date of such annual meeting of stockholders is less than a hundred (100) days prior to the date of such annual meeting of stockholders, the tenth (10th) day following the day on which public announcement of the date of such annual meeting of stockholders is first made by FREYR Delaware.

One or several shareholders holding at least 10% of the share capital may request that one or more additional items be put on the agenda of any general meeting. This request shall be sent to the registered office of FREYR Luxembourg by registered mail at least five days prior to the holding of the relevant general meeting.
If one or more shareholders representing at least 10% of the share capital request the convening of a general meeting of shareholders in writing, with an indication of the agenda, the board of directors or the statutory auditor must convene such general meeting so that it can be held within a period of one month from receipt of such request.

Distributions and Dividends; Repurchases and Redemptions
Delaware	Luxembourg
Subject to the requirements of the DGCL and the provision of the FREYR Delaware Amended and Restated Certificate of Incorporation, the board may declare dividends upon the capital stock of FREYR Delaware at any regular or special meeting of the board or any action by written consent in lieu of a meeting, and may be paid in cash, in property, or in shares of FREYR Delaware’s capital stock.
Before payment of any dividend, the board, in its absolute discretion, may set aside out of any funds of FREYR Delaware available for dividends such sum or sums as it deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of FREYR Delaware, or for equalizing dividends, or for repairing or maintaining any property of FREYR Delaware, or for any proper purpose, and the board may modify or abolish any such reserve.

Pursuant to Luxembourg Company Law, distributions may be made (i) by decision of the general meeting of shareholders out of available profits (up to the prior year end and after approval of accounts as of the end of and for the prior year) and reserves (including premium) and (ii), provided that such possibility is foreseen in the articles of association, which is the case of the FREYR Luxembourg Articles, by the board of directors as interim dividends (acomptes sur dividendes) out of available profits and reserves (including premium and other available reserves).
Up to 5% of any net annual profits generated by FREYR Luxembourg must be allocated to a non-distributable legal reserve until such legal reserve amounts to 10% of FREYR Luxembourg issued share capital.
The Company may generally only make distributions if the following conditions are met:
•    except in the event of a reduction of the issued share capital, a distribution to shareholders may not be made if its unconsolidated net assets on the closing date of the preceding fiscal year are, or following such distribution would become, less than the aggregate of the issued share capital and those reserves which may not be distributed by law or under the FREYR Luxembourg Articles; and
•   the amount of a distribution to shareholders may not exceed the sum of its unconsolidated net profits at the end of the preceding financial year plus any profits carried forward and any amounts drawn from reserves which are available for that purpose, less any losses carried forward and less the amounts to be placed in reserve in accordance with the law or the FREYR Luxembourg Articles.
Interim distributions may only be made by FREYR Luxembourg if the following conditions are met:
•    interim unconsolidated accounts indicate sufficient funds available for distribution.
•    the amount to be distributed may not exceed its total unconsolidated net profits since the end of the preceding financial year for which the annual accounts have been approved, plus any profits carried forward and sums drawn from reserves available for this purpose, less losses carried forward and losses realized since the end of the previous financial year and any sums to be placed in reserves in accordance with the law or the FREYR Luxembourg Articles.
•    the board may declare interim distributions no more than two months after the date at which the reference interim accounts have been drawn up.
•    prior to declaring an interim distribution, the board must receive a report from FREYR Luxembourg’s auditors confirming that the conditions for an interim distribution are met.

The amount of distributions declared by the annual general meeting of shareholders include (i) the amount of interim distributions declared by the board of directors during the previous financial year, and if proposed (ii) a further distribution based on FREYR Luxembourg’s unconsolidated annual account of the previous financial year. Where interim distribution payments exceed the amount of the distribution subsequently approved at the general meeting, any such overpayment shall be deemed to have been paid on account of the annual distribution of the subsequent financial year.
Pursuant to Luxembourg law, FREYR Luxembourg (or any party acting on its behalf) may repurchase FREYR Luxembourg’s shares and hold them in treasury, provided:
•    the shareholders at a general meeting have previously authorized the board of directors to acquire company shares. The general meeting shall determine the terms and conditions of the proposed acquisition and in particular the maximum number of shares to be acquired, the period for which the authorization is given (which may not exceed five years) and, in the case of acquisition for value, the maximum and minimum consideration;
•    the acquisitions, including shares previously acquired by FREYR Luxembourg and held by it, and shares acquired by persons acting in their own name but on behalf of FREYR Luxembourg, may not have the effect of reducing the unconsolidated net assets of FREYR Luxembourg below the amount of the issued share capital plus the reserves, which may not be distributed by law or under the FREYR Luxembourg Articles;
•    the repurchase offer must be made on the same terms and conditions to all the shareholders who are in the same position. In addition, as a listed company FREYR Luxembourg may repurchase its ordinary shares on the stock market without having to make or an offer to all of its shareholders.; and
•    only fully paid-up shares may be repurchased.
No prior authorization by shareholders is required (i) if the acquisition is made to prevent serious and imminent harm to FREYR Luxembourg, provided the board of directors informs the next general meeting of shareholders of the reasons for and the purpose of the acquisitions made, the number and nominal values or the accounting value of the shares acquired, the proportion of the subscribed capital which they represent and the consideration paid for them; and (ii) in the case of shares acquired by either FREYR Luxembourg or by a person acting on behalf of FREYR Luxembourg with a view to redistribute the shares to the staff of FREYR Luxembourg or of its subsidiaries, provided that the distribution of such shares is made within 12 months from their acquisition.

Luxembourg law provides for certain further situations in which the above conditions do not apply, including the acquisition of shares pursuant to a decision to reduce the share capital of FREYR Luxembourg or the acquisition of shares issued as redeemable shares. Such acquisitions are subject to certain further conditions and may generally not have the effect of reducing the Company’s non-consolidated net assets below the aggregate of subscribed capital and those reserves which may not be distributed by law.
As long as shares are held in treasury, the voting rights attached thereto are suspended and such shares shall not be taken into account when calculating the quorum and majority required for general meetings. Further, to the extent treasury shares are reflected as assets on the balance sheet of FREYR Luxembourg, a non-distributable reserve of the same amount must be reflected on the liabilities side of the balance sheet.
The FREYR Luxembourg Articles provide that shares may be acquired and redeemed in accordance with the law.

Transactions with Officers or Directors
Delaware	Luxembourg
The FREYR Delaware Amended and Restated Bylaws will provide that no contract or transaction between FREYR Delaware and one or more of its directors or officers, or between FREYR Delaware and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, will be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the board or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to FREYR Delaware as of the time it is authorized, approved or ratified by the board, a committee of the board or the stockholders.
Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board or of a committee which authorizes such contract or transaction.

There are no rules under Luxembourg law preventing a director from entering into contracts or transactions with FREYR Luxembourg to the extent the contract or the transaction is in the corporate interest of FREYR Luxembourg.
Luxembourg Company Law prohibits a director from participating in deliberations and voting on a transaction if such director has a direct or indirect financial interest therein conflicting with the interests of FREYR Luxembourg. The relevant director must disclose his or her interest to the board of directors and abstain from deliberating and voting. The transaction and the director’s interest therein shall be reported, by way of a special report, to the next succeeding general meeting of shareholders. Where, because of conflicts of interest, the number of directors required by the articles to decide and vote on the relevant matter is not reached, the board of directors may, unless otherwise provided for by the articles, decide to refer the decision on that matter to the general meeting of shareholders.
The preceding provisions do not apply where the decision of the board of directors relates to ordinary business entered into under normal conditions.

EXTRAORDINARY GENERAL MEETING OF FREYR LUXEMBOURG SHAREHOLDERS
General
FREYR Luxembourg is furnishing this proxy statement/prospectus to its shareholders as part of the solicitation of proxies by its board of directors for use at the FREYR Special Meeting and at any adjournment or postponement thereof. This proxy statement/prospectus provides FREYR Luxembourg’s shareholders with information they need to know in order to be able to vote or instruct their vote to be cast at the FREYR Special Meeting.
Date, Time and Place
The FREYR Special Meeting will be held on December 15, 2023 at 4:00 p.m., Luxembourg time (10:00 a.m. New York time), at the registered office of the Company (22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg).
Purpose of the FREYR Special Meeting
At the FREYR Special Meeting, FREYR Luxembourg is asking holders of Ordinary Shares to vote on the following proposals:
1)The Confirmation of Mandate of FREYR Directors Proposal – To confirm the mandate as a member of the board of directors of Mr. Birger Steen, born on November 4, 1966 in Oslo, Norway, residing at Holmboes gate 6A, 0357 Oslo, Norway to replace Mr. Torstein Dale Sjøtveit, with effect as of August 9, 2023, and for a period ending at the next annual general meeting of FREYR (which corresponds to the duration of the mandate of Mr. Torstein Dale Sjøtveit). The Confirmation of Mandate of FREYR Directors Proposal is required to be presented at the FREYR Special Meeting for shareholder approval under Luxembourg law; it is not related to the Redomiciliation Transaction and none of the other proposals described in this proxy statement/prospectus, including the Merger Proposal, are conditioned upon its approval.
2)The Documents Acknowledgement Proposal – To acknowledge (I) (a) the availability of certain written reports on the cross-border merger contemplated under the Redomiciliation Transaction drawn up by (i) the board of directors of FREYR and the board of directors of FREYR Delaware in accordance with the Luxembourg Law and (ii) EUROLUX AUDIT S.à r.l. and PKF Audit & Conseil as independent experts in accordance with Article 1021-6 (1) of the Luxembourg Law and (b) the availability of the interim accounts of each of FREYR Luxembourg dated June 30, 2023 and FREYR Delaware dated August 31, 2023, (II) that all documents referred to by Article 1021-7 of the Luxembourg Law have been made available at the registered office of each of the Merging Companies for due inspection by the shareholders at least one (1) month prior to the date of the FREYR Special Meeting and (III) having been informed by virtue of the written reports of the boards of directors of each of the Merging Companies, drawn-up in accordance with Article 1021-5 of the Luxembourg Law, of the significant changes in the assets and liabilities of FREYR between the date of the signature of the Common Draft Terms of Cross-Border Merger on September 29, 2023 and the date of the FREYR Special Meeting and the date of the extraordinary general meeting of the sole stockholder of FREYR Delaware convened to approve the Merger;
3)The Merger Proposal – To (I) adopt the merger agreement by and between FREYR and FREYR Delaware (the “Merger Agreement”), and the common draft terms of cross-border merger (projet commun de fusion transfrontalière) (the “Common Draft Terms of Cross-Border Merger”), copies of which are attached to this proxy statement/prospectus as Annex A and Annex B, respectively, drawn up by the board of directors of each of the Merging Companies, pursuant to which FREYR will be absorbed and merged into FREYR Delaware, with FREYR Delaware surviving the merger (the “Merger”), and whereby and (i) each issued and outstanding FREYR Ordinary Shares immediately prior to the effective time of the Merger (the “Effective Time”), will automatically be cancelled and FREYR Delaware will issue as consideration therefor new duly authorized, validly issued, fully paid and non-assessable common stock of FREYR Delaware to the shareholders of FREYR on a one-to-one basis, (ii) each outstanding warrant of FREYR exercisable for one (1) FREYR Ordinary Share at an exercise price of $11.50 will become exercisable for one (1) Common Stock of FREYR Delaware and FREYR Delaware will assume FREYR’s rights and obligations thereto, on the same terms as those that currently govern these warrants, and each warrant of FREYR held by EDGE Global will become exercisable for one (1) Common Stock of FREYR Delaware on the same terms as those that currently govern these warrants, (iii) all ordinary shares held in treasury by FREYR outstanding immediately prior to the effective time of the Merger will be ipso jure cancelled by virtue of and simultaneously with the Merger and said treasury shares will cease to exist and no consideration will be delivered in exchange thereafter, (iv) FREYR Delaware will assume, or will cause an applicable affiliate to assume, the FREYR 2021 Equity Incentive Plan (amended and restated as of May 10,

2023), as well as all other compensation or benefit plans, policies and arrangements previously maintained by FREYR and (v) as a result of the Merger, at the Effective Time FREYR Delaware will adopt the Amended and Restated Certificate of Incorporation and Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex C and Annex D, respectively, will come into effect (such transactions collectively referred to as the “Redomiciliation Transaction”), and (II) to approve the Merger and its legal and accounting effective time;
4)The Delegation of Authority Proposal – To grant power and authority to (i) any director of FREYR or any person authorized by the board of directors of FREYR, each individually and with full power of substitution, to appear before a notary in the Grand Duchy of Luxembourg to declare and confirm, for and issue the “Board Confirmation,” whereby the board of directors of FREYR declares and confirms, in the name and on behalf of FREYR and the board of directors of FREYR, that the conditions precedent to the Merger, as specified in the Merger Agreement and the Common Draft Terms of Cross-Border Merger, have been satisfied or waived and that the Merger is effective and (ii) any director of FREYR and/or any lawyer or employee of the law firm Arendt & Medernach S.A. and/or any employee or clerk of the instrumenting notary in the Grand Duchy of Luxembourg, to individually carry out in the name and on behalf of FREYR, any changes required by the matters set out under the proposals described in this proxy statement/prospectus as well as all filings, notifications and publications necessary for the Merger.
Recommendation of the FREYR Luxembourg Board of Directors
FREYR’s board of directors believes that the Merger Proposal and the other proposals to be presented at the FREYR Special Meeting are fair to and in the best interest of FREYR’s shareholders and unanimously recommends that its shareholders vote “FOR” the Confirmation of Mandate of FREYR Directors Proposal, “FOR” the Merger Proposal, “FOR” the Documents Acknowledgement Proposal and “FOR” the Delegation of Authority Proposal.
Record Date; Outstanding Shares; Shareholders Entitled to Vote
FREYR Luxembourg has fixed October 25, 2023 as the “Record Date” for determining FREYR Luxembourg shareholders entitled to notice of and to attend and vote at the FREYR Special Meeting. As of the Record Date, there were Ordinary Shares outstanding and entitled to vote. Each FREYR Luxembourg Ordinary Share is entitled to one vote per share at the FREYR Special Meeting.
Quorum
For the Confirmation of Mandate of FREYR Directors Proposal, no presence quorum is required and resolutions shall be adopted, irrespective of the number of FREYR Ordinary Shares present or represented at the FREYR Special Meeting, by a simple majority of votes validly cast.
For all other proposals, the presence, in person or by proxy, of the holders of at least one half of the issued shares of the Company (other than shares held by or on behalf of the Company or a direct subsidiary of the Company), being FREYR Ordinary Shares, constitutes a quorum. Provided that such quorum is met, such proposals shall only be validly passed by a two-thirds (2/3) majority of the votes validly cast for each proposal. If such quorum is not met at the Extraordinary General Meeting, a second general meeting may be convened and resolutions shall be adopted, irrespective of the number of FREYR Ordinary Shares present or represented, by a majority of at least two-thirds (2/3) of the votes validly cast for each of the proposals.
Abstentions and Broker Non-Votes
Proxy Cards that are marked “ABSTAIN” and proxies relating to “street name” shares that are returned to FREYR Luxembourg but marked by brokers as “not voted” (“Broker Non-Votes”) will be treated as shares present for purposes of determining the presence of a quorum on all matters but will not be treated as votes cast and will, therefore, not affect the outcome of the vote on the Proposals. If a shareholder does not give the broker voting instructions, under applicable self-regulatory organization rules, its broker may not vote its shares on “non-routine” proposals. The matters to be voted upon at the FREYR Special Meeting are “non-routine” proposals.
Vote Required
For the Confirmation of Mandate of FREYR Directors Proposal, no presence quorum is required and resolutions shall be adopted, irrespective of the number of FREYR Ordinary Shares present or represented at the FREYR Special Meeting, by a simple majority of votes validly cast.
For all other proposals, the presence, in person or by proxy, of the holders of at least one half of the issued shares of the Company (other than shares held by or on behalf of the Company or a direct subsidiary of the Company), being FREYR Ordinary Shares, constitutes a quorum. Provided that such quorum is met, such proposals shall only be validly passed by a two-thirds (2/3) majority of the votes validly cast for each proposal. If such quorum is not met at the Extraordinary General Meeting, a second general meeting may be convened and resolutions shall be adopted, irrespective of the number of FREYR Ordinary Shares present or represented, by a majority of at least two-thirds (2/3) of the votes validly cast for each of the proposals.
Voting Your Shares
Each FREYR Luxembourg Ordinary Share that you own in your name entitles you to one vote.
(a) Submitting votes as a street name holder
Without prejudice to the possibility to attend the FREYR Special Meeting in person, holders of shares held through the operator of a securities settlement system or with a depositary (including nominees or brokers that hold shares through the Depository Trust and Clearing Corporation (“DTCC”) wishing to vote at the FREYR Special Meeting should request from their operator or depositary or sub-depositary a certificate or confirmation certifying the number of ordinary shares recorded in their account on the Record Date or any other proof of ownership in a form acceptable to FREYR at its own and full discretion.
Holders of shares held through a brokerage account, should contact their broker to receive information on how to vote their shares.
Holders of shares held through the operator of a securities settlement system or with a depositary (including nominees or brokers that hold shares through DTCC) have the right to instruct their nominee or broker on how to vote with a voter instruction form, or as may otherwise be established by the nominee or broker. Beneficial holders who wish to vote directly must request the nominee or broker that appears as the registered shareholder on the Record Date to issue a legal proxy which allows the beneficial owner to vote his or her shares directly. Beneficial owners who do not vote via their brokers or nominees in accordance with the instructions received or do not have a legal proxy are not eligible to vote.
Votes must be received by FREYR’s tabulation agent, Broadridge Financial Solutions, Inc. (5 Dakota Drive, Suite 300, Lake Success, NY 11042, 1-800-353-0103) in writing by mail or by e-mail no later than December 15, 2023 at 5:59 a.m. Luxembourg time (December 14, 2023 at 11:59 p.m. New York time) (the “Cut-Off Date/Time”) to be considered validly submitted.
(b) Submitting votes as a registered shareholder
Without prejudice to the possibility to attend the FREYR Special Meeting in person, holders of shares held by name directly in the books and records of the Company´s registrar and transfer agent, Continental Stock Transfer & Trust Company (i.e., other than through a brokerage account) who wish to participate and exercise their voting rights at the meeting can exercise their voting rights in one of the following manners, it being understood that in the event of any amendment to the current proposals described in this proxy statement/prospectus or new proposals presented at the FREYR Special Meeting, any vote will by default be counted as submitted by valid voting instruction if a shareholder previously submitted a vote by proxy:
•Proxy voting representative appointed by FREYR
Holders of shares held by name directly in the books and records of FREYR´s registrar and transfer agent, Continental Stock Transfer & Trust Company (i.e., other than through a brokerage account) who do not wish to attend the FREYR Special Meeting in person may appoint in the accompanying supplement to the convening notice to be sent to all shareholders (the “Accompanying Supplement” which is attached as Annex E to this proxy statement/prospectus) Mr. Tom Einar Jensen, Executive Chairman of FREYR, whom failing Mr. Birger Steen, director of FREYR, whom failing Ms. Lori A. Papp, Chief Accounting Officer of FREYR, whom failing Mr. Are Lysnes Brautaset, Chief Legal Officer of FREYR, as proxy voting representative appointed by FREYR, to participate in and vote at the FREYR Special Meeting on their behalf. The proxy voting representative will be bound by the respective instructions of the shareholder provided in the Proxy Card (and Accompanying Supplement as applicable) prior to the FREYR Special Meeting.
•Proxy voting representative appointed by the shareholder
Holders of shares held by name directly in the books and records of FREYR´s registrar and transfer agent, Continental Stock Transfer & Trust Company (i.e., other than through a brokerage account) who do not wish to attend the FREYR Special Meeting in person may also appoint in the Accompanying Supplement another natural or legal person who needs not to be a shareholder itself to attend and vote at the FREYR Special Meeting on their behalf.

The proxyholder will have to identify himself on the date of the FREYR Special Meeting by presenting a non-expired identity card or passport.
In case of Ordinary Shares owned by a corporation or any other legal entity, individuals representing such entity who wish to physically attend the FREYR Special Meeting and vote at the FREYR Special Meeting on behalf of such entity, must present evidence of their authority to attend and vote at the FREYR Special Meeting by means of a proper document (such as a special power of attorney) issued by the entity represented. A copy of such power of attorney or other proper document should be submitted no later than the Cut-Off Date/Time to the Company (22-24, Boulevard Royal, L-2449, Luxembourg, Grand Duchy of Luxembourg, Company-secretary@freyrbattery.com), with a copy to Broadridge Financial Solutions, Inc. (robert.deriso@broadridge.com or Broadridge Financial Solutions, Attn: Robert DeRiso, 51 Mercedes Way, Edgewood, NY 11717), by mail or by e-mail. Such evidence of authority must also be presented at the FREYR Special Meeting. Persons designated as a proxy must also bring the underlying, duly executed, Proxy Card (and Accompanying Supplement, as applicable) to the FREYR Special Meeting. For the FREYR Special Meeting to proceed in a timely and orderly manner, proxyholders are requested to arrive on time. Check-in at the FREYR Special Meeting will begin at 3:30 p.m. Luxembourg time (9:30 a.m. New York time). Please plan to allow ample time for check-in procedures. Cameras, cell phones, recording equipment and other electronic devices will not be permitted at the FREYR Special Meeting.
•Voting by voting instruction
Shareholders who wish to vote by a voting instruction may exercise their voting rights by casting their votes by a voting instruction included in the Proxy Card.
Proxy Cards must be received by Broadridge Financial Solutions, Inc. no later than the Cut-Off Date/Time by way of one of the matters set forth in the Proxy Card to be considered validly submitted.
(c) Attending the FREYR Special Meeting in person
Notwithstanding points (a) and (b) above, all shareholders wishing to participate and vote in person in the FREYR Special Meeting shall notify the Company (22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, Company-secretary@freyrbattery.com), with a copy to Broadridge Financial Solutions, Inc. (robert.deriso@broadridge.com or Broadridge Financial Solutions, Attn: Robert DeRiso, 51 Mercedes Way, Edgewood, NY 11717) thereof at the latest on the Cut-Off Date/Time, in writing by mail or by e-mail.
In the case of Ordinary Shares owned by a corporation or any other legal entity, individuals representing such entity who wish to attend the FREYR Special Meeting in person and vote at the FREYR Special Meeting on behalf of such entity must present evidence of their authority to attend and vote at the FREYR Special Meeting, by means of a proper document (such as a special power of attorney) issued by the entity represented. A copy of such power of attorney or other proper document should be submitted no later than the Cut-Off Date/Time to the Company (22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, Company-secretary@freyrbattery.com), with a copy to Broadridge Financial Solutions, Inc. (robert.deriso@broadridge.com or Broadridge Financial Solutions, Attn: Robert DeRiso, 51 Mercedes Way, Edgewood, NY 11717) by mail or by e-mail. Such evidence of authority must also be presented at the FREYR Special Meeting.
Any shareholder participating in the FREYR Special Meeting in person shall carry proof of identity (in the form of a non-expired identity card or passport) at the FREYR Special Meeting. Check-in at the FREYR Special Meeting will begin at 3:30 p.m. Luxembourg time (9:30 a.m. New York time). Please plan to allow ample time for check-in procedures. Cameras, cell phones, recording equipment and other electronic devices will not be permitted at the FREYR Special Meeting.
Additional specific requirements for street name holders wishing to attend the meeting in person:
If you hold your shares through a brokerage account, please contact your broker to receive information on how you may vote your shares.
Holders of shares held through the operator of a securities settlement system or with a depositary (including nominees or brokers that hold shares through DTCC) wishing to participate and vote directly at the Meetings must request the nominee or broker that appears as the registered shareholder on the Record Date to issue a legal proxy which allows the beneficial owner to vote his or her shares directly. Such legal proxy must be submitted no later than the Cut-Off Date/Time by mail or by e-mail to the Company (22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, Company-secretary@freyrbattery.com), with a copy to Broadridge Financial Solutions, Inc. (5 Dakota Drive, Suite 300, Lake Success, NY 11042, 1-800-353-0103). Such legal proxy must also be presented at the meeting. Beneficial owners who do not have a legal proxy are not eligible to vote.

Share Ownership of and Voting by FREYR Luxembourg Directors and Officers
As of the Record Date, current FREYR Luxembourg directors and officers beneficially own an aggregate of Ordinary Shares. Each current director and officer of FREYR Luxembourg has agreed to vote his or her Ordinary Shares in favor of each of the Proposals.
Revoking Your Proxy
If you are a shareholder and you give a proxy, you may revoke it at any time before the Cut-Off Date/Time by doing any one of the following:
a.you may send another Proxy Card and Accompanying Supplement with a later date provided that such replacement Proxy Card and Accompanying Supplement are received by Broadridge Financial Solutions, Inc. no later than the Cut-Off Date/Time (or, in the case of an adjournment, no later than 48 hours before the time appointed for the holding of the adjourned meeting); or
b.you may notify Broadridge Financial Solutions, Inc., in writing, before the FREYR Special Meeting that you have revoked your proxy provided that such revocation notice is received by Broadridge Financial Solutions, Inc. no later than the Cut-Off Date/Time (or, in the case of an adjournment, no later than 48 hours before the time appointed for the holding of the adjourned meeting).
Who Can Answer Your Questions About Voting Your Shares
If you are a shareholder and have questions about the Redomiciliation Transaction you may contact Jeffery Spittel of FREYR Luxembourg at Jeffrey.spittel@freyrbattery.com. You may also obtain additional information about FREYR Luxembourg from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”
If you are a shareholder and need additional copies of the proxy statement/prospectus or the enclosed Proxy Card or Accompanying Supplement or have any questions about how to vote or direct a vote in respect of your Ordinary Shares you should contact:
Okapi Partners LLC
1212 Avenue of the Americas, 17th Floor
New York, NY 10036
(212) 297-0720
Toll-Free: (888) 785-6709
info@okapipartners.com

Proxy Solicitation Costs
FREYR Luxembourg is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone or in person. FREYR Luxembourg and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. FREYR Luxembourg will bear the cost of the solicitation.
FREYR Luxembourg has engaged Okapi to assist in the proxy solicitation process. FREYR Luxembourg has agreed to pay Okapi a fee of $25,000 plus associated disbursements.
FREYR Luxembourg will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. FREYR Luxembourg will reimburse them for their reasonable expenses.

THE CONFIRMATION OF MANDATE OF FREYR DIRECTORS PROPOSAL
In accordance with Article 441-2 of the Luxembourg Law and the provisions of Article 9.3 of FREYR’s consolidated articles of association as at December 20, 2022 and the charter of the nominating and corporate governance committee of FREYR adopted on July 9, 2021, the Board of Directors approved and, to the extent necessary, ratified, on August 9, 2022, the co-option (cooptation) of Mr. Birger Steen, born on November 4, 1966 in Oslo, Norway, residing at Holmboes gate 6A, 0357 Oslo, Norway, as member of the Board of Directors, to replace Mr. Torstein Dale Sjøtveit, with effect as of August 9, 2023 and for a period ending at the next annual general meeting of FREYR (which corresponds to the duration of the mandate of Mr. Torstein Dale Sjøtveit).
The Confirmation of Mandate of FREYR Directors Proposal is required to be presented at the FREYR Special Meeting for shareholder approval under Luxembourg law; it is not related to the Redomiciliation Transaction and none of the other proposals described in this proxy statement/prospectus, including the Merger Proposal, are conditioned upon its approval.
FREYR BATTERY’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE CONFIRMATION OF THE MANDATE OF MR. BIRGER STEEN DESCRIBED ABOVE.

THE MERGER PROPOSAL
The following includes a summary of the material provisions of the Merger Agreement and the Common Draft Terms of Cross-Border Merger, copies of which are attached as Annex A and Annex B respectively, incorporated by reference into this proxy statement/prospectus. We encourage you to read the Merger Agreement and the Common Draft Terms of Cross-Border Merger in their entirety. In the event of any discrepancy between the terms of the Merger Agreement, the Common Draft Terms of Cross-Border Merger and the following summary, the Merger Agreement and the Common Draft Terms of Cross-Border Merger will control.
Introduction
The Merger Agreement and the Common Draft Terms of Cross-Border Merger you are being asked to adopt at the extraordinary meeting provide for a merger of FREYR with and into FREYR Delaware, with FREYR Delaware surviving the Redomiciliation Transaction. The Redomiciliation Transaction will result in each FREYR Ordinary Share issued and outstanding immediately prior to the Effective Time being automatically cancelled and FREYR Delaware issuing as consideration therefor new common stock of FREYR Delaware to the shareholders of FREYR on a one-to-one basis, which will result in FREYR Delaware becoming the publicly traded corporate parent of the FREYR group of companies and thereby effectively change the place of incorporation of our publicly traded parent company from Luxembourg to Delaware.
After the Redomiciliation Transaction, you will continue to own an interest in a parent company that will continue to conduct, through its wholly owned subsidiaries, the same businesses as conducted by the FREYR group of companies before the Redomiciliation Transaction. In addition, the Redomiciliation Transaction will not dilute your economic interest in the FREYR group of companies. The number of shares of Common Stock you will own immediately after the Redomiciliation Transaction will be the same as the number of Ordinary Shares you owned in FREYR immediately prior to the Redomiciliation Transaction. Further, the number of outstanding shares of Common Stock will be the same as the number of outstanding FREYR Ordinary Shares immediately before consummation of the Redomiciliation Transaction.
As of October 25, 2023, the Record Date for the FREYR Special Meeting, there were Ordinary Shares of FREYR outstanding. For a description of the Common Stock, see “Description of FREYR Delaware Securities.”
The Parties to the Redomiciliation Transaction
FREYR Battery. FREYR is the current parent holding company of the FREYR group of companies and is a developer of clean, next-generation battery cell production capacity. Our mission and vision are to accelerate the decarbonization of global energy and transportation systems by producing clean, cost-competitive batteries. Please read “Business” in Item 1 of the Form 10-K for the year ended December 31, 2022 filed with the SEC on February 27, 2023 for more information about FREYR’s business.
FREYR Battery, Inc. FREYR Battery, Inc. is a company newly formed under the laws of Delaware, U.S. and is currently a wholly owned subsidiary of FREYR. FREYR Battery, Inc. has only nominal assets and has not engaged in any business or other activities other than in connection with its formation and the Redomiciliation Transaction. As a result of the Transaction, FREYR Battery, Inc. will become the publicly traded parent company of the FREYR group of companies.
The Redomiciliation Transaction
There are several principal steps to affect the Redomiciliation Transaction:
•FREYR formed FREYR Battery, Inc. and Lux Sub-Parent Co as wholly owned subsidiaries;
•Shareholders vote on the Redomiciliation Transaction at the FREYR Special Meeting;
•With the exception of FREYR Delaware and Alussa, FREYR contributes the equity interests in all its subsidiaries to Lux Sub-Parent Co;
•FREYR transfers all of its employees, commercial contracts and any tangible and intangible assets (other than its equity interests in FREYR Delaware and Alussa) to Lux Sub-Parent Co;
•If the Redomiciliation Transaction is approved by the requisite vote of our shareholders at the FREYR Special Meeting and the other conditions precedent to closing are satisfied:
◦FREYR merges with and into FREYR Delaware, with FREYR Delaware surviving. Immediately prior to the Effective Time, (i) each issued and outstanding FREYR Ordinary Shares immediately prior to the Effective Time will automatically be cancelled and FREYR Delaware will issue as consideration therefor new duly authorized, validly issued, fully paid and non-assessable common stock of FREYR Delaware to the shareholders of FREYR on a one-to-one basis, (ii) each outstanding warrant of FREYR exercisable for one (1) FREYR Ordinary Share at an exercise price of $11.50 will become exercisable for one (1) Common Stock of FREYR Delaware and FREYR Delaware will assume FREYR’s rights and obligations thereto, on the same terms as those that currently govern these warrants, and each warrant of FREYR held by EDGE Global will become exercisable for one (1) Common Stock of FREYR Delaware on the same terms as those that currently govern these warrants, (iii) all ordinary shares held in treasury by FREYR outstanding immediately prior to the effective time of the Merger will be ipso jure cancelled by virtue of and simultaneously with the Merger and said treasury shares will cease to exist and no consideration will be delivered in exchange thereafter, (iv) FREYR Delaware will assume, or will cause an applicable affiliate to assume, the FREYR 2021 Equity Incentive Plan (amended and restated as of May 10, 2023), as well as all other compensation or benefit plans, policies and arrangements previously maintained by FREYR and (v) as a result of the Merger, at the Effective Time the Amended and Restated Certificate of Incorporation and Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex C and Annex D, respectively, will come into effect.
•As a result, (i) the shareholders and warrant holders of FREYR will become stockholders and warrant holders of FREYR Delaware and their rights will be governed by Delaware law, (ii) FREYR will cease to exist as a matter of Luxembourg corporate law and all its shares shall be cancelled, (iii) all assets and liabilities of FREYR, as the absorbed company, will be transferred to FREYR Delaware, as the absorbing company by way of universal succession (succession universelle) with the exception of shares held by FREYR in FREYR Delaware and the Treasury Shares (the “Excluded Assets”), (iv) FREYR Delaware will be subrogated in all rights and obligations of FREYR towards third parties (v) the rights and claims comprised in the assets of FREYR (excluding the Excluded Assets) shall be transferred to FREYR Delaware with all securities, either in rem or personal, attached thereto (vi) FREYR Delaware will continue as of the Effective Time to perform the obligations of FREYR under any agreements to which the latter is a party and (vii) any claims and debts existing as at the Effective Time between FREYR and FREYR Delaware are cancelled upon the completion of the merger.
•The merger will entail the transfer by FREYR of all its assets and liabilities (with the exception of the Excluded Assets) to FREYR Delaware, so that FREYR shall be dissolved without liquidation after the completion of the merger.
We currently anticipate that the Redomiciliation Transaction will become effective in the fourth quarter of 2023, although we may abandon the Redomiciliation Transaction at any time prior to its completion, prior to obtaining shareholder approval.
Additional Agreements
Pursuant to the Merger Agreement and the Common Draft Terms of Cross-Border Merger, FREYR and FREYR Delaware have agreed, among other things, that:
•FREYR Delaware will assume certain share-based compensation plans that are sponsored by FREYR, and we will amend such plans in order to permit the issuance or delivery of Common Stock thereunder, instead of Ordinary Shares of FREYR; and
•FREYR Delaware will assume the obligations of FREYR under executive and change of control agreements that FREYR has in place with certain executive officers.
•FREYR Delaware will enter into indemnity agreements with those directors and executive officers who currently have indemnity agreements with FREYR, upon terms substantially similar to the FREYR agreements to the extent permitted by U.S. law, and will maintain directors’ and officers’ liability insurance for those executive officers and directors.
Background and Reasons for the Redomiciliation Transaction
FREYR is a developer of clean, next-generation battery cell production capacity. Our mission and vision are to accelerate the decarbonization of global energy and transportation systems by producing clean, cost-competitive batteries. Through our strategy of Speed, Scale, and Sustainability, we seek to serve our primary markets of energy storage systems (“ESS”), commercial mobility, including marine applications and commercial vehicles; and electric vehicles (“EV”).
We have put into service the buildings and infrastructure and certain manufacturing equipment at our Customer Qualification Plant (“CQP”), and have successfully completed semi-automatic production, assembly, and charge of our first battery. We will spend the next several months increasing the amount of integration and automation of the manufacturing process and anticipate producing sample cells for customers during the third quarter of this year. We have begun the construction of initial buildings and infrastructure for our inaugural gigafactory (“Giga Arctic”). Both the CQP and Giga Arctic are located in Mo i Rana, Norway. We have also started the development of our first clean battery cell manufacturing project in the U.S. (“Giga America”), which is located on a 368-acre parcel of land in Coweta County, Georgia that was purchased by the Company in 2022. As of June 30, 2023, we have not yet initiated commercial manufacturing or derived revenue from our principal business activities.
This acceleration of FREYR’s previously planned expansion into U.S. markets is based on strong tailwinds in U.S. renewable energy development, an intensifying focus on grid stability initiatives, and the tax incentives associated with the Inflation Reduction Act of 2022 (the “IRA”) which was signed into law in the U.S. on August 16, 2022. The IRA includes $369 billion in climate and energy-related provisions, including those to incentivize and accelerate the build-out of renewable energy and accelerate the adoption of EV technologies. The IRA creates specific tax credit incentives for the manufacturing and production of battery cells, modules, and electrode materials in the U.S., and extends the investment tax credit to standalone battery storage technology projects for the first time without co-location requirements to solar or wind developments. The IRA will likely drive significantly lower battery costs and prices in the U.S., potentially leading to a surge in domestic ESS activity.
The board of directors and management of FREYR had a number of discussions of how to finance the development of Giga America and other strategic projects. Beginning in the first half of 2023, our board and management reviewed several potential methods for accessing the U.S. capital markets. Our management concluded that redomiciling to the U.S. is expected to enhance FREYR’s eligibility for inclusion in equity indexes and trigger associated benchmarking from actively managed funds, thereby delivering a significant uplift in fund flows to FREYR’s common equity. Furthermore, management anticipates that redomiciling could support maximization of IRA subsidies, the application process under the U.S. Department of Energy Loan Programs Office, and enhanced corporate governance protocols over time.
Additionally, our board of directors determined that the Redomiciliation Transaction may provide the following benefits for the FREYR group of companies and the shareholders of FREYR:
•simplifying FREYR’s corporate structure and streamlining reporting requirements, which will (i) facilitate efforts incurred by FREYR to assess, implement and remain compliant with multiple regulatory and reporting requirements for FREYR on a consolidated basis, and (ii) provide opportunities for FREYR to improve operational efficiencies and financial flexibility in the corporate treasury, cash management, risk management and tax functions; and
•benefiting from well-established principles of corporate governance under Delaware law, which are more closely aligned with NYSE listing standards and SEC governance requirements.
Nevertheless, we cannot assure you that the anticipated benefits of the Redomiciliation Transaction will be realized. Although we expect the Redomiciliation Transaction to provide us with the benefits described above, the Transaction will expose FREYR and its shareholders to some risks. Our board of directors considered a variety of negative factors, including the possibility of uncertainty created by the Transaction and the change in our legal domicile, the fact that we expect to incur costs to complete the Transaction, the fact that Delaware corporate law imposes different and additional obligations on us, and other risks discussed in the discussion under “Risk Factors.” After completing its review of the expected benefits and the potential advantages of the Redomiciliation Transaction, on September 28, 2023, our board of directors unanimously (1) determined that the Common Draft Terms of Cross-Border Merger and the transactions contemplated therein, including the Redomiciliation Transaction, are advisable and in the best interests of FREYR and its shareholders, (2) approved the Redomiciliation Transaction and the Common Draft Terms of Cross-Border Merger and (3) resolved to recommend adoption of the Common Draft Terms of Cross-Border Merger to shareholders of FREYR. On October 12, 2023, our board of directors unanimously (1) determined that the Merger Agreement and the transactions contemplated therein are advisable and in the best interests of FREYR and its shareholders, (2) approved the Merger Agreement and (3) resolved to recommend adoption of the Merger Agreement to shareholders of FREYR.
Conditions to Completion of the Redomiciliation Transaction
•The SEC has declared the registration statement on Form S-4 that includes this proxy statement/prospectus effective, and no stop order with respect thereto is in effect;
•the Merger Agreement and the Common Draft Terms of Cross-Border Merger are adopted by the requisite vote of shareholders;

•none of the parties to the Merger Agreement and the Common Draft Terms of Cross-Border Merger is subject to any decree, order or injunction that prohibits the consummation of the Redomiciliation Transaction;
•other than the filing of the certificate of merger, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required to consummate the Redomiciliation Transaction, including any required filings under applicable U.S. state and Luxembourg securities laws, have been obtained or made; and
•all consents of any third party required to consummate the Redomiciliation Transaction have been obtained.
In addition, the expected timing for the completion of the Redomiciliation Transaction may be impacted by other conditions described in this proxy statement/prospectus. We cannot be certain when, or if, the conditions to the Redomicile Transaction will be satisfied or waived, or that the Redomiciliation Transaction will be completed.
Termination
We may decide to terminate the Merger Agreement and abandon the Redomiciliation Transaction at any time prior to obtaining shareholder approval, by action of our board of directors.
Management of FREYR Delaware
The current directors of FREYR shall be elected as directors of FREYR Delaware and the officers of FREYR shall be appointed to the corresponding officer positions with FREYR Delaware.
If the Redomiciliation Transaction is completed, the members of the FREYR Delaware board of directors will serve until the earlier of their successors being elected or their death, disability or retirement.
FREYR Delaware will enter into indemnity agreements with those directors and officers who currently have indemnity agreements with FREYR, upon terms substantially similar to the FREYR agreements to the extent permitted by U.S. law.
Interests of Certain Persons in the Redomiciliation Transaction
We do not believe that any of our directors or executive officers have interests in the Redomiciliation Transaction that are different from the interests of our shareholders generally. No change of control payments or additional compensation will be payable to our directors or executive officers in connection with the Redomiciliation Transaction.
Comparison of Rights of Holders of FREYR Ordinary Shares with Holders of Common Stock
The completion of the Redomiciliation Transaction will change the governing corporate law that applies to shareholders of our parent company from Luxembourg law to Delaware law. The legal system governing corporations organized under Delaware law differs from the legal system governing corporations organized under Luxembourg law. As a result, we are unable to adopt governing documents for FREYR Delaware that are identical, or even substantially similar, to the governing documents for FREYR. We summarize the material differences between the governing documents for FREYR and FREYR Delaware, and the changes in your rights as a shareholder resulting from the Redomiciliation Transaction, under “Comparison of Shareholder Rights Between Luxembourg Law and Delaware Law.” We believe that these changes (i) either are required by Delaware law or otherwise result from differences between the corporate laws of Luxembourg and the corporate laws of Delaware, and (ii) relate to the change of the place of incorporation of the publicly traded corporate parent of the FREYR group of companies from Luxembourg to Delaware. Forms of the Amended and Restated Certificate of Incorporation and Bylaws of FREYR Delaware that will be effective upon completion of the Transaction are attached as Annexes C and D, respectively, to this proxy statement/prospectus.
Notwithstanding the differences in the governing documents between FREYR and FREYR Delaware, we believe that Delaware law and FREYR Delaware’s Amended and Restated Bylaws as a whole adequately safeguard the rights of shareholders of FREYR.
The characteristics of and the differences between the Ordinary Shares and the Common Stock are summarized under “Description of FREYR Delaware Securities” and “Comparison of Shareholder Rights Between Luxembourg Law and Delaware Law.”

Regulatory Matters
Other than the filing of the certificate of merger with the Delaware Secretary of State, we are not aware of any governmental approvals or actions that are required to complete the Redomiciliation Transaction other than compliance with U.S. federal and state securities laws, and various portions of Luxembourg corporate law.
Dissenters’ Rights
There are no dissenters’ rights under Luxembourg law in connection with the Redomiciliation Transaction.
Exchange of Shares
Beneficial holders of shares held in “street name” through a bank, broker or other nominee and record owners of shares held in book-entry form will not be required to take any action. Your ownership of shares of Common Stock will be recorded in book-entry form by your nominee (for shares held in “street name”) or by our transfer agent (for shares held by record owners in book-entry form), without the need for any additional action on your part. Holders of record who hold their shares in book-entry form will receive a statement of their holdings in FREYR Delaware after the Redomiciliation Transaction.
Treatment of Warrants
At the effective time of the Redomiciliation Transaction and pursuant to the terms of the Merger Agreement, all outstanding warrants exercisable into shares of FREYR Ordinary Shares will entitle the holder to acquire upon exercise of such warrants shares of Common Stock for the same exercise price per share as in effect just prior to the effective time of the Transaction. All such warrants will generally be subject to the same terms and conditions as were applicable to such warrants immediately prior to the effective time of the Redomiciliation Transaction.
Stock Exchange Listing
We expect the Common Stock to be listed on the NYSE after the completion of the Redomiciliation Transaction. There is currently no established public trading market for the Common Stock.
Accounting Treatment of the Redomiciliation Transaction under U.S. GAAP
The Redomiciliation Transaction will represent a transaction between entities under common control. Accordingly, assets and liabilities of FREYR will be reflected at their carrying amounts in the accounts of FREYR Delaware at the completion of the Transaction.
Impact of Redomiciliation Transaction on Operating Costs
Following the Redomiciliation Transaction, we do not expect the Redomiciliation Transaction to have a material effect on our operating costs, including our selling, general and administrative expenses.
Recommendation and Required Vote
At a special meeting held on September 28, 2023, the FREYR board of directors unanimously (1) determined that the Common Draft Terms of Cross-Border Merger and the transactions contemplated therein, including the Redomiciliation Transaction, are advisable and in the best interests of FREYR and its shareholders, (2) approved the Redomiciliation Transaction and the Common Draft Terms of Cross-Border Merger, and (3) resolved to recommend adoption of the Common Draft Terms of Cross-Border Merger to shareholders of FREYR. At a special meeting held on October 12, 2023, the FREYR board of directors unanimously (1) determined that the Merger Agreement and the transactions contemplated therein are advisable and in the best interest of FREYR and its shareholders, (2) approved the Merger Agreement, and (3) resolved to recommend adoption of the Merger Agreement to the shareholders of FREYR. Accordingly, the FREYR board of directors recommends that the shareholders of FREYR vote “FOR” the Merger Proposal.
To approve the Merger Proposal, the affirmative vote of at least two-thirds (2/3) of the votes validly cast at the FREYR Special Meeting, provided that at least one half of the issued shares of FREYR (other than shares held by or on behalf of FREYR Luxembourg or a direct subsidiary of FREYR Luxembourg) is present or represented at the FREYR Special Meeting to vote on the matter is required.
As of the Record Date, there were FREYR Ordinary Shares outstanding and entitled to vote. As of such date, our directors and executive officers and their affiliates directly owned, in the aggregate, approximately of such shares. This represents approximately % of the Ordinary Shares of FREYR. Our directors and executive officers have indicated that they intend to vote their shares in favor of the Merger Proposal at the FREYR Special Meeting, although none of them have entered into any agreements obligating them to do so.

THE DOCUMENTS ACKNOWLEDGMENT PROPOSAL
In accordance with Article 1021-7 of the Luxembourg Law, the following items have been made available to FREYR shareholders at the registered office of FREYR at least one (1) month prior to the FREYR Special Meeting:
•The Common Draft Terms of Cross-Border Merger;
•The annual accounts and the (consolidated) management reports of FREYR and FREYR Delaware for the last three (3) financial years, if applicable;
•Interim accounts of each of FREYR Luxembourg dated June 30, 2023 and FREYR Delaware, dated August 31, 2023;
•Detailed written reports drawn up by the board of directors of FREYR and the board of directors of FREYR Delaware explaining the rationale behind the Merger and setting forth the legal and economic grounds for the Merger in accordance with Article 1021-5 of the Luxembourg Law; and
•Reports from the Merger Independent Specialists as independent experts under Luxembourg law (réviseurs d’entreprises), prepared in accordance with Article 1021-6 (1) of the Luxembourg Law.
FREYR BATTERY’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ACKNOWLEDGMENT OF THE ABOVE ITEMS.

THE DELEGATION OF AUTHORITY PROPOSAL
In accordance with Luxembourg law, FREYR’s shareholders are being asked to grant power and authority to any director of FREYR or to any authorized person pursuant to the delegation of powers granted by the board of directors of FREYR, each individually and with full power of substitution, to appear before a notary in the Grand Duchy of Luxembourg to declare and confirm, for and issue the “Board Confirmation,” whereby the board of directors of FREYR declares and confirms, in the name and on behalf of FREYR and its board, that the conditions precedent to the Merger, as specified in the Merger Agreement and Common Draft Terms of Cross-Border Merger, have been satisfied or waived and that the Merger is effective.
FREYR shareholders are also being asked to grant power and authority individually to any director of FREYR and/or any lawyer or employee of the law firm Arendt & Medernach S.A. and/or any employee or clerk of the instrumenting notary in the Grand Duchy of Luxembourg, to individually carry out in the name and on behalf of FREYR, any changes required by the matters set out under the above resolutions as well as all filings, notifications and publications necessary for the Merger.
FREYR BATTERY’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE DELEGATION OF AUTHORITY DESCRIBED ABOVE.

INFORMATION RELATED TO FREYR DELAWARE
Information, Name and Offices
FREYR Delaware is a Delaware corporation that was formed on August 31, 2023. FREYR Delaware is governed by the Delaware General Corporate Law as well as by its certificate of incorporation and bylaws. The registered and principal office of FREYR Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of Delaware, 19801.
Intercorporate Relationships
Assuming the Merger Proposal is adopted at the FREYR Special Meeting, following the Effective Time and completion of the Transaction, the shareholders of FREYR Delaware will be the same persons who were FREYR Luxembourg stockholders immediately prior to the Redomiciliation Transaction and FREYR Delaware will become the direct or indirect owner of all of the assets and liabilities of FREYR Luxembourg. As a result, there will be no effective change of control of FREYR Luxembourg as a result of the Redomiciliation Transaction, as ultimate control will remain with the public shareholders. The charts below depict the general structure of FREYR Luxembourg and its subsidiaries immediately prior to the Redomiciliation Transaction and the structure of FREYR Delaware and its subsidiaries after the Redomiciliation Transaction.
Business
FREYR Delaware was formed for the purpose of effecting the Redomiciliation Transaction. Prior to the Merger, it will not have any operations or revenues. Following completion of the Redomiciliation Transaction, FREYR Delaware and its subsidiaries will carry on the business currently carried on by FREYR Luxembourg and its subsidiaries.
Fiscal Year
FREYR Delaware’s fiscal year is the calendar year, ending on December 31.
Common Stock
For a description of the Common Stock see “Description of FREYR Delaware Securities”.
Directors and Officers of FREYR Delaware
The persons who will serve as directors and officers of FREYR Delaware after giving effect to the Redomiciliation Transaction are the same persons currently serving as directors and officers of FREYR Luxembourg. For information regarding the persons who will become the directors and officers of FREYR Delaware after giving effect to the Redomiciliation Transaction, see the section entitled “Management of FREYR Delaware following the Redomiciliation Transaction.”

Director and Executive Compensation
Following the Redomiciliation Transaction, we expect that FREYR Delaware’s director and executive compensation programs will be substantially similar to those currently offered by FREYR Luxembourg. The director and executive compensation programs currently offered by FREYR Luxembourg are described in FREYR Luxembourg’s (i) convening notice to the 2023 annual general meeting and the extraordinary general meeting of shareholders filed as Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on May 23, 2023, available under its profile on the SEC’s website at www.sec.gov or on the “Investors” section of FREYR Luxembourg’s website at https://www.freyrbattery.com, and (ii) FREYR Luxembourg’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 27, 2023, available under its profile on the SEC’s website at www.sec.gov or on the “Investor” section of FREYR Luxembourg’s website at https://www.freyrbattery.com.
Beneficial Ownership of Securities of FREYR Delaware
Immediately prior to the Redomiciliation Transaction, FREYR Luxembourg will be the sole holder of Common Stock. To the knowledge of the FREYR Delaware board of directors, no person will beneficially own, directly or indirectly, or exercise control or discretion over 10% or more of any class of outstanding voting securities of FREYR Delaware immediately prior to the Redomiciliation Transaction, other than FREYR Luxembourg.
Auditor, Registrar and Transfer Agent
The auditor of FREYR Delaware following completion of the Redomiciliation Transaction will be PricewaterhouseCoopers AS. The transfer agent and registrar for Common Stock following completion of the Transaction will be Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is 1 State Street, 30th Floor, New York, New York 10004.
Corporate Governance of FREYR Delaware
The corporate governance practices of FREYR Delaware, after giving effect to the Redomiciliation Transaction, will generally be the same as the corporate governance practices of FREYR Luxembourg. For information regarding the corporate governance practices of FREYR Luxembourg, please refer to the information regarding the corporate governance practices of FREYR Luxembourg contained in FREYR Luxembourg’s (i) convening notice to the 2023 annual general meeting and the extraordinary general meeting of shareholders filed as Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on May 23, 2023, available under its profile on the SEC’s website at www.sec.gov or on the “Investor” section of FREYR Luxembourg’s website at https://www.freyrbattery.com, and (ii) FREYR Luxembourg’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 27, 2023, available under its profile on the SEC’s website at www.sec.gov or on the “Investor” section of FREYR Luxembourg’s website at https://www.freyrbattery.com.
There are differences between FREYR Luxembourg’s existing articles of association and the FREYR Delaware Amended and Restated Certificate of Incorporation and Bylaws as they will be in effect upon the completion of the Redomiciliation Transaction. These differences are discussed under “Comparison of Shareholder Rights Between Luxembourg Law and Delaware Law”.
FREYR 2021 Equity Incentive Plan
In connection with the Transaction, FREYR Delaware will assume, or will cause an applicable affiliate to assume, the FREYR 2021 Equity Incentive Plan (amended and restated as of May 10, 2023), as well as all other compensation or benefit plans, policies and arrangements previously maintained by FREYR. Each outstanding FREYR restricted stock unit and non-qualified stock option and other share-based awards or incentive awards will be converted to an equivalent FREYR Delaware incentive award. The incentive awards granted by FREYR Delaware will be subject to substantially the same terms and conditions as the converted FREYR incentive awards, except, in the case of equity-based FREYR incentive awards, the security issuable upon exercise or settlement of the FREYR Delaware incentive award, as applicable, will be FREYR Delaware Common Stock (or its cash equivalent) rather than FREYR Ordinary Shares (or its cash equivalent).
Reports to Securityholders
FREYR is subject to the reporting requirements of the Exchange Act, and its rules and regulations. The Exchange Act requires us to file reports and other information with the SEC. The SEC maintains a web site that contains reports and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov. Following the Redomiciliation

Transaction, FREYR Delaware will become subject to the reporting requirements of the Exchange Act, and its rules and regulations.
We make available, free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. These documents are also posted on our website at www.freyrbattery.com. Any references in this prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus.

INFORMATION RELATED TO FREYR LUXEMBOURG
References in this section to “FREYR”, “FREYR Luxembourg”, “we”, “our”, “us” or “the Company” refer to FREYR Battery, a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg.
General
Corporate Overview
FREYR Battery (“FREYR,” “FREYR Luxembourg”, the “Company”, “we”, “our” or “us”) is a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register (Registre de commerce et des sociétés, Luxembourg) under number B251199, trading on the NYSE under the stock symbol “FREY” and “FREY WS”.
Additional information about FREYR can be found under its profile on the SEC’s website at www.sec.gov or its website at https://www.freyrbattery.com/. The information contained in, or that can be accessed through, FREYR’s website is not intended to be incorporated into this proxy statement/prospectus. For information about FREYR’s filings incorporated by reference in this proxy statement/prospectus, see the section entitled “Where You Can Find More Information”.
Business of FREYR
FREYR is a developer of clean, next-generation battery cell production capacity. Our mission and vision are to accelerate the decarbonization of global energy and transportation systems by producing clean, cost-competitive batteries. Through our strategy of Speed, Scale, and Sustainability, we seek to serve our primary markets of energy storage systems (“ESS”); commercial mobility, including marine applications and commercial vehicles; and electric vehicles (“EV”).
We have put into service the buildings and infrastructure and certain manufacturing equipment at our Customer Qualification Plant (“CQP”), and have successfully completed semi-automatic production, assembly, and charge of our first battery. We will spend the next several months increasing the amount of integration and automation of the manufacturing process and anticipate producing sample cells for customers during the third quarter of this year. We have begun the construction of initial buildings and infrastructure for our inaugural gigafactory (“Giga Arctic”). Both the CQP and Giga Arctic are located in Mo i Rana, Norway. We have also started the development of our first clean battery cell manufacturing project in the U.S. (“Giga America”), which is located on a 368-acre parcel of land in Coweta County, Georgia that was purchased by the Company in 2022. As of June 30, 2023, we have not yet initiated commercial manufacturing or derived revenue from our principal business activities.
Periodic Reporting and Audited Financial Statements
FREYR has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, FREYR’s annual reports contain financial statements audited and reported on by FREYR’s independent registered public accounting firm. FREYR has filed with the SEC its Annual Reports on Form 10-K for the years ended December 31, 2021 and December 31, 2022.
Legal Proceedings
From time to time, FREYR may become involved in litigation or other legal proceedings. FREYR is not currently a party to any litigation or legal proceedings that, in the opinion of FREYR’s management, are likely to have a material adverse effect on its business. Regardless of the outcome, litigation can have an adverse impact on FREYR because of defense and settlement costs, diversion of management resources and other factors.
Government Regulation/Compliance
FREYR complies with and operates in accordance with Norwegian health, safety and environmental requirements for the projects in Norway, including health and safety regulations for employees and contractors. FREYR is also subject to specific safety regulations applicable to the business, for instance in relation to handling of high voltage electricity in the production facilities.
There are government regulations pertaining to battery safety, transportation of batteries, use of batteries in cars, factory safety, and disposal of hazardous materials. The license and sale of our batteries abroad could be subject to export controls in the future.

FINANCIAL INFORMATION OF FREYR
The consolidated financial statements of FREYR as of December 31, 2022 and 2021, and for each of the years in the two-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022, have been incorporated by reference herein from FREYR’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 27, 2023. The condensed consolidated financial statements of FREYR have been incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 15, 2023 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 10, 2023.
We have included no data for FREYR Delaware because FREYR Delaware only has nominal assets and has not engaged in any material business or other activities for the periods shown below.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Pro forma financial statements for FREYR Delaware to reflect the Redomiciliation Transaction are not presented in this proxy statement/prospectus because no significant pro forma adjustments are required to be made as a result of the Redomiciliation Transaction to the audited financial statements of FREYR for the year ended December 31, 2022 filed in its Annual Report on Form 10-K on February 27, 2023 or the unaudited financial statements of FREYR for the three months ended June 30, 2023 filed in its Quarterly Report on Form 10-Q on August 10, 2023.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the U.S. federal income tax considerations (i) of the Redomiciliation Transaction to holders of FREYR Ordinary Shares and FREYR warrants (collectively, the “FREYR securities”) and (ii) of the ownership and disposition of shares of Common Stock of FREYR Delaware and FREYR Delaware warrants (collectively, the “FREYR Delaware securities”) received in the Redomiciliation Transaction. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury regulations (“Treasury Regulations”), all as of the date hereof and all of which are subject to change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service (the “IRS”) would not assert, or a court would not sustain, a position contrary to any of the conclusions described herein. This discussion does not address the Medicare tax on net investment income, the alternative minimum tax or any U.S. federal tax considerations other than U.S. federal income tax considerations (such as U.S. federal estate and gift tax considerations), or the tax considerations arising under the laws of any foreign, state, local or other jurisdiction or any income tax treaty.
This discussion applies only to the FREYR securities and FREYR Delaware securities, as the case may be, that are held as capital assets for U.S. federal income tax purposes. In addition, this discussion does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances, such as:
•financial institutions;
•regulated investment companies;
•real estate investment trusts;
•insurance companies;
•dealers or traders subject to a mark-to-market method of accounting with respect to the securities;
•persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;
•persons who acquired FREYR securities through the exercise or cancellation of employee stock options or otherwise as compensation;
•persons whose functional currency is not the U.S. dollar;
•expatriates or former long-term residents of the United States;
•partnerships or other pass-through entities for U.S. federal income tax purposes and holders of interests therein;
•controlled foreign corporations or passive foreign investment companies;
•U.S. Holders that own, actually or constructively, 5% or more (by vote or by value) of the FREYR securities; and
•tax exempt entities.
If you are a partnership or other pass-through entity (or other entity or arrangement treated as a partnership pass-through entity) for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners or other owners will generally depend on the status of the partners (or other owners) and your activities. If you are a holder who is a partnership (or other entity or arrangement treated as a partnership or pass-through entity for U.S. federal income tax purposes) or a partner (or other owner) of such an entity, you are urged to consult your tax advisor regarding the tax consequences of the Transaction and owning and disposing of the FREYR Delaware securities received in the Transaction.
THE FOLLOWING SUMMARY IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION.

U.S. Holders
This section applies to you if you are a “U.S. Holder.” For purposes of this discussion, a “U.S. Holder” means a beneficial owner of FREYR securities or FREYR Delaware securities received in the Transaction, that, for U.S. federal income tax purposes, is or is treated as any of the following:
•an individual who is a citizen or resident of the United States;
•a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.
U.S. Federal Income Tax Consequences of the Redomiciliation Transaction to U.S. Holders
Under Section 368 (a)(1)(F) of the Code, a reorganization includes a “mere change in identity, form, or place of organization of one corporation, however effected” (an “F Reorganization”). Pursuant to the Redomiciliation Transaction, FREYR will change its jurisdiction of incorporation from Luxembourg to Delaware. It is intended that the Redomiciliation Transaction qualify as an F Reorganization. Assuming the Redomiciliation Transaction does qualify as an F Reorganization, U.S. Holders generally should not recognize gain or loss in connection with the Redomiciliation Transaction for U.S. federal income tax purposes, except as provided below under the caption headings “– Effects of Section 367 on the Redomiciliation Transaction” and “– PFIC Considerations.” In such case, the Redomiciliation Transaction should be treated, for U.S. federal income tax purposes, as if (i) FREYR transferred all of its assets and liabilities to FREYR Delaware in exchange for all of the outstanding FREYR Delaware securities, (ii) FREYR then distributed the FREYR Delaware securities to the shareholders of FREYR Battery in liquidation of FREYR, and (iii) the shareholders of FREYR exchanged their FREYR securities for FREYR Delaware securities. The taxable year of FREYR will be deemed to end at the close of the Effective Date. Assuming the Redomiciliation Transaction qualifies as an F Reorganization, and subject to the potential application of the PFIC rules, (i) the tax basis in the FREYR Delaware securities received by a U.S. Holder in the Redomiciliation Transaction will equal the U.S. Holder’s adjusted tax basis in the FREYR securities surrendered in exchange therefor, increased by any amount included in the income of such U.S. Holder as a result of the application of Section 367(b) of the Code (as discussed below), and (ii) the holding period for the FREYR Delaware securities received by a U.S. Holder will include such U.S. Holder’s holding period for the FREYR securities surrendered in exchange therefor.
If the Redomiciliation Transaction does not qualify as an F Reorganization, a U.S. Holder generally would, subject to the potential application of the PFIC rules, recognize gain or loss with respect to its FREYR securities in an amount equal to the difference between the fair market value of the FREYR Delaware securities received in the Redomiciliation Transaction and the U.S. Holder’s adjusted tax basis in such holder’s FREYR securities surrendered in the Redomiciliation Transaction. In such event, such U.S. Holder’s basis in the FREYR Delaware securities would be equal to the fair market value of such FREYR securities on the date of the Redomiciliation Transaction, and such U.S. Holder’s holding period for the FREYR Delaware securities would begin on the day following the date of the Redomiciliation Transaction.
Effects of Section 367 on the Redomiciliation Transaction
Section 367 of the Code applies to certain non-recognition transactions involving foreign corporations and has the effect of imposing income tax on certain U.S. persons in connection with transactions that would otherwise be tax-free. Section 367(b) of the Code would apply to the Redomiciliation Transaction under the circumstances discussed below, even if the Redomiciliation Transaction otherwise qualifies as an F Reorganization.
U.S. Holders that own FREYR securities with a fair market value of less than $50,000
A U.S. Holder who, at the time of the Redomiciliation Transaction, beneficially owns FREYR securities with a fair market value of less than $50,000 (as determined on the Effective Date) should not be required to recognize any gain or loss under Section 367(b) of the Code in connection with the Redomiciliation Transaction, and generally should not be required to include any part of the “all earnings and profits amount” in income as discussed below under “– U.S. Holders that own FREYR securities with a fair market value of $50,000 or more (but are not 10% U.S. Holders).” Such U.S. Holder generally (subject to the potential application of the PFIC rules):
•should not recognize a gain or loss with respect to their FREYR securities;

•should have an aggregate tax basis in the FREYR Delaware securities received pursuant to the Redomiciliation Transaction equal to such U.S. Holder’s aggregate tax basis in the FREYR securities surrendered in exchange therefor; and
•should have a holding period for the FREYR Delaware securities received pursuant to the Redomiciliation Transaction that includes such holder’s holding period for the FREYR securities surrendered in exchange therefor pursuant to the Redomiciliation Transaction.
U.S. Holders who acquired different blocks of FREYR securities at different times or different prices should consult with their own tax advisors as to the determination of the tax bases and holding periods of the FREYR Delaware securities deemed to be received in the Redomiciliation Transaction.
U.S. Holders that own FREYR securities with a fair market value of $50,000 or more (but are not 10% U.S. Holders)
A U.S. Holder who, at the time of the Redomiciliation Transaction, is not a 10% U.S. Holder and beneficially owns FREYR securities with a fair market value of $50,000 or more (as determined on the Effective Date) must either (a) recognize gain (if any), but not a loss, with respect to the Redomiciliation Transaction or, in the alternative, (b) may elect to recognize the “all earnings and profits amount” attributable to such U.S. Holder.
Unless such U.S. Holder makes the “all earnings and profits” election, such U.S. Holder generally (subject to the potential application of the PFIC rules):
•should recognize gain (if any), but not a loss, with respect to their FREYR securities in an amount equal to the difference between the fair market value of the FREYR Delaware securities received and such U.S. Holder’s adjusted tax basis in their FREYR securities surrendered in exchange therefor pursuant to the Redomiciliation Transaction, and such gain should be long-term capital gain if the U.S. Holder’s holding period for the FREYR securities at the time of the Redomiciliation Transaction is longer than one year. See discussions above under the heading “– U.S. Federal Income Tax Consequences of the Redomiciliation Transaction to U.S. Holders”;
•should have an aggregate tax basis in the FREYR Delaware securities received pursuant to the Redomiciliation Transaction equal to such U.S. Holder’s aggregate tax basis in the FREYR securities surrendered in exchange therefor increased by the amount of taxable gain, if any, recognized by such U.S. Holder pursuant to the Redomiciliation Transaction; and
•should have a holding period for the FREYR Delaware securities received pursuant to the Redomiciliation Transaction that includes such U.S. Holder’s holding period for the FREYR securities surrendered in exchange therefor pursuant to the Redomiciliation Transaction.
In lieu of recognizing any gain as described above, a U.S. Holder that validly makes the “all earnings and profits” election will be required to include in income as a deemed dividend the “all earnings and profits amount” (within the meaning of Treasury Regulations Section 1.367(b)-2(d)) attributable to the FREYR securities owned directly by such U.S. Holder. Treasury Regulations promulgated under Section 367 provide that the all earnings and profits amount attributable to a shareholder’s stock is determined according to the attribution principles of Section 1248 of the Code. In general, Section 1248 of the Code and the Treasury Regulations promulgated thereunder provide that the amount of earnings and profits attributable to a block of stock in a foreign corporation is the ratably allocated portion of the foreign corporation’s earnings and profits generated during the period the shareholder held the block of stock. Accordingly, the “all earnings and profits amount” attributable to the FREYR securities held by a U.S. Holder should generally depend on FREYR’s accumulated earnings and profits (as determined under U.S. federal income tax principles) from the date that the FREYR securities were acquired by such U.S. Holder through the Effective Date.
If a U.S. Holder makes the “all earnings and profits” election, the election must comply with strict conditions for making this election under applicable Treasury Regulations and generally must include, among other things (i) a statement that the Redomiciliation Transaction is a Section 367(b) exchange, (ii) a complete description of the Redomiciliation Transaction, (iii) a description of any stock, securities or other consideration transferred or received in the Redomiciliation Transaction, (iv) a statement describing the amounts required to be taken into account for U.S. federal income tax purposes, (v) a statement that the U.S. Holder is making the election that includes (A) a copy of the information that the U.S. Holder received from FREYR establishing and substantiating the U.S. Holder’s all earnings and profits amount with respect to the U.S. Holder’s shares, and (B) a representation that the U.S. Holder has notified FREYR that the U.S. Holder is making the election, and (vi) certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations thereunder. In addition, the election must be attached by the U.S. Holder to its timely filed U.S. federal income tax return for the year of the Redomiciliation Transaction, and the U.S. Holder must send notice to FREYR of the election no later than the date such tax return is filed.

Presently, the amount of FREYR’s accumulated earnings and profits is not expected to be positive as of the Effective Time, so the consequences of a U.S. Holder including its attributable share of the “all earnings and profits amount” is not expected to result in adverse U.S. federal income tax consequences.
PFIC Considerations
Following the Redomiciliation Transaction, FREYR Delaware will not be a foreign corporation subject to the PFIC rules. However, dispositions of FREYR securities pursuant to the Redomiciliation Transaction may be subject to the PFIC rules as described below. If FREYR was a PFIC under Section 1297 of the Code for any taxable year during which a U.S. Holder held FREYR securities, certain adverse tax consequences, including recognition of gain and application of an interest charge, could apply to such U.S. Holder as a result of the Redomiciliation Transaction, unless such holder can rely on an exception under the relevant Treasury Regulations.
Definition of a PFIC
A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (generally determined based on fair market value and averaged quarterly over the year) are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. If a foreign corporation is classified as a PFIC for any taxable year during which a U.S. Holder owns stock in the foreign corporation, the foreign corporation generally remains thereafter classified as a PFIC with respect to that U.S. Holder.
PFIC Status of FREYR
FREYR was classified as a PFIC for the taxable year ending December 31, 2021. However, based on estimates of our gross income, the nature and value of our assets and the manner in which we conduct our business, we do not believe we were a PFIC for the taxable year ending December 31, 2022, nor do we anticipate being classified as a PFIC in the current taxable year that includes the Redomiciliation Transaction. Consequently, FREYR securities should not currently be stock of a PFIC for U.S. federal income tax purposes.
Effects of the PFIC Rules
Section 1291(f) of the Code generally requires that, to the extent provided in the Treasury Regulations, a United States person who disposes of stock of a PFIC recognizes gain notwithstanding any provision of law. No final Treasury Regulations have been promulgated under this statute. Proposed Treasury Regulations were promulgated in 1992 with a retroactive effective date (the “Proposed PFIC Regulations”). If finalized in their current form, the Proposed PFIC Regulations may require gain recognition by United States persons who exchange FREYR securities for FREYR Delaware securities pursuant to the Redomiciliation Transaction if FREYR were classified as a PFIC at any time during such United States person’s holding period in such stock and such person had not made either a “qualified electing fund” election under Section 1295 of the Code for the first taxable year in which such U.S. Holder owned FREYR securities or in which FREYR was a PFIC, whichever is later, or a “mark-to-market” election under Section 1296 of the Code. The tax on any such gain so recognized would be imposed at the rate applicable to ordinary income and an interest charge would apply based on a complex set of computational rules designed to offset the tax deferral to such stockholders on our undistributed earnings. In addition, the Treasury Regulations would provide coordinating rules with Section 367(b) of the Code whereby, if the gain recognition rule of the Proposed PFIC Regulations applied to a disposition of PFIC stock that results from a transfer with respect to which Section 367(b) requires the shareholder to recognize gain or include an amount in income as a distribution under Section 301 of the Code, the gain realized on the transfer is taxable as an excess distribution under Section 1291 of the Code, and the excess, if any, of the amount to be included in income under Section 367(b) over the gain realized under Section 1291 is taxable as provided under Section 367(b). See the discussion above under the section entitled “– Effects of Section 367 on the Redomiciliation Transaction.”
It is difficult to predict whether, in what form and with what effective date, final Treasury Regulations under Section 1291(f) of the Code will be adopted. The PFIC rules are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of FREYR securities are urged to consult their own tax advisors concerning the potential application of the PFIC rules to such U.S. Holder under their particular circumstances.
The application of the PFIC rules to warrants is unclear. A proposed Treasury Regulation issued under the PFIC rules generally treats an “option” (which would include a warrant) to acquire the stock of a PFIC as stock of the PFIC, while a final Treasury Regulation issued under the PFIC rules provides that the “qualifying electing fund” election does not apply to options and no mark-to-market election is currently available with respect to options.

Therefore, it is possible that the proposed Treasury Regulations, if finalized in their current form, would apply to cause gain recognition on the exchange of FREYR warrants for FREYR Delaware warrants pursuant to the Redomiciliation Transaction.
Any gain recognized by a U.S. Holder of FREYR securities as a result of the Redomiciliation Transaction pursuant to PFIC rules would be taxable income to such U.S. Holder, taxed under the PFIC rules in the manner set forth above, with no corresponding receipt of cash.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. Holder.” For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of FREYR securities or FREYR Delaware securities received in the Transaction that is, for U.S. federal income tax purposes, a holder (other than a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. Holder.
U.S. Federal Income Tax Consequences of the Redomiciliation Transaction to Non-U.S. Holders
The Redomiciliation Transaction is not expected to result in any material U.S. federal income tax consequences to Non-U.S. Holders provided that such Non-U.S. Holder (i) has not been engaged in the conduct of a trade or business within the United States (or, if required by an applicable income tax treaty, such Non-U.S. Holder has not maintained a permanent establishment within the United States), and (ii) is not a non-resident alien individual treated as present in the United States for 183 days or more during the taxable year of the Transaction and certain other requirements are met.
Non-U.S. Holders of FREYR that are corporations for U.S. federal income tax purposes, and that have one or more United States shareholders, may be treated as receiving a deemed dividend under Section 367(b) as a result of the Redomiciliation Transaction. Such corporate Non-U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences to such corporate Non-U.S. Holder and to their United States shareholders, of the Redomiciliation Transaction and of any Section 367(b) deemed dividend.
Ownership and Disposition of FREYR Delaware Securities Received in the Redomiciliation Transaction
Dividends and Other Distributions on Common Stock of FREYR Delaware
In general, any distributions made to a Non-U.S. Holder on shares of Common Stock of FREYR Delaware, to the extent paid out of FREYR Delaware’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, will be subject to withholding tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate on an IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form). Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty and the procedures for claiming such benefits. To the extent that the amount of the distribution exceeds FREYR Delaware’s current and accumulated earnings and profits, such excess will be treated first as a tax-free return of the Non-U.S. Holder’s tax basis in the shares of Common Stock of FREYR Delaware, and then, to the extent such excess amount exceeds the Non-U.S. Holder’s tax basis in such stock, as capital gain. See discussion below under the heading “–Dispositions of FREYR Delaware Securities.”
Dividends paid by FREYR Delaware to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements, generally by providing an IRS Form W-8ECI (or successor form). Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
Non-U.S. Holders of Common Stock of FREYR Delaware are urged to consult with their own tax advisors regarding eligibility for benefits under any applicable income tax treaty with respect to dividends paid by FREYR Delaware after the Redomiciliation Transaction and the proper manner for claiming such benefits (including proper certification on an applicable IRS Form W-8).

Possible Constructive Distributions
The terms of each warrant provide for an adjustment to the number of shares of Common Stock of FREYR Delaware for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed under “Description of FREYR Delaware Securities — Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a Non-U.S. Holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of Common Stock of FREYR Delaware that would be obtained upon exercise or through a decrease in the exercise price of the warrants), including as a result of a distribution of cash or other property, such as securities, to the holders of Common Stock of FREYR Delaware, or as a result of the issuance of a stock dividend to holders of Common Stock of FREYR Delaware, in each case, which is taxable to such Non-U.S. Holders as described above under “— Dividends and Other Distributions on Common Stock of FREYR Delaware.” A Non-U.S. Holder would be subject to U.S. federal income tax withholding under that section in the same manner as if such Non-U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash.
Dispositions of FREYR Delaware Securities
A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized upon the sale or other disposition of FREYR Delaware securities unless:
•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);
•the Non-U.S. Holder is a non-resident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•FREYR Delaware is or has been a U.S. real property holding corporation at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and either (i) the FREYR Delaware securities have ceased to be “regularly traded on an established securities market” within the meaning of the Treasury Regulations or (ii) the Non-U.S. Holder has owned or is deemed to have owned, at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, more than 5% of FREYR Delaware securities. As indicated below, FREYR does not expect FREYR Delaware to be classified as a U.S. real property holding corporation immediately after the Transaction.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at regular graduated tax rates, generally in the same manner as if such Non-U.S. Holder were a United States person. A corporate Non-U.S. Holder may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
An individual Non-U.S. Holder described in the second bullet point above generally would be subject to a flat 30% U.S. federal income tax on the gain derived from the disposition, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States, provided that the individual has timely filed U.S. federal income tax returns with respect to such losses.
If the third bullet point above applies to a Non-U.S. Holder, gain recognized by such Non-U.S. Holder on the sale, exchange or other disposition of the FREYR Delaware securities would be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of such stock from a Non-U.S. Holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. FREYR Delaware would generally be classified as a U.S. real property holding corporation if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. FREYR does not expect FREYR Delaware to be classified as a U.S. real property holding corporation immediately after the Transaction. However, such determination is factual in nature and subject to change, and no assurance can be provided as to whether FREYR Delaware is or will be a U.S. real property holding corporation with respect to a Non-U.S. Holder following the Transaction or at any future time. Even if FREYR Delaware is or were to become a U.S. real property holding corporation, so long as the shares of Common Stock of FREYR Delaware are treated as regularly traded on an established securities market, only a Non-U.S. Holder who owns or has owned, directly, indirectly or by attribution, more than 5% of the FREYR Delaware securities, would be taxable by reason of FREYR Delaware’s classification as a U.S. real property holding corporation.

Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of, and (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, securities (including the FREYR Delaware securities) which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which the FREYR Delaware securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of FREYR Delaware securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends in respect of FREYR Delaware securities. While withholding under FATCA generally would also apply to payments of gross proceeds from the sale or other disposition of securities (including the FREYR Delaware securities), proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. All holders should consult their tax advisors regarding the possible implications of FATCA on their investment in the Common Stock of FREYR Delaware securities.
ALL NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE TRANSACTION TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

LUXEMBOURG TAX CONSIDERATIONS
1.Luxembourg Taxation Considerations
The following is a summary addressing certain material Luxembourg tax consequences that are likely to be relevant to non-Luxembourg resident holders in respect of the deemed disposal of FREYR Ordinary Shares in the context of the Transaction.
This summary does not purport to address all material tax considerations that may be relevant to a holder of FREYR Ordinary Shares. These tax consequences will vary in accordance with the law and practice currently in force in the holders’ country of citizenship, residence, domicile or incorporation and with their personal circumstances.
This summary is based on the laws, regulations and applicable tax treaties as in effect on the date hereof in Luxembourg, all of which are subject to change, possibly with retroactive effect. Holders of FREYR Ordinary Shares should consult their own tax advisers as to the particular tax consequences, under the tax laws of the country of which they are residents, citizens, domiciled or incorporated for tax purposes of the deemed disposal of FREYR Ordinary Shares.
2. Luxembourg Income Tax on Capital Gains to Non-Luxembourg Resident Holders
From a Luxembourg tax perspective, the Transaction should be treated as a deemed disposal of the FREYR Ordinary Shares at their fair market value, which may trigger the application of Luxembourg non-resident capital gain taxation rules for FREYR shareholders if certain conditions are met.
An individual or corporate non-Luxembourg resident holder of FREYR Ordinary Shares who/which realizes a gain on disposal (including deemed disposal) thereof (and who/which does not have a permanent establishment or permanent representative in Luxembourg to which FREYR Ordinary Shares would be attributable) will only be subject to Luxembourg taxation on capital gains arising upon disposal of such shares if such holder has (together with his or her spouse and underage children) directly or indirectly held more than 10% of the capital of FREYR, at any time during the past five years, and either (1) such holder has been a resident of Luxembourg for tax purposes for at least 15 years and has become a non-resident within the last five years preceding the realization of the gain, subject to any applicable tax treaty, or (2) the disposal of FREYR Ordinary Shares occurs within six months from their acquisition, subject to any applicable tax treaty.
3.Other Taxes
The transaction will be subject to a fixed registration duty of EUR 75 in Luxembourg.

NORWAY TAX CONSIDERATIONS
The following is a summary of the Norwegian income tax considerations of the Redomiciliation Transaction to Norwegian resident holders of FREYR Ordinary Shares, and of the ownership and disposition of Common Stock of FREYR Delaware received in the Redomiciliation Transaction. This summary is based on the laws and regulations as in effect on the date hereof in Norway, all of which are subject to change, possibly with retroactive effect. There can be no assurance that the Norwegian Tax Authorities would not assert, or a court would not sustain, a position contrary to any of the conclusions described herein. This summary does not address the tax considerations arising under the laws of any other country than Norway, or of any income tax treaty.
Norwegian Corporate Shareholders
This section applies to Norwegian limited liability companies (No.: “aksjeselskaper”) and similar companies (“Corporate Shareholders”) that are the holders of FREYR Ordinary Shares, including investment vehicles in the form of limited liability company or similar companies.
Taxation of Dividends from and Gains on FREYR Ordinary Shares
Corporate Shareholders in FREYR should currently benefit from the participation exemption (No.: “fritaksmetoden”). Under the participation exemption, capital gains and 97% of dividends derived from qualifying shareholdings are exempt from corporate income tax in Norway. Any additional taxation is deferred until a dividend distribution is made from the Corporate Shareholder to a Personal Shareholder (as defined below), and then taxed at a rate of currently 37.84%. Qualifying shareholdings generally include shares in Norwegian limited liability companies and similar companies which are tax residents in the EU/EEA, including a Luxembourg public limited company like FREYR.
Tax Effects of the Redomiciliation Transaction
The planned merger of FREYR into FREYR Delaware, with FREYR Delaware as the surviving entity, should for Norwegian tax purposes be considered a realization subject to capital gains taxation. For Corporate Shareholders, any gain (or loss) derived from the realization of FREYR Ordinary Shares should be tax exempt under the participation exemption. Following the Transaction, Corporate Shareholders should have a cost price on their Common Stock of FREYR Delaware equal to the fair market value of such shares on the time of the completion of the Merger. Generally, such fair market value should be equal to the closing price of a Common Stock of FREYR Delaware on the New York Stock Exchange on the first trading day following the completion of the Merger.
Taxation of Dividends from and Gains on Common Stock of FREYR Delaware
For shares in a company tax resident in the United States, like FREYR Delaware, the participation exemption applies only for a Corporate Shareholder that holds at least 10% of the capital and the votes of the company for a continuous period of more than two years. For other Corporate Shareholders, dividends from and gains on Common Stock of FREYR Delaware should be taxed as ordinary income at a rate of currently 22%. For shares in FREYR Delaware acquired in the Transaction, the taxable gain should be equal to the sales price less the fair market value at the time of the completion of the Transaction. An additional tax at a current effective rate of 37.84% will accrue on any distribution of such dividend or gain to a Personal Shareholder.
Norwegian Personal Shareholders
This section applies to Norwegian resident individuals (“Personal Shareholders”) that are the holders of FREYR Ordinary Shares.
Taxation of Dividends from and Gains on FREYR Ordinary Shares
Dividends received and gains realized by Personal Shareholders on FREYR Ordinary Shares are taxable income. Such dividends and gains are multiplied by an adjustment factor of currently 1.72, and a risk-free return on the investment (being the cost price of the share multiplied by a risk-free interest rate as published by the Ministry of Finance) is deducted (No.: “skjermingsmodellen”). The resulting amount is taxed as ordinary income at a current rate of 22%, resulting in a current effective tax rate on the dividend or gain of 37.84%, i.e., 1.72 x 22% = 37.84%.

Tax Effects of the Redomiciliation Transaction
The planned merger of FREYR into FREYR Delaware, with FREYR Delaware as the surviving entity, should for Norwegian tax purposes be considered a realization subject to capital gains taxation. For Personal Shareholders, any gain (or loss) derived from the realization of FREYR Ordinary Shares should be taxable (or deductible) at an effective tax rate of currently 37.84%. The taxable gain (or deductible loss) on a FREYR Ordinary Share should be equal to the fair market value of the Common Stock of FREYR Delaware on the time of the completion of the merger with FREYR, less cost price of the FREYR Ordinary Share and any unused risk-free return on the investment carried forward. Generally, such fair market value should be equal to the closing price of a Common Stock of FREYR Delaware on the New York Stock Exchange on the first trading day following the completion of the merger.
Taxation of Dividends from and Gains on Common Stock of FREYR Delaware
Personal Shareholders will after the completion of the Transaction continue to be taxed for dividends from and gains on Common Stock of FREYR Delaware at an effective rate of currently 37.84%.
THE SUMMARY ABOVE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF NORWEGIAN TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER NON-NORWEGIAN TAX LAWS THAT MAY BE APPLICABLE TO YOU.

MANAGEMENT OF FREYR DELAWARE FOLLOWING THE REDOMICILIATION TRANSACTION
The persons who will serve as directors and officers of FREYR Delaware after giving effect to the Redomiciliation Transaction are expected to be the same persons currently serving as directors and officers of FREYR Luxembourg. See disclosure of the FREYR Luxembourg Directors below.
DIRECTORS
The following table lists as of October 17, 2023 the names of FREYR Luxembourg’s eight (8) directors, their respective ages, and positions with us, followed by a brief biography of each individual, including their business experience. There is no familial relationship between any of our executive officers and directors.

Name	Age	Position
Tom Einar Jensen	52	Co-Founder and Executive Chairman of the Board of Directors
Daniel Barcelo	53	Director
Mimi Berdal	64	Director
Jason Forcier	51	Director
Peter Matrai	51	Co-Founder and Director
Birger Steen	56	Chief Executive Officer and Director
Daniel Steingart	45	Director
Olaug Svarva	65	Director
Tom Einar Jensen. Mr. Jensen has served as Executive Chairman since August 2023 and director since May 2023. He previously served as Chief Executive Officer (“CEO”) of FREYR from July 2021 to August 2023. Mr. Jensen was a co-founder of FREYR AS and served as FREYR AS’s CEO from October 2018. Prior to and concurrently with FREYR AS, Mr. Jensen has served as co-founder and Partner of EDGE Global LLC since September 2017. Prior to EDGE Global LLC and FREYR AS, Mr. Jensen served in multiple positions, most recently as Partner and Senior Advisor, at SYSTEMIQ Ltd. From April 2016 to September 2017. Prior to SYSTEMIQ Ltd., Mr. Jensen was Executive Vice President Head at Joule Unlimited Technologies, Inc. (“Joule Unlimited”) from April 2014 to March 2016. Prior to Joule Unlimited, Mr. Jensen was CEO at Agrinos AS from September 2009 to September 2013. Prior to Agrinos AS, Mr. Jensen held various positions in finance, strategy, and business development at Norsk Hydro. Mr. Jensen holds an M.Sc. in Finance and Economics from the Norwegian School of Economics.
We believe Mr. Jensen is qualified to serve on our board of directors due to his in depth knowledge of FREYR, its operations, and its mission and due to his extensive business, finance, strategy, and leadership experience.
Daniel Barcelo. Mr. Barcelo has served as a director of FREYR since the consummation of the Business Combination. He is also the founder and CEO of Alussa Energy LLC. Prior to founding Alussa Energy in 2019, he was a Director of Research and Portfolio Manager at Moore Capital Management from 2008 to 2011 and an Equity Research Analyst with Lehman Brothers from 1998 to 2004, Bank of America from 2004 to 2008, and Managing Director and Head of Oil & Gas at Renaissance Capital in Moscow, Russia from 2011 to 2012. He has also served as Chief Financial Officer of Ruspetro plc in Russia from 2012 to 2014, Head of Corporate Finance of Lekoil Limited in Nigeria from 2015 to 2016 and co-founder, Director, and Chief Financial Officer of Invicti Terra Argentina Limited in Argentina from 2017 to 2019. Mr. Barcelo is a graduate of Syracuse University with a Bachelor of Science in Finance and is also a CFA charterholder.
We believe Mr. Barcelo is qualified to serve on our Board of Directors due to his extensive experience in international energy finance and emerging markets.
Mimi Berdal. Ms. Berdal has served as a director of FREYR since the consummation of the Business Combination. Ms. Berdal has been a self-employed corporate adviser, lecturer, and investor since 2005. During this time, Ms. Berdal has had various board and professional assignments in private, public, and listed companies, including as member and Chairman of the Board of Renewable Energy Corporation ASA, subsequently REC Solar ASA, from 2011 to 2015 and member and Chairman of the Board of Norwegian gas infrastructure operator Gassco AS (“Gassco”), a Norwegian state-owned energy company, from 2007 to 2019. Due to her roles at Gassco, Ms. Berdal has been identified as a politically exposed person. Prior to 2005, Ms. Berdal was admitted to the Norwegian bar during her 17 years of practicing law as attorney and partner at the law firm Arntzen de Besche in Oslo, and three years as in-house legal adviser to TOTAL Norge AS. Her primary fields of expertise were petroleum and energy law, mergers and acquisitions, securities, and corporate law. At present, Ms. Berdal serves as Chairman of the Board of Goodtech ASA and Connect Bus AS, member of the Board of Electromagnetic Geoservices (EMGS)

ASA, Energima AS, KLP Eiendom AS, Norsk Titanium AS and Thor Medical ASA and Chairman of the Nomination Committee of Borregaard ASA. Ms. Berdal holds a Master of Laws from the University of Oslo.
We believe Ms. Berdal is qualified to serve on our Board of Directors because of her broad knowledge of the global energy market, including the renewable sector, and her extensive experience with capital markets.
Jason Forcier. Mr. Forcier has served as a director of FREYR since December 2022. He is the Chief Executive Officer (CEO) of SVP Worldwide and was the Chief Operations Officer (COO) and Executive Vice President (EVP) for Infrastructure and Solutions at Vertiv Holdings Co. from February 2020 to August 2022, after serving in several executive roles in that company since October 2017. Prior to that, Mr. Forcier was CEO at A123 Systems LLC (a global manufacturer of lithium-ion batteries) from 2013 to 2017, where he also served as President (Transportation) and EVP (Automotive) during his time there. He has previously held senior leadership positions at Lear Corporation and Robert Bosch LLC. Mr. Forcier earned his bachelor’s degree in mechanical engineering from Kettering University, and he holds a master's degree in business administration from University of Michigan.
We believe Mr. Forcier is qualified to serve on our Board of Directors because of his experience leading and establishing manufacturing operations in the lithium-ion battery and other industries.
Peter Matrai. Mr. Matrai has served as a director of FREYR since the consummation of the Business Combination. He previously served as a director of FREYR Legacy. Mr. Matrai joined FREYR Legacy’s Board of Directors in June 2019. Prior to and concurrently with joining FREYR Legacy, Mr. Matrai has served as co-founder and Managing Partner at EDGE Global LLC, which offers scaling services to sustainability-focused companies, since September 2017. Prior to EDGE Global LLC, Mr. Matrai was Senior Advisor at SYSTEMIQ Ltd. from May 2016 to September 2017. Prior to SYSTEMIQ Ltd., Mr. Matrai was Chief Financial Officer at Joule Unlimited from July 2015 to April 2016. Mr. Matrai has served on the Board of Directors of the not-for-profit HTTP Foundation since November 2004. Mr. Matrai holds a B.S. in Economics and M.Sc. in Finance from Budapest University of Economics, an M.Sc. in Financial Services and Banking Techniques from Université Panthéon- Assas and an M.B.A. from University of Chicago Booth School of Business.
We believe Mr. Matrai is qualified to serve on our Board of Directors because of his experience licensing and commercializing emerging low-emissions and disruptive technologies as well as his intimate familiarity with FREYR Legacy’s business.
Birger Steen. Mr. Steen has served as director and Chief Executive Officer of FREYR since August 2023. Prior to joining Freyr, Mr. Steen served as Principal and then Thematic Partner at Summa Equity AB since 2019. He served as CEO of Parallels, Inc., a provider of cross-platform and virtual software solutions, from 2010 to 2016. He was Vice President of Worldwide SMB and Distribution at Microsoft Corp. (NASDAQ: MSFT) in Redmond and General Manager of Microsoft Russia and Microsoft Norway from 2002 to 2010. Prior to joining Microsoft, Mr. Steen was CEO of Scandinavia Online and Vice President of Business Development at Schibsted ASA (OSLO: SCHA), an international media group, where he first served as a consultant while at McKinsey & Company from 1993 to 1996. Mr. Steen received his Master of Science in Computer Science and Industrial Engineering from the Norwegian Institute of Technology in Trondheim. He also holds a degree in Russian language from the Defense School of Intelligence and Security in Oslo, Norway and received his MBA from Institut Européen d'Administration des Affaires (INSEAD) in France. Mr. Steen serves as Chair of the Board of Directors of Nordic Semiconductor ASA, Chair of the Board of Directors of Pagero AB, a provider of business-to-business document handling solutions, a Non-Executive Director of Nordea Bank Abp and a Non-Executive Director of PragmatIC Semiconductor Ltd. He has previously served as a Non-Executive Director of Schibsted ASA and Cognite AS.
We believe Mr. Steen is qualified to serve on our Board of Directors due to his extensive business, finance, strategy, and leadership experience.
Daniel Steingart. Dr. Steingart has served as a director of FREYR since January 2023. Currently, he is the Stanley-Thompson Professor of Chemical Metallurgy at Columbia University in New York where he also serves as the Co-Director of the Columbia Electrochemical Energy Center. Dr. Steingart has served as Advisor to Electra since 2020, co-founder of Liminal Insights Inc. since 2015 and Industry Advisor to Sila Nanotechnologies Inc. since 2016. Prior to joining Columbia University in 2019, he was an associate professor in Princeton’s Department of Mechanical and Aerospace Engineering and the Andlinger Center for Energy and the Environment from 2013 to 2019. Earlier, he was an assistant professor in chemical engineering at the City College of the City University of New York. Dr. Steingart holds a Ph.D. in Materials Science from the University of California, Berkeley.
We believe Dr. Steingart is qualified to serve on our Board of Directors because of his technical and industry credentials as an electrochemistry expert and research scientist, and an advisor to start-up companies in the energy sector.

Olaug Svarva. Ms. Svarva joined FREYR’s board upon the consummation of the Business Combination. Prior to joining FREYR, Ms. Svarva was Chief Executive Officer at Folketrygdfondet, the investment manager of Norway’s Government Pension Fund, from January 2006 to February 2018. Ms. Svarva has served on the Board of Directors of the Institute of International Finance since October 2019. Ms. Svarva has served as the Chair of the Board of Directors of Norfund, the Norwegian investment fund for developing countries, since June 2019. Ms. Svarva has served on the Board of Directors of Investinor AS since June 2018. Ms. Svarva has served as Chair of the Board of Directors of DNB ASA, Norway’s largest financial institution, since April 2018. Ms. Svarva holds an Associate’s degree from Trondheim University College, a B.S. in Business Administration from University of Denver, and an M.B.A. from University of Denver.
We believe Ms. Svarva is qualified to serve on our Board of Directors because of her extensive experience with financial markets, record of ESG-focused investing and strong executive and board leadership.
Independence of Directors
The NYSE Listed Company Manual generally defines an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that Daniel Barcelo, Mimi Berdal, Jason Forcier, Daniel Steingart, and Olaug Svarva are “independent directors” as defined in the NYSE listing standards and applicable SEC rules. FREYR’s independent directors have regularly scheduled meetings at which only independent directors are present. In addition, FREYR is subject to the rules of the SEC and the NYSE Listed Company Manual relating to the membership, qualifications, and operations of the Audit and Risk Committee, as discussed below.
As FREYR’s former CEO and current Executive Chair, Mr. Jensen is not independent under the New York Stock Exchange’s listing standards and applicable law. There are no additional related party transactions between the Company and Mr. Jensen that are required to be disclosed pursuant to Item 404(a) of Regulation S-K that have not previously been disclosed in FREYR’s filings with the SEC.
Board Leadership Structure
Tom Einar Jensen serves as Chairman of the FREYR Board of Directors and Birger Steen serves as Chief Executive Officer and a Director of FREYR. FREYR has determined that this structure, with separate Chairman and CEO roles, is in the best interests of FREYR at this time because it allows the CEO to focus his time and energy on operating and managing FREYR and leverage the experience and perspectives of the Chairman.
Role of FREYR Board in Risk Oversight
One of the key functions of the FREYR Board of Directors is informed oversight of FREYR’s risk management process. The FREYR Board of Directors does not maintain a separate standing risk management committee, but has rather included in the scope and purpose of the Audit and Risk Committee that it shall assist and advise the Board of Directors in its oversight of the enterprise risk management of the Company. A description of the main standing committees of the board of directors and their functions, including those related to risk oversight, is shown below.
Meetings and Committees of the Board of Directors
The FREYR Board of Directors has established various standing committees, and in addition, special or limited duration committees may be established under the direction of FREYR’s Board of Directors when necessary to address specific issues.
Audit and Risk Committee
The FREYR Board of Directors established an Audit and Risk Committee comprised of at least three independent directors. As of October 17, 2023, the Audit and Risk Committee consists of Daniel Barcelo, Jason Steingart, and Olaug Svarva.
The Audit and Risk Committee is composed exclusively of “independent directors,” as defined for Audit and Risk Committee members under the NYSE Listed Company Manual and the rules and regulations of the SEC, who are “financially literate,” as defined in the NYSE Listed Company Manual. The NYSE Listed Company Manual defines “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. In addition, FREYR includes at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Daniel Barcelo serves as a financial expert and the Chairperson of the Audit and Risk Committee.

The Audit and Risk Committee has a written charter, and its purpose includes, but is not limited to, assisting and advising the FREYR Board of Directors in its oversight of:
•Accounting and financial reporting processes and internal controls of FREYR;
•The audit and integrity of FREYR’s financial statements;
•FREYR’s enterprise risk management;
•FREYR’s compliance with applicable laws and regulations (including U.S. federal securities laws and other legal and regulatory requirements);
•The qualifications, independence, and performance of FREYR’s independent registered public accounting firm;
•The implementation and performance of FREYR’s internal audit function, as applicable; and
•Overseeing policies and strategies related to ESG matters and reporting.
The Audit and Risk Committee meets formally four times per year, or more often as required.
Compensation Committee
The FREYR Board of Directors established a Compensation Committee consisting of at least two directors. As of October 17, 2023, the Compensation Committee currently consists of Mimi Berdal and Jason Forcier. Each of the members of the Compensation Committee is independent under the applicable rules of the NYSE Listed Company Manual. The Chairperson of the Compensation Committee is Mimi Berdal.
The Compensation Committee has a written charter, and its purpose is to:
•Oversee FREYR’s compensation policies, plans, benefits, programs, and overall compensation philosophy;
•Assist the FREYR Board of Directors in discharging its responsibilities relating to
a.overseeing compensation of FREYR’s Chief Executive Officer and other individuals who are “officers” as defined in Rule 16a-1(f) under the Exchange Act and
b.evaluating and recommending their compensation plans, policies, and programs of FREYR;
•Administer FREYR’s incentive compensation plans, equity compensation plans, and such other plans as designated from time to time by the Board of Directors of FREYR; and
•Prepare the report of the Compensation Committee if and as required by the rules and regulations of the SEC.
The Compensation Committee meets formally three times a year and otherwise as required.
Nominating and Corporate Governance Committee
The FREYR Board of Directors established a Nominating and Corporate Governance Committee that, as of October 17, 2023, consists of Jason Forcier, Daniel Barcelo, Mimi Berdal, and Daniel Steingart. Both of the members of the Nominating and Corporate Governance Committee meet the requirements for independence under the current NYSE Listed Company Manual and SEC rules and regulations. The Chairperson of the Nominating and Corporate Governance Committee is Jason Forcier.
The Nominating and Corporate Governance Committee has a written charter, and the committee’s responsibilities include, but are not limited to:
•Reviewing the qualifications of, and recommending nominees for election to the Board of Directors and its committees, consistent with approved criteria;
•Developing, evaluating, and recommending corporate governance practices applicable to FREYR;
•Overseeing the evaluation of FREYR’s management;
•Facilitating and overseeing the annual performance review of FREYR’s Board of Directors and its committees; and
•Evaluating the adequacy of FREYR’s corporate governance guidelines and reporting.
The Nominating and Corporate Governance Committee meets as deemed necessary by the committee.

Code of Business Conduct and Ethics and Other Corporate Policies
On July 9, 2021, the Board of Directors adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors, employees, employees in training, contract employees, and consultants. The Code of Business Conduct and Ethics codifies the business and ethical principles that govern all aspects of our business. FREYR will provide upon request, copies of our Code of Business Conduct and Ethics without charge.
Additionally, the Board of Directors adopted other policies and documentation and established a whistle-blower program to allow confidential reporting of violations of our policies. The Audit and Risk Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Corporate Governance Guidelines, Code of Business Conduct and Ethics, and other policies are available on the Governance section of our website. See also Part I, Item 1 “Business” of this Annual Report on Form 10-K in the section “Available Information”.
EXECUTIVE OFFICERS
Set forth below are the names, ages, and biographical information for each of our current executive officers as of October 17, 2023.

Name	Age	Position
Birger Steen	56	Chief Executive Officer and Director
Jan Arve Haugan	65	Chief Operating Officer
Oscar Brown	53	Group Chief Financial Officer
Ryuta Kawaguchi	50	Chief Technology Officer
Are Brautaset	53	Chief Legal Officer
Andreas Bentzen	48	Executive Vice President, Technology
Jeremy Bezdek	49	Executive Vice President, Global Corporate Development
Gery Bonduelle	51	Executive Vice President, Sales
Tilo Hauke	55	Executive Vice President, Supply Chain Management
Einar Kilde	63	Executive Vice President, Project Execution
Tove Nilsen Ljungquist	58	Executive Vice President, Operations
Hege Marie Norheim	56	Executive Vice President, Corporate Public Affairs and Sustainability
Birger Steen. Chief Executive Officer. See information under Directors above.
Jan Arve Haugan, Chief Operating Officer. Mr. Haugan has served as Chief Operating Officer of FREYR and as President and Managing Director of FREYR Battery Norway since July 2021. He previously served as FREYR Legacy Chief Operating Officer and Deputy Chief Executive Officer since January 2021. Prior to joining FREYR Legacy, Mr. Haugan was head of Projects and Operations at Aker Horizons AS from June 2020 to January 2021. Prior to Aker Horizons AS, Mr. Haugan was Chief Executive Officer at Aker Energy AS from January 2018 to December 2019. Prior to Aker Energy AS, Mr. Haugan was Chief Executive Officer at Kvaerner ASA from July 2011 to December 2017. Mr. Haugan has served as chair of the Board of Directors of Tensio AS since July 2022. Mr. Haugan has served on the Board of Directors of Meraaker Hydrogen AS from July 2020 until July 2022. Mr. Haugan has served on the Board of Directors of IOR Norway AS since October 2020. Mr. Haugan has served on the Board of Directors of Kvaerner ASA, later merged with Aker Solutions ASA, since January 2018. Mr. Haugan holds an M.Sc. in Civil Engineering from University of Colorado at Boulder.
Oscar Brown, Group Chief Financial Officer. Mr. Brown joined FREYR in April 2022 and currently serves as Group Chief Financial Officer. He comes with more than 30 years of energy industry experience, having most recently been Senior Vice President of Strategy, Business Development, and Supply Chain for Occidental Petroleum Corporation. Prior to joining Occidental, he held positions of increasing responsibility as an investment banker with CS First Boston, Lehman Brothers, Barclays Capital, and Bank of America Merrill Lynch, where he was co-head of Americas Energy Investment Banking. He is a board member, chairs the ESG Committee, and serves on the Compensation Committee of Western Midstream Partners LP (NYSE: WES) and is a past director of Plains All-American Pipeline LP (NYSE: PAA) and Plains GP Holdings LP (NYSE: PAGP). Mr. Brown holds a bachelor’s degree in Business Administration, Finance and Marketing from the University of Texas at Austin.
Ryuta Kawaguchi, Chief Technology Officer. Mr. Kawaguchi has served as Chief Technology Officer of FREYR since July 2021. He previously served as FREYR Legacy’s Chief Technology Officer since August 2020.

Prior to joining FREYR Legacy, Mr. Kawaguchi was a full-time consultant to FREYR Legacy at Tecosim Simulation Ltd. from February 2020 to July 2020. Prior to Tecosim Simulation Ltd., Mr. Kawaguchi was Solution Owner EV Battery at Dyson Automotive R&D Limited from July 2019 to January 2020. Prior to Dyson Automotive R&D Limited, Mr. Kawaguchi was a Solution Owner EV Battery at Dyson Technology Limited from September 2017 to June 2019. Prior to Dyson Technology Limited, Mr. Kawaguchi held multiple positions at Nissan Motor Corporation and Toyota Industries Corporation in the field of EV Battery and Fuel Cell. Mr. Kawaguchi holds a B.S. and an M.Sc. in Aeronautical Engineering from Nagoya University.
Are L. Brautaset, Chief Legal Officer. Mr. Brautaset has served as Chief Legal Officer of FREYR since July 2021. He previously served as FREYR Legacy’s Chief Legal Officer since December 2020. Prior to joining FREYR Legacy, Mr. Brautaset was an independent attorney from June 2020 to November 2020. Prior to that, Mr. Brautaset was Chief Legal Officer at Aker Energy AS from January 2019 to June 2020. Prior to Aker Energy AS, Mr. Brautaset was Vice President Legal at Equinor ASA (formerly known as Statoil ASA) from August 2016 to January 2019. Prior to Equinor ASA, Mr. Brautaset was Head of Legal and Compliance at Statoil Tanzania AS from August 2013 to July 2016. Mr. Brautaset has more than 20 years of experience as in-house counsel and holds a Master of Laws from University of Oslo.
Andreas Bentzen, Executive Vice President, Technology. Dr. Bentzen currently serves as Executive Vice President, Technology, in FREYR. He joined the company in August 2022. Prior to joining FREYR, Dr. Bentzen co-founded Otovo, the leading European residential solar energy and storage company, where he served as the Chief Technology Officer for more than six years between January 2016 and July 2022. Dr. Bentzen has more than 20 years experience in technology and strategic management from both industrial and academic R&D, including working as technology and management consultant for Nofas AS and as the Vice President, Technology for REC Technology U.S., Inc. in San Francisco. He holds a Master of Science from the Norwegian University of Science and Technology (NTNU) and a Ph.D. in physics from the University of Oslo.
Jeremy Bezdek, Executive Vice President, Global Corporate Development. Mr. Bezdek has served as Executive Vice President, Global Corporate Development and as President of FREYR Battery U.S since January 2023. Mr. Bezdek served as a director of FREYR from 2021 to 2022. He had spent 26 years with Koch companies in a variety of finance, corporate development, and commercial leadership roles, most recently as the Managing Director of Koch Strategic Platforms, an investment arm of Koch Industries. In 2010, Mr. Bezdek lead the newly created Innovation and M&A team for Flint Hills Resources, LP (“FHR”), a subsidiary of Koch Industries, Inc. After serving as the business leader of the Biofuels and Ingredients business for 2.5 years, Mr. Bezdek moved to the Corporate Development role in late 2017 where he led M&A and venture activity for FHR. Mr. Bezdek holds a Bachelor of Science in Business Administration, Finance Concentration from the University of Kansas.
Gery Bonduelle, Executive Vice President, Sales. Mr. Bonduelle has served as Executive Vice President, Sales of FREYR since July 2021. He previously served as FREYR Legacy’s Executive Vice President Sales since April 2021. Prior to joining FREYR Legacy, Mr. Bonduelle held multiple positions at EnerSys, most recently as Sales Vice President EMEA and APAC beginning in July 2020 and prior to that as Vice President Sales Reserve Power EMEA from January 2016 to July 2020. Mr. Bonduelle holds a B.S. and an M.Sc. in Mechanical Engineering from ENIM University.
Tilo Hauke, Executive Vice President, Supply Chain Management. Dr. Hauke has served as Executive Vice President, Supply Chain Management of FREYR since October 2021. He has more than 20 years of experience in the carbon and graphite industry, especially in materials and components for the renewable energy sector. Previously, from 2014 to 2020, Dr. Hauke served as Senior Vice President, Business Line Fuel Cell Components, and before that Group Vice President, Technology and Innovation, both for SGL Carbon SE. Dr. Hauke holds a PhD in solid state physics from University of Halle-Wittenberg and an MBA from University of Augsburg/Pittsburgh.
Einar Kilde, Executive Vice President, Project Execution. Mr. Kilde has served as Executive Vice President, Project Execution of FREYR since July 2021. He previously served as FREYR Legacy’s Executive Vice President Projects since October 2019. Prior to joining FREYR Legacy, Mr. Kilde was Executive Vice President at Bane NOR from October 2017 to September 2019. Prior to Bane NOR, Mr. Kilde was Executive Vice President, Project Execution at Sarawak Energy Berhad from September 2010 to October 2017. Prior to Sarawak Energy Berhad, Mr. Kilde was Executive Vice President and Head of Wafer Division at Renewable Energy Corporation ASA from August 2007 to July 2009. Mr. Kilde holds a B.S. in Mechanical Engineering from University of Trondheim.
Tove Nilsen Ljungquist, Executive Vice President, Operations. Ms. Ljungquist has served as Executive Vice President Operations of FREYR since July 2021. She previously served as FREYR Legacy’s Executive Vice President Operationalization since January 2021. Prior to joining FREYR Legacy, Ms. Ljungquist was Executive Vice President at Moreld AS from April 2020 to December 2020. Prior to Moreld AS, Ms. Ljungquist was Chief Executive Officer at Agility Subsea Fabrication from September 2014 to April 2020. She has also previously held multiple senior management roles at Norsk Hydro, among others as Managing Director of Hydro Clervaux,

Luxembourg. Ms. Ljungquist holds an M.Sc. in Material Science and Engineering from Norwegian University of Science and Technology.
Hege Marie Norheim, Executive Vice President, Corporate Public Affairs and Sustainability. Ms. Norheim has served as Executive Vice President, Corporate Public Affairs and Sustainability of FREYR since July 2021. She previously served as FREYR Battery and FREYR Legacy’s Executive Vice President, Human Resources, Sustainability and Communications since March 2021. Prior to joining FREYR Legacy, Ms. Norheim was a consultant at Spencer Stuart from August 2015 to February 2021 and also held executive roles at Norsk Hydro and Equinor, serving as Chief Sustainability Officer and SVP Reserves & Field Development. Ms. Norheim has also held the positions of Senior Advisor in the Office of the Prime Minister of Norway and State Secretary to the Prime Minister and Minister of Finance. Ms. Norheim holds an M.Sc. in Economics and Business Administration from the Norwegian School of Economics and Hochschule St. Gallen in Switzerland.
Family Relationships
There are no family relationships between any of the executive officers and directors.

EXECUTIVE COMPENSATION
FREYR Delaware Executive Officer and Director Compensation
The persons who will initially serve as directors and officers of FREYR Delaware after giving effect to the Redomiciliation Transaction are expected to be the same persons currently serving as directors and officers of FREYR Luxembourg. The information required to be disclosed with respect to each director and executive officer of FREYR Luxembourg is incorporated by reference from FREYR Luxembourg’s Annual Report on Form 10-K for the year ended December 31, 2022 and Current Report on Form 8-K filed with the SEC on August 10, 2023.

BENEFICIAL OWNERSHIP OF SECURITIES
Beneficial Ownership of Securities
The following table sets forth information known to us regarding the beneficial ownership of shares of FREYR ordinary shares as of October 17, 2023 by:
•Each of FREYR’s current executive officers and directors;
•All of FREYR’s executive officers and directors as a group; and
•Each person known by FREYR to be the beneficial owner of more than 5% of the outstanding FREYR ordinary shares.
The beneficial ownership percentages of directors and named executive officers set forth in the table below are based on 139,705,234 FREYR ordinary shares issued and outstanding as of October 17, 2023. We have deemed FREYR ordinary shares subject to warrants and options that are currently exercisable or exercisable within 60 days to be outstanding and to be beneficially owned by the person holding the warrant or option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Number of Shares	Percentage of Outstanding Shares
Directors and Named Executive Officers:
Tom Einar Jensen(1)	4,053,330	2.85%
Daniel Barcelo(2)	910,309	*
Mimi Berdal(3)	49,999	*
Jason Forcier	—	*
Peter Matrai(4)	3,480,739	2.45%
Birger Steen	—	*
Daniel Steingart	—	*
Olaug Svarva(5)	58,950	*
Jan Arve Haugan(6)	374,333	*
Oscar Brown(7)	158,333	*

All Directors and Executive Officers as a group (nineteen (19) persons)(8)	8,312,504	5.74%

5% Holders:
Alussa Energy Sponsor LLC(9)(14)	11,151,357	7.60%
Certain entities affiliated with Encompass Capital Advisors(10)(14)	12,621,705	8.59%
ATS AS(11)	8,129,658	5.82%
Entities affiliated with Teknovekst Invest AS(12)(14)	6,980,446	5.00%
Certain entities affiliated with Koch Industries, Inc.(13)(14)	11,500,000	8.23%

*	Represents beneficial ownership of less than 1%.
(1)
Includes 1,530,953 FREYR Ordinary Shares, 346,296 FREYR Ordinary Shares subject to stock options which are vested and exercisable within 60 days of October 17, 2023. Also includes 2,176,081 FREYR Ordinary Shares subject to exercisable warrants held by EDGE Global LLC. Mr. Matrai and Mr. Jensen are co-owners of EDGE Global LLC. Mr. Jensen disclaims beneficial ownership of the shares held by EDGE Global LLC except to the extent of his pecuniary interest therein. The business address of EDGE Global LLC is 325 Chestnut Street, Philadelphia, PA 19106.

(2)
Includes 635,311 FREYR Ordinary Shares, 224,999 FREYR Ordinary Shares subject to warrants, and 49,999 FREYR Ordinary Shares subject to stock options which are vested and exercisable within 60 days of October 17, 2023.

(3)	Includes 49,999 FREYR Ordinary Shares subject to stock options which are vested and exercisable within 60 days of October 17, 2023.
(4)
Includes 1,121,326 FREYR Ordinary Shares, 100,000 FREYR Ordinary Shares subject to warrants and 83,332 subject to stock options which are vested and exercisable within 60 days of October 17, 2023. Also includes 2,176,081 FREYR Ordinary Shares subject to exercisable warrants held by EDGE Global LLC. Mr. Matrai and Mr. Jensen are co-owners of EDGE Global LLC. Mr. Matrai disclaims beneficial ownership of the shares held by EDGE Global LLC except to the extent of his pecuniary interest therein. The business address of EDGE Global LLC is 325 Chestnut Street, Philadelphia, PA 19106.

(5)
Includes 49,999 FREYR Ordinary Shares subject to stock options which are vested and exercisable within 60 days of October 17, 2023 and 8,951 FREYR Ordinary Shares held by Primecon AS. Ms. Svarva and her husband, Jan Helgebostad, are co-owners of Primecon AS. Each of Ms. Svarva and Mr. Helgebostad disclaim beneficial ownership of the shares held by Primecon AS except to the extent of her or his pecuniary interest therein. The address of Primecon AS is Sollerudveien 36, 0283 Oslo.

(6)	Includes 8,951 FREYR Ordinary Shares, 50,000 FREYR Ordinary Shares subject to warrants and 315,382 subject to stock options which are vested and exercisable within 60 days of October 17, 2023.
(7)	Includes 158,333 subject to stock options which are vested and exercisable within 60 days of October 17, 2023.
(8)
Includes 3,296,541 FREYR Ordinary Shares, 674,999 FREYR Ordinary Shares subject to warrants, and 2,155,932 subject to stock options which are vested and exercisable within 60 days of October 17, 2023. Also includes 2,176,081 FREYR Ordinary Shares subject to exercisable warrants held by EDGE Global LLC, and 8,951 FREYR Ordinary Shares held by Primecon AS.

(9)
Consists of 4,186,840 FREYR Ordinary Shares and 6,964,517 FREYR Ordinary Shares subject to exercisable warrants held by Alussa Energy Sponsor LLC. The business address of the Sponsor is 251 Little Falls Drive, Wilmington, Delaware 19808.

(10)
Includes 5,412,306 FREYR Ordinary Shares and 7,209,399 FREYR Ordinary Shares subject to exercisable warrants held by Encompass Capital Advisors LLC by virtue of its position as the subadvisor to certain funds and the investment manager to certain other funds. Encompass Capital Advisors Partners LLC and Todd Kantor, as the managing member of Encompass Capital Advisors LLC, may be deemed to beneficially own the securities beneficially owned by Encompass Capital Advisors LLC. The address of the foregoing entities is c/o Encompass Capital Advisors LLC, 200 Park Avenue, 11th Floor, New York, NY 10166.

(11)
Consists of 8,129,658 Ordinary Shares held by ATS AS, based on information provided by ATS AS, which is 100% owned by ATS Next AS. The business address of ATS AS is Kleivveien 19 B, 1356, Bekkestua, Norway.

(12)
Consists of 6,980,446 FREYR Ordinary Shares held in the aggregate by Teknovekst Invest AS through its subsidiary Teknovekst Ltd. The business address of each of the entities is Statsråd Ihlens vei 13, 2010, Strømmen, Norway.

(13)
Consists of 11,500,000 FREYR Ordinary Shares held by Wood River Capital, LLC, which is indirectly beneficially owned by Koch Industries, Inc. The business address of Koch Industries, Inc. is 4111 East 37th Street North, Wichita, Kansas 67220.

(14)	The foregoing information, including the percentage of outstanding shares owned by each holder, is based solely on the information on Schedules 13D/A and 13G/A filed with the SEC.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The persons who will serve as directors and officers of FREYR Delaware after giving effect to the Redomiciliation Transaction are the same persons currently serving as directors and officers of FREYR Luxembourg. Except as described below, the information required to be disclosed with respect to each director and executive officer of FREYR Luxembourg is incorporated by reference from FREYR Luxembourg’s Annual Report on Form 10-K for the year ended December 31, 2022.
Transactions Related to the Redomiciliation Transaction
Other than as set forth in this proxy statement/prospectus, FREYR Luxembourg is not aware of any material interests, direct or indirect, by way of beneficial ownership of securities or otherwise, of any director or executive officer, nominee for election as a director or any FREYR Luxembourg Shareholder holding more than 10% of the voting rights attached to the FREYR Ordinary Shares or an associate or affiliate of any of the foregoing in any transaction since January 1, 2022, or in any proposed or ongoing transaction of FREYR Luxembourg, in any matter to be acted upon in the FREYR Special Meeting.
Indemnification Agreements
FREYR Delaware intends to enter into separate indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in FREYR Delaware’s Amended and Restated Bylaws. These agreements, among other things, will require FREYR Delaware to indemnify its directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of FREYR Delaware’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at FREYR Delaware’s request. FREYR Delaware believes that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

DESCRIPTION OF FREYR DELAWARE SECURITIES
The following description of FREYR Delaware’s securities, following completion of the Redomiciliation Transaction, is a summary. This summary is qualified by the complete text of the FREYR Delaware Amended and Restated Certificate of Incorporation and Bylaws to be in effect upon completion of the Transaction, which will be substantially in the forms attached as Annexes C and D, respectively, to this proxy statement/prospectus. We encourage you to read those documents carefully.
There are differences between FREYR Luxembourg’s articles of association and the FREYR Delaware Amended and Restated Certificate of Incorporation and Bylaws as they are expected to be in effect upon completion of the Transaction, especially relating to changes that are required by Delaware law. For example, certain provisions of the articles of association were not replicated in the FREYR Delaware Amended and Restated Certificate of Incorporation or Bylaws because the DGCL would not permit such replication. In addition, the FREYR Delaware Amended and Restated Certificate of Incorporation and Bylaws provide for certain other provisions customarily provided with respect to publicly-traded Delaware corporations. See “Comparison of Shareholder Rights between Luxembourg Law and Delaware Law”.
Authorized Share Capital
FREYR Delaware’s authorized capital stock after completion of the merger will consist of (i) three hundred and fifty-five million (355,000,000) shares of common stock, par value $0.01 per share, and (ii) ten million (10,000,000) shares of preferred stock, par value $0.01 per share.
Common Stock
Shares Outstanding. Upon completion of the Merger, there will be shares of Common Stock issued and outstanding. All outstanding shares of Common Stock will be fully paid and non-assessable. This means the full purchase price for the outstanding Common Stock will have been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional Common Stock that FREYR Delaware may issue in the future will also be fully paid and non-assessable.
Dividends. Subject to prior dividend rights of the holders of any preferred shares and any other class or series of shares having a preference as to dividends over Common Stock, holders of shares of Common Stock will be entitled to receive dividends when, as and if declared by the FREYR Delaware board, out of funds legally available for that purpose.
Voting Rights. Each outstanding share of Common Stock will be entitled to one vote per share on each matter to be voted on by the holders of Common Stock. The holders of Common Stock will not be entitled to cumulative voting of their shares in elections of directors.
Other Rights. In the event of any liquidation, dissolution or winding up(either voluntary of involuntary) of FREYR Delaware, the holders of Common Stock will be entitled to receive the assets and funds of FREYR Delaware available for distribution in proportion to the number of shares held by them, respectively, without regard to class, after payments to creditors and subject to any related preferential rights of any holders of any preferred shares of FREYR Delaware that at the time may be outstanding.
Preferred Shares
FREYR Delaware’s Amended and Restated Certificate of Incorporation will expressly authorize FREYR Delaware’s board of directors to provide for the issuance of all or any preferred shares in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of FREYR Delaware; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of FREYR Delaware at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions. The issuance of preferred shares may have the effect of diluting the earnings per share and book value per share of

Common Stock. In addition, the FREYR Delaware board may issue preferred shares with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of Common Stock.
There are no current agreements or understandings with respect to the issuance of preferred shares and no present intention to issue any shares of preferred shares.
Certain Anti-Takeover Matters
Certain provisions of the FREYR Delaware governing documents and the DGCL could have the effect of delaying, deferring or discouraging another party from acquiring FREYR Delaware. These provisions encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the FREYR Delaware board rather than pursue non-negotiated takeover attempts. These provisions include the below summarized items.
DGCL Section 203
FREYR Delaware will be subject to the provisions of Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date of the transaction in which such person becomes an interested stockholder, unless:
•prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting share of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting shares outstanding (but not the outstanding voting shares owned by the interested stockholder) those shares owned:
◦by persons who are directors and also officers; and
◦employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting shares which is not owned by the interested stockholder.
In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting shares of FREYR Delaware and any entity or person affiliated with or controlling or controlled by the entity or person.
Board Composition and Powers
The FREYR Delaware Amended and Restated Bylaws provide that any director or the entire board may be removed from office at any time, but only for cause (as such term is defined in the Amended and Restated Certificate of Incorporation), and only by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of FREYR Delaware entitled to vote in the election of directors. Any director serving on a committee of the board may be removed from such committee at any time by the board. The FREYR Delaware board has the power to fix the number of directors by resolution, subject to the requirements of FREYR Delaware’s governing documents that the FREYR Delaware board be not fewer than five (5) nor more than twelve (12). Vacancies on the board or any committee resulting from the death, resignation, retirement, disqualification or removal of a director, or from an increase in the number of directors constituting the board or such committee, may be filled only by a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and the directors chosen in this manner, in the case of the board, will hold office until the next annual election and until a successor is duly elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal and, in the case of any committee of the board, will hold office until a successor is dully appointed by the board or until his earlier death, resignation, retirement, disqualification or removal.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
The FREYR Delaware Amended and Restated Bylaws provide that in order for a stockholder to propose business at an annual meeting of stockholders, a stockholder’s notice must be delivered to the secretary at the principal executive offices of FREYR Delaware no later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder in order to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting of stockholders and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting of stockholders or, if the first public announcement of the date of such annual meeting of stockholders is less than a hundred (100) days prior to the date of such annual meeting of stockholders, the tenth (10th) day following the day on which public announcement of the date of such annual meeting of stockholders is first made by FREYR Delaware.
The FREYR Delaware Amended and Restated Bylaws further provide that in order for a stockholder to make a nomination at an annual meeting of stockholders, a stockholder’s notice must be delivered to the secretary at the principal executive offices of FREYR Delaware (a) in the case of an annual meeting of stockholders, no later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder in order to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting of stockholders and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting of stockholders or, if the first public announcement of the date of such annual meeting of stockholders is less than a hundred (100) days prior to the date of such annual meeting of stockholders, the tenth (10th) day following the day on which public announcement of the date of such annual meeting of stockholders is first made by FREYR Delaware; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting of stockholders s was mailed or public disclosure of the date of the special meeting of stockholders was made, whichever first occurs.
No Stockholder Action by Written Consent
The FREYR Delaware Amended and Restated Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders of FREYR Delaware must be effected at a duly called annual or special meeting of stockholders of FREYR Delaware, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.
Special Meetings of Stockholders
The FREYR Delaware Amended and Restated Bylaws provide that special meetings of stockholders, for any purpose or purposes, may be called only by (i) the board of directors, (ii) the chair of the board of directors, if there be one, or (iii) a stockholder, or group of stockholders holding more than twenty percent (20%) of the total voting power of the outstanding shares of the capital stock of FREYR Battery issued and outstanding and entitled to vote on the matter for which such special meeting of stockholders is called if such stockholder, or group of stockholders, have dated, signed and delivered to the secretary a written demand for such special meeting of stockholders at least ninety (90) days prior to the proposed date for such special meeting of stockholders, describing each matter of business desired to be brought before the special meeting of stockholders, the reasons for conducting such business, the text of any proposal or business to be considered, and the information required by the notice provisions and of Amended and Restated Bylaws.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholders’ share thereafter devolved by operation of law. Unless FREYR Delaware consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and the Exchange Act.
Authorized but Unissued Shares
The authorized but unissued shares of FREYR Delaware Common Stock and preferred stock will be available for future issuance without any further vote or action FREYR Delaware stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of FREYR Delaware Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control over FREYR Delaware by means of a proxy contest, tender offer, merger or otherwise.

Supermajority Approval Requirements
The DGCL generally provides that the affirmative vote of a majority of the shares entitled to vote thereon is required to amend a corporation’s certificate of incorporation, unless the corporation’s certificate of incorporation or bylaws requires a greater percentage. The DGCL does not specify a required vote for stockholder to amend a corporation’s bylaws and, therefore, the default voting standard set forth in a corporation’s bylaws will apply to votes to amend the bylaws unless the certificate of incorporation or bylaws provide otherwise. In addition, the DGCL provides that a board of directors may amend the bylaws without further stockholder action if authorized to do so by the corporation’s certificate of incorporation.
FREYR Delaware’s Amended and Restated Certificate of Incorporation provides that the affirmative vote of at least a majority of the entire board of directors or the affirmative vote of holders of at least two thirds (2/3) of the voting power of the shares entitled to vote at an election of directors will be required to adopt, amend, alter, or repeal the bylaws. In addition, FREYR Delaware’s Amended and Restated Certificate of Incorporation provides that the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the shares entitled to vote at an election of directors will be required to amend, alter, change or repeal, or to adopt any provision as part of the Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of certain provisions of the Amended and Restated Certificate of Incorporation, including those governing the limitation of liability of directors, indemnification of directors and officers, stockholders’ action by written consent, the amendment of FREYR Delaware’s Amended and Restated Bylaws by the board of directors, and the required stockholder vote for the amendment of the foregoing provisions. This requirement of a supermajority vote to approve amendments to our bylaws and certificate of incorporation could enable a minority of our stockholders to exercise veto power over any such amendments.
These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of FREYR Delaware or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of FREYR Delaware. These provisions are designed to reduce FREYR Delaware’s vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for FREYR Luxembourg’s shares and, as a consequence, they also may inhibit fluctuations in the market price of Common Stock that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.
NYSE Listing
The Common Stock and warrants are expected to continue to be listed on the New York Stock Exchange and trade under the symbol “FREY” and “FREY WS”.
Warrants
The following is a summary of some of the terms of the FREYR Delaware Public Warrants and FREYR Delaware Private Warrants. It does not purport to be complete.
As of October 17, 2023, 14,624,894 FREYR Public Warrants and 10,000,000 FREYR Private Warrants (inclusive of FREYR Working Capital Warrants) were outstanding. The FREYR Private Warrants and FREYR Working Capital Warrants are governed by the same terms and provisions under an amended and restated warrant agreement (as described below) and entitle the holders thereof to purchase one (1) FREYR Ordinary Share at a purchase price of $11.50 per share on the same terms and conditions as the FREYR Private Warrants, and as such, we include the FREYR Working Capital Warrants as FREYR Private Warrants.
Effective upon the Redomiciliation Transaction, each outstanding FREYR Public and Private Warrant (inclusive of the FREYR Working Capital Warrants) will become exercisable for one (1) FREYR Delaware Common Stock and FREYR Delaware will assume FREYR’s rights and obligations thereto, on the same terms as those that currently govern these warrants. Additionally, as further described below, each warrant of FREYR held by EDGE Global will be exercisable for one (1) Common Stock of FREYR Delaware effective upon the Redomiciliation Transaction, on the same terms as those that currently govern these warrants. A form of the amended and restated warrant agreement between Alussa, FREYR and Continental Stock Transfer and Trust Company is attached to this prospectus as Exhibit 4.4. FREYR Delaware expects to execute an amendment to become a party to such warrant agreement. You should review the copy of the amended and restated warrant agreement for a complete description of the terms and conditions applicable to the FREYR Public Warrants and FREYR Private Warrants.

Public Warrants
Each whole FREYR Delaware Public Warrant entitles the registered holder to purchase one FREYR Delaware Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Second Closing. Pursuant to the form amended and restated warrant agreement, a warrant holder may exercise its FREYR Delaware Public Warrants only for a whole number of shares of Common Stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. The FREYR Delaware Public Warrants will expire five years after Second Closing, July 9, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
FREYR Delaware will not be obligated to deliver any Common Stock pursuant to the exercise of a FREYR Delaware Public Warrant and will have no obligation to settle such FREYR Delaware Public Warrant exercise unless a registration statement under the Securities Act with respect to the Common Stock underlying the FREYR Delaware Public Warrant is then effective and a prospectus relating thereto is current, subject to FREYR Delaware satisfying its obligations described below with respect to registration. No FREYR Delaware Public Warrant will be exercisable for cash or on a cashless basis, and FREYR Delaware will not be obligated to issue any shares to holders seeking to exercise their FREYR Delaware Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such FREYR Delaware Public Warrant will not be entitled to exercise such FREYR Delaware Public Warrant and such FREYR Delaware Public Warrant may have no value and expire worthless.
Once the warrants become exercisable, FREYR Delaware may redeem the outstanding warrants (excluding Private Warrants):
•in whole and not in part;
•at a price of $0.01 per warrant;
•upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period, to each warrant holder; and
•if, and only if, the last reported sale price of the Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which FREYR Delaware sends the notice of redemption to the warrant holders.
FREYR Delaware established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the FREYR Delaware Public Warrant exercise price. If the foregoing conditions are satisfied and FREYR Delaware issues a notice of redemption of the FREYR Delaware Public Warrants, each warrant holder will be entitled to exercise his, her or its FREYR Delaware Public Warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price as well as the $11.50 FREYR Delaware Public Warrant exercise price after the redemption notice is issued. FREYR Delaware will not redeem the FREYR Delaware Public Warrants unless a registration statement under the Securities Act covering the Ordinary Shares issuable upon exercise of the FREYR Delaware Public Warrants is effective and a current prospectus relating to those shares of Common Stock is available throughout the 30-day redemption period, except if the FREYR Delaware Public Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the FREYR Delaware Public Warrants become redeemable by FREYR Delaware, FREYR Delaware may not exercise its redemption right if the issuance of shares upon exercise of the FREYR Delaware Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or it is unable to effect such registration or qualification.
If FREYR Delaware calls the FREYR Delaware Public Warrants for redemption as described above, FREYR Delaware’s management will have the option to require all holders that wish to exercise FREYR Delaware Public Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their FREYR Delaware Public Warrants on a “cashless basis,” FREYR’s management will consider, among other factors, its cash position, the number of FREYR Delaware Public Warrants that are outstanding and the dilutive effect on its stockholders of issuing the maximum number of Ordinary Shares issuable upon the exercise of its FREYR Delaware Public Warrants. In such event, each holder would pay the exercise price by surrendering the FREYR Delaware Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants (defined in the form amended and restated warrant agreement), multiplied by the excess of the “fair market value” (defined in the form amended and restated warrant agreement) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the FREYR Delaware

Public Warrants, provided that in all cases, the exercise price shall correspond to at least the accounting par value of the Common Stock. If FREYR Delaware takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Common Stock to be received upon exercise of the FREYR Delaware Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a FREYR Delaware Public Warrant redemption. If FREYR’s management calls the FREYR Delaware Public Warrants for redemption and its management does not take advantage of this option, Alussa Energy Sponsor LLC, a Delaware limited liability company (the “Sponsor”) and its permitted transferees would still be entitled to exercise their Private Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrants holders been required to exercise their FREYR Delaware Public Warrants on a cashless basis, as described in more detail below.
A holder of a FREYR Delaware Public Warrant may notify FREYR Delaware in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such FREYR Delaware Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Common Stock outstanding immediately after giving effect to such exercise.
If the number of issued and outstanding Common Stock is increased by a capitalization payable in Common Stock, or by a sub-division of Common Stock or other similar event, then, on the effective date of such capitalization, sub-division or similar event, the number of shares of Common Stock issuable on exercise of each FREYR Delaware Public Warrant will be increased in proportion to such increase in the issued and outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a capitalization of a number of shares of Common Stock equal to the product of (i) the number of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Common Stock) multiplied by (ii) one minus the quotient of (x) the price per FREYR Delaware Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Common Stock, in determining the price payable for Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of FREYR Delaware Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
If the number of issued and outstanding shares of Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each FREYR Delaware Public Warrant will be decreased in proportion to such decrease in issued and outstanding shares of Common Stock.
Whenever the number of shares of Common Stock purchasable upon the exercise of the FREYR Delaware Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the FREYR Delaware Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the issued and outstanding Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of FREYR Delaware with or into another corporation (other than a consolidation or merger in which FREYR is the continuing corporation and that does not result in any reclassification or reorganization of FREYR Delaware’s issued and outstanding Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of FREYR Delaware as an entirety or substantially as an entirety in connection with which FREYR Delaware is liquidated and dissolved, the holders of the FREYR Delaware Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the FREYR Delaware Public Warrants and in lieu of FREYR Delaware’s Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the FREYR Delaware Public Warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each FREYR Delaware Public Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by Alussa in connection with redemption rights held by shareholders of Alussa as provided for in Alussa’s amended and restated memorandum and articles of association) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of Common Stock, the holder of a FREYR Delaware Public Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the FREYR Delaware Public Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the FREYR Delaware Public Warrant within thirty days following public disclosure of such transaction, the FREYR Delaware Public Warrant exercise price will be reduced as specified in the amended and restated warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the amended and restated warrant agreement) of the FREYR Delaware Public Warrant.
The FREYR Delaware Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of FREYR Delaware Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their FREYR Delaware Public Warrants and receive Common Stock. After the issuance of Common Stock upon exercise of the FREYR Delaware Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
The amended and restated warrant agreement provides that the terms of the FREYR Delaware Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of FREYR Delaware Public Warrants.
Private Warrants
The FREYR Delaware Private Warrants (inclusive of FREYR Delaware Working Capital Warrants) (including the Common Stock issuable upon exercise of the FREYR Delaware Private Warrants) were not transferable, assignable or salable until 30 days after Second Closing (except, among other limited exceptions to Alussa’s officers and directors and other persons or entities affiliated with the Sponsor) and they were not redeemable by FREYR and will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. Otherwise, the FREYR Private Warrants have terms and provisions that are identical to those of the FREYR Delaware Public Warrants. If the FREYR Delaware Private Warrants are held by holders other than the Sponsor or their permitted transferees, the FREYR Delaware Private Warrants will be redeemable by FREYR Delaware and exercisable by the holders on the same basis as FREYR Delaware Public Warrants.
If holders of the FREYR Delaware Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants (defined in the form amended and restated warrant agreement), multiplied by the excess of the “fair market value” (defined in the form amended and restated warrant agreement) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
EDGE Global Warrants
Prior to the Business Combination, EDGE Global LLC (“EDGE Global”) was granted two series of warrants (the “FREYR EDGE Warrants”) exercisable for shares of FREYR AS. The first series, 8,315,902 warrants exercisable until May 15, 2024 at an exercise price of NOK 1.44 per FREYR AS share was granted July 8, 2020. The second series, 3,838,401 warrants exercisable until September 20, 2025 at an exercise price of NOK 1.85 per FREYR AS share was granted on October 6, 2020. Each FREYR EDGE Warrant conferred an entitlement to subscribe for one ordinary share of FREYR AS. These FREYR EDGE Warrants were exchanged for 2,176,081 warrants of FREYR, determined on the basis of a prescribed exchange ratio, with the exercise price of each the 1,488,862 warrants of FREYR received in exchange for the first series of FREYR EDGE Warrants being $0.95 and the exercise price of each of the 687,219 warrants of FREYR received in exchange for the second series of FREYR EDGE Warrants being $1.22, each equal to the exercise price of the corresponding FREYR EDGE Warrant divided by a prescribed exchange ratio and converted to USD at a rate of 0.11848 USD per NOK. The terms of the warrants of FREYR issued in exchange for the FREYR EDGE Warrants were otherwise unchanged. These terms include a right for FREYR, to settle the warrants received in exchange for the FREYR EDGE Warrants by cash payment of the fair market value (which shall correspond to at least the accounting par value of the FREYR Ordinary Shares) and a right for EDGE Global to exercise the warrants received in exchange for the FREYR EDGE Warrants irrespective of any applicable vesting schedule.
An aggregate 2,176,081 FREYR Ordinary Shares subject to warrants are exercisable within 60 days of July 9, 2021 held by EDGE Global. Mr. Matrai, a FREYR director, and Mr. Jensen, the FREYR Executive Chairman and former CEO, are co-owners of EDGE Global. Upon the effectiveness of the Redomiciliation Transaction, the warrants of FREYR held by EDGE Global will be exercisable for one (1) Common Stock of FREYR Delaware on the same terms as those that currently govern these FREYR warrants.
Limitation of Personal Liability of Directors/Officers
The Amended and Restated Certificate of Incorporation, to the full extent permitted by the DGCL, will limit or eliminate the liability of FREYR Delaware directors made a party to any proceeding to FREYR Delaware or its stockholders for monetary damages for breach of fiduciary duty as a director.
Under the DGCL, no such elimination of liability is permitted (i) for any breach of the director’s duty of loyalty to FREYR Delaware or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividend or unlawful share purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.
Transfer Agent and Registrar
The transfer agent and registrar for our capital stock is Continental Transfer & Trust Company.
Forum Selection
The FREYR Delaware Amended and Restated Certificate of Incorporation and Bylaws will provide that unless FREYR Delaware effects an Alternative Forum Consent, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of FREYR Delaware, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of FREYR Delaware to FREYR Delaware or FREYR Delaware’s stockholders, (iii) any action asserting a claim against FREYR Delaware or any current or former director, officer, stockholder, employee or agent of FREYR Delaware arising out of or relating to any provision of the DGCL, the FREYR Delaware Amended and Restated Certificate of Incorporation or Bylaws (each, as in effect from time to time), or (iv) any action asserting a claim against FREYR Delaware or any current or former director, officer, stockholder, employee or agent of FREYR Delaware governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding will be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein.
Unless FREYR Delaware gives an Alternative Forum Consent, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and the Exchange Act. Any person or entity purchasing, otherwise acquiring or holding any interest in shares of capital stock of FREYR Delaware will be deemed to have notice of and consented to these forum selection provisions. The existence of any prior Alternative Forum Consent will not act as a waiver of FREYR Delaware’s ongoing consent right with respect to any current or future actions or claims. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.
Moreover, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and FREYR Delaware’s Amended and Restated Bylaws will provide that the federal district courts of the United States of

America will, to the fullest extent permitted by law, be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Exchange Act. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court.
We recognize that the forum selection clause in FREYR Delaware’s Amended and Restated Certificate of Incorporation and Bylaws may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware. Additionally, the forum selection clause in FREYR Delaware’s Amended and Restated Certificate of Incorporation and Bylaws may limit our stockholders’ ability to bring a claim in a forum that they find favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents even though an action, if successful, might benefit our stockholders. The Court of Chancery of the State of Delaware may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.
For more information on the risks associated with our choice of forum provision, see “Risk Factors — Risks Relating to FREYR Delaware — The FREYR Delaware Amended and Restated Certificate of Incorporation and Bylaws will designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by stockholders, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with FREYR Delaware or its directors or officers or other matters pertaining to FREYR Delaware’s internal affairs.”

STOCKHOLDER PROPOSALS
If the Redomiciliation Transaction is consummated and FREYR Delaware holds a 2024 annual general meeting, it will provide notice of or otherwise publicly disclose the date on which the 2024 annual meeting will be held. If the 2024 annual general meeting is held, stockholder proposals will be eligible for consideration by the directors for inclusion in the proxy statement for FREYR Delaware’s 2024 annual general meeting in accordance with Rule 14a-8 and Rule 14a-11 under the Exchange Act.

OTHER SHAREHOLDER COMMUNICATIONS
Shareholders and interested parties may communicate with FREYR Luxembourg’s board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of FREYR, 22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, Attention: Jeffery Spittel. Following the Redomiciliation Transaction, such requests should be made by calling or writing FREYR Delaware at FREYR Battery, Inc. c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, (302) 658-7581.
Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

EXPERTS
The financial statements incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers AS, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers AS is a member of Den norske Revisorforening.

LEGAL MATTERS
The legality of the shares of Common Stock and Warrants offered hereby will be passed upon for FREYR Delaware by Skadden, Arps, Slate, Meagher & Flom (UK) LLP.
Certain U.S. federal income tax consequences relating to the transaction have been passed upon for FREYR Delaware by Skadden, Arps, Slate, Meagher & Flom LLP.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS
Pursuant to the rules of the SEC, FREYR Luxembourg and services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of each of FREYR Luxembourg’s annual report to shareholders and FREYR Luxembourg’s proxy statement. Upon written or oral request, FREYR Luxembourg will deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Shareholders receiving multiple copies of such documents may request that FREYR Luxembourg deliver single copies of such documents in the future. Shareholders may notify FREYR Luxembourg of their requests by calling or writing FREYR Luxembourg at +352 46 61 11 3721, or by sending a written request to FREYR, 22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, Attention: Jeffery Spittel. Following the Redomiciliation Transaction, such requests should be made by calling or writing FREYR Delaware at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, (302) 658-7581.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to our Ordinary Shares and Warrants offered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the Securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.
FREYR is subject to the reporting requirements of the Exchange Act, and its rules and regulations. The Exchange Act requires us to file reports and other information with the SEC. The SEC maintains a website that contains reports and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov.
We make available, free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. These documents are also posted on our website at www.freyrbattery.com. Any references in this prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus.
Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus.
If you would like additional copies of this document or if you have questions about the Redomiciliation Transaction, you should contact Jeffery Spittel of FREYR Luxembourg at Jeffrey.spittel@freyrbattery.com.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.
We incorporate by reference the documents listed below that FREYR has previously filed with the SEC (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):
•Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 27, 2023;
•Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023 filed on May 15, 2023 and for the quarter ended June 30, 2023 filed on August 10, 2023;
•Current Reports on Form 8-K or 8-K/A, filed with the SEC on March 15, 2023, March 16, 2023, May 15, 2023, May 23, 2023, June 20, 2023, June 26, 2023, July 14, 2023, August 10, 2023, August 10, 2023, September 11, 2023, October 5, 2023, and October 18, 2023, in each case other than information furnished under Item 2.02 or 7.01 of Form 8-K.
We are also incorporating by reference all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the date of the FREYR Special Meeting, other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto:
The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate by reference in this prospectus will automatically update and supersede this previously filed information, as applicable, including information in previously filed documents or reports that have been incorporated by reference into this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by telephone at +352 46 61 11 3721, or by sending a written request to FREYR, 22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, Attention: Jeffery Spittel. Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents.
You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents or as of any earlier date as of which such information is given.

ANNEX A

AGREEMENT AND PLAN OF MERGER
by and between
FREYR BATTERY
and
FREYR BATTERY, INC.
dated as of
October 13, 2023

TABLE OF CONTENTS

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of October 13, 2023, is by and between FREYR Battery, a public limited liability company (société anonyme), incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg) under number B251199 (“FREYR Luxembourg”) and FREYR Battery, Inc., a Delaware corporation and wholly owned subsidiary of FREYR Luxembourg (“FREYR Delaware”). All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Section 8.5 or as otherwise defined elsewhere in this Agreement. FREYR Luxembourg and FREYR Delaware are sometimes referred to herein as a “Party” and collectively as the “Parties”.
RECITALS
WHEREAS, the board of directors of each Party has (a) determined that this Agreement is advisable and fair to, and in the best interests of, its stockholders, and (b) approved this Agreement;
WHEREAS, it is proposed that the Parties effect the absorption of FREYR Luxembourg by FREYR Delaware through the merger of FREYR Luxembourg with and into FREYR Delaware, with FREYR Delaware being the surviving corporation;
WHEREAS, prior to the date hereof, FREYR Luxembourg and FREYR Delaware entered into that certain Common Draft Terms of Cross-Border Merger, dated as of September 29, 2023 (the “Common Draft Terms of Cross-Border Merger”), which is attached hereto as Exhibit A, pursuant to which FREYR Luxembourg and FREYR Delaware have agreed, subject to the terms and conditions thereof, to effect the Redomiciliation (as defined in Section 1.2(a)), whereby each of (a) the issued and outstanding ordinary shares, without nominal value, of FREYR Luxembourg (the “Ordinary Shares”) (other than any Treasury Shares (as defined in Section 2.1(e)) immediately prior to the Effective Time (as defined in Section 1.1(c)) will automatically be cancelled and FREYR Delaware shall issue as consideration therefor shares of common stock, par value $0.01 per share, of FREYR Delaware (the “Common Stock”) and (b) the issued and outstanding warrants of FREYR Luxembourg (“FREYR Warrants”) shall become exercisable for the Common Stock (the “FREYR Delaware Warrants”) after which the shareholders and warrantholders of FREYR Luxembourg would hold stock and warrants, respectively, in a Delaware corporation rather than a Luxembourg company;
WHEREAS, upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, FREYR Luxembourg will merge with and into FREYR Delaware, the separate corporate existence of FREYR Luxembourg will cease and FREYR Delaware will be the Surviving Corporation (as defined below);
WHEREAS, the Parties intend that, for United States federal and applicable state and local income tax purposes, the Merger (as defined below) will qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder (the “Intended U.S. Tax

Treatment”), to which each of FREYR Luxembourg and FREYR Delaware are to be parties under Section 368(b) of the Code, and this Agreement is intended to constitute a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations Section 1.368-2(g);
WHEREAS, the boards of directors of each of FREYR Luxembourg and FREYR Delaware has, subject to and in accordance with this Agreement, resolved to recommend the approval or adoption of this Agreement and the Transactions by its respective stockholders; and
WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Transactions and also prescribe various conditions to the Transactions.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:
ARTICLE I

MERGER; REDOMICILIATION
Section 1.1The Merger.
(a)Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement and the Common Draft Terms of Cross-Border Merger, and in accordance with the DGCL, at the Effective Time (as defined in Section 1.1(c)), FREYR Luxembourg shall be merged with and into FREYR Delaware (the “Merger”), whereupon the separate existence of FREYR Luxembourg will cease, with FREYR Delaware surviving the Merger (FREYR Delaware, as the surviving corporation in the Merger, sometimes being referred to herein as the “Surviving Corporation”), such that following the Merger, the Surviving Corporation will be a company incorporated in Delaware. The Merger shall have the effects provided in this Agreement and as specified in the DGCL and the Common Draft Terms of Cross-Border Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of FREYR Luxembourg immediately before the Effective Time will vest in, and become the property, privileges, powers and franchises of , the Surviving Corporation; and (b) debts, liabilities and duties of the FREYR Luxembourg will become the debts, liabilities and duties of the Surviving Corporation.
(b)The Merger shall become effective between the Parties at 11:59:59 p.m., Luxembourg Time on December 31, 2023 subject to the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VII to be satisfied or waived (other than any such conditions that by their nature are to be satisfied by action to be taken at the Effective Time, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of such conditions at the Effective Time), unless another date or time or place is agreed to in writing by FREYR Luxembourg and FREYR Delaware. The date on which the Effective Time takes place is referred to as the “Closing Date”.
(c)On or before December 29, 2023, the Parties shall cause (i) the FREYR Delaware Certificate and (ii) a certificate of ownership and merger with respect to the Merger (the “Certificate of Merger”) to be duly executed and filed with the DSOS as provided under the DGCL and make any other filings, recordings or publications required to be made by FREYR Luxembourg or FREYR Delaware under the DGCL in connection with the Merger. The Merger shall become effective at 11:59:59 p.m., Luxembourg time on December 31, 2023 or on such other date and time as shall be agreed to by FREYR Luxembourg and FREYR Delaware and specified in the Certificate of Merger (such date and time being hereinafter referred to as the “Effective Time”).
Section 1.2The Redomiciliation. Pursuant to, and subject to the terms and conditions of, the Common Draft Terms of Cross-Border Merger, FREYR Luxembourg and FREYR Delaware shall implement a cross-border merger in accordance with Articles 1020-1 to 1021-19 of Chapter 2 on Mergers of the Luxembourg Law, whereby each of (i) the issued and outstanding Ordinary Shares (other than any Treasury Shares) immediately prior to the Effective Time will automatically be cancelled and FREYR Delaware shall issue as consideration therefor one (1) validly issued, fully paid an non-assessable Common Stock per Ordinary Share to the shareholders of FREYR Luxembourg and (ii) the issued and outstanding FREYR Warrants shall be exercisable for one (1) Common Stock and assumed by FREYR Delaware (the “Redomiciliation”).
Section 1.3Governing Documents. At the Effective Time, the FREYR Delaware Certificate and the FREYR Delaware Bylaws shall be amended and restated in their entirety to read as the certificate of incorporation and bylaws, respectively, of FREYR Delaware as in effect immediately following the Effective Time, and as so amended, shall be the certificate of incorporation and bylaws, respectively, of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.
Section 1.4Officers and Directors. The directors of FREYR Luxembourg immediately prior to the Effective Time, from and after the Effective Time, shall be the directors of the Surviving Corporation, and shall hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal. The officers of FREYR Luxembourg immediately prior to the Effective Time, from and after the Effective Time, shall be the officers of the Surviving Corporation, and shall hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal.
ARTICLE II

TREATMENT OF SECURITIES
Section 2.1Treatment of Ordinary Shares and FREYR Warrants.

(a)Treatment of Ordinary Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any securities of FREYR Luxembourg or of FREYR Delaware, each Ordinary Share issued and outstanding immediately prior to the Effective Time (other than any Treasury Shares) will automatically be cancelled and FREYR Delaware shall issue as consideration therefor validly issued, fully paid and non-assessable Common Stock on a one-to-one basis, in each case without interest and net of any applicable withholding Taxes, subject to the provisions of this Article II. From and after the Effective Time, all such Ordinary Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each applicable holder of such Ordinary Shares (other than any Treasury Shares) shall cease to have any rights with respect thereto, except for the right to receive the Common Stock in accordance with this Section 2.1(a).
(b)Treatment of FREYR Public Warrants. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any securities of FREYR Luxembourg or of FREYR Delaware and in accordance with the terms of Amendment No. 2 to the Warrant Agreement, each FREYR Public Warrant issued and outstanding immediately prior to the Effective Time shall be exercisable for one (1) Common Stock.
(c)Treatment of FREYR Private Warrants. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any securities of FREYR Luxembourg or of FREYR Delaware and in accordance with the terms of Amendment No. 2 to the Warrant Agreement, each FREYR Private Warrant issued and outstanding immediately prior to the Effective Time shall be exercisable for one (1) Common Stock.
(d)Treatment of FREYR EDGE Warrants. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any securities of FREYR Luxembourg or of FREYR Delaware in accordance with the same terms as those that currently govern such warrants, each FREYR EDGE Warrant issued and outstanding immediately prior to the Effective Time shall be exercisable for one (1) Common Stock.
(e)Cancellation and Conversion of Ordinary Shares and Common Stock. At the Effective Time, each (i) Ordinary Share issued and outstanding immediately prior to the Effective Time that is held in treasury by FREYR Luxembourg (the “Treasury Shares”) and (ii) Common Stock of FREYR Delaware issued and outstanding (and held by FREYR Luxembourg) immediately prior to the Effective Time (collectively, the “Cancelled Shares”) shall be cancelled by virtue of and simultaneously with the Merger and shall cease to exist.
Section 2.2Direct Registration of Common Stock and FREYR Delaware Warrants.
(a)At the Effective Time, (i) record ownership of the Common Stock and FREYR Delaware Warrants into which the issued and outstanding Ordinary Shares and FREYR Warrants, respectively, were converted in accordance with Section 2.1 shall, except as provided in clause (ii), be kept in uncertificated, book entry form by FREYR Delaware’s transfer agent, and (ii) any certificate representing such Ordinary Shares and FREYR Warrants shall automatically represent the same number of Common Stock and FREYR Delaware Warrants, respectively.

(b)At the Effective Time, the stock transfer books of FREYR Luxembourg shall be closed and from and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Ordinary Shares that were outstanding immediately prior to the Effective Time.
Section 2.3Treatment of FREYR Luxembourg Equity Awards.
(a)At the Effective Time, each right and obligation under the equity-based benefit and compensation plans and programs and agreements providing for the grant or award of restricted stock, stock units, stock options, warrants, stock appreciation rights, performance shares, performance units, dividend equivalent rights, and share awards (collectively, the “FREYR Luxembourg Equity Plans”), including the 2019 Incentive Stock Option Plan of FREYR AS issued on September 11, 2019, the 2021 Equity Incentive Plan (amended and restated as of May 10, 2023) of FREYR Luxembourg, and the stock option agreement, dated as of July 13, 2021 entered into by and between FREYR Luxembourg and Tom Einar Jensen, to the employees, directors and other service providers of FREYR Luxembourg as listed on Schedule A shall be assumed by FREYR Delaware and shall be converted into a corresponding equity award with respect to Common Stock on a one-to-one basis. To the extent a FREYR Luxembourg Equity Plan provides for awards of incentive stock options pursuant to Section 422 of the Code, approval of such plan by FREYR Luxembourg, as the sole stockholder of FREYR Delaware, shall to the extent necessary be deemed, as of the Effective Time, to constitute FREYR Delaware’s stockholder approval for purposes of Section 422(b) of the Code. As of the Effective Time, each equity or equity-based award granted under the FREYR Luxembourg Equity Plans shall be cancelled and the recipient of such award shall have no right or interest in such award or any underlying Ordinary Shares other than receipt of a corresponding equity or equity-based award with respect to Common Stock as set forth in this Section 2.3.
(b)At the Effective Time, each FREYR Luxembourg Equity Plan shall be assumed by FREYR Delaware, and the outstanding options or other awards or benefits available under the terms of the FREYR Luxembourg Equity Plans at and following the Effective Time shall, to the extent permitted by law and otherwise reasonably practicable be exercisable, payable, issuable or available upon the same terms and conditions as under such FREYR Luxembourg Equity Plans and the agreements relating thereto immediately prior to the Effective Time (including, for greater certainty, having the same option exercise or measurement price) except that all references to the “Company” or FREYR Luxembourg in the FREYR Luxembourg Equity Plans shall be references to FREYR Delaware.
Section 2.4Withholding. FREYR Luxembourg and FREYR Delaware shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement, any amounts as are required to be withheld or deducted with respect to such amounts under the Code, or any applicable provisions of state, local or foreign Tax Law. To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be (i) timely remitted to the appropriate Governmental Entity and (ii) to the extent duly remitted, treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF FREYR LUXEMBOURG
Except as disclosed in the FREYR Luxembourg SEC Documents filed or furnished with the SEC since February 16, 2021 and publicly available prior to the date hereof (but excluding, in each case, any forward looking disclosures set forth in any “risk factors” section, any disclosures in any “forward-looking statements” section or any other disclosures included therein to the extent they are predictive or forward-looking in nature) (it being understood that this clause shall not apply to Section 3.2), FREYR Luxembourg represents and warrants to FREYR Delaware as set forth below in this Article III.
Section 3.1Qualification, Organization, Subsidiaries, etc. Each of FREYR Luxembourg and the FREYR Luxembourg Subsidiaries is a legal entity duly organized or incorporated, validly existing and, where relevant, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of FREYR Luxembourg and the FREYR Luxembourg Subsidiaries is qualified to do business and, where relevant, is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or, where relevant, in good standing, has not had and would not reasonably be expected to have, individually or in the aggregate, a FREYR Luxembourg Material Adverse Effect and which would not reasonably be expected to prevent, materially impede or materially delay FREYR Luxembourg’s ability to consummate the Merger, the Redomiciliation and the other transactions contemplated by this Agreement.
Section 3.2Capitalization. The authorized share capital of FREYR Luxembourg (including the issued share capital) is set at USD 245,000,000 and represented by 245,000,000 Ordinary Shares without nominal value. As of September 30, 2023, (i)(A) 139,705,234 Ordinary Shares were issued and outstanding, (B) 148,370 Ordinary Shares were held in treasury and (C) no Ordinary Shares were held by Subsidiaries of FREYR Luxembourg, (ii) stock options to purchase 11,580,422 Ordinary Shares were outstanding and had a weighted average exercise price of $8.88 per share (for equity compensation plans approved by security holders and assuming that any applicable performance goals relating to market-based awards that are incomplete as of the date hereof are achieved) and $6.60 per share (for equity compensation arrangements not approved by security holders), (iii) FREYR Luxembourg RSU Awards with respect to 156,870 Ordinary Shares were outstanding, (iv) 25,000,000 Ordinary Shares were reserved for issuance pursuant to FREYR Luxembourg Equity Plan and (v) 26,800,975 Ordinary Shares were reserved for issuance pursuant to the exercise of the FREYR Warrants. All the outstanding Ordinary Shares are, and all Ordinary Shares reserved for issuance as noted above shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights. None of the FREYR Luxembourg Subsidiaries owns any Ordinary Shares of FREYR Luxembourg.
Section 3.3Corporate Authority Relative to this Agreement; No Violation.

(a)FREYR Luxembourg has all requisite corporate power and authority to enter into this Agreement and, subject (in the case of the Merger and Redomiciliation) to receipt of the FREYR Luxembourg Shareholder Approval and the satisfaction or waiver of the conditions set forth in this Agreement and the Common Draft Terms of Cross-Border Merger to the Merger, to consummate the Transactions, including the Merger and the Redomiciliation. The execution and delivery of this Agreement and the Common Draft Terms of Cross-Border Merger and the consummation of the Transactions have been duly and validly authorized by the FREYR Luxembourg Board of Directors (in the case of the Merger, except for (i) the receipt of the FREYR Luxembourg Shareholder Approval and (ii) the filing of the Certificate of Merger with the DSOS, as further set forth above) no other corporate proceedings on the part of FREYR Luxembourg are necessary to authorize the consummation of the Transactions. On or prior to the date hereof, the FREYR Luxembourg Board of Directors has unanimously (A) determined that the terms of the Redomiciliation and Merger are fair to, and in the best interests of, FREYR Luxembourg and its shareholders, (B) determined that it is in the best interests of FREYR Luxembourg and its shareholders to enter into, and declared advisable, this Agreement and (C) approved the execution and delivery by FREYR Luxembourg of this Agreement, the performance by FREYR Luxembourg of its covenants and agreements contained herein and the consummation of the Merger upon the terms, and subject to the conditions, contained herein. This Agreement has been duly and validly executed and delivered by FREYR Luxembourg and, assuming this Agreement constitutes the valid and binding agreement of FREYR Delaware, constitutes the valid and binding agreement of FREYR Luxembourg, enforceable against FREYR Luxembourg in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally and subject to general principles of equity (the “Bankruptcy and Equity Exceptions”).
(b)Other than in connection with or in compliance with (i) the provisions of the DGCL, (ii) the Securities Act, (iii) the Exchange Act, (iv) the Luxembourg Law, and (v) any applicable requirements of the New York Stock Exchange (“NYSE”), no authorization, consent or approval of, or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by FREYR Luxembourg of the Transactions, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a FREYR Luxembourg Material Adverse Effect and which would not reasonably be expected to prevent, materially impede or materially delay FREYR Luxembourg’s ability to consummate the Merger and the other transactions contemplated by this Agreement.
Section 3.4Finders and Brokers. Neither FREYR Luxembourg nor any FREYR Luxembourg Subsidiary has employed any investment banker, broker or finder in connection with the Transactions.
Section 3.5Taxes. FREYR Luxembourg has not taken any action, nor to the knowledge of FREYR Luxembourg or any of its Subsidiaries are there any facts or circumstances, that would reasonably be expected to prevent the Merger from qualifying for the Intended U.S. Tax Treatment.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF FREYR DELAWARE
Except as disclosed in the FREYR Delaware SEC Documents filed or furnished with the SEC since September 8, 2023 and publicly available prior to the date hereof (but excluding, in each case, any forward-looking disclosures set forth in any “risk factors” section, any disclosures in any “forward looking statements” section or any other disclosures included therein to the extent they are predictive or forward-looking in nature) (it being understood that this clause shall not apply to Section 4.2), FREYR Delaware represents and warrants to FREYR Luxembourg as set forth below in this Article IV.
Section 4.1Qualification, Organization, etc. FREYR Delaware is a legal entity duly organized or incorporated, validly existing and, where relevant, in good standing under the Laws of the State of Delaware and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. FREYR Delaware is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or, where relevant, in good standing, has not had and would not reasonably be expected to have, individually or in the aggregate, a FREYR Delaware Material Adverse Effect and which would not reasonably be expected to prevent, materially impede or materially delay FREYR Delaware’s ability to consummate the Merger, the Redomiciliation and the other transactions contemplated by this Agreement.
Section 4.2Capitalization. The authorized share capital of FREYR Delaware consists of 1,000 Common Stock, $0.01 par value. As of September 30, 2023, (i) 100 Common Stock were issued and outstanding and (ii) no Common Stock were held in treasury. All the outstanding Common Stock are duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights. FREYR Delaware has no assets or property other than a de minimis amount of assets to facilitate its organization or maintain its legal existence.
Section 4.3Corporate Authority Relative to this Agreement; No Violation.
(a)FREYR Delaware has all requisite corporate power and authority to enter into this Agreement and, subject (in the case of the Merger and Redomiciliation) to receipt of the FREYR Delaware Stockholder Approval and the satisfaction or waiver of the conditions set forth in this Agreement and the Common Draft Terms of Cross-Border Merger to the Merger, to consummate the Transactions, including the Merger and the Redomiciliation. The execution and delivery of this Agreement and the Common Draft Terms of Cross-Border Merger and the consummation of the Transactions have been duly and validly authorized by the FREYR Delaware Board of Directors (in the case of the Merger except for (i) the receipt of the FREYR Delaware Stockholder Approval and (ii) the filing of the Certificate of Merger with the DSOS, as further set forth above) no other corporate proceedings on the part of FREYR Delaware are necessary to authorize the consummation of the Transactions. On or prior to the date hereof, the FREYR Delaware Board of Directors has unanimously (A) determined that the terms of the Redomiciliation and Merger are fair to, and in the best interests of, FREYR Delaware and its stockholder, (B) determined that it is in the best interests of FREYR Delaware and its stockholder to enter into, and declared advisable, this Agreement and (C) approved the execution and delivery by FREYR Delaware of this Agreement, the performance by FREYR Delaware of its covenants and agreements contained herein and the consummation of the Merger upon the terms, and subject to the conditions, contained herein. This Agreement has been duly and validly executed and delivered by FREYR Delaware and, assuming this Agreement constitutes the valid and binding agreement of FREYR Luxembourg, constitutes the valid and binding agreement of FREYR Delaware, enforceable against FREYR Delaware in accordance with its terms, except as may be limited by Bankruptcy and Equity Exceptions.
(b)Other than in connection with or in compliance with (i) the DGCL, (ii) the Securities Act, (iii) the Exchange Act, (iv) the Luxembourg Law and (v) any applicable requirements of the NYSE, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by FREYR Delaware of the Transactions, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a FREYR Delaware Material Adverse Effect and which would not reasonably be expected to prevent, materially impede or materially delay the ability of FREYR Delaware to consummate the Merger and the other transactions contemplated by this Agreement.
Section 4.4Taxes. FREYR Delaware has not taken any action, nor to the knowledge of FREYR Delaware are there any facts or circumstances, that would reasonably be expected to prevent the Merger from qualifying for the Intended U.S. Tax Treatment.
ARTICLE V

ADDITIONAL AGREEMENTS
Section 5.1Tax Matters. The Parties (i) hereby agree and acknowledge that, for U.S. federal, and applicable state and local, income Tax purposes, it is intended that the Merger qualify for the Intended U.S. Tax Treatment, (ii) shall not, and shall not permit or cause any of their Affiliates or Subsidiaries, in the case of FREYR Luxembourg, to, knowingly take any action, or fail to take any action, that would reasonably be expected to prevent, impair or impede the Intended U.S. Tax Treatment, and (iii) shall not take any position inconsistent with (whether in audits, Tax returns or otherwise) such treatment unless required to do so pursuant to a “determination” (within the meaning of Section 1313(a) of the Code).
Section 5.2Director and Officer Resignations. FREYR Delaware shall use its reasonable best efforts to cause to be delivered to FREYR Luxembourg prior to the Closing Date resignations executed by each director and officer of FREYR Delaware in office as of immediately prior to the Effective Time and effective upon the Effective Time. For the avoidance of doubt, the directors and officers of FREYR Delaware in office as of immediately prior to the Effective Time shall not be prevented from serving as directors and officers of the Surviving Corporation following the Effective Time, and the Surviving Corporation, in its discretion and in accordance with the FREYR Delaware Certificate and FREYR Delaware Bylaws, may appoint such Persons as directors and officers following the Effective Time.

Section 5.3Further Assurances and Closing Conditions. Each of the Parties shall use its commercially reasonable efforts to (a) take all actions necessary or appropriate to consummate the Transactions and (b) cause the conditions set forth in Article VI to be satisfied as soon as reasonably practicable after the date of this Agreement.
ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE MERGER
Section 6.1Conditions to Each Party’s Obligations to Effect the Merger. The obligations of FREYR Luxembourg and FREYR Delaware to effect the Merger shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any and all of which may be waived in writing in whole or in part by both of FREYR Luxembourg and FREYR Delaware, to the extent permitted by applicable Law:
(a)Stockholder Approval. The (i) FREYR Luxembourg Shareholder Approval shall have been obtained and (ii) the FREYR Delaware Stockholder Approval shall have been obtained;
(b)Registration Statement. The Form S-4 shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and remain in effect and no proceeding to that effect shall have been commenced or threatened that has not been withdrawn;
(c)Adverse Laws or Orders. No Adverse Law or Order shall have occurred or be in effect, and none of the Parties to this Agreement and the Common Draft Terms of Cross-Border Merger is subject to any decree, order or injunction that prohibits the consummation of the Redomiciliation;
(d)Listing. The Common Stock and FREYR Delaware Warrants to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance;
(e)Authorization. Other than the filing of the Certificate of Merger, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required to consummate the Redomiciliation, including any required filings under applicable U.S. state and Luxembourg securities laws, have been obtained or made; and
(f)Consents. All consents of any third party required to consummate the Redomiciliation have been obtained.
ARTICLE VII

TERMINATION

Section 7.1Termination. This Agreement may be terminated and any of the Transactions may be abandoned by mutual written consent of FREYR Luxembourg and FREYR Delaware.
Section 7.2Effect of Termination. In the event of the valid termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become null and void, and there shall be no liability on the part of any Party, except that the last sentence of this Section 7.2, Section 8.3 through Section 8.13 shall survive such termination.
ARTICLE VIII

MISCELLANEOUS
Section 8.1Amendment and Modification; Waiver.
(a)Subject to applicable Law, this Agreement may be amended, modified and supplemented by written agreement of the Parties. This Agreement may not be amended, modified and supplemented except by an instrument in writing signed on behalf of each of the Parties.
(b)At any time and from time to time prior to the Effective Time, either FREYR Luxembourg, on one hand, or FREYR Delaware, on the other hand, may, to the extent legally permitted and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of the other Party, (ii) waive any inaccuracies in the representations and warranties made by the other Party, and (iii) waive compliance with any of the agreements by the other Party.
Section 8.2Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.2 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.
Section 8.3Expenses. Except as otherwise expressly provided in this Agreement, all expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses.
Section 8.4Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), delivered through electronic mail (notice deemed given upon confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express (notice shall be deemed to be given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):
if to FREYR Luxembourg, to:

FREYR Battery
22-24, Boulevard Royal

L-2449 Luxembourg
Grand Duchy of Luxembourg
Attention:    Are L. Brautaset
Email:        are.brautaset@freyrbattery.com
with copies to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom (UK) LLP
22 Bishopsgate
London, United Kingdom
EC2N 4BQ
Attention:    Danny Tricot
        Denis Klimentchenko
Email:        danny.tricot@skadden.com
        denis.klimentchenko@skadden.com
and

Arendt & Medernach SA
41A avenue J.F. Kennedy
L-2082 Luxembourg
Grand Duchy of Luxembourg
Attention:    Bob Calmes
Email:        Bob.Calmes@arendt.com
if to FREYR Delaware, to:

FREYR Battery, Inc.
c/o The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
Attention:    Are L. Brautaset
Email:        are.brautaset@freyrbattery.com
with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom (UK) LLP
22 Bishopsgate
London, United Kingdom
EC2N 4BQ

Attention:    Danny Tricot
        Denis Klimentchenko
Email:        danny.tricot@skadden.com
        denis.klimentchenko@skadden.com

Section 8.5Certain Definitions. For the purposes of this Agreement, the term:
“Adverse Law or Order” means (i) any statute, rule or regulation that has been enacted or promulgated by any Governmental Entity of competent jurisdiction which prohibits or makes illegal the consummation of the Merger, the Redomiciliation or the other Transactions, or (ii) there shall be in effect any order or injunction of a court of competent jurisdiction preventing the consummation of the Merger, the Redomiciliation or the other Transactions.
“Alussa” means Alussa Energy Acquisition Corp., a Cayman Islands exempted company and a wholly owned Subsidiary of FREYR Luxembourg.
“Amendment No. 2 to the Warrant Agreement” means the agreed form of the second amendment to the warrant agreement among FREYR Delaware, FREYR Luxembourg, Alussa and CST as warrant agent, which constitutes an amendment to that certain warrant agreement, dated as of November 25, 2019, by and between Alussa and CST, as amended by amendment no. 1 to such warrant agreement, dated as of July 7, 2021, by and among FREYR, Alussa and CST.
“Business Combination” means the mergers and other transactions contemplated by the Business Combination Agreement.
“Business Combination Agreement” means the Business Combination Agreement, dated as of January 29, 2021, by and among Alussa, FREYR Luxembourg and FREYR AS, among others.
“Business Day” means a day other than a Saturday, a Sunday or another day on which commercial banking institutions in the New York, New York, Wilmington, Delaware, Luxembourg or Oslo, Norway are authorized or required by Law to be closed.
“CST” means Continental Stock Transfer & Trust Company, a New York limited purpose trust company.
“DGCL” means the General Corporation Law of the State of Delaware.
“DSOS” means the Secretary of State of the State of Delaware.
“Effect” means any change, effect, development, circumstance, condition, state of facts, event or occurrence.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Form S-4” means the registration statement on Form S-4 (File No. 333-274434) filed with the SEC by FREYR Delaware (and any amendments thereto) in connection with the offer and issuance of the Common Stock and FREYR Delaware Warrants to be issued pursuant to the Merger shall have become effective under the Securities Act.
“FREYR AS” means FREYR AS, a private limited liability company organized under the laws of Norway.
“FREYR Delaware Board of Directors” means the board of directors of FREYR Delaware.
“FREYR Delaware Bylaws” means the bylaws of FREYR Delaware, as may be amended and restated from time to time.
“FREYR Delaware Certificate” means the Certificate of Incorporation of FREYR Delaware, as may be amended and restated from time to time.
“FREYR Delaware Material Adverse Effect” means any Effect that is materially adverse to the assets, properties, liabilities, financial condition, business or results of operations of FREYR Delaware, taken as a whole; provided, however, that a FREYR Delaware Material Adverse Effect shall not include any Effect arising out of or resulting from: (a) any changes in general United States or global economic conditions; (b) changes generally affecting the industry or industries in which FREYR Delaware operates; (c) any change after the date of this Agreement in Law or the interpretation thereof or GAAP or the interpretation thereof; (d) acts of war, armed hostility or terrorism or any worsening thereof; (e) earthquakes, hurricanes, tornados or other natural disasters or calamities; and (f) the execution and delivery of this Agreement or the announcement or pendency of the Transactions, including the impact thereof on the relationships with employees, customers, suppliers or other third parties (provided that this clause (f) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from this Agreement or the consummation of the Transactions); provided, further, that if any Effect described in any of clauses (a), (b), (c), (d) or (e) has had a disproportionate adverse impact on FREYR Delaware relative to other companies operating in the industry in which it operates, then the incremental impact of such Effect shall be taken into account for the purpose of determining whether a FREYR Delaware Material Adverse Effect has occurred.
“FREYR Delaware Meeting” means the extraordinary meeting of the sole stockholder of Common Stock for the purpose of seeking the FREYR Delaware Stockholder Approval, including any postponement or adjournment thereof.
“FREYR Delaware Private Warrants” means the FREYR Private Warrants that shall be exercisable for Common Stock and assumed by FREYR Delaware at the Effective Time.
“FREYR Delaware Public Warrants” means the FREYR Public Warrants that shall be exercisable for Common Stock and assumed by FREYR Delaware at the Effective Time.
“FREYR Delaware SEC Documents” means all reports, schedules, statements and other documents required to be filed or furnished by FREYR Delaware under the Securities Act or the Exchange Act, including all certifications required pursuant to the Sarbanes-Oxley Act, since September 8, 2023.
“FREYR Delaware Stockholder Approval” means the affirmative vote of the sole stockholder of the outstanding Common Stock in favor of the adoption of this Agreement at the FREYR Delaware Meeting.
“FREYR EDGE Warrants” means the two series of warrants of FREYR Luxembourg granted to EDGE Global LLC, entitling the holder thereof to purchase one (1) Ordinary Share at a purchase price of $1.22 per share or $0.95 per share.
“FREYR Luxembourg Board of Directors” means the board of directors of FREYR Luxembourg.
“FREYR Luxembourg Material Adverse Effect” means any Effect that is materially adverse to the assets, properties, liabilities, financial condition, business or results of operations of FREYR Luxembourg and the FREYR Luxembourg Subsidiaries, taken as a whole; provided, however, that a FREYR Luxembourg Material Adverse Effect shall not include any Effect arising out of or resulting from: (a) any changes in general United States or global economic conditions; (b) changes generally affecting the industry or industries in which FREYR Luxembourg or any of the FREYR Luxembourg Subsidiaries operates; (c) any change after the date of this Agreement in Law or the interpretation thereof or GAAP or the interpretation thereof; (d) acts of war, armed hostility or terrorism or any worsening thereof; (e) earthquakes, hurricanes, tornados or other natural disasters or calamities; (f) the execution and delivery of this Agreement or the announcement or pendency of the Transactions, including the impact thereof on the relationships with employees, customers, suppliers or other third parties (provided that this clause (f) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from this Agreement or the consummation of the Transactions); (g) any failure by FREYR Luxembourg to meet any internal or published projections (whether published by FREYR Luxembourg or any analysts) or forecasts or estimates of revenues or earnings or results of operations for any period (it being understood and agreed that the facts and circumstances giving rise to any such failure that are not otherwise excluded from the definition of a FREYR Luxembourg Material Adverse Effect may be taken into account in determining whether there has been a FREYR Luxembourg Material Adverse Effect); (h) any change in the price or trading volume of Ordinary Shares or any other publicly traded securities of FREYR Luxembourg or any FREYR Luxembourg Subsidiary (it being understood and agreed that the facts and circumstances giving rise to such change that are not otherwise excluded from the definition of a FREYR Luxembourg Material Adverse Effect may be taken into account in determining whether there has been a FREYR Luxembourg Material Adverse Effect); and (i) any reduction in the credit rating of FREYR Luxembourg or any of the FREYR Luxembourg Subsidiaries (it being understood and agreed that the facts and circumstances giving rise to such reduction that are not otherwise excluded from the definition of a FREYR Luxembourg Material Adverse Effect may be taken into account in determining whether there has been a FREYR Luxembourg Material Adverse Effect); and provided, further, that if any Effect described in any of clauses (a), (b), (c), (d) or (e) has had a disproportionate adverse impact on FREYR Luxembourg or any FREYR Luxembourg Subsidiary relative to other companies operating in the industry in which FREYR Luxembourg or such Subsidiary operates, then the incremental impact of such Effect shall be taken into account for the purpose of determining whether a FREYR Luxembourg Material Adverse Effect has occurred.
“FREYR Luxembourg Meeting” means the extraordinary meeting of the holders of Ordinary Shares for the purpose of seeking the FREYR Luxembourg Shareholder Approval, including any postponement, adjournment or reconvening thereof.
“FREYR Luxembourg RSU Awards” means an award of restricted stock units representing the right to receive an issuance of Ordinary Shares.
“FREYR Luxembourg SEC Documents” means all reports, schedules, statements and other documents required to be filed or furnished by FREYR Luxembourg under the Securities Act or the Exchange Act, including all certifications required pursuant to the Sarbanes-Oxley Act, since February 16, 2021.
“FREYR Luxembourg Shareholder Approval” means the vote in favor of the adoption of this Agreement at the FREYR Luxembourg Meeting by at least two-thirds (2/3) of the votes validly cast at the FREYR Luxembourg Meeting, provided that at least one half of the issued shares of FREYR Luxembourg (other than shares held by or on behalf of FREYR Luxembourg or a direct subsidiary of FREYR Luxembourg) is present or represented at the FREYR Luxembourg Meeting.
“FREYR Luxembourg Subsidiaries” means the Subsidiaries of FREYR Luxembourg.
“FREYR Private Warrants” means (i) the warrants issued in connection with the Business Combination in exchange for private placement warrants to purchase Class A ordinary shares of Alussa, and (ii) the FREYR Working Capital Warrants.
“FREYR Public Warrants” means each one whole warrant (other than the FREYR Private Warrants and FREYR Working Capital Warrants) entitling the holder thereof to purchase one (1) Ordinary Share at a purchase price of $11.50 per share.
“FREYR Working Capital Warrants” means the warrants issued in connection with the Business Combination in exchange for warrants issued upon the conversion of a working capital loan made by the Sponsor to Alussa.
“GAAP” means U.S. Generally Accepted Accounting Principles.
“Governmental Entity” means (a) any national, federal, state, county, municipal, local or foreign government or any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government, (b) any public international governmental organization or (c) any agency, division, bureau, department or other political subdivision of any government, entity or organization described in the foregoing clauses (a) or (b) of this definition.
“Law” means any federal, state, local or foreign law (including common law), statute, code, rule, regulation, order, ordinance, judgment or decree or other pronouncement of any Governmental Entity having the effect of law.

“Luxembourg Law” means the Law of August 10, 1915 on commercial companies, as amended.
“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.
“Sarbanes-Oxley Act” means the United States Sarbanes-Oxley Act of 2002, as amended.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Sponsor” means Alussa Energy Sponsor LLC, a Delaware limited liability company.
“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (b) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner of such partnership.
“Tax” or “Taxes” means any and all federal, state, local, foreign or other taxes imposed by any Governmental Entity, including all income, gross receipts, license, payroll, recapture, net worth, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, assessments, sales, use, transfer, registration, governmental charges, duties, levies and other similar charges imposed by a Governmental Entity in the nature of a tax, alternative or add-on minimum, or estimated taxes, and including any interest, penalty, or addition thereto.
“Transactions” means the Merger, the Redomiciliation and the other transactions contemplated by this Agreement.
Section 8.6Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

“Agreement”	Preamble
“Bankruptcy and Equity Exceptions”	Section 3.3(a)
“Cancelled Shares”	Section 2.1(e)
“Certificate of Merger”	Section 1.1(c)
“Closing Date”	Section 1.1(b)
“Code”	Recitals

“Common Draft Terms of Cross-Border Merger”	Recitals
“Common Stock”	Recitals
“FREYR Delaware”	Preamble
“FREYR Delaware Warrants”	Recitals
“FREYR Luxembourg”	Preamble
“FREYR Luxembourg Equity Plans”	Section 2.3(a)
“FREYR Warrants”	Recitals
“Effective Time”	Section 1.1(c)
“Intended U.S. Tax Treatment”	Recitals
“Merger”	Section 1.1(a)
“NYSE”	Section 3.3(b)
“Party”	Preamble
“Ordinary Shares”	Recitals
“Redomiciliation”	Section 1.2
“Surviving Corporation”	Section 1.1(a)

Section 8.7Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof. The words “herein,” “hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole, including the Exhibits and Schedules hereto, and not to any particular provision of this Agreement. When reference is made herein to a Person, such reference shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not merely mean “if.” The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
Section 8.8Counterparts. This Agreement may be executed in counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including by means of electronic delivery), it being understood that the Parties need not sign the same counterpart. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 8.9Entire Agreement; No Third-Party Beneficiaries.
(a)This Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof.
(b)This Agreement is not intended to confer upon any Person other than the Parties any rights or remedies hereunder.
Section 8.10Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
Section 8.11Governing Law; Jurisdiction.
(a) This Agreement and all proceedings (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the Parties in the negotiation, administration, performance and enforcement hereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
(b) Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Delaware Superior Court, and appellate courts thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Delaware Superior Court, and appellate courts thereof, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Delaware Superior Court, and appellate courts thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 8.11(b) in the manner provided for notices in Section 8.4. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by Law.
Section 8.12Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGER, THE REDOMICILIATION AND OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION 8.12.
Section 8.13Assignment. This Agreement shall not be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, but without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.
Section 8.14Enforcement; Remedies.
(a)Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.
(b)The Parties agree that irreparable injury will occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is agreed that prior to the valid termination of this Agreement pursuant to Article VIII, each Party shall be entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of this Agreement by any other Party, to a decree or order of specific performance to specifically enforce the terms and provisions of this Agreement and to any further equitable relief. In the event any Party seeks any remedy referred to in this Section 8.14, such Party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.
FREYR BATTERY
By: /s/ Birger Steen
Name: Birger Steen
Title: Director and Authorized Signatory
FREYR BATTERY, INC.
By: /s/ Are L. Brautaset
Name: Are L. Brautaset
Title: CEO and Secretary

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A
COMMON DRAFT TERMS OF CROSS-BORDER MERGER

SCHEDULE A
LIST OF ASSUMED FREYR LUXEMBOURG EQUITY PLANS
1.The 2019 Incentive Stock Option Plan of FREYR AS issued on September 11, 2019
2.The employment agreement entered into on June 16, 2021 between FREYR AS and Tom Einar Jensen
3.The 2021 Equity Incentive Plan (amended and restated as of May 10, 2023) of FREYR Battery

ANNEX B

FREYR Battery, Inc.
Corporation
c/o The Corporation Trust Company
Corporation Trust Center
1209 Orange Street, Wilmington
County of New Castle, Delaware 19801
États-Unis d’Amérique
Secretary of State of Delaware: 7530788
FREYR Battery Société anonyme 22-24, Boulevard Royal L-2449 Luxembourg Grand-Duché de Luxembourg R.C.S. Luxembourg: B 251199

COMMON DRAFT TERMS OF CROSS-BORDER MERGER DATED 29 SEPTEMBER 2023 / PROJET COMMUN DE FUSION TRANSFRONTALIÈRE EN DATE DU 29 SEPTEMBRE 2023
The board of directors of:
(1)FREYR Battery, Inc., a corporation organized and existing under the laws of the State of Delaware, having its registered office at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, United States of America, registered with the Secretary of State of the State of Delaware under file number 7530788 (the “Absorbing Company”);
and
the board of directors of:
(2)FREYR Battery, a public limited liability company (société anonyme), incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg) under number B251199 (the “Absorbed Company” and, together with the Absorbing Company, the “Merging Companies” and each a “Merging Company”), have jointly drawn up these common draft terms of cross-border merger (the “Common Draft Terms of Cross-Border Merger”) for the purpose of proposing to their respective shareholders a cross-border merger (the “Merger”) in accordance with Articles 1020-1 et seq. of the law of 10 August 1915 concerning commercial companies, as amended (the” Luxembourg Law”) and Section 252 of the Delaware General Corporation Law (the “DGCL”).
1.The companies involved in the Merger
On the terms and subject to the conditions set forth in these Common Draft Terms of Cross-Border Merger, the Merging Companies have agreed to achieve the contemplated cross-border merger by way of absorption of the Absorbed Company (as absorbed entity) by the Absorbing Company (as absorbing and surviving entity) under the terms of these Common Draft Terms of Cross-Border Merger and pursuant to the provisions of Sections 252 and 253 of the DGCL and Articles 1020-1 to 1021-19 of Chapter 2 on Mergers of the Luxembourg Law.
1.1Presentation of the Absorbing Company
The Absorbing Company, FREYR Battery, Inc., is a corporation organized and existing under the laws of the State of Delaware, having its registered office at c/o The Corporation Trust Company, Corporation Trust

Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, United States of America, registered with the Secretary of State of the State of Delaware under file number 7530788.
The Absorbing Company's financial year begins on 1st January of each year and ends on 31st December of each year.
On the date hereof, the share capital of the Absorbing Company is one hundred United States Dollars ($100) and is divided into one hundred (100) common shares, with a par value of $0.01 each and ninety-nine United States Dollars ($99) designated as additional paid-in capital, all fully paid up; the common shares are in registered form only (the “Absorbing Company Common Stock”).
As of the date hereof, the Absorbing Company has no employees and will not have any employees at the Effective Time (as defined below). The Absorbing Company has no assets or liabilities and will not have, at the Effective Time, any assets and liabilities, other than a de minimis amount of assets to facilitate its organisation or maintain its legal existence.
1.iPresentation of the Absorbed Company
The Absorbed Company, FREYR Battery, is a public limited liability company (société anonyme), incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg) under number B251199.
The Absorbed Company's financial year begins on 1st January of each year and ends on 31st December of each year.
On the date hereof, the issued share capital of the Absorbed Company is one hundred thirty-nine million eight hundred fifty-three thousand six hundred four United States Dollars ($139,853,604) and is divided into one hundred thirty-nine million eight hundred fifty-three thousand six hundred four (139,853,604) ordinary shares without nominal value, all fully paid up and in registered form only, whereof one hundred forty-eight thousand three hundred seventy (148,370) ordinary shares are, on the date hereof, held in treasury by the Company (and any such amount of treasury shares outstanding immediately prior to the Effective Time being referred to hereinafter as the “Treasury Shares”) (the difference between the issued share capital immediately prior to the Effective Time and the Treasury Shares being referred to hereinafter as the “Outstanding Shares”).
The Outstanding Shares are registered pursuant to the Securities Act of 1934 (the “Exchange Act”) and have been listed for trading on the New York Stock Exchange (the “NYSE”) under the ticker symbol "FREY" since 8 July 2021.
As of the date hereof, the Absorbed Company has 11 employees. The Absorbed Company has not instituted a works council or co-determination council and there is no association of employees, which includes amongst its members employees of the Absorbed Company. Prior to the Effective Time, all the existing employees of the Absorbed Company (the “Transferring Employees”) as well as some commercial contracts and certain assets (tangible or intangible) of the Absorbed Company (the “Pre-Transferred Contracts and Assets”) will be transferred to FREYR Battery Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of Luxembourg, having its registered office at 22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of

Luxembourg, registered with the Luxembourg Trade and Companies' Register (Registre de Commerce et des Sociétés, Luxembourg) under number B280462 ("FREYR Battery SARL").
The employees of the Absorbed Company will be transferred, by operation of law, via transfer of undertakings, to FREYR Battery SARL in accordance with the provisions of Article L. 127-1 and seq. of the Luxembourg Labour Code (Code du Travail) prior to the Effective Time (the “Transfer”). Upon completion of the Transfer, all rights and obligations resulting from the existing employment contracts between the Absorbed Company and the Transferring Employees at the date of the Transfer will be automatically transferred to FREYR Battery SARL, by operation of law.
As a result of the Transfer, all the existing employees of the Absorbed Company will maintain their individual terms of employment within FREYR Battery SARL and their employment contracts will have effect as if originally made between FREYR Battery SARL and the Transferring Employees, and FREYR Battery SARL will, as of the date of Transfer, replace the Absorbed Company in any and all rights and obligations resulting from the Transferring Employee’s employment contracts. The Transferring Employees’ years of service will not be interrupted by reasons of the Transfer. The Transfer will have no impact on the substantive terms of the Transferring Employees’ employment relationships, except the employing entity, which will be, as of the date of Transfer, FREYR Battery SARL. The contractual terms and conditions of employment shall otherwise continue to apply unchanged following the Transfer.
The Transferring Employees will be informed in due time prior to the Transfer and in writing about:
•the date of the Transfer;
•the reasons of the Transfer;
•the legal, economic and social consequences resulting from such Transfer for the Transferring Employees; and
•the possible measures contemplated towards the Transferring Employees.
Consequently, at the Effective Time of the Merger, the Absorbed Company will not have any employees, nor will it hold the Pre-Transferred Contracts and Assets.
2.The Absorbing Company pursuant to the Merger
The Absorbing Company will continue to exist under the name “FREYR Battery, Inc.”, a corporation organized and existing under the laws of the State of Delaware, having its registered office at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, United States of America, registered with the Secretary of State of the State of Delaware under file number 7530788.
The amended and restated certificate of incorporation of the Absorbing Company (the “Certificate of Incorporation”) in the English and French languages is attached to these Common Draft Terms of Cross-Border Merger as Appendix A.
The board of directors of the Absorbing Company currently consists, as of the date hereof, of Oscar Kris Brown and Are Lysnes Brautaset. The composition of the board of directors of the Absorbing Company will change after the Merger.

3.Background and effects of the Merger
3.1Background
The Merger is contemplated in the context of the “redomiciliation” of the Absorbed Company from the Grand Duchy of Luxembourg to the State of Delaware (the “Redomiciliation Transaction”). In 2023, the board of directors and management team of the Absorbed Company undertook a review of the Absorbed Company's existing structure and operations, and particularly its jurisdiction of incorporation. The board of directors of the Absorbed Company believes the Redomiciliation Transaction will enhance shareholder value over the long-term through simplifying the corporate structure to gain operational efficiencies. After considering various factors, the board of directors of the Absorbed Company believes that the Redomiciliation Transaction will enhance shareholder value over the long-term by providing potential strategic opportunities and benefits, including:
•simplifying the Absorbed Company’s corporate structure and streamlining reporting requirements, which will (i) facilitate efforts incurred by the Absorbed Company to assess, implement and remain compliant with multiple regulatory and reporting requirements for the Absorbed Company on a consolidated basis, and (ii) provide opportunities for the Absorbed Company to improve operational efficiencies and financial flexibility in the corporate treasury, cash management, risk management and tax functions;
•enhancing the Absorbed Company’s eligibility for inclusion in equity indexes and trigger associated benchmarking from actively managed funds, thereby delivering a significant uplift in fund flows to its ordinary shares;
•benefiting from well-established principles of corporate governance under Delaware law, which are more closely aligned with the NYSE listing standards and the U.S. Securities and Exchange Commission’s (the “SEC”) governance requirements; and
•positioning the Absorbed Company to better respond to global tax developments and U.S. incentive programs for battery manufacturers, considering recent changes in U.S. tax laws and federal incentive programs.
3.2Legal effects
As a result of the Merger, the Absorbing Company will acquire all assets and liabilities of the Absorbed Company by way of universal succession (“succession universelle”), with the exception of (collectively, the “Excluded Assets”):
(i)the one hundred (100) Absorbing Company Common Stock held by the Absorbed Company in the Absorbing Company which will, in accordance with the provisions of Delaware law, be cancelled by virtue of the Merger; and
(ii)the Treasury Shares which will, in accordance with article 1021-17 (1), 4° of the Luxembourg Law, ipso jure be cancelled by virtue of and simultaneously with the Merger and such Treasury Shares will cease to exist and no consideration will be delivered in exchange therefor in the Merger.
As of the Effective Time, the Absorbing Company shall be subrogated to all rights and obligations of the Absorbed Company towards third parties. The rights and claims comprised in the assets of the Absorbed Company (excluding, for the avoidance of doubt, the Excluded Assets, the Transferring Employees and the Pre-Transferred Contracts and Assets, as further described in sections 1.2 and 3.2 herein, but including for instance all of the equity interests in FREYR Battery SARL) shall be transferred to the Absorbing Company with all securities, either in rem or personal, attached thereto.
The Absorbing Company will continue as of the Effective Time to perform the obligations of the Absorbed Company under any agreements to which the latter is a party.
Any claims and debts existing as at the Effective Time between the Merging Companies are cancelled upon the Effective Time.
The Absorbing Company shall be in charge of: (i) the filing or registration of any applicable tax returns or other tax documents relating to the Absorbed Company with the Luxembourg tax administration as well as (ii) the payment (as the case may be) of any applicable corporate income tax or municipal tax or local tax, any income, value-added, sales, property or transfer tax, trade tax, real estate transfer tax, withholding tax on dividends, salary withholding tax/wage tax, any registration tax or stamp duty or public social security payments or any similar taxes or duties relating to the Absorbed Company.
The Merger will effect the transfer by the Absorbed Company of all its assets and liabilities (excluding, for the avoidance of doubt, the Excluded Assets, the Transferring Employees and the Pre-Transferred Contracts and Assets, as further described in sections 1.2 and 3.2 herein, but including for instance all of the equity interests in FREYR Battery SARL) to the Absorbing Company, so that the Absorbed Company shall be dissolved without liquidation after the Effective Time.
The Absorbed Company holds the following intellectual property rights which shall be transferred to the Absorbing Company by virtue of the Merger, together with all other assets and liabilities, as further described above:
–Master Services and Licence Agreement under the laws of the State of New York entered into on 10 October 2022 between Advanced Lithium Electrochemistry Co. Ltd. and the Absorbed Company.
The transfer of such intellectual property rights will be valid towards third parties on the conditions provided for in the respective applicable laws. The formalities of such transfer will be completed within six (6) months of the Effective Time. No other industrial or intellectual property rights or rights in rem other than collateral established on movable and immovable property will be transferred to the Absorbing Company as a result of the Merger. The shareholders and warrantholders of the Absorbed Company will become shareholders and warrantholders, respectively, in identical proportions, of the Absorbing Company as of the Effective Time.
With respect to the Absorbed Company, the mandates of the current directors of the Absorbed Company will come to an end as of the Effective Time.
The books and records of the Absorbed Company will be kept at the registered office of the Absorbing Company in accordance with applicable laws.
As a result of the Merger, the Absorbed Company shall cease to exist and all its shares shall be cancelled. By virtue of the Merger, the Absorbing Company will therefore become the new parent company of the FREYR Battery group, it being understood that the Absorbing Company is in the process of applying for a listing of the Absorbing Company Common Stock on the NYSE with effect as from the Effective Time.

3.3Effective Time
Neither the Absorbing Company nor the Absorbed Company have issued securities (as defined under Luxembourg law) other than shares, including other securities conferring voting rights.
The general meeting of the shareholders of the Absorbed Company approving the Merger, to be held before a Luxembourg notary (the “Luxembourg Notary”) (being referred to as the “Company Shareholder Approval”), will approve the Merger subject to the following two cumulative conditions:
(i)the filing with the Secretary of State of the State of Delaware of a certificate of merger, executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL (the “Certificate of Cross-Border Merger”); and
(ii)the adoption before the Luxembourg Notary of a declaration of the board of directors of the Absorbed Company confirming that all conditions to the Merger have been satisfied or waived and that the Merger is effective (the “Board Confirmation”).
The Merger will become effective as between the Merging Companies, when the concurring decisions of the Absorbed Company (i.e., the Company Shareholder Approval) and of the shareholder of the Absorbing Company have been adopted and become unconditional upon (i) filing of the Certificate of Cross-Border Merger with the Secretary of State of the State of Delaware and (ii) adoption of the Board Confirmation (the time at which the Merger becomes effective between the Merging Companies referred to herein as the “Effective Time”).
Under Luxembourg law, the Merger will be complete and enforceable towards third parties after the publication of the Board Confirmation on the Recueil électronique des sociétés et associations confirming that the decision of minutes of the general meetings of the Merging Companies approving the Merger in accordance with article 1021-14 of the Luxembourg Law and Chapter Vbis of Title I of the amended law of 19 December 2002 on the register of commerce and companies and accounting and annual accounts of undertaking, have become effective.
3.4Date as of which the operations of the Absorbed Company shall be treated from an accounting point of view as being carried out on behalf of the Absorbing Company
For accounting purposes, all operations and transactions of the Absorbed Company shall be treated as being carried out on behalf of the Absorbing Company as of the Effective Time.
4.Accounting aspects of the Merger, share exchange ratio and independent expert
4.1Financial statements used for the Merger
The following financial statements of the Merging Companies were used to determine the terms and conditions of the Merger:
(i)the interim financial statements (on a standalone basis) as at 31 August 2023 of the Absorbing Company prepared under U.S. Generally Accepted Accounting Principles (U.S. GAAP) (the "Absorbing Company Interim Statements"); and

(ii)the interim financial statements (on a standalone basis) as at 30 June 2023 of the Absorbed Company prepared under Luxembourg Generally Accepted Accounting Principles (Lux GAAP) (the "Absorbed Company Interim Statements").
4.2Valuation of the transferred assets and liabilities
As to the valuation of the assets and liabilities of the Absorbed Company which will be transferred to the Absorbing Company (which, for the avoidance of doubt, exclude the Excluded Assets, the Transferring Employees and the Pre-Transferred Contracts and Assets, as further described in sections 1.2 and 3.2 herein, but include for instance all of the equity interests in FREYR Battery SARL), the terms and conditions of the Merger have been determined on the basis of the Absorbed Company Interim Statements.
Based on the information available in the Absorbed Company Interim Statements, the net accounting value of the assets and the liabilities of the Absorbed Company is as follows:
(i)total assets: $1.4 billion;
(ii)total liabilities: $150.5 million; and
(iii)net value: $1.3 billion.
4.3Exchange ratio and methods of determining the share exchange ratio
For the purpose of determining the share exchange ratio of the Merger, the boards of directors of the Merging Companies noted (a) the fair market value of the Outstanding Shares as determined pursuant to the closing price of the Outstanding Shares on the NYSE on 27 September 2023 (the “Closing Price”) and (b) the fair market value of the Absorbing Company Common Stock (i.e., $100).
The Closing Price of the Outstanding Shares was $5.07 per Outstanding Share, which multiplied by the 139,705,234 Outstanding Shares (i.e., issued share capital of the Absorbed Company minus the Treasury Shares) results in an aggregate fair market value of the equity of the Absorbed Company of $708,305,536 (the “Contribution Value”). Having made reasonable inquiries, the boards of directors of the Merging Companies are not aware of any indications related to limitations in the free float, other trading restrictions or lack of liquidity of the Outstanding Shares etc. that might indicate that the abovementioned Closing Price does not reflect the fair market value of the equity of the Absorbed Company at such date.
Notwithstanding the foregoing, the boards of directors of the Merging Companies chose an exchange ratio for the Merger of one (1) Absorbing Company Common Stock in the share capital of the Absorbing Company, in exchange for one (1) Outstanding Share in the ordinary share capital of the Absorbed Company (the “Exchange Ratio”), meaning that the shareholders of the Absorbed Company will receive Absorbing Company Common Stock in the Absorbing Company on a one for one basis. For the avoidance of doubt, no fractional shares of Absorbing Company Common Stock will be issued in connection with the Merger and no form of additional compensation will be granted to the shareholders of the Absorbed Company. Hence, the shareholders of the Absorbed Company will receive Absorbing Company Common Stock in the Absorbing Company in exactly the same proportion as their ownership of Outstanding Shares in the Absorbed Company (i.e., the Merger will not have any dilutive effect on the shareholders of the Absorbed Company). As a result, the shareholders of the Absorbed Company will continue to own exactly the same number of shares before and after the Merger, with their ownership in the equity of the Absorbed Company replaced by an identical ownership in the equity of the Absorbing Company.

As the Absorbed Company will merge into its wholly owned subsidiary and the shareholders of the Absorbed Company will receive Absorbing Company Common Stock in the Absorbing Company in exactly the same proportion as their ownership of Outstanding Shares held in the Absorbed Company, the valuation of the Absorbed Company and the Absorbing Company is essentially irrelevant for the Exchange Ratio.
The Exchange Ratio has been considered appropriate by the boards of directors of the Merging Companies based on the fact that the Absorbed Company currently owns 100% of the Absorbing Company Common Stock, so that as a result of the Merger, the shareholders of the Absorbed Company will continue to own exactly the same number of shares of the Absorbing Company after the Merger.
Based on the Exchange Ratio, it is proposed that the Absorbing Company shall, in exchange for the transfer of all the assets and liabilities of the Absorbed Company pursuant to the Merger (excluding, for the avoidance of doubt, the Excluded Assets, the Transferring Employees and the Pre-Transferred Contracts and Assets, as further described in sections 1.2 and 3.2 herein, but including for instance all of the equity interests in FREYR Battery SARL), amend its Certificate of Incorporation and allocate the Contribution Value as follows: each Outstanding Share (which, for the avoidance of doubt, excludes the Treasury Shares) outstanding immediately prior to the Effective Time will automatically be cancelled and the Absorbing Company will issue as consideration therefor new duly authorized, validly issued, fully paid and non-assessable Absorbing Company Common Stock to the shareholders of the Absorbed Company, calculated by application of the Exchange Ratio (together, the “Merger Consideration”).
As at the date hereof, 14,624,894 public warrants of the Absorbed Company (and any such amount of public warrants outstanding immediately prior to the Effective Time being referred to hereinafter as the “Company Public Warrants”) and 10,000,000 private warrants of the Absorbed Company (and any such amount of private warrants outstanding immediately prior to the Effective Time being referred to hereinafter as the “Company Private Warrants”) are issued and outstanding. The Company Public Warrants and Company Private Warrants entitle the holders thereof to purchase one (1) Outstanding Share at a purchase price of $11.50 per share. At the Effective Time, each outstanding Company Public Warrant and Company Private Warrant will convert into warrants of the Absorbing Company exercisable for one share of Absorbing Company Common Stock at an exercise price of $11.50, on the same terms as the warrants of the Absorbed Company as governed by the amended and restated warrant agreement between Alussa Energy Acquisition Corp., the Absorbed Company and Continental Stock Transfer and Trust Company (the “Transfer Agent”) dated 7 July 2021. Additionally, each of the 2,176,081 warrants of the Absorbed Company currently held by EDGE Global LLC will be converted into warrants of the Absorbing Company effective as at the Effective Time, on the same terms as those that currently govern these warrants.
4.4Independent expert
The Exchange Ratio so established by the boards of directors of each of the Merging Companies has been submitted for evaluation purposes to:
(i)EUROLUX AUDIT S.à r.l., a private limited liability company (société à responsabilité limitée) existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 196, rue de Beggen, L-1220 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg) under number B103972 (the “Merger Independent Specialist 1”) for the Absorbed Company; and
(ii)PKF Audit & Conseil, a private limited liability company (société à responsabilité limitée) existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 37,

rue d’Anvers, L-1330 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg) under number B222994 (the “Merger Independent Specialist 2” and together with the Merger Independent Specialist 1, the “Merger Independent Specialists”) for the Absorbing Company,
as independent experts (réviseurs d’entreprises) appointed pursuant to Article 1021-6 of the Luxembourg Law.
5.Delivery of Absorbing Company Common Stock
New Absorbing Company Common Stock in the share capital of the Absorbing Company shall be issued and allotted to the shareholders of the Absorbed Company by application of the Exchange Ratio.
By virtue of the Merger, the Absorbing Company shall thus increase its share capital by an amount of nine hundred sixteen point six million United States Dollars ($916.6 million) from its current amount of one hundred United States Dollars ($100) up to nine hundred sixteen point six million United States Dollars ($916.6 million) through the issuance of one hundred thirty-nine point seven million (139.7 million) new Absorbing Company Common Stock shares, it being noted that the amount of nine hundred fifteen point two million United States Dollars ($915.2 million) shall be designated as additional paid-in capital.
The exchange of Outstanding Shares into Absorbing Company Common Stock will occur automatically at the Effective Time.
Beneficial holders of Outstanding Shares held in “street name” through a bank, broker or other nominee and record owners of Outstanding Shares held in book-entry form will not be required to take any action. Their ownership of Absorbing Company Common Stock will be recorded in book-entry form by their nominee (for shares held in “street name”) or by the Transfer Agent (for shares held by record owners in book-entry form), without the need for any additional action on their part. Holders of record who hold their shares in book-entry form will receive a statement of their holdings in the Absorbing Company after the Effective Time.
6.Description of Absorbing Company Common Stock
Upon the Effective Time and the issuance of the Absorbing Company Common Stock, outstanding Absorbing Company Common Stock will be fully paid and non-assessable. This means the full purchase price for the outstanding Absorbing Company Common Stock will have been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional Absorbing Company Common Stock that the Absorbing Company may issue in the future will also be fully paid and non-assessable.
Any additional rights that holders of the Absorbing Company Common Stock are entitled to are described in the Certificate of Incorporation.
7.Date as from which the newly Absorbing Company Common Stock will carry the right to participate in the profits of the Absorbing Company and any special condition regarding such right.
The newly issued Absorbing Company Common Stock will entitle the holders thereof to participate in the profits of the Absorbing Company as from the Effective Time, and, from that date onwards, such holders acquire all rights attached to this stock, including the right to dividends, or any other distribution, to be distributed out of the profit of the current accounting period and/or out of the accumulated reserves and carried forward profits or otherwise, subject to the terms for delivery of Absorbed Company Common Stock as outlined in section 5 above.
8.Special rights for the shareholders and for the holders of other securities
Neither of the Merging Companies has issued securities other than shares, including other securities conferring voting rights; no special rights shall be conferred by the Absorbing Company to the shareholders or holders of other securities in the Absorbed Company.
9.Special advantages to the Merger Independent Specialists and/or any members of the management, supervisory or controlling bodies of the Merging Companies
The Absorbing Company will pay fees estimated at (i) twelve thousand five hundred euros (EUR 12,500) (excluding VAT) to the Merger Independent Specialist 1 and (ii) twelve thousand five hundred euros (EUR 12,500) (excluding VAT) to the Merger Independent Specialist 2.
10.Repercussions of the Merger on employment
On the Effective Time, none of the Merging Companies will have any employees, as notably the employees’ employment contracts of the Absorbed Company will be transferred to FREYR Battery SARL as described under section 1.2 (Presentation of the Absorbed Company) above prior to the Effective Time. The Merger will consequently not have any effect on employment as none of the Merging Companies will have any employees immediately prior to the Effective Time.
11.Information regarding the Merger
The Common Draft Terms of Cross-Border Merger shall be published on the Recueil électronique des sociétés et associations and shall be made publicly available in the United States of America as an exhibit to a Current Report on Form 8-K of the Absorbed Company on the EDGAR system of the SEC, at least one (1) month prior to the date set for the extraordinary general meetings of shareholders of the Merging Companies due to approve the Merger.
The following documents shall be held available for inspection by the respective shareholders of each of the Merging Companies at its respective registered office, at least one (1) month prior to the date set for the extraordinary general meetings of shareholders of the Merging Companies due to approve the Merger:
(i)these Common Draft Terms of Cross-Border Merger;
(ii)the annual accounts and the consolidated management reports of the Absorbed Company for the financial years ended 31 December 2021 and 31 December 2022, it being noted that the Absorbing Company has not yet prepared any annual accounts and/or management report since its date of formation;
(iii)the interim accounts of the Absorbing Company and the Absorbed Company as at 31 August 2023 and 30 June 2023 respectively;

(iv)the detailed written reports drawn up by the boards of directors of each of the Merging Companies explaining the Common Draft Terms of Cross-Border Merger from a legal and economical point of view, in accordance with Article 1021-5 of the Luxembourg Law; and
(v)the reports from the Merger Independent Specialists as independent experts (réviseurs d’entreprises) under Luxembourg law, prepared in accordance with Article 1021-6 (1) of the Luxembourg Law.
12.Creditor rights
12.1Creditors rights under Luxembourg law (with respect to the Absorbed Company)
In accordance with article 1021-9 of the Luxembourg Law, creditors of the Merging Companies, whose claims predate the date of publication of the Board Confirmation, notwithstanding any agreement to the contrary, may apply, within two months of that publication in the official gazette of the Grand Duchy of Luxembourg (Recueil Electronique des Sociétés et Associations), to the judge presiding the chamber of the Tribunal d'Arrondissement dealing with commercial matters in the district in which the registered office of the debtor company is located and sitting as in commercial and urgent matters, to obtain adequate safeguards of collateral for any matured or unmatured debts, where they can credibly demonstrate that due to the Merger, the satisfaction of their claims is at stake and that no adequate safeguards have been obtained from the company. The president of such chamber shall reject the application if the creditor is already in possession of adequate safeguards or if such safeguards are unnecessary, having regard to the financial situation of the company after the Merger. The debtor company may cause the application to be turned down by paying the creditor, even if it is a term debt. If the safeguards are not provided within the time limit prescribed, the debt shall immediately fall due.
12.2Right of opposition of creditors under Delaware law
In connection with the Merger, there are no applicable creditor rights under Delaware law.
13.Miscellaneous
13.1Powers
Full powers are granted to the members of the boards of directors of each of the Merging Companies as well as to any lawyer and/or employee of Arendt & Medernach S.A., admitted to practice in Luxembourg and registered on the list V of lawyers of the Luxembourg bar association, and any employee and/or clerk of the notary Me Marc Elvinger in the Grand Duchy of Luxembourg or of any other notary professionally residing in the Grand Duchy of Luxembourg, each individually and with full power of substitution, in the name of and on behalf of the Merging Companies, in order to carry out all filings, notifications and publications necessary for the Merger in the Grand Duchy of Luxembourg and in particular to adopt and file the Board Confirmation confirming that all conditions precedent to the Merger, as specified herein, have been satisfied or waived and that the Merger is effective.
Further to the above, the Absorbing Company shall carry out all required and necessary formalities in order to carry out the Merger.
13.2Appendixes
Appendixes to these Common Draft Terms of Cross-Border Merger form an integrated part hereof.

13.3Applicable law and jurisdiction
For all matters which are not mandatorily subject to the law applicable to the Absorbing Company (i.e., Delaware law) the present Common Draft Terms of Cross-Border Merger shall be governed by and construed in accordance with the laws of the Grand Duchy of Luxembourg.
Any dispute arising out of or in connection with these Common Draft Terms of Cross-Border Merger shall be submitted exclusively to the courts of the City of Luxembourg, Grand Duchy of Luxembourg.
13.4Costs
The expenses, costs, fees and charges resulting from the Merger shall be borne by the Absorbing Company.
13.5Date and language
These Common Draft Terms of Cross-Border Merger have been drawn up on the date first written above in English and is followed by a French version. In case of discrepancies between these versions, the English version shall prevail.
13.6Counterparts
These Common Draft Terms of Cross-Border Merger have been executed in counterparts, each of the boards of directors of each of the Merging Companies acknowledging receipt of one copy on the date first written above.
Suit la traduction française du texte qui précède.
Le conseil d’administration de :
(1)FREYR Battery, Inc., une corporation organisée et existant selon les lois de l’Etat du Delaware, ayant son siège social au c/o The Corporation Trust Company, Corporation Trust Center,1209 Orange Street, Wilmington, Comté de New Castle, Delaware 19801, Etats-Unis d’Amérique, immatriculée auprès du Secretary of State de l’Etat du Delaware sous le numéro 7530788 (la « Société Absorbante »);
et
le conseil d’administration de :
(2)FREYR Battery, une société anonyme constituée et existant selon les lois du Grand-Duché de Luxembourg, ayant son siège social au 22-24, Boulevard Royal, L-2449 Luxembourg, Grand-Duché de Luxembourg, et immatriculée auprès du Registre de Commerce et des Sociétés de Luxembourg sous le numéro B251199 (la « Société Absorbée » et, ensemble avec la Société Absorbante, les « Sociétés Fusionnantes » et chacune, une « Société Fusionnante »), ont établi conjointement le présent projet commun de fusion transfrontalière (le « Projet Commun de Fusion Transfrontalière ») afin de proposer à leurs actionnaires respectifs une fusion transfrontalière (la « Fusion ») conformément aux articles 1020-1 et suivants de la loi du 10 août 1915 concernant les sociétés commerciales, telle que modifiée (la « Loi Luxembourgeoise ») et à l’article 252 de la loi générale sur les sociétés de l’Etat du Delaware intitulée Delaware General Corporation Law (la « DGCL »).
1.Les sociétés participant à la Fusion
Selon les modalités et sous réserve des conditions énoncées dans le présent Projet Commun de Fusion Transfrontalière, les Sociétés Fusionnantes sont convenues de réaliser la fusion transfrontalière envisagée par absorption de la Société Absorbée (en tant qu'entité absorbée) par la Société Absorbante (en tant qu'entité absorbante et survivante) (la « Fusion») selon les termes du présent Projet Commun de Fusion Transfrontalière et conformément aux dispositions des articles 252 et 253 de la DGCL et des articles 1020-1 à 1021-19 du Chapitre 2 sur les Fusions de la Loi Luxembourgeoise.
1.1Présentation de la Société Absorbante
La Société Absorbante, FREYR Battery, Inc., est une corporation organisée et existant selon les lois de l’Etat du Delaware, ayant son siège social au c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Comté de New Castle, Delaware 19801, Etats-Unis d’Amérique, immatriculée auprès du Secretary of State de l’Etat du Delaware sous le numéro 7530788.
L'exercice social de la Société Absorbante commence le 1er janvier de chaque année et se termine le 31 décembre de chaque année.
A la date des présentes, le capital social de la Société Absorbante est de cent dollars des États-Unis (100 $) et est divisé en cent (100) actions ordinaires, d'une paire comptable de 0.01$ chacune et quatre-vingt-dix-neuf dollars des États-Unis (99$) désigné comme additional paid-in capital, toutes entièrement libérées ; les actions ordinaires sont uniquement nominatives (les « Actions Ordinaires de la Société Absorbante »).
À la date des présentes, la Société Absorbante ne compte pas d’employés et n'aura pas d’employés au Moment de la Prise d’Effet (tel que défini ci-après). La Société Absorbante n'a pas d'actif ni de passif et n'en aura pas au Moment de la Prise d’Effet à l'exception d'un montant minimal d'actifs destinés à faciliter son organisation ou à maintenir son existence légale.
1.2Présentation de la Société Absorbée
La Société Absorbée, FREYR Battery, est une société anonyme constituée et existant selon les lois du Grand-Duché de Luxembourg, ayant son siège social au 22-24, Boulevard Royal, L-2449 Luxembourg, Grand-Duché de Luxembourg, et immatriculée auprès du Registre de Commerce et des Sociétés de Luxembourg sous le numéro B251199.
L'exercice social de la Société Absorbée commence le 1er janvier de chaque année et se termine le 31 décembre de chaque année.
A la date des présentes, le capital social émis de la Société Absorbée s'élève à cent trente-neuf millions huit cent cinquante-trois mille six cent quatre dollars des États-Unis (139.853.604 $) et est divisé en cent trente-neuf millions huit cent cinquante-trois mille six cent quatre (139.853.604) actions ordinaires sans valeur nominale, entièrement libérées et exclusivement nominatives, dont cent quarante-huit mille trois cent soixante-dix (148.370) actions ordinaires sont, à la date des présentes, détenues en propre par la Société (et ce montant d’actions propres en circulation immédiatement avant le Moment de la Prise d’Effet étant ci-après dénommée les « Actions Propres ») (la différence entre le capital social émis immédiatement avant le Moment de la Prise d’Effet et les Actions Propres étant désignée ci-après comme constituant les « Actions en Circulation »)

Les Actions en Circulation sont enregistrées conformément à la loi américaine intitulée Securities Exchange Act de 1934 (l'« Exchange Act ») et sont cotées à la bourse de New York intitulée le New York Stock Exchange (le « NYSE ») sous le symbole « FREY » depuis le 8 juillet 2021.
A la date des présentes, la Société Absorbée a 11 employés. La Société Absorbée n'a pas institué de comité d'entreprise ou de conseil de cogestion et il n'y a pas d'association d'employés qui compte parmi ses membres des employés de la Société Absorbée. Avant le Moment de la Prise d’Effet, tous les employés existants de la Société Absorbée (les « Employés Transférés ») ainsi que certains contrats commerciaux et certains actifs (corporels ou incorporels) de la Société Absorbée (les « Contrats et Actifs Pré-Transférés ») seront transférés à FREYR Battery Luxembourg S.à r.l., une société à responsabilité limitée constituée et existant selon les lois du Luxembourg, ayant son siège social au 22-24, Boulevard Royal, L-2449 Luxembourg, Grand-Duché de Luxembourg, immatriculée auprès du Registre de Commerce et des Sociétés de Luxembourg sous le numéro B280462 («FREYR Battery SARL »).
Les employés de la Société Absorbée seront transférés, de plein droit, par transfert d'entreprises, à FREYR Battery SARL conformément aux dispositions de l'article L. 127-1 et suivants du Code du Travail luxembourgeois avant le Moment de la Prise d’Effet (le « Transfert »). Une fois le Transfert réalisé, tous les droits et obligations résultant des contrats de travail existants entre la Société Absorbée et les Employés Transférés à la date du Transfert seront automatiquement transférés à FREYR Battery SARL, de plein droit.
En conséquence du Transfert, tous les employés actuels de la Société Absorbée conserveront leurs conditions d'emploi individuelles au sein de FREYR Battery SARL et leur contrat de travail produira ses effets comme s'il avait été conclu à l'origine entre FREYR Battery SARL et les Employés Transférés, et FREYR Battery SARL remplacera, à compter de la date du Transfert, la Société Absorbée dans tous les droits et obligations résultant des contrats de travail d’Employé Transféré. Les années de service des Employés Transférés ne seront pas interrompues du fait du Transfert. Le Transfert n'aura aucun impact sur les conditions substantielles des relations de travail des Employés Transférés, sauf sur l'entité employeuse, qui sera, à compter de la date du Transfert, FREYR Battery SARL. Les conditions contractuelles d'emploi continueront par ailleurs à s'appliquer sans changement après le Transfert.
Les Employés Transférés seront informés, en temps voulu avant le Transfert et par écrit, des éléments suivants :
–la date du Transfert ;
–les raisons du Transfert ;
–les conséquences juridiques, économiques et sociales de ce Transfert pour les Employés Transférés ; et
–les mesures éventuelles envisagées à l'égard des Employés Transférés.
En conséquence, au Moment de la Prise d’Effet de la Fusion, la Société Absorbée n'aura pas de salariés, et ne détiendra pas non plus les Contrats et Actifs Pré-Transférés.
2.La Société Absorbante dans le cadre de la Fusion
La Société Absorbante continuera d'exister sous la dénomination « FREYR Battery, Inc. », une corporation organisée et existant selon les lois de l’Etat du Delaware, ayant son siège social au /o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Comté de New Castle,

Delaware 19801, Etats-Unis d’Amérique, immatriculée auprès du Secretary of State de l’Etat du Delaware sous le numéro 7530788.
L'acte constitutif modifié et refondu de la Société Absorbante (l’« Acte Constitutif ») en langues anglaise et française est joint au présent Projet Commun de Fusion Transfrontalière en Annexe A.
Le conseil d'administration de la Société Absorbante est actuellement composé, à la date des présentes, d’Oscar Kris Brown et Are Lysnes Brautaset. La composition du conseil d'administration de la Société Absorbante changera après la Fusion.
3.Contexte et effets de la Fusion
3.1Contexte
La Fusion est envisagée dans le cadre de la « redomiciliation » de la Société Absorbée du Grand-Duché de Luxembourg vers l'État du Delaware (l' « Opération de Redomiciliation »). En 2023, le conseil d'administration et l’équipe de gestion de la Société Absorbée ont entrepris un examen de la structure et des opérations existantes de la Société Absorbée, et en particulier de sa juridiction de constitution.
Le conseil d’administration de la Société Absorbée pense que l'Opération de Redomiciliation améliorera la valeur actionnariale à long terme en simplifiant la structure de l'entreprise afin de gagner en efficacité opérationnelle. Après avoir examiné divers facteurs, le conseil d’administration de la Société Absorbée pense que l'Opération de Redomiciliation améliorera la valeur actionnariale à long terme en offrant des opportunités et des avantages stratégiques potentiels, notamment :
–simplifier la structure de la Société Absorbée et rationaliser les exigences en matière de reporting, ce qui (i) facilitera les efforts déployés par la Société Absorbée pour évaluer, mettre en œuvre et rester conforme aux multiples exigences réglementaires et de reporting pour la Société Absorbée sur une base consolidée, et (ii) offrira des opportunités pour la Société Absorbée d'améliorer l'efficacité opérationnelle et la flexibilité financière dans les fonctions de trésorerie, de gestion ’es liquidités, de gestion des risques et de fiscalité de l'entreprise;
–améliorer l'éligibilité de la Société Absorbée à l'inclusion dans les indices boursiers et déclencher un benchmarking associé de la part des fonds gérés activement, ce qui entraînera une augmentation significative des flux de fonds vers ses actions ordinaires;
–bénéficier de principes de gouvernance d'entreprise bien établis en vertu du droit du Delaware, qui sont plus étroitement alignés sur les normes de cotation du NYSE et sur les exigences de la Securities and Exchange Commission des États-Unis (la « SEC ») en matière de gouvernance; et
–positionner la Société Absorbée de manière à mieux répondre aux développements fiscaux mondiaux et aux programmes d'incitation américains pour les fabricants de batteries compte tenu des changements récents dans les lois fiscales américaines et les programmes d'incitation fédéraux.
3.2Effets juridiques
A la suite de la Fusion, la Société Absorbante acquerra tous les actifs et passifs de la Société Absorbée par voie de succession universelle, à l'exception des éléments suivants (collectivement, les « Actifs Exclus »):

(i)les cent (100) Actions Ordinaires de la Société Absorbantes détenues par la Société Absorbée dans la Société Absorbante qui, selon en conformité avec les dispositions du droit de l’Etat du Delaware, seront annulées en vertu de la Fusion; et
(ii)les Actions Propres qui, conformément à l'article 1021-17 (1), 4°, de la Loi Luxembourgeoise, seront de plein droit (ipso jure) annulées en vertu de la Fusion et simultanément à celle-ci ; ces Actions Propres cesseront d'exister et aucune contrepartie ne sera livrée en échange dans le cadre de la Fusion.
À partir du Moment de la Prise d’Effet, la Société Absorbante sera subrogée dans tous les droits et obligations de la Société Absorbée à l'égard des tiers. Les droits et créances compris dans les actifs de la Société Absorbée (à l'exclusion, afin d’éviter toute confusion, des Actifs Exclus, des Employés Transférés et des Contrats et Actifs Pré-Transférés, tels que décrits en détail au articles 1.2 et 3.2 du présent document, mais y compris par exemple toutes les participations dans FREYR Battery SARL) seront transférés à la Société Absorbante avec tous les titres, réels ou personnels, qui y sont attachés.
La Société Absorbante continuera, à partir du Moment de la Prise d’Effet, à exécuter les obligations de la Société Absorbée en vertu de tous les accords auxquels cette dernière est partie.
Toutes les créances et dettes existant au Moment de la Prise d’Effet entre les Sociétés Fusionnantes sont annulées au Moment de la Prise d’Effet.
La Société Absorbante sera chargée : (i) du dépôt ou de l'enregistrement de toute déclaration fiscale applicable ou autre document fiscal relatif à la Société Absorbée auprès de l'administration fiscale luxembourgeoise ainsi que (ii) du paiement (le cas échéant) de tout impôt applicable sur le revenu des collectivités ou impôt commercial communal ou local, de tout impôt sur le revenu, sur la valeur ajoutée, sur les ventes, sur la propriété ou le transfert, de toute taxe commerciale, de tout impôt sur le transfert de biens immobiliers, de toute retenue à la source sur les dividendes, de toute retenue à la source sur les salaires, de toute taxe d'enregistrement ou de tout droit de timbre ou de tout paiement de sécurité sociale publique ou de tout autre impôt ou taxe similaire relatif à la Société Absorbée.
La Fusion effectuera le transfert par la Société Absorbée de tous ses actifs et passifs (excluant, afin d’éviter toute confusion, des Actifs Exclus, des Employés Transférés et des Contrats et Actifs Pré-Transférés, tels que décrits en détail au articles 1.2 et 3.2 du présent document, mais y compris par exemple toutes les participations dans FREYR Battery SARL) à la Société Absorbante, de sorte que la Société Absorbée sera dissoute sans liquidation après le Moment de la Prise d’Effet.
La Société Absorbée détient les droits de propriété intellectuelle suivants qui seront transférés à la Société Absorbante suite à la Fusion, ainsi que tous les autres éléments d’actif et de passif décrits ci-dessus:
–Contrat Cadre de Services et de Licence en vertu des lois de l'État de New York conclu le 10 octobre 2022 entre Advanced Lithium Electrochemistry Co. Ltd. et la Société Absorbée.
Le transfert desdits droits de propriété intellectuelle sera opposable aux tiers dans les conditions prévues par les législations respectives applicables. Les formalités de ce transfert seront accomplies dans un délai de six (6) mois à compter du Moment de la Prise d’Effet. Aucun autre droit de propriété industrielle ou intellectuelle ou droit réel autre que des sûretés constituées sur des biens meubles et immeubles ne sera transféré à la Société Absorbante dans le cadre de la Fusion. Les actionnaires et détenteurs de warrants (bons de souscription) de la Société Absorbée deviendront actionnaires et détenteurs de warrants, respectivement, en proportions identiques, de la Société Absorbante à compter du Moment de la Prise d’Effet.
En ce qui concerne la Société Absorbée, les mandats des administrateurs actuels de la Société Absorbée prendront fin au Moment de la Prise d’Effet.
Les livres et registres de la Société Absorbée seront conservés au siège social de la Société Absorbante conformément aux lois applicables.
En conséquence de la Fusion, la Société Absorbée cessera d'exister et toutes ses actions seront annulées. En vertu de la Fusion, la Société Absorbante deviendra donc la nouvelle société mère du groupe FREYR Battery, étant entendu que la Société Absorbante est en train de demander l'inscription des Actions Ordinaires de la Société Absorbante à la cote du NYSE avec effet à partir du Moment de la Prise d’Effet.
3.3Moment de la Prise d’Effet
Ni la Société Absorbante ni la Société Absorbée ont émis de titres (tels que définis par le droit luxembourgeois) autres que des actions, y compris d'autres titres conférant des droits de vote.
L'assemblée générale des actionnaires de la Société Absorbée approuvant la Fusion, qui se tiendra par-devant un notaire luxembourgeois (le « Notaire Luxembourgeois ») (ci-après, l'« Approbation des  Actionnaires de la Société »), approuvera la Fusion ’sous réserve des deux conditions cumulatives suivantes :
(i)le dépôt auprès du Secretary of State de l'État du Delaware d'un certificat de fusion, signé conformément aux, et dans la forme requise par les,  dispositions pertinentes de la DGCL (le «’Certificat de Fusion Transfrontalière ») ; et
(ii)l'adoption par-devant le Notaire Luxembourgeois d'une déclaration du conseil d’administration de la Société Absorbée confirmant que toutes les conditions de la Fusion ont été remplies ou ont fait l'objet d'une renonciation et que la Fusion est effective (la « Confirmation du Conseil d'Administration »).
La Fusion prendra effet entre les Sociétés Fusionnantes lorsque les décisions concordantes de la Société Absorbée (c'est-à-dire l'Approbation des Actionnaires de la Société) et de l’actionnaire de la Société Absorbante auront été adoptées et deviendront inconditionnelles après (i) le dépôt du Certificat de Fusion Transfrontalière auprès du Secretary of State de l'État du Delaware (ii) l'adoption de la Confirmation du Conseil d'Administration (le moment auquel la Fusion prend effet entre les Sociétés Fusionnantes est dénommé dans les présentes le « Moment de la Prise d'Effet »).
En droit luxembourgeois, la Fusion sera réalisée et opposable aux tiers après la publication de la Confirmation du Conseil d'Administration au Recueil électronique des sociétés et associations confirmant l’effectivité de la décision des procès-verbaux des assemblées générales des Sociétés Fusionnantes approuvant la Fusion conformément à l'article 1021-14 de la Loi Luxembourgeoise et au Chapitre Vbis du Titre I de la loi modifiée du 19 décembre 2002 concernant le registre de commerce et des sociétés ainsi que la comptabilité et les comptes annuels des entreprises.
3.4Date à partir de laquelle les opérations de la Société Absorbée sont considérées comptablement comme effectuées pour le compte de la Société Absorbante

D'un point de vue comptable, toutes les opérations et transactions en Circulation Absorbée seront traitées comme étant effectuées pour le compte de la Société Absorbante à partir du Moment de la Prise d’Effet.
4.Aspects comptables de la Fusion, ratio d'échange d'actions et expert indépendant
4.1États financiers utilisés pour la Fusion
Les états financiers suivants des Sociétés Fusionnantes ont été utilisés pour déterminer les termes et conditions de la Fusion:
i.les états financiers intérimaires (sur une base non-consolidée) au 31 août 2023 de la Société Absorbante préparés selon les principes comptables généralement admis aux États-Unis (les « États Financiers Intérimaires de la Société Absorbante ») ; et
ii.les états financiers intérimaires (sur une base non-consolidée) au 30 juin 2023 de la Société Absorbée selon les principes comptables généralement admis au Luxembourg (les ’ États Financiers Intérimaires de la Société Absorbée »).
4.2Évaluation des actifs et passifs transférés
En ce qui concerne l'évaluation des actifs et passifs de la Société Absorbée qui seront transférés à la Société Absorbante (qui, afin d’éviter toute confusion, excluent les Actifs Exclus, les Employés Transférés et les Contrats et Actifs Pré-Transférés, comme décrit plus en détail dans les sections 1.2 et 3.2 du présent document, mais y compris par exemple toutes les participations dans FREYR Battery SARL), les termes et conditions de la Fusion ont été déterminés sur la base des États Financiers Intérimaires de la Société Absorbée.
Sur la base des informations disponibles dans les États Financiers Intérimaires de la Société Absorbée, la valeur nette comptable des actifs et des passifs de la Société Absorbée est la suivante :
(i)total des actifs : 1,4 milliards $ ;
(ii)total du passif : 150,5 millions $ ; et
(iii)valeur nette : 1,3 millions $.
4.3Rapport d'échange et méthodes de détermination du rapport d'échange d'actions
Pour déterminer le rapport d'échange d'actions dans le cadre de la Fusion, les conseils d'administration des Sociétés Fusionnantes ont noté (a) la juste valeur de marché des Actions en Circulation telle que déterminée selon le cours de clôture des Actions en Circulation sur le NYSE le 27 septembre 2023 (le « Cours de Clôture ») et (b) la juste valeur de marché des Actions Ordinaires de la Société Absorbante (c'est-à-dire 100 $).
Le Cours de Clôture des Actions en Circulation était de 5,07 $ par Action en Circulation, ce qui multiplié par les 139.705.234 Actions en Circulation (c'est-à-dire le capital social émis de la Société Absorbée moins les Actions Propres), résulte en une juste valeur de marché totale des capitaux propres de la Société Absorbée de 708.305.536 $ (la « Valeur de l’Apport »). Après s'être raisonnablement renseignés, les conseils d'administration des Sociétés Fusionnantes n'ont pas connaissance d'indications relatives à des limitations du flottant, à d'autres restrictions de négociation ou à un manque de liquidité des Actions en Circulation, etc., qui pourraient indiquer que le Cours de Clôture susmentionné ne reflète pas la juste valeur de marché des capitaux propres de la Société Absorbée à cette date.
Nonobstant ce qui précède, les conseils d'administration des Sociétés Fusionnantes ont choisi un rapport d'échange pour la Fusion d'une (1) Action Ordinaire de la Société Absorbante dans le capital social de la Société Absorbante, en échange d'une (1) Action en Circulation dans le capital social ordinaire de la Société Absorbée (le « Rapport d'Échange »), ce qui signifie que les actionnaires de la Société Absorbée recevront des Actions Ordinaires de la Société Absorbante dans la Société Absorbante sur une base de un pour un. Afin d’éviter toute confusion, aucune fraction d'Action Ordinaire de la Société Absorbante ne sera émise dans le cadre de la Fusion et aucune forme de compensation supplémentaire ne sera accordée aux actionnaires de la Société Absorbée. Par conséquent, les actionnaires de la Société Absorbée recevront des Actions Ordinaires de la Société Absorbante dans la Société Absorbante dans exactement la même proportion que celle de leur détention d’Actions en Circulation dans la Société Absorbée (c'est-à-dire que la Fusion n'aura pas d'effet dilutif sur les actionnaires de la Société Absorbée). Par conséquent, les actionnaires de la Société Absorbée continueront à détenir exactement le même nombre d’actions avant et après la Fusion, avec leur participation dans le capital de la Société Absorbée remplacée par une participation identique dans le capital de la Société Absorbante.
Étant donné que la Société Absorbée fusionnera avec sa filiale détenue entièrement et que les actionnaires de la Société Absorbée recevront des Actions Ordinaires de la Société Absorbante dans la Société Absorbante dans exactement la même proportion que celle de leur détention d’Actions en Circulation détenues dans la Société Absorbée, l'évaluation de la Société Absorbée et de la Société Absorbante est essentiellement sans importance pour le Rapport d'Échange.
Le Rapport d'Échange a été jugé approprié par les conseils d'administration des Sociétés Fusionnantes sur la base du fait que la Société Absorbée détient actuellement 100 % des Actions Ordinaires de la Société Absorbante, de sorte qu'à la suite de la Fusion, les actionnaires de la Société Absorbée continueront à détenir exactement le même nombre d’actions de la Société Absorbante après la Fusion.
Sur la base du Rapport d’Échange, il est proposé que la Société Absorbante, en échange du transfert de tous les actifs et passifs de la Société Absorbée dans le cadre de la Fusion (excluant, afin d’éviter toute confusion, des Actifs Exclus, des Employés Transférés et des Contrats et Actifs Pré-Transférés, tels que décrits en détail au articles 1.2 et 3.2 du présent document, mais y compris par exemple toutes les participations dans FREYR Battery SARL), modifie son Acte Constitutif et répartisse la Valeur de l’Apport comme suit : chaque Action en Circulation (qui, afin d’éviter toute confusion, exclut les Actions Propres) en circulation immédiatement avant le Moment de la Prise d’Effet sera automatiquement annulée et la Société absorbante émettra en contrepartie aux actionnaires de la Société Absorbée de nouvelles Actions Ordinaires de la Société Absorbante dûment autorisées, valablement émises, entièrement libérées et non susceptibles d’appels de versement, calculées par application du Rapport d’Échange (ensemble, la « Contrepartie de la Fusion »).
À la date des présentes, 14.624.894 warrants publics de la Société Absorbée (et tout tel montant de warrants publics en circulation immédiatement avant le Moment de la Prise d’Effet est désigné ci-après par les « Warrants Publics de la Société ») et 10.000.000 warrants privés de la Société Absorbée (et tout tel montant de warrants privés en circulation immédiatement avant le Moment de la Prise d’Effet est désigné ci-après par les « Warrants Privés de la Société ») ont été émis et sont en circulation. Les Warrants Publics de la Société  et les Warrants Privés de la Société  permettent à leur détenteur d'acheter une (1) Action en Circulation au prix d'achat de 11,50$ par action. Au Moment de la Prise d’Effet, chaque Warrant Public de la Société  et Warrant Privé de la Société  en circulation sera converti en warrants de la Société Absorbante exerçables pour une action d’Actions Ordinaires de la Société Absorbante au prix d'exercice de

11,50$, aux mêmes conditions que les warrants de la Société Absorbée régis par le contrat de warrants modifié et refondu entre Alussa Energy Acquisition Corp., la Société Absorbée et Continental Stock Transfer and Trust Company (l’« Agent de Transfert ») en date du 7 juillet 2021. En outre, chacun des 2.176.081 warrants de la Société Absorbée actuellement détenus par EDGE Global LLC sera converti en warrants de la Société Absorbante avec effet au Moment de la Date d’Effet, aux mêmes conditions que celles qui régissent actuellement ces warrants.
4.4Expert indépendant
Le Rapport d'Échange ainsi établi par les conseils d'administration de chacune des Sociétés Fusionnantes a été soumis pour évaluation à :
(i)EUROLUX AUDIT S.à r.l., une société à responsabilité limitée existant selon les lois du Grand-Duché de Luxembourg, ayant son siège social au 196, rue de Beggen, L-1220 Luxembourg, Grand-Duché de Luxembourg, immatriculée auprès du Registre de Commerce et des Sociétés de Luxembourg sous le numéro B103972 (le « Spécialiste Indépendant de la Fusion 1 ») pour la Société Absorbée ; et
(ii)PKF Audit & Conseil, une société à responsabilité limitée existant selon les lois du Grand-Duché de Luxembourg, ayant son siège social au 37, rue d’Anvers, L-1330 Luxembourg, Grand-Duché de Luxembourg, Grand-Duché de Luxembourg, immatriculée auprès du Registre de Commerce et des Sociétés de Luxembourg sous le numéro B222994 (le « Spécialiste Indépendant de la Fusion 2 » et ensemble avec le Spécialiste Indépendant de la Fusion 1, les « Spécialistes Indépendants de la Fusion») pour la Société Absorbante, en tant que réviseurs d'entreprises désignés conformément à l'article 1021-6 de la Loi Luxembourgeoise.
5.Remise des Actions Ordinaires de la Société Absorbante
De nouvelles Actions Ordinaires de la Société Absorbante dans le capital social de la Société Absorbée seront émises et attribuées aux actionnaires de la Société Absorbée par application du Rapport d'Echange.
En vertu de la Fusion, la Société Absorbante augmentera ainsi son capital social d'un montant de neuf cent seize millions six cents mille dollars des États-Unis (916,6 millions $) de son montant actuel de cent dollars des États-Unis (100 $) jusqu’à celui de de neuf cent seize millions six cents mille dollars des États-Unis (916,6 millions $) par l'émission de cent trente-neuf millions sept cents mille (139,7 millions) nouvelles Actions Ordinaires de la Société Absorbante, étant entendu que le montant de neuf cent quinze millions deux cents mille dollars des États-Unis (915,2 millions $) sera désigné en tant que additional paid-in capital.
L’échange des Actions en Circulation en Actions Ordinaires de la Société Absorbante aura lieu automatiquement au Moment de la Prise d’Effet.
Les détenteurs bénéficiaires des Actions en Circulation détenues en « street name » par l'intermédiaire d'une banque, d'un courtier ou autre mandataire et les propriétaires inscrits d'Actions en Circulation détenues sous forme d’inscription en compte ne seront pas tenus de prendre des mesures. Leur détention d'Actions Ordinaires de la Société Absorbante sera enregistrée sous forme d'inscription en compte par leur mandataire (pour les actions détenues en « street name ») ou par l'Agent de Transfert (pour les actions détenues par les propriétaires inscrits sous forme d'inscription en compte), sans qu'aucune mesure supplémentaire ne soit nécessaire de leur part. Les détenteurs inscrits qui détiennent leurs actions sous forme d'inscription en compte recevront un état de leur détention dans la Société Absorbante après le Moment de la Prise d’Effet.
6.Description des Actions Ordinaires de la Société Absorbante
Au Moment de la Prise d’Effet et l’émission des Actions Ordinaires de la Société Absorbante, les Actions Ordinaires de la Société Absorbante en circulation seront entièrement libérées et non susceptibles d’appels de versement. Cela signifie que le prix d’achat total des Actions Ordinaires de la Société Absorbante en circulation aura été libéré et les détenteurs desdites actions ne se verront pas appliquer de montants additionnels pour lesdites actions. Toute Action Ordinaire de la Société Absorbante additionnelle que la Société Absorbante pourrait émettre à l’avenir sera également entièrement libérée et non susceptibles d’appels de versement.
Tous les droits additionnels dont bénéficient les détenteurs d'Actions Ordinaires de la Société Absorbante sont décrits dans l’Acte Constitutif.
7.Date à partir de laquelle les nouvelles Actions Ordinaires de la Société Absorbante conféreront le droit de participer aux bénéfices de la Société Absorbée, et toute condition particulière concernant ledit droit
Les Actions Ordinaires de la Société Absorbante nouvellement émises donneront à leurs détenteurs le droit de participer aux bénéfices de la Société Absorbante à compter du Moment de la Prise d’Effet et, à partir de cette date, lesdits détenteurs acquerront tous les droits attachés à ces actions, y compris le droit aux dividendes, ou à toute autre distribution, à prélever sur le bénéfice de l'exercice comptable en cours et/ou sur les réserves accumulées et les bénéfices reportés ou autrement, sous réserve des conditions de remise des Actions Ordinaires de la Société Absorbée telles que décrites à la section 5 ci-avant.
8.Droits spéciaux pour les actionnaires et les détenteurs d'autres titres
Aucune des Sociétés Fusionnantes n'a émis de titres autres que des actions, y compris d'autres titres conférant des droits de vote ; aucun droit spécial ne sera conféré par la Société Absorbante aux actionnaires ou aux détenteurs d'autres titres de la Société Absorbée.
9.Avantages particuliers accordés aux Spécialistes Indépendants de la Fusion et/ou à tout membre des organes de gestion, de surveillance ou de contrôle des Sociétés Fusionnantes
La Société Absorbante paiera des honoraires d'environ (i) douze mille cinq cents euros (EUR 12.500) (hors TVA) au Spécialiste Indépendant de la Fusion 1 et (ii) douze mille cinq cents euros (EUR 12.500) (hors TVA) au Spécialiste Indépendant de la Fusion 2.
10.Répercussions de la Fusion sur l'emploi
Au Moment de la Prise d’Effet, aucune des Sociétés Fusionnantes n'aura d'employés, puisque notamment les contrats de travail des employés de la Société Absorbée seront transférés à FREYR Battery SARL comme décrit à la section 1.2 (Présentation de la Société Absorbée) ci-avant avant le Moment de la Prise d’Effet. La Fusion n'aura par conséquent aucun effet sur l'emploi, étant donné qu'aucune des Sociétés Fusionnantes n'aura d'employés immédiatement avant le Moment de la Prise d’Effet.

11.Informations concernant la Fusion
Le Projet Commun de Fusion Transfrontalière sera publié au Recueil électronique des sociétés et associations et sera publiquement disponible aux Etats-Unis d’Amérique en tant pièce jointe au Current Report du formulaire 8-K de la Société Absorbée sur le système EDGAR de la SEC, au moins un (1) mois avant la date fixée pour les assemblées générales extraordinaires des actionnaires des Sociétés Fusionnantes devant approuver la Fusion.
Les documents suivants seront disponibles pour inspection par les actionnaires respectifs de chacune des Sociétés Fusionnantes à leur siège social respectif, au moins un (1) mois avant la date fixée pour les assemblées générales extraordinaires des actionnaires des Sociétés Fusionnantes devant approuver la Fusion:
(i)le présent Projet Commun de Fusion Transfrontalière ;
(ii)les comptes annuels et les rapports de gestion consolidés de la Société Absorbée pour les exercices sociaux clos aux 31 décembre 2021 et 31 décembre 2022, étant entendu que la Société Absorbante n’a pas encore préparé de comptes annuels et/ou de rapports de gestion consolidés depuis la date de sa formation  ;
(iii)les comptes intermédiaires de la Société Absorbante et de la Société Absorbée au 31 août 2023 et au 30 juin 2023 respectivement ;
(iv)les rapports écrits détaillés préparés par les conseils d’administration de chacune des Sociétés Fusionnantes expliquant le Projet Commun de Fusion Transfrontalière d'un point de vue juridique et économique, conformément à l'article 1021-5 de la Loi Luxembourgeoise ; et
(v)les rapports des Spécialistes Indépendants de la Fusion en tant que réviseurs d’entreprises de droit luxembourgeois, établis conformément à l’article 1021-6 (1) de la Loi Luxembourgeoise.
12.Droits des créanciers
12.1Droits des créanciers en vertu du droit luxembourgeois (en ce qui concerne la Société Absorbée)
Conformément à l'article 1021-9 de la Loi Luxembourgeoise, les créanciers des Sociétés Fusionnantes, dont les créances sont antérieures à la date de publication de la Confirmation du Conseil d'Administration, nonobstant toute convention contraire, peuvent s'adresser, dans un délai de deux mois à compter de cette publication au journal officiel du Grand-Duché de Luxembourg (Recueil Electronique des Sociétés et Associations), au magistrat présidant la chambre du tribunal d'arrondissement siégeant en matière commerciale dans l'arrondissement où se trouve le siège social de la société débitrice et siégeant en matière commerciale et en référé, afin d'obtenir des garanties de sûretés suffisantes pour toutes dettes échues ou non échues, lorsqu'ils peuvent démontrer de manière crédible qu'en raison de la Fusion, la satisfaction de leurs créances est en jeu et qu'aucune garantie suffisante n'a été obtenue de la part de la société. Le président de cette chambre rejette la demande si le créancier est déjà en possession de garanties adéquates ou si ces garanties ne sont pas nécessaires, compte tenu de la situation financière de la société après la Fusion. La société débitrice peut faire rejeter la demande en payant le créancier, même s'il s'agit d'une dette à terme. Si les garanties ne sont pas fournies dans le délai imparti, la dette devient immédiatement exigible.
12.2Droit d'opposition des créanciers en vertu du droit du Delaware

Dans le cadre de la Fusion, il n’y a pas de droits des créanciers applicables vertu du droit de l’Etat du Delaware.
13.Dispositions diverses
13.1Pouvoirs
Les pleins pouvoirs sont accordés aux membres des conseils d’administration de chacune des Sociétés Fusionnantes ainsi qu'à tout avocat et/ou employé d'Arendt & Medernach S.A., admis à exercer au Luxembourg et inscrit sur la liste V des avocats du barreau de Luxembourg, et à tout employé et/ou clerc du notaire Me Marc Elvinger au Grand-Duché de Luxembourg ou de tout autre notaire résidant professionnellement au Grand-Duché de Luxembourg, chacun individuellement et avec plein pouvoir de substitution, au nom et pour le compte des Sociétés Fusionnantes, afin d'effectuer tous les dépôts, notifications et publications nécessaires à la Fusion au Grand-Duché de Luxembourg et en particulier pour adopter et déposer la Confirmation du Conseil d'Administration confirmant que toutes les conditions suspensives de la Fusion, telles que spécifiées dans le présent document, ont été satisfaites ou fait l'objet d'une renonciation et que la Fusion est effective.
En outre, la Société Absorbante doit accomplir toutes les formalités requises et nécessaires à la réalisation de la Fusion.
13.2Annexes
Les annexes au présent Projet Commun de Fusion Transfrontalière en font partie intégrante.
13.3Droit applicable et tribunaux compétents
Pour toutes les questions qui ne sont pas obligatoirement soumises au droit applicable à la Société Absorbante (c'est-à-dire le droit de l’Etat du Delaware), le présent Projet Commun de Fusion Transfrontalière est régi et interprété conformément au droit du Grand-Duché de Luxembourg.
Tout litige découlant du présent Projet Commun de Fusion Transfrontalière ou en rapport avec celui-ci sera soumis exclusivement aux tribunaux de la ville de Luxembourg, Grand-Duché de Luxembourg.
13.4Frais
Les dépenses, coûts, frais et charges résultant de la Fusion seront supportés par la Société Absorbante.
13.5Date et langue
Le présent Projet Commun de Fusion Transfrontalière a été rédigé à la date indiquée en tête du présent document en anglais et est suivi d'une version française. En cas de divergence entre ces versions, la version anglaise fait foi.
13.6Exemplaires
Le présent Projet Commun de Fusion Transfrontalière a été signé en plusieurs exemplaires, chacun des conseils d'administration des Sociétés Fusionnantes accusant réception d'un exemplaire à la date indiquée en tête du présent document.

[Remainder of the page intentionally left blank – signature page follow / Le reste de la page est intentionnellement laissé en blanc - la page de signature suit]

[signature page of the common draft terms of cross-border merger between FREYR Battery and FREYR Battery, Inc. / page de signature du projet commun de fusion transfrontalière entre FREYR Battery et FREYR Battery, Inc.]

FREYR Battery, Inc.

______________________________________
Name/Nom:
Title/Titre: director and authorized signatory pursuant to written resolutions of the board of directors of the Absorbing Company taken on 28 September 2023 / administrateur et signataire autorisé en vertu des resolutions écrites du conseil d'administration de la Société Absorbante pris le 28 septembre 2023

FREYR BATTERY

______________________________________
Name/Nom:
Title/Titre: director and authorized signatory pursuant to minutes of the meeting of the board of directors of the Absorbed Company dated 28 September 2023 / administrateur et et signataire autorisé en vertu du procès-verbal de la réunion du conseil d'administration de la Société Absorbée du 28 septembre 2023

Appendix A / Annexe A
Amended and restated Certificate of Incorporation of the Absorbing Company / Acte Constitutif modifié et mis à jour de la Société Absorbante

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
FREYR BATTERY, INC.
Pursuant to Sections 242 and 245 of the
Delaware General Corporation Law
FREYR Battery, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:
(1)The name of the Corporation is FREYR Battery, Inc. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on August 31, 2023 (the "Certificate of Incorporation").
(2)This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the "Board of Directors") and by the sole stockholder of the Corporation in accordance with Sections 228, 242 and 245 of the GCL.
(3)This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation, as heretofore amended or supplemented.
(4)The text of the Certificate of Incorporation is amended and restated in its entirety as follows:
FIRST: The name of the Corporation is FREYR Battery, Inc. (the "Corporation").
SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.
THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL").
FOURTH:    (a) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is three hundred and sixty-five million (365,000,000) shares of capital stock, consisting of (i) three hundred and fifty-five million (355,000,000) shares of common stock, par value $0.01 per share (the "Common Stock"), and (ii) ten million (10,000,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such Preferred Stock holders is required pursuant to the provisions established by the Board of Directors of the Corporation in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in the certificate of incorporation of the Corporation, the only stockholder approval required shall be the affirmative vote of a majority of the voting power of the Common Stock and the Preferred Stock so entitled to vote, voting together as a single class.
(b)Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:
1.Voting. Except as otherwise expressly required by law or provided in this Amended and Restated Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the holders of any outstanding shares of Common Stock shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, as may be amended and restated from time to time (the "Bylaws"), or upon which a vote of stockholders is otherwise duly called for by the Corporation. At each annual or special meeting of stockholders, each holder of record of shares of Common Stock on the relevant record date shall be entitled to cast one (1) vote in person or by proxy for each share of the Common Stock standing in such holder's name on the stock transfer records of the Corporation.
2.No Cumulative Voting. The holders of shares of Common Stock shall not have cumulative voting rights.
3.Dividends; Stock Splits. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

4.Liquidation, Dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution in proportion to the number of shares held by them, respectively, without regard to class, after payments to creditors and subject to any related preferential rights of any holders of any Preferred Stock of the Corporation that may at the time be outstanding.
5.No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.
(c)Preferred Stock. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.
(d)Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

(e)Stockholder Nominations and Introduction of Business. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.
FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.
(a)The Business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
(b)Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed as provided in the Bylaws of the Corporation.
(c)A director shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
(d)Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy or newly created directorship shall hold office until the next annual meeting of stockholders. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors. As used herein, the term “for cause” shall mean (i) the director’s conviction (treating a nolo contendere plea as a conviction) of a crime involving (a) moral turpitude, (b) a violation of federal or state securities laws, but specifically excluding any conviction based entirely on vicarious liability or (c) any other illegal act that materially and adversely reflects upon the business, affairs or reputation of the Corporation or on one’s ability to perform one’s duties to the Corporation; (ii) the director’s commission of any material act of dishonesty resulting or intended to result in material personal gain or enrichment of such director at the expense of the Corporation or any of its subsidiaries; (iii) the director’s fraud or intentional misrepresentation, including falsifying use of funds and intentional misstatements made in financial statements, books, records or reports to stockholders or governmental agencies; (iv) the director’s material violation of any agreement between the director and the Corporation; (v) the director’s knowingly causing the Corporation to commit violations of applicable law (including by failure to act), (vi) willful and continued material failure, refusal or inability to perform one’s duties to the Corporation or the willful engaging in gross misconduct materially and demonstrably damaging to the Corporation or (vii) the director being adjudged legally incompetent by a court of competent jurisdiction. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.
(e)In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Amended and Restated Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.
SIXTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

SEVENTH: The Corporation shall indemnify its directors and officers, as the latter term is defined under Section 16 of the Securities Exchange Act of 1934, to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.
The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.
The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.
Any repeal or modification of this Article SEVENTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.
NINTH: Unless otherwise required by law, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called only by (i) the Board of Directors of the Corporation, (ii) the Chairman of the Board of Directors of the Corporation, or (iii) a holder, or group of holders, of Common Stock holding more than twenty percent (20%) of the total voting power of the outstanding shares of capital stock of the Corporation then entitled to vote.

TENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.
ELEVENTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's Bylaws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation's Bylaws. The Corporation's Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the shares entitled to vote at an election of directors.
TWELFTH: Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the GCL, the certificate of incorporation or the Bylaws (each, as in effect from time to time), or (iv) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless the Corporation gives an Alternative Forum Consent, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing, otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TWELFTH. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Article TWELFTH with respect to any current or future actions or claims.
THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation, the Corporation's Bylaws or the GCL, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated e of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of Articles SIXTH, SEVENTH, EIGHTH and ELEVENTH of this Amended and Restated Certificate of Incorporation or this Article THIRTEENTH.

ACTE CONSTITUTIF
MODIFIÉ ET MIS À JOUR
DE
FREYR BATTERY, INC.

Conformément aux articles 242 et 245
de la loi générale sur les sociétés de l’Etat du Delaware intitulée Delaware General Corporation Law
FREYR Battery, Inc. (la « Corporation »), une corporation organisée et existant en vertu de la loi générale des sociétés de l’Etat du Delaware (General Corporation Law of the State of Delaware) (la « DGCL »), certifie par la présente que :
(1)La dénomination de la Corporation est FREYR Battery, Inc. L’acte constitutif original de la Corporation a été déposé au bureau du Secretary of State of the State of Delaware le 31 août 2023 (l’ « Acte Constitutif »).
(2)Le présent Acte Constitutif Modifié et Mis à Jour a été dûment adopté par le Conseil d'Administration de la Corporation (le « Conseil d'Administration ») et par l'unique actionnaire de la Corporation, conformément aux articles 228, 242 et 245 de la DGCL.
(3)Le présent Acte Constitutif Modifié et Mis à Jour reformule et modifie à nouveau l’Acte Constitutif de la Corporation, tel qu'il a été modifié ou complété jusqu'à présent.
(4)Le texte de l’Acte Constitutif est modifié et reformulé dans son intégralité comme suit :
PREMIER : Le nom de la Corporation est FREYR Battery, Inc. (la « Corporation »).
DEUXIÈME : L'adresse du siège social de la Corporation dans l'État du Delaware est 1209 Orange Street, Wilmington, County of New Castle, 19801. Le nom de son agent enregistré à cette adresse est The Corporation Trust Company.
TROISIÈME : L'objet de la Corporation est de s'engager dans tout acte ou activité licite qui permet qu’une Corporation puisse être constituée en vertu de la Delaware General Corporation Law (la « DGCL »).
QUATRIÈME : (a) Capital Social Autorisé. Le nombre total d'actions que la Corporation est autorisée à émettre est de trois cent soixante-cinq millions (365.000.000) d'actions, comprenant (i) trois cent cinquante-cinq millions (355.000.000) d'actions ordinaires, d'une valeur nominale de 0,01 dollars américains par action (les « Actions Ordinaires »), et (ii) dix millions (10.000.000) d'actions privilégiées, d'une valeur nominale de 0,01 dollars américains par action (les « Actions Privilégiées »). Le nombre d'Actions Ordinaires ou d'Actions

Privilégiées autorisées peut être augmenté ou réduit (sans toutefois être inférieur au nombre d'actions en circulation) par le vote affirmatif des détenteurs d'une majorité des Actions Ordinaires alors en circulation, sans vote des détenteurs d'Actions Privilégiées ou de toute série de celles-ci, à moins qu'un vote de ces détenteurs d'Actions Privilégiées ne soit requis en vertu des dispositions établies par le Conseil d'Administration de la Corporation dans la ou les résolutions prévoyant l'émission de ces Actions Privilégiées, et si les détenteurs de ces Actions Privilégiées sont habilités à voter à ce sujet, alors, sauf disposition contraire de l’Acte Constitutif de la Corporation, la seule approbation des actionnaires requise sera le vote affirmatif d'une majorité des droits de vote des Actions Ordinaires et des Actions Privilégiées habilitées à voter, votant ensemble comme une seule catégorie.
(b) Actions Ordinaires. Les pouvoirs, préférences et droits, ainsi que les qualifications, limitations et restrictions des Actions Ordinaires sont les suivants :
(1) Vote. Sauf disposition contraire expressément prévue par la loi ou le présent Acte Constitutif Modifié et Mis à Jour, et sous réserve des droits de vote accordés aux détenteurs d'Actions Privilégiées en circulation à tout moment, les détenteurs d'Actions Ordinaires en circulation votent ensemble en tant que catégorie unique sur toutes les questions pour lesquelles les actionnaires ont le droit de voter en vertu de la loi applicable, le présent Acte Constitutif Modifié et Mis à Jour ou les statuts de la Corporation, tels qu'ils peuvent être modifiés et mis à jour de temps à autre (les « Statuts »), ou pour lesquelles un vote des actionnaires est par ailleurs dûment demandé par la Corporation. Lors de chaque assemblée annuelle ou extraordinaire des actionnaires, chaque détenteur d'Actions Ordinaires inscrit à la date d'enregistrement correspondante a le droit d'exprimer une (1) voix en personne ou par procuration pour chaque Action Ordinaire inscrite à son nom dans les registres de transfert d'actions de la Corporation.
(2) Vote Non Cumulatif. Les détenteurs d'Actions Ordinaires n'ont pas de droits de vote cumulatifs.
(3) Dividendes ; Fractionnement des Actions. Sous réserve des droits des détenteurs d'Actions Privilégiées et de toute autre disposition du présent Acte Constitutif Modifié et Mis à Jour, tel qu'il peut être modifié de temps à autre, les détenteurs d'Actions Ordinaires ont le droit de recevoir des dividendes et autres distributions en espèces, en actions ou en biens de la Corporation si et tel que déclaré par le Conseil d'Administration de temps à autre à partir des actifs ou des fonds de la Corporation légalement disponibles à cet effet.

(4) Liquidation, Dissolution, etc. En cas de liquidation ou de dissolution (volontaire ou involontaire) de la Corporation, les détenteurs d'Actions Ordinaires auront le droit de recevoir les actifs et les fonds de la Corporation disponibles pour distribution au prorata du nombre d'actions qu'ils détiennent, respectivement, sans tenir compte de la catégorie, après paiement des créanciers et sous réserve de tout droit préférentiel connexe des détenteurs d'Actions Privilégiées de la Corporation qui pourraient alors être en circulation.
(5) Aucun Droit de Préemption ou de Souscription. Aucun détenteur d'Actions Ordinaires ne bénéficie de droits de préemption ou de souscription.
(c) Actions Privilégiées. Le Conseil d'Administration est expressément autorisé à prévoir l'émission de tout ou partie des Actions Privilégiées en une ou plusieurs catégories ou séries, et à fixer pour chacune de ces catégories ou séries les droits de vote, complets ou limités, ou l'absence de droits de vote, ainsi que les désignations, préférences et droits relatifs, droits de participation ou d’option ou autres droits spéciaux, et les qualifications, limitations ou restrictions y afférentes, tels qu'énoncés et exprimés dans la ou les résolutions adoptées par le Conseil d'Administration prévoyant l'émission de ces catégories ou séries, y compris, sans s'y limiter, le pouvoir de prévoir que cette catégorie ou ces séries peuvent (i) faire l'objet d'un remboursement à un moment et à un prix donné ; (ii) avoir le droit de recevoir des dividendes (qui peuvent être cumulatifs ou non) à un taux, à des conditions et à un moment donné, et payables par préférence ou en relation avec les dividendes payables sur toute autre catégorie ou toute autre série ; (iii) avoir ces droits lors de la dissolution de la Corporation ou lors de toute distribution de ses actifs ; ou (iv) être convertibles ou échangeables contre des actions de toute autre catégorie d'actions, ou de toute autre série de la même ou de toute autre catégorie d'actions de la Corporation, à un prix ou un taux d'échange donné, compte tenu des ajustements ; le tout tel qu'énoncé dans la ou les résolutions en question.
(d) Pouvoir de Vente et d'Achat d'Actions. Sous réserve des exigences de la loi applicable, la Corporation a le pouvoir d'émettre et de vendre tout ou partie des actions de toute catégorie d'actions autorisées par les présentes ou par la suite, aux personnes et pour la contrepartie que le Conseil d'Administration détermine de temps à autre, à sa discrétion, qu'une contrepartie plus importante puisse ou non être reçue lors de l'émission ou de la vente du même nombre d'actions d'une autre catégorie, et dans la mesure où la loi le permet. Sous réserve des exigences de la loi applicable, la Corporation a le pouvoir d'acheter toute action d'une catégorie d'actions autorisée par la présente ou par la suite à des personnes et pour une contrepartie que le Conseil

d'Administration détermine de temps à autre, à sa discrétion, qu’une contrepartie moindre puisse être payée ou non lors de l'achat du même nombre d'actions d'une autre catégorie, et dans la mesure où la loi le permet.
(e) Nomination des Actionnaires et Présentation des Activités. Les nominations des actionnaires pour l'élection des administrateurs et les questions à soumettre par les actionnaires à toute assemblée des actionnaires de la Corporation sont notifiées à l'avance de la manière prévue dans les Statuts de la Corporation.
CINQUIÈME : Les dispositions suivantes sont insérées pour la gestion des activités et la conduite des affaires de la Corporation, ainsi que pour mieux définir, limiter et réglementer les pouvoirs de la Corporation, de ses administrateurs et de ses actionnaires.
(a) Les Activités et les affaires de la Corporation sont gérées par le Conseil d'Administration ou sous sa direction.
(b) Sous réserve des droits des détenteurs de toute série d'Actions Privilégiées d'élire des administrateurs supplémentaires dans des circonstances spécifiques, le nombre d'administrateurs de la Corporation est fixé comme prévu dans les Statuts de la Corporation.
(c) Un administrateur reste en fonction jusqu'à la prochaine assemblée annuelle des actionnaires et jusqu'à ce que son successeur soit élu et remplisse les conditions requises, sous réserve, toutefois, de son décès, de sa démission, de son départ à la retraite, de sa déchéance ou de sa révocation.
(d) Sous réserve des conditions d'une ou plusieurs catégories ou séries d'Actions Privilégiées, toute vacance au sein du Conseil d'Administration résultant d'une augmentation du nombre d'administrateurs peut être comblée par la majorité du Conseil d'Administration alors en fonction, à condition que le quorum soit atteint, et toute autre vacance au sein du Conseil d'Administration peut être comblée par la majorité du Conseil d'Administration alors en fonction, même si le quorum n'est pas atteint, ou par un seul administrateur restant. Tout administrateur élu à un poste vacant ou nouvellement créé restera en fonction jusqu'à la prochaine assemblée annuelle des actionnaires. Sous réserve des droits éventuels des détenteurs d'Actions Privilégiées alors en circulation, tout ou partie des administrateurs de la Corporation peuvent être révoqués à tout moment, mais uniquement pour un motif valable et par le vote affirmatif des détenteurs d'au moins la majorité des droits de vote du capital-actions de la Corporation alors en circulation, ayant le droit de voter de manière générale lors de l'élection des administrateurs. Dans le cadre des présentes, l'expression « pour motif valable » signifie (i)

la condamnation de l'administrateur (un plaidoyer de non-contestation étant considéré comme une condamnation) pour un crime impliquant (a) une turpitude morale, (b) une violation des lois fédérales ou étatiques sur les valeurs mobilières, mais excluant spécifiquement toute condamnation fondée entièrement sur la responsabilité du fait d'autrui ou (c) tout autre acte illégal qui a une incidence négative importante sur les activités, les affaires ou la réputation de la Corporation ou sur la capacité de l'administrateur à s'acquitter de ses fonctions au sein de la Corporation ; (iii) la fraude ou la fausse déclaration intentionnelle de l'administrateur, y compris la falsification de l'utilisation des fonds et les fausses déclarations intentionnelles dans les états financiers, les livres, les registres ou les rapports destinés aux actionnaires ou aux agences gouvernementales ; (iv) la violation matérielle par l'administrateur de tout accord entre l'administrateur et la Corporation ; (v) le fait pour l'administrateur d'amener sciemment la Corporation à commettre des violations de la loi applicable (y compris en s'abstenant d'agir), (vi) le manquement, le refus ou l'incapacité délibérés et continus de s'acquitter de ses devoirs envers la Corporation ou l'engagement délibéré dans une faute grave portant matériellement et manifestement préjudice à la Corporation ou (vii) le fait que l'administrateur soit jugé légalement incompétent par un tribunal de la juridiction compétente. Nonobstant ce qui précède, lorsque les détenteurs d'une ou plusieurs catégories ou séries d'Actions Privilégiées émises par la Corporation ont le droit, en votant séparément par catégorie ou série, d'élire les administrateurs lors d'une assemblée annuelle ou extraordinaire des actionnaires, l'élection, la durée du mandat, le pourvoi des postes vacants et les autres caractéristiques de ces postes d'administrateur sont régis par les dispositions du présent Acte Constitutif Modifié et Mis à Jour qui s'y appliquent, et les administrateurs ainsi élus ne sont pas divisés en catégories en vertu du présent article CINQUIÈME, sauf si ces dispositions le prévoient expressément.
(e) Outre les pouvoirs et l'autorité qui leur sont expressément conférés par les présentes ou par la loi, les administrateurs sont par les présentes habilités à exercer tous les pouvoirs et à accomplir tous les actes et toutes les choses qui peuvent être exercés ou accomplis par la Corporation, sous réserve, néanmoins, des dispositions de la DGCL, du présent Acte Constitutif Modifié et Mis à Jour et de tous Statuts adoptés par les actionnaires ; à condition, toutefois, que des Statuts adoptés ultérieurement par les actionnaires n'invalident un acte antérieur des administrateurs qui aurait été valide si lesdits Statuts n'avaient pas été adoptés.
SIXIÈME : Aucun administrateur ne peut être tenu personnellement responsable envers la Corporation ou l'un de ses actionnaires pour des dommages pécuniaires en cas de manquement à ses obligations fiduciaires en tant qu'administrateur, sauf dans la mesure où cette exonération de responsabilité ou cette limitation n'est pas autorisée par la DGCL tel qu'elle existe ou tel qu'elle pourra être modifiée par la suite. Si la DGCL est modifiée ultérieurement pour autoriser l'élimination ou la limitation de la responsabilité des administrateurs, la responsabilité d'un administrateur de la Corporation sera éliminée ou limitée dans toute la mesure autorisée par la DGCL, tel que modifiée. L'abrogation ou la modification du présent article SIXIÈME ne porte pas atteinte aux droits ou à la protection d'un administrateur de la Corporation existant au moment de l'abrogation ou de la modification en ce qui concerne les actes ou les omissions survenus avant l'abrogation ou la modification.
SEPTIÈME : La Corporation indemnisera ses administrateurs et ses dirigeants, au sens du chapitre 16 du « Securities Exchange Act de 1934 », dans toute la mesure autorisée ou permise par la loi, actuellement ou ultérieurement en vigueur, et ce droit à l'indemnisation sera maintenu pour une personne qui a cessé d'être administrateur ou dirigeant de la Corporation et s'appliquera au bénéfice de ses héritiers, exécuteurs et représentants personnels et légaux ; à condition toutefois que, à l'exception des procédures visant à faire valoir les droits à l'indemnisation, la Corporation ne soit pas tenue d'indemniser un administrateur ou un dirigeant (ou ses héritiers, exécuteurs testamentaires ou représentants personnels ou légaux) dans le cadre d'une procédure (ou d'une partie de celle-ci) engagée par cette personne, à moins que cette procédure (ou une partie de celle-ci) n'ait été autorisée ou consentie par le Conseil d'Administration. Le droit à l'indemnisation conféré par le présent article SEPTIÈME comprend le droit d'être payé par la Corporation pour les dépenses encourues pour la défense ou la participation à toute procédure avant son règlement final.
La Corporation peut, dans la mesure où le Conseil d'Administration l'y autorise de temps à autre, accorder aux employés et agents de la Corporation des droits d'indemnisation et d'avance de frais similaires à ceux conférés aux administrateurs et dirigeants de la Corporation par le présent article SEPTIÈME.
Les droits à l'indemnisation et à l'avance des frais conférés par le présent article SEPTIÈME ne sont pas exclusifs de tout autre droit qu'une personne peut avoir ou acquérir ultérieurement en vertu du présent Acte Constitutif Modifié et mis à Jour, des Statuts de la Corporation, d'une loi, d'un accord, d'un vote des actionnaires ou d'administrateurs désintéressés ou autre.
L'abrogation ou la modification du présent article SEPTIÈME n'a pas d'incidence négative sur les droits à l'indemnisation et au remboursement des dépenses d'un administrateur ou d'un dirigeant de la Corporation existant au moment de l'abrogation ou de la modification en ce qui concerne les actes ou omissions survenus avant l'abrogation ou la modification en question.

HUITIÈME : Toute mesure requise ou autorisée par les actionnaires de la Corporation doit être prise lors d'une assemblée annuelle ou extraordinaire des actionnaires de la Corporation dûment convoquée, et la possibilité pour les actionnaires de consentir par écrit à la prise d'une mesure quelconque est par les présentes spécifiquement rejetée.
NEUVIÈME : Sauf disposition contraire de la loi, les assemblées extraordinaires des actionnaires de la Corporation, à quelque fin que ce soit, ne peuvent être convoquées que par (i) le Conseil d'Administration de la Corporation, (ii) le Président du Conseil d'Administration de la Corporation, ou (iii) un détenteur ou un groupe de détenteurs d'Actions Ordinaires détenant plus de vingt pour cent (20%) du total des droits de vote des actions en circulation du capital social de la Corporation alors assorties d'un droit de vote.
DIXIÈME : Les assemblées des actionnaires peuvent se tenir à l'intérieur ou à l'extérieur de l'État du Delaware, tel que prévu par les Statuts. Les livres de la Corporation peuvent être tenus (sous réserve de toute disposition contenue dans la DGCL) en dehors de l'État du Delaware, à l'endroit ou aux endroits désignés de temps à autre par le Conseil d'Administration ou dans les Statuts de la Corporation.
ONZIÈME : Dans le cadre des pouvoirs qui lui sont conférés par les lois de l'État du Delaware, le Conseil d'Administration a le pouvoir d'adopter, de modifier ou d'abroger les Statuts de la Corporation. L'adoption, la modification ou l'abrogation des Statuts de la Corporation requiert le vote affirmatif d'au moins la majorité du Conseil d'Administration. Les Statuts de la Corporation peuvent également être adoptés, modifiés ou abrogés par le vote affirmatif des détenteurs d'au moins deux tiers (2/3) des droits de vote des actions ayant droit de vote lors d'une élection d'administrateurs.
DOUXIÈME : Sauf si la Corporation consent par écrit au choix d'un autre forum (un « Consentement à un Autre Forum »), la Cour de chancellerie de l'État du Delaware sera le seul et unique forum pour (i) toute action ou procédure dérivée intentée au nom de la Corporation, (ii) toute action invoquant un manquement à une obligation (y compris une obligation fiduciaire) incombant à un administrateur actuel ou ancien, à un dirigeant, à un actionnaire, à un employé ou à un agent de la Corporation envers la Corporation ou les actionnaires de la Corporation, (iii) toute action contre la Corporation ou un administrateur, dirigeant, actionnaire, employé ou agent actuel ou ancien de la Corporation, découlant de toute disposition de la DGCL, de l’Acte Constitutif ou des Statuts (chacun étant en vigueur de temps à autre) ou s'y rapportant, ou (iv) toute action intentée à l'encontre de la Corporation ou de tout administrateur, dirigeant, actionnaire, employé ou agent actuel ou ancien de la Corporation, régie par la doctrine des affaires internes de l'État du Delaware ; à condition, toutefois, que si la Cour de chancellerie de l'État du Delaware n'a pas compétence matérielle sur une telle action ou procédure, le seul et unique forum pour cette action ou procédure sera une autre tribunal d'État ou tribunal fédéral situé dans l'État du Delaware, dans chaque cas, à moins que la Cour de chancellerie (ou cet autre tribunal d'État ou fédéral situé dans l'État du Delaware, selon le cas) n'ait rejeté une action antérieure du même demandeur faisant valoir les mêmes revendications parce que ce tribunal n'avait pas compétence personnelle sur une partie indispensable désignée comme défendeur dans l'action en question. À moins que la Corporation ne donne son Consentement à un Autre Forum, les tribunaux de district fédéraux des États-Unis d'Amérique seront, dans toute la mesure permise par la loi, le seul et unique forum pour la résolution de toute plainte invoquant une cause d'action découlant de la loi sur les valeurs mobilières de 1933 (Securities Act of 1933), telle qu'amendée. La non-application des dispositions précédentes causerait à la Corporation un préjudice irréparable et la Corporation aura droit à une réparation équitable, y compris une injonction et une exécution spécifique, pour faire appliquer les dispositions précédentes. Toute personne ou entité achetant, acquérant ou détenant une participation dans des actions du capital social de la Corporation est réputée avoir pris connaissance des dispositions du présent article DOUXIÈME et y avoir consenti. L'existence d'un Consentement à une Autre Forum antérieur ne constitue pas une renonciation au droit de consentement permanent de la Corporation, tel qu'énoncé ci-dessus dans le présent article DOUXIÈME, en ce qui concerne toute action ou réclamation actuelle ou future.
TREIXIÈME : La Corporation se réserve le droit d'amender, de modifier, de changer ou d'abroger toute disposition contenue dans le présent Acte Constitutif Modifié et Mis à Jour de la manière prescrite actuellement ou ultérieurement dans le présent Acte Constitutif Modifié et Mis à Jour, dans les Statuts de la Corporation ou dans la DGCL, et tous les droits conférés aux actionnaires par les présentes sont accordés sous réserve de cette réserve ; à condition toutefois que, nonobstant toute autre disposition du présent Acte Constitutif Modifié et Mis à Jour (et en plus de tout autre vote pouvant être requis par la loi), le vote affirmatif des détenteurs d'au moins deux tiers (2/3) des droits de vote des actions ayant droit de vote lors d'une élection d'administrateurs soit requis pour amender, modifier, changer ou abroger, ou adopter toute disposition dans le cadre du présent Acte Constitutif Modifié et Mis à Jour incompatible avec l'objectif et l'intention des articles SIXIÈME, SEPTIÈME, HUITIÈME et ONXIÈME du présent Acte Constitutif Modifié et Mis à Jour ou du présent article TREIXIÈME.

ANNEX C
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
FREYR BATTERY, INC.
Pursuant to Sections 242 and 245 of the
Delaware General Corporation Law
FREYR Battery, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:
(1)The name of the Corporation is FREYR Battery, Inc. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on August 31, 2023 (the "Certificate of Incorporation").
(2)This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the "Board of Directors") and by the sole stockholder of the Corporation in accordance with Sections 228, 242 and 245 of the GCL.
(3)This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation, as heretofore amended or supplemented.

(4)The text of the Certificate of Incorporation is amended and restated in its entirety as follows:
FIRST: The name of the Corporation is FREYR Battery, Inc. (the "Corporation").
SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.
THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL").
FOURTH:    (a) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is three hundred and sixty-five million (365,000,000) shares of capital stock, consisting of (i) three hundred and fifty-five million (355,000,000) shares of common stock, par value $0.01 per share (the "Common Stock"), and (ii) ten million (10,000,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such Preferred Stock holders is required pursuant to the provisions established by the Board of Directors of the Corporation in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in the certificate of incorporation of the Corporation, the only stockholder approval required shall be the affirmative vote of a majority of the voting power of the Common Stock and the Preferred Stock so entitled to vote, voting together as a single class.
(b)Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:
(1)Voting. Except as otherwise expressly required by law or provided in this Amended and Restated Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the holders of any outstanding shares of Common Stock shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, as may be amended and restated from time to time (the "Bylaws"), or upon which a vote of stockholders is otherwise duly called for by the Corporation. At each annual or special meeting of stockholders, each holder of record of shares of Common Stock on the relevant record date shall be entitled to cast one (1) vote in person or by proxy for each share of the Common Stock standing in such holder's name on the stock transfer records of the Corporation.
(2)No Cumulative Voting. The holders of shares of Common Stock shall not have cumulative voting rights.

(3)Dividends; Stock Splits. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.
(4)Liquidation, Dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution in proportion to the number of shares held by them, respectively, without regard to class, after payments to creditors and subject to any related preferential rights of any holders of any Preferred Stock of the Corporation that may at the time be outstanding.
(5)No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.
(c)Preferred Stock. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.
(d)Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

(e)Stockholder Nominations and Introduction of Business. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.
FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.
(a)The Business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
(b)Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed as provided in the Bylaws of the Corporation.
(c)A director shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
(d)Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy or newly created directorship shall hold office until the next annual meeting of stockholders. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors. As used herein, the term “for cause” shall mean (i) the director’s conviction (treating a nolo contendere plea as a conviction) of a crime involving (a) moral turpitude, (b) a violation of federal or state securities laws, but specifically excluding any conviction based entirely on vicarious liability or (c) any other illegal act that materially and adversely reflects upon the business, affairs or reputation of the Corporation or on one’s ability to perform one’s duties to the Corporation; (ii) the director’s commission of any material act of dishonesty resulting or intended to result in material personal gain or enrichment of such director at the expense of the Corporation or any of its subsidiaries; (iii) the director’s fraud or intentional misrepresentation, including falsifying use of funds and intentional misstatements made in financial statements, books, records or reports to stockholders or governmental agencies; (iv) the director’s material violation of any agreement between the director and the Corporation; (v) the director’s knowingly causing the Corporation to commit violations of applicable law (including by failure to act), (vi) willful and continued material failure, refusal or inability to perform one’s duties to the Corporation or the willful engaging in gross misconduct materially and demonstrably damaging to the Corporation or (vii) the director being adjudged legally incompetent by a court of competent jurisdiction. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.
(e)In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Amended and Restated Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.
SIXTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
SEVENTH: The Corporation shall indemnify its directors and officers, as the latter term is defined under Section 16 of the Securities Exchange Act of 1934, to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.
The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.
Any repeal or modification of this Article SEVENTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.
NINTH: Unless otherwise required by law, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called only by (i) the Board of Directors of the Corporation, (ii) the Chairman of the Board of Directors of the Corporation, or (iii) a holder, or group of holders, of Common Stock holding more than twenty percent (20%) of the total voting power of the outstanding shares of capital stock of the Corporation then entitled to vote.
TENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of

Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.
ELEVENTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's Bylaws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation's Bylaws. The Corporation's Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the shares entitled to vote at an election of directors.
TWELFTH: Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the GCL, the certificate of incorporation or the Bylaws (each, as in effect from time to time), or (iv) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless the Corporation gives an Alternative Forum Consent, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing, otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TWELFTH. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Article TWELFTH with respect to any current or future actions or claims.
THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation, the Corporation's Bylaws or the

GCL, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of Articles SIXTH, SEVENTH, EIGHTH and ELEVENTH of this Amended and Restated Certificate of Incorporation or this Article THIRTEENTH.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf this [Day] day of [Month], 2023.
FREYR BATTERY, INC.
By: ________________________
Name:
Title:

ANNEX D

AMENDED AND RESTATED
BYLAWS
OF
FREYR BATTERY, INC.
A Delaware Corporation
Effective [●], 2023

TABLE OF CONTENTS

AMENDED AND RESTATED BYLAWS
OF
FREYR BATTERY, INC.
(hereinafter called the "Corporation")

ARTICLE I

OFFICES
Section 1.Registered Office. The registered office of the Corporation shall be 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, 19801.
Section 2.Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.
ARTICLE II

MEETINGS OF STOCKHOLDERS
Section 1.Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by Section 211 of the General Corporation Law of the State of Delaware (the "DGCL").

Section 2.Annual Meetings. The Annual Meeting of Stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the Annual Meeting of Stockholders.
Section 3.Special Meetings. Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the "Certificate of Incorporation"), Special Meetings of Stockholders, for any purpose or purposes, may be called only by (i) the Board of Directors, (ii) the Chair of the Board of Directors, if there be one, or (iii) a stockholder, or a group of stockholders, holding more than twenty percent (20%) of the total voting power of the outstanding shares of capital stock of the Corporation and entitled to vote on the matter for which such Special Meeting of Stockholders is called if such stockholder, or group of stockholders, have dated, signed and delivered to the Secretary a written demand for such Special Meeting of Stockholders at least ninety (90) days prior to the proposed date for such Special Meeting of Stockholders, describing each matter of business desired to be brought before the Special Meeting of Stockholders, the reasons for conducting such business, the text of any proposal or business to be considered, and the information required by Sections 14 and 15 of Article II (replacing references to "Annual Meeting" with "Special Meeting").
Section 4.Notice. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given in accordance with Section 232 of the DGCL, and such notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at such meeting, if such date is different from the record date for determining stockholders entitled to notice of such meeting and, in the case of a Special Meeting of Stockholders, the purpose or purposes for which the meeting is called. Unless otherwise required by law, notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of such meeting. At a Special Meeting of Stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).
Section 5.Adjournments and Postponements. Any meeting of the stockholders may be adjourned or postponed from time to time by the chair of such meeting or by the Board of Directors, without the need for approval thereof by stockholders to reconvene or convene, respectively at the same or some other place. Notice need not be given of any such adjourned or postponed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned or postponed meeting are (i) with respect to an adjourned meeting, (a) announced at the meeting at which the adjournment is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (c) set forth in the notice of meeting given in accordance with Section 4 of this Article II, or (ii) with respect to a postponed meeting, are publicly announced. At the adjourned or postponed meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment or postponement is for more than thirty (30) days, notice of the adjourned or postponed meeting in accordance with the requirements of Section 4 hereof shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment or postponement, a new record date for stockholders entitled to vote is fixed for the adjourned or postponed meeting, the Board of Directors shall fix a new record date for notice of such adjourned or postponed meeting in accordance with Section 10 of this Article II, and shall give notice of the adjourned or postponed meeting to each stockholder of record entitled to vote at such adjourned or postponed meeting as of the record date fixed for notice of such adjourned or postponed meeting.
Section 6.Quorum. Unless otherwise required by the DGCL or other applicable law or the Certificate of Incorporation, the holders of a majority of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 5 of this Article II, until a quorum shall be present or represented.
Section 7.Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, or permitted by the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, any question brought before any meeting of the stockholders, subject to the election of directors provisions set out in Section 1 of Article III, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation’s capital stock present at the meeting in person or represented by proxy and entitled to vote on such question, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 10 of this Article II, each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 8 of this Article II. The Board of Directors, in its discretion, or the chair of a meeting of the stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.
Section 8.Proxies. Each stockholder entitled to vote at a meeting of the stockholders may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:
(i.)A stockholder, or such stockholder’s authorized officer, director, employee or agent, may execute a document, as such term is defined in Section 116(a) of the DGCL, authorizing another person or persons to act for such stockholder as proxy.
(ii.) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which it can be determined that the transmission was authorized by the stockholder. If it is determined that such transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.
(iii.)The authorization of a person to act as proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL, provided that such authorization shall set forth, or be delivered with information enabling the Corporation to determine, the identity of the stockholder granting such authorization.
Any copy, facsimile telecommunication or other reliable reproduction of the document (including any electronic transmission) authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original document for any and all purposes for which the original document could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original document.
Section 9.List of Stockholders Entitled to Vote. The Corporation shall prepare, no later than the tenth (10th) day before each meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Such list shall be arranged in alphabetical order, and show the address of each stockholder and the number of shares registered in the name of each stockholder; provided, that the Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.
Section 10.Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix, as the record date for stockholders entitled to notice of such adjourned meeting, the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting in accordance with the foregoing provisions of this Section 10.
Section 11.Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by Section 9 of this Article II or the books and records of the Corporation, or to vote in person or by proxy at any meeting of stockholders. As used herein, the stock ledger of the Corporation shall refer to one (1) or more records administered by or on behalf of the Corporation in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfer of stock of the Corporation are recorded in accordance with Section 224 of the DGCL.
Section 12.Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Meetings of stockholders shall be presided over by the Chair of the Board of Directors, or if there shall not be a Chair of the Board of Directors or in his or her absence, the Chief Executive Officer. The Board of Directors shall have the authority to appoint a temporary chair to serve at any meeting of the stockholders if the Chair of the Board of Directors or the Chief Executive Officer is unable to do so for any reason. Except to the extent inconsistent with any rules and regulations adopted by the Board of Directors, the chair of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the

Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by stockholders.
Section 13.Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chair of the Board of Directors or the Chief Executive Officer shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall execute and deliver to the Corporation a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

Section 14.Nature of Business at Meetings of Stockholders. Only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 15 of this Article II) may be transacted at an Annual Meeting of Stockholders as is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting of Stockholders by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the Annual Meeting of Stockholders by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 14 of this Article II and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting of Stockholders and (ii) who complies with the notice procedures set forth in this Section 14 of this Article II.
In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting of Stockholders by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation no later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary date of the preceding year’s Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting of Stockholders is called for a date that is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder in order to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such Annual Meeting of Stockholders and not later than the close of business on the later of the sixtieth (60th) day prior to such Annual Meeting of Stockholders or, if the first public announcement of the date of such Annual Meeting of Stockholders is less than a hundred (100) days prior to the date of such Annual Meeting of Stockholders, the tenth (10th) day following the day on which public announcement of the date of such Annual Meeting of Stockholders is first made by the Corporation. In no event shall the adjournment or postponement of an Annual Meeting of Stockholders, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (a) as to each matter such stockholder proposes to bring before the Annual Meeting of Stockholders, a brief description of the business desired to be brought before the Annual Meeting of Stockholders and the proposed text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these bylaws, the text of the proposed amendment), the reasons for conducting such business at the Annual Meeting of Stockholders, any other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies with respect to the proposed business to be brought before the Annual Meeting of Stockholders pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (b) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, (i) the name and address of such person, (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person,

(B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with or relating to (A) the Corporation or (B) the proposal, including any material interest in, or anticipated benefit from the proposal to such person, or any affiliates or associates of such person, (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting of Stockholders to bring such business before the meeting, and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the Annual Meeting of Stockholders pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.
A stockholder providing notice of business proposed to be brought before an Annual Meeting of Stockholders shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 14 of this Article II shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual Meeting of Stockholders and at all times thereafter until the date of such Annual Meeting of Stockholders and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the Annual Meeting of Stockholders or if such information ceases to be true and correct after the record date, as promptly as practicable and in any event not later than the earlier of (a) two (2) business days after such information ceases to be true and correct and (b) one (1) business day before the date of the Annual Meeting of Stockholders.
No business shall be conducted at the Annual Meeting of Stockholders except business brought before the Annual Meeting of Stockholders in accordance with the procedures set forth in this Section 14 of this Article II; provided, however, that, once business has been properly brought before the Annual Meeting of Stockholders in accordance with such procedures, nothing in this Section 14 of this Article II shall be deemed to preclude discussion by any stockholder of any such business. If the chair of an Annual Meeting of Stockholders determines that business was not properly brought before the Annual Meeting of Stockholders in accordance with the foregoing procedures, the chair shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
Nothing contained in this Section 14 of this Article II shall be deemed to contravene any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).
Section 15.Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders, or at any Special Meeting of Stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 15 of this Article II and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual or Special Meeting of Stockholders, (ii) who complies with the notice procedures set forth in this Section 15 of this Article II and (iii) who complies with the requirements of Rule 14a-19 promulgated under the Exchange Act.
In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation (a) in the case of an Annual Meeting of

Stockholders, no later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary date of the preceding year’s Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting of Stockholders is called for a date that is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder in order to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such Annual Meeting of Stockholders and not later than the close of business on the later of the sixtieth (60th) day prior to such Annual Meeting of Stockholders or, if the first public announcement of the date of such Annual Meeting of Stockholders is less than a hundred (100) days prior to the date of such Annual Meeting of Stockholders, the tenth (10th) day following the day on which public announcement of the date of such Annual Meeting of Stockholders is first made by the Corporation; and (b) in the case of a Special Meeting of Stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting of Stockholders was mailed or public disclosure of the date of the Special Meeting of Stockholders was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting of Stockholders or a Special Meeting of Stockholders called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.
To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) a written questionnaire, in the form required by the Secretary of the Corporation, with respect to the background and qualifications of such nominee and the background and other relevant facts about any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), (iv) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (v) such person’s written representation and agreement that such person (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation in such representation and agreement, and (C) in such person’s individual capacity, would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD (Fair Disclosure), code of conduct and ethics, and stock ownership and trading policies and guidelines of the Corporation and (D) such person’s written undertaking, if elected as a director of the Corporation, to submit a conditional letter of resignation upon election, the effectiveness of such resignation to be conditioned on a finding by a court of competent jurisdiction that such person, in their capacity as a director of the Corporation, intentionally disclosed confidential information to third parties in breach of such person’s confidentiality obligations to the Corporation under applicable law, any applicable agreement or any policies or guidelines of the Corporation and (vi) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (i) the name and record address of the stockholder giving the notice and the name and principal place of business of such beneficial owner; (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (iii) a description of (A) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee, or any affiliates or associates of such proposed nominee, (B) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, or otherwise relating to the Corporation or their ownership of capital stock of the Corporation, and (C) any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting of Stockholders or Special Meeting of Stockholders to nominate the persons named in its notice; and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must include all other information required by Rule 14a-19 under the Exchange Act and must be accompanied by a written consent of each proposed nominee to being named as a nominee in any proxy statement relating to the Annual or Special Meeting of Stockholders, as applicable, and to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require, including such information as may be necessary or appropriate to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.
A stockholder providing notice of any nomination proposed to be made at an Annual or Special Meeting of Stockholders shall further update and supplement such notice, (i) if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 15 of this Article II shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual or Special Meeting of Stockholders and at all times thereafter until the date of such Annual or Special Meeting of Stockholders, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such Annual or Special Meeting of Stockholders or if such information ceases to be true and correct after the record date, as promptly as practicable and in any event not later than the earlier of (i) two (2) business days after such information ceases to be true and correct and (ii) one (1) business day before the date of the Annual Meeting of Stockholders, and (ii) to provide evidence that the stockholder providing notice of any nomination has solicited proxies from holders representing at least sixty-seven percent (67%) of the voting power of the shares entitled to vote in the election of directors, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the stockholder files a definitive proxy statement in connection with such Annual or Special Meeting of Stockholders.
No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 15 of this Article II. If the chair of the meeting determines that a nomination was not made in accordance with the foregoing procedures or that the solicitation in support of the nominees other than the Corporation’s nominees was not conducted in compliance with Rule 14a-19 under the Exchange Act, the chair shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
ARTICLE III

DIRECTORS
Section 1.Number and Election of Directors. The Board of Directors shall consist of not less than five (5) nor more than twelve (12) members, each of whom shall be a natural person, the exact number of which shall be fixed from time to time by the Board of Directors. Except as provided in Section 2 of this Article III, directors shall be elected by a majority of the votes cast at each Annual Meeting of Stockholders, except for contested elections (i.e., elections in which there are a greater number of candidates than there are seats to be filled), in which case the directors shall be elected by a plurality vote of the votes cast for the election of directors at such meeting, and each director so elected shall hold office until the next Annual Meeting of Stockholders and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation, retirement, disqualification or removal. Directors need not be stockholders.
Section 2.Vacancies. Unless otherwise required by law or the Certificate of Incorporation, vacancies on the Board of Directors or any committee thereof resulting from the death, resignation, retirement, disqualification or removal of a director, or from an increase in the number of directors constituting the Board of Directors or such committee or otherwise, may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The directors so chosen shall, in the case of the Board of Directors, hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation, retirement, disqualification or removal and, in the case of any committee of the Board of Directors, shall hold office until their successors are duly appointed by the Board of Directors or until their earlier death, resignation, retirement, disqualification or removal.
Section 3.Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation except as may be otherwise provided in the DGCL, the Certificate of Incorporation, these Bylaws or required by the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading.
Section 4.Meetings. The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors or any committee thereof may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors or such committee, respectively. Special meetings of the Board of Directors may be called by the Chair of the Board of Directors, if there be one, the Chief Executive Officer, or a majority of the Board of Directors. Special meetings of any committee of the Board of Directors may be called by the chair of such committee, if there be one, or a majority of the directors serving on such committee. Notice of any special meeting of the Board of Directors or any committees thereof stating the place, date, hour and agenda of the meeting shall be given to each director (or, in the case of a committee, to each member of such committee) not less than twenty-four (24) hours before the date of the meeting, by telephone, or in the form of a writing or electronic transmission, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Notice of any special meeting of the Board of Directors or any committees thereof may be waived if all members of the Board of Directors or such committee thereof (i) are in attendance and (ii) agree to waive such notice requirement.
Section 5.Organization. At each meeting of the Board of Directors or any committee thereof, the Chair of the Board of Directors or the chair of such committee, as the case may be, or, in his or her absence or if there be none, a director chosen by a majority of the directors present, shall act as chair of such meeting. Except as provided below, the Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors and of each committee thereof. In case the Secretary shall be absent from any meeting of the Board of Directors or of any committee thereof, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chair of the meeting may appoint any person to act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board of

Directors may appoint any person to act as secretary of any meeting of such committee and the Secretary or any Assistant Secretary of the Corporation may, but need not if such committee so elects, serve in such capacity.
Section 6.Resignations and Removals of Directors. Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing or by electronic transmission to the Chair of the Board of Directors, if there be one, or the Secretary of the Corporation and, in the case of a committee, to the chair of such committee, if there be one. Such resignation shall take effect when delivered or, if such resignation specifies a later effective time or an effective time, determined upon the happening of an event or events, in which case, such resignation takes effect upon such effective time. Unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, but only for cause (as such term is defined in the Certificate of Incorporation), and only by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.
Section 7.Quorum. Except as otherwise required by law, or the Certificate of Incorporation or the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, at all meetings of the

Board of Directors or any committee thereof, a majority of the entire Board of Directors or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business and the vote of a majority of the directors or committee members, as applicable, present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as applicable. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.
Section 8.Actions of the Board by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, (a) any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and (b) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. Any person, whether or not then a director, may provide, through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event) no later than sixty (60) days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained.

Section 9.Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.
Section 10.Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority to (i) approve, adopt, or recommend to the stockholders any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend, or repeal any of these Bylaws. Each committee shall keep regular minutes and report to the Board of Directors when required. Notwithstanding anything to the contrary contained in this Article III, the resolution of the Board of Directors establishing any committee of the Board of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these Bylaws and, to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of such resolution or charter shall be controlling.
Section 11.Subcommittees. Unless otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating a committee, such committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. Except for references to committees and members of committees in Section 10 of this Article III, every reference in these Bylaws to a committee of the Board of Directors or a member of a committee shall be deemed to include a reference to a subcommittee or member of a subcommittee.
Section 12.Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.
Section 13.Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director's or officer's vote is counted for such purpose if: (i) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes such contract or transaction.

ARTICLE IV

OFFICERS
Section 1.General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer and a Secretary. The Board of Directors, in its discretion, also may choose a Chair of the Board of Directors (who must be a director) and one or more Assistant Secretaries, and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chair of the Board of Directors, need such officers be directors of the Corporation.
Section 2.Election. The Board of Directors, at its first meeting held after each Annual Meeting of Stockholders, shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer's successor is elected and qualified, or until such officer's earlier death, resignation, retirement, disqualification or removal. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.
Section 3.Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or other entity in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.
Section 4.Chief Executive Officer. The Chief Executive Officer (or another chief executive with a different title), under the control and supervision of the Board of Directors, shall be responsible for designing, developing and implementing strategic plans for the Corporation in a cost-effective and time-efficient manner. The Board of Directors grants the Chief Executive Officer the authority to manage the affairs of the Corporation under the control and supervision of the Board of Directors. The Chief Executive Officer is accountable to the Board of Directors and shall report to the Board of Directors regarding the performance of the Corporation on a quarterly basis.
Section 5.Chair of the Board of Directors. The Chair of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chair of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these Bylaws or by the Board of Directors.
Section 6.Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chair of the Board of Directors, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer's signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.
Section 7.Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.
Section 8.Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the

Corporation the power to choose such other officers and to prescribe their respective duties and powers.
ARTICLE V

STOCK
Section 1.Shares of Stock. The shares of capital stock of the Corporation shall be uncertificated, provided that the Board of Directors of the Corporation by resolution may provide that some or all of any class or series of capital stock of the Corporation shall be represented by certificates.. Every holder of capital stock of the Corporation theretofore represented by certificates shall be entitled to have a certificate for shares of capital stock of the Corporation signed by, or in the name of, the Corporation by any two (2) authorized officers of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. The Corporation shall not have power to issue a certificate in bearer form.
Section 2.Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
Section 3.Lost Certificates. The Board of Directors may direct a new certificate or uncertificated shares be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.
Section 4.Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person's attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled," with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
Section 5.Dividend Record Date. Except as otherwise provided in Section 10 of Article II in relation to the determination of stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, in order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 6.Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.
Section 7.Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.
ARTICLE VI

NOTICES
Section 1.Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given in writing directed to such director’s, committee member’s or stockholder’s mailing address (or by electronic transmission directed to such director’s, committee member’s or stockholder’ electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given: (a) if mailed, when the notice is deposited in the United States mail, postage prepaid, (b) if delivered by courier service, the earlier of when the notice is received or left at such director’s, committee member’s or stockholder’s address or (c) if given by electronic mail, when directed to such director’s, committee member’s or stockholder’s electronic mail address unless such director, committee member or stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the under applicable law, the Certificate of Incorporation or these Bylaws. Without limiting the manner by which notice otherwise may be given effectively to stockholders, but subject to Section 232(e) of the DGCL, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. The Corporation may give notice by electronic mail in accordance with the first sentence of this Section 1 without obtaining the consent required by the second sentence of this Section 1. Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iii) if by any other form of electronic transmission, when directed to the stockholder. Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (i) the Corporation is unable to deliver by such electronic transmission two consecutive notices given by the Corporation and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.
Section 2.Waivers of Notice. Except as otherwise provided in Section 4 of Article III in relation to notice of any special meeting of the Board of Directors or any committees thereof, whenever any notice is required, by applicable law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Except as otherwise provided in Section 4 of Article III in relation to notice of any special meeting of the Board of Directors or any committees thereof, attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting of Stockholders or any regular meeting of the directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by law, the Certificate of Incorporation or these Bylaws.

ARTICLE VII

GENERAL PROVISIONS
Section 1.Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 8 of Article III hereof), and may be paid in cash, in property, or in shares of the Corporation's capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.
Section 2.Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Section 3.Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
Section 4.Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION
Section 1.Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, as the latter term is defined in Section 16 of the Exchange Act, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.
Section 2.Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, as the latter term is defined in Section 16 of the Exchange Act, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 3.Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.
Section 4.Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.

Section 5.Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 or Section 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.
Section 6.Expenses Payable in Advance. Expenses (including attorneys' fees) incurred by a director or officer of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.
Section 7.Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article VIII shall be made to the fullest extent permitted by law. A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or these Bylaws shall not be eliminated or impaired by an amendment to or repeal or elimination of a provision of the Certificate of Incorporation or these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such act or omission has occurred. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify, under the provisions of the DGCL, or otherwise.

Section 8.Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII. For purposes of this Section 8, insurance shall include any insurance provided directly or indirectly (including pursuant to any fronting or reinsurance arrangement) by or through a captive insurance company in accordance with the requirements of Section 145(g) of the DGCL.
Section 9.Certain Definitions. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to "officers" shall mean only a person who at the time of such or omission is deemed to have consented to service by the delivery of process to the registered agent of the Corporation pursuant to Section 3114(b) of Title 10 of the Delaware Code (treating residents of the State of Delaware as if they were nonresidents to apply Section 3114(b) of Title 10 of the Delaware Code to this sentence). The term "another enterprise" as used in this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.
Section 10.Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 11.Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.
Section 12.Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.
ARTICLE IX

FORUM FOR ADJUDICATION OF CERTAIN DISPUTES
Section 1.Forum for Adjudication of Certain Disputes. Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the DGCL, the Certificate of Incorporation or these Bylaws (each, as in effect from time to time), or (iv) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless the Corporation gives an Alternative Forum Consent, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the Exchange Act. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing, otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 1. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Section 1 with respect to any current or future actions or claims.
ARTICLE X

AMENDMENTS
Section 1.Amendments. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of a meeting of the stockholders or Board of Directors, as the case may be, called for the purpose of acting upon any proposed alteration, amendment, repeal or adoption of new Bylaws. All such alterations, amendments, repeals or adoptions of new Bylaws must be approved by either the holders of at least two-thirds (2/3) of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office. Any amendment to these Bylaws adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the Board of Directors.
Section 2.Entire Board of Directors. As used in this Article X and in these Bylaws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.
* * *
Adopted as of: _____________________

Last Amended as of: ________________

ANNEX E

E-1

E-2

ANNEX F
ACCOMPANYING SUPPLEMENT TO THE CONVENING NOTICE FOR REGISTERED SHAREHOLDERS

Please choose one of the four options below by ticking the corresponding box below. Only one option may be selected.

Additionally to your choice marked in the Proxy Card:
i.in case you vote electronically on www.proxyvote.com, please send an e-mail to rits@broadridge.com with, in attachment, the present accompanying supplement duly filled out with your selected option, and in addition, if you select option 2 or option 3 (B), duly populated with the relevant details of your proxy; or
ii.in case you vote by mail, please mail back the present accompanying supplement, duly filled out with your selected option and in addition, if you select option 2 or option 3 (B), duly populated with the relevant details of your proxy.

If (i) you do not mark one of the four options below, or (ii) you mark more than one option below, or (iii) you select option 2 or option 3 (B) but do not duly populate the relevant details of your proxy, or (iv) you do not return this accompanying supplement with your Proxy Card, your vote will by default be counted as submitted pursuant to option 3 (A).

☐ Option 1: Proxy voting representative appointed by the Company

I herewith grant a power of attorney to Mr. Tom Einar Jensen, Executive Chairman of the Company, whom failing Mr. Birger Steen, director of the Company, whom failing Ms. Lori A. Papp, Chief Accounting Officer of the Company, whom failing Mr. Are Lysnes Brautaset, Chief Legal Officer of the Company, who are the Company’s designated proxies, each with full power of substitution, to represent me at the Extraordinary General Meeting and to execute my voting rights with respect to the proposed agenda items of the Extraordinary General Meeting in my name and on my behalf in the manner described in the Proxy Card.

If amendments to resolutions or new resolutions are presented at the Extraordinary General Meeting, I irrevocably give power to the Company’s designated proxies to represent me, and to vote in my name and as he/she deems fit with respect to the amended or new resolution, unless I mark the box “I abstain”: ☐ I abstain.

☐ Option 2: Proxy voting representative appointed by the shareholder

I herewith authorize [in case of a natural person: [Mr./Ms.] ______________________________, born on ______________ , in ________________ , residing at _______________________]/[in case of a legal person: ______________________________, having its registered office at ______________________________, registration authority and number ______________________________________, represented by ______________________________], to be my proxy during the Extraordinary General Meeting and to execute my voting rights in my name and on my behalf in the manner described in the Proxy Card. All proxies that do not contain a statement of the name of the person to whom the proxy is granted shall be deemed severally and successively granted to Company’s designated proxies.

If amendments to resolutions or new resolutions are presented at the Extraordinary General Meeting, I irrevocably give power to said proxy to represent me and to vote in my name and as he/she deems fit with respect to the amended or new resolution, unless I mark the box “I abstain”: ☐ I abstain.

☐ Option 3 (A): Voting by voting instruction / Proxy voting representative appointed by the Company

I hereby submit my votes to the resolutions with respect to the proposed agenda items as per my voting instruction described in the Proxy Card.

If amendments to resolutions or new resolutions are presented at the Extraordinary General Meeting, I irrevocably give power to the Company’s designated proxies to represent me, to vote in my name and as he/she deems fit with respect to the amended or new resolution, unless I mark the box “I abstain”: ☐ I abstain.

☐ Option 3 (B): Voting by voting instruction / Proxy voting representative appointed by the shareholder

I hereby submit my votes to the resolutions with respect to the proposed agenda items as per my voting instruction described in the Proxy Card.

If amendments to resolutions or new resolutions are presented at the Extraordinary General Meeting, I irrevocably give power to [in case of a natural person: [Mr./Ms.] ______________________________, born on ______________ , in ________________, residing at _______________________]/[in case of a legal person: ______________________________, having its registered office at ______________________________, registration authority and number ______________________________________, represented by ______________________________], to represent me, to vote in my name and as he/she deems fit with respect to the amended or new resolution, unless I mark the box “I abstain”: ☐ I abstain. All proxies that do not contain a statement of the name of the person to whom the proxy is granted shall be deemed severally and successively granted to Company’s designated proxies.

F-1

ANNEX G
Dear Shareholders,
I am pleased to inform you that FREYR Battery, a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Trade and Companies' Register (Registre de Commerce et des Sociétés, Luxembourg) under number B 251199 (the "Company") will hold an extraordinary general meeting of shareholders (the "Extraordinary General Meeting") on Friday December 15, 2023.
The Extraordinary General Meeting will be held at 4:00 p.m. Luxembourg time (10:00 a.m. New York time) at the registered office of the Company (22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg).
Enclosed with this letter is the convening notice to the Extraordinary General Meeting, as well as a form (Proxy Card and Accompanying Supplement, as such terms are defined hereinafter) to submit your votes in relation to the Extraordinary General Meeting.
I recommend you vote as suggested by the board of directors. All voting recommendations made by the board of directors are set forth in the enclosed convening notice under each item of the respective agenda.

Sincerely,
________________________
Mr. Tom Einar Jensen
Executive Chairman
[month], [day], 2023

FREYR Battery
société anonyme
Registered office: 22-24, Boulevard Royal, L-2449 Luxembourg
Grand Duchy of Luxembourg
R.C.S. Luxembourg: B 251199
(the "Company")

CONVENING NOTICE TO THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY DECEMBER 15, 2023 AT THE REGISTERED OFFICE OF THE COMPANY

Dear Shareholders,
The board of directors of the Company (the "Board of Directors" and each a “Director”) is pleased to invite you to attend the extraordinary general meeting of shareholders of the Company (the "Extraordinary General Meeting") to be held on Friday December 15, 2023 at 4:00 p.m. Luxembourg time (10:00 a.m. New York time) at the registered office of the Company (22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg).
The agenda of the Extraordinary General Meeting is as follows:
I. AGENDA, PROPOSED RESOLUTIONS AND RECOMMENDATIONS
1.Disclosure of conflicts of interest arising from transactions subject to Article 441-7 of the law of August 10, 1915 on commercial companies, as amended (the “Luxembourg Law”) and Article 15 of the Company's consolidated articles of association (the “Articles”).

No vote is required on this item of the agenda.

The Board of Directors submits to the Extraordinary General Meeting for acknowledgement the following conflicts of interest arising from transactions subject to Article 441-7 of the Luxembourg Law and Article 15 of the Articles:

[conflicts of interest to be inserted that have occurred since May 20, 2023 (date of convening of AGM held in June 2023) and which have not yet been reported to the AGM held on June 20, 2023.]
2.“The Confirmation of Mandate of FREYR Directors Proposal” – To confirm the mandate as a member of the Board of Directors of Mr. Birger Steen, born on November 4, 1966 in Oslo, Norway, residing at Holmboes gate 6A, 0357 Oslo, Norway to replace Mr. Torstein Dale Sjøtveit, with effect as of August 9, 2023, and for a period ending at the next annual general meeting of the Company (which corresponds to the duration of the mandate of Mr. Torstein Dale Sjøtveit).

Draft resolution (Resolution I)

"The Extraordinary General Meeting resolves to confirm the mandate as a member of the Board of Directors of the Company of Mr. Birger Steen, born on November 4, 1966 in Oslo, Norway, residing at Holmboes gate 6A, 0357 Oslo, Norway to replace Mr. Torstein Dale Sjøtveit, with effect as of August 9, 2023, and for a period ending at the next annual general meeting of the Company (which corresponds to the duration of the mandate of Mr. Torstein Dale Sjøtveit)."

Recommendation

In accordance with Article 441-2 of the Luxembourg Law and the provisions of Article 9.3 of the Articles and the charter of the nominating and corporate governance committee of the Company adopted on July 9, 2021, the Board of Directors approved and, to the extent necessary, ratified, on August 9, 2022, the co-option (cooptation) of Mr. Birger Steen, born on November 4, 1966 in Oslo, Norway, residing at Holmboes gate 6A, 0357 Oslo, Norway as member of the Board of Directors, to replace Mr. Torstein Dale Sjøtveit, with effect as of August 9, 2023 and for a period ending at the next annual general meeting of the Company (which corresponds to the duration of the mandate of Mr. Torstein Dale Sjøtveit).

The Confirmation of Mandate of FREYR Directors Proposal is required to be presented at the Extraordinary General Meeting for shareholder approval under Luxembourg Law; it is not related to the Redomiciliation Transaction (as defined hereinafter) and none of the other proposals described hereinafter, including the Merger Proposal (as defined herein), are conditioned upon its approval.

The Board of Directors recommends a vote FOR the approval of the Confirmation of Mandate of FREYR Directors Proposal.

3.“The Documents Acknowledgement Proposal” – To acknowledge (I) (a) the availability of certain written reports on the Merger (as defined below) contemplated under the Redomiciliation Transaction drawn up by (i) the Board of Directors and the board of directors of FREYR Battery, Inc., a Delaware corporation, having its registered office at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, United States of America (the "Absorbing Company" and together with the Company, the "Merging Companies") in accordance with Article 1021-5 of the Luxembourg Law and (ii) EUROLUX AUDIT S.à r.l. and PKF Audit & Conseil (the “Merger Independent Specialists”) as independent experts in accordance with Article 1021-6 (1) of the Luxembourg Law and (b) the availability of the interim accounts of the Absorbing Company and the Company as at August 31, 2023 and June 30, 2023 respectively, (II) that all documents referred to by Article 1021-7 of the Luxembourg Law have been made available at the registered office of each of the Merging Companies for due inspection by the shareholders at least one (1) month prior to the date of the Extraordinary General Meeting (such documents collectively, the “Documents”) and (III) having been informed by virtue of the written reports of the boards of directors of each of the Merging Companies, drawn-up in accordance with Article 1021-5 of the Luxembourg Law, of the significant changes in the assets and liabilities of the Company between the date of the signature of the Common Draft Terms of Cross-Border Merger (as defined below) on September 29, 2023 and the date of the Extraordinary General Meeting and the date of the extraordinary general meeting of the sole shareholder of the Absorbing Company convened to approve the Merger.

Draft resolution (Resolution II)
"The Extraordinary General Meeting acknowledges:
(I)(a) the availability of certain written reports on the Merger contemplated under the Redomiciliation Transaction drawn up by (i) the Board of Directors and the board of directors of the Absorbing Company explaining the rationale behind the Merger and setting forth the legal and economic grounds for the Merger and, in particular, the share exchange ratio, in accordance with Article 1021-5 of the Luxembourg Law, both addressed to the

Company’s shareholders and (ii) the Merger Independent Specialists as independent experts (réviseurs d’entreprises) in accordance with Article 1021-6 (1) of the Luxembourg Law and (b) the availability of the interim accounts of the Absorbing Company and the Company as at August 31, 2023 and June 30, 2023 respectively;
(II)that all the formalities provided by Article 1021-7 of the Luxembourg Law have been satisfied and that the Documents have been made available at the registered office of each of the Merging Companies for due inspection by the shareholders at least one (1) month prior to the date of the Extraordinary General Meeting. Certificates attesting, inter alia, the deposit of (a) the Common Draft Terms of Cross-Border Merger, (b) the annual accounts and the consolidated management reports of the Company for the financial years ended December 31, 2021 and December 31, 2022 (it being noted that the Absorbing Company has not yet prepared any annual accounts and/or management report since its date of formation), (c) the interim accounts of the Absorbing Company and the Company as at August 31, 2023 and June 30, 2023 respectively, (d) the detailed written reports drawn up by the boards of directors of each of the Merging Companies explaining the rationale behind the Merger and setting forth the legal and economic grounds for the Merger in accordance with Article 1021-5 of the Luxembourg Law, and (e) the reports from the Merger Independent Specialists as independent experts (réviseurs d’entreprises) under Luxembourg Law, prepared in accordance with Article 1021-6 (1) of the Luxembourg Law, duly signed by an authorized representative of each of the Merging Companies, have been given to the undersigned notary and shall remain attached to the present deed; and
(III)having been informed by virtue of the written reports of the boards of directors of each of the Merging Companies, drawn-up in accordance with Article 1021-5 of the Luxembourg Law, of the significant changes in the assets and liabilities of the Company between the date of the signature of the Common Draft Terms of Cross-Border Merger on September 29, 2023 and the date hereof (i.e., date of the extraordinary general meetings of the shareholders of each of the Merging Companies convened to approve the Merger)."

Recommendation

The Board of Directors recommends a vote FOR the Documents Acknowledgement Proposal.
4.“The Merger Proposal” – To (I) adopt the merger agreement by and between the Company and the Absorbing Company (the “Merger Agreement”), and the common draft terms of cross-border merger (projet commun de fusion transfrontalière) (the “Common Draft Terms of Cross-Border Merger”) drawn up by the boards of directors of each of the Merging Companies, pursuant to which the Company will be absorbed and merged into the Absorbing Company, with the Absorbing Company surviving the cross-border merger (the “Merger”), and whereby (i) each issued and outstanding ordinary share of the Company (the “FREYR Ordinary Shares”) immediately prior to the effective time of the Merger (the “Effective Time”), will automatically be cancelled and the Absorbing Company will issue as consideration therefor new duly authorized, validly issued, fully paid and non-assessable common stock of the Absorbing Company (the “Common Stock”) to the shareholders of the Company on a one to one basis, (ii) each outstanding public and private warrant of the Company exercisable for one (1) FREYR Ordinary Share at an exercise price of $11.50 will become exercisable for one (1) Common Stock of the Absorbing Company and the Absorbing Company will assume the Company’s rights and obligations thereto, on the same terms as those that currently govern these warrants, and each warrant of the Absorbed Company held by EDGE Global LLC (“EDGE Global”) will become exercisable for one (1) Common Stock on the same terms as those that currently govern these warrants, (iii) all FREYR Ordinary Shares held in treasury by the Company outstanding immediately prior to the Effective Time will be ipso jure cancelled by virtue of and simultaneously with the Merger and said treasury shares will cease to exist and no consideration will be delivered in exchange thereafter, (iv) the Absorbing Company will assume, or will cause an applicable affiliate to assume, the FREYR 2021 Equity Incentive Plan (amended and restated as of May 10, 2023), as well as all other compensation or benefit plans, policies and arrangements previously maintained by the Company and (v) as a result of the Merger, at the Effective Time the amended and restated certificate of incorporation and bylaws of the Absorbing Company will come into effect (such transactions collectively referred to as the “Redomiciliation Transaction”) and (II) to approve the Merger and its legal and accounting effective time.
Draft resolution (Resolution III)
“The Extraordinary General Meeting resolves to adopt the Merger Agreement and the Common Draft Terms of Cross-Border Merger drawn up by the boards of directors of each of the Merging Companies, pursuant to which the Company will be absorbed and merged into the Absorbing Company, with the Absorbing Company surviving the Merger, and whereby (i) each issued and outstanding FREYR Ordinary Share immediately prior to the Effective Time (the “Effective Time” being further described below) will automatically be cancelled and the Absorbing Company will issue as consideration therefor new Common Stock of the Absorbing Company to the shareholders of the Company on a one-to-one basis, (ii) each outstanding public and private warrant of the Company exercisable for one (1) FREYR Ordinary Share at an exercise price of $11.50 will become exercisable for one (1) Common Stock of the Absorbing Company and the Absorbing Company will assume the Company’s rights and obligations thereto, on the same terms as those that currently govern these warrants, and each warrant of the Absorbed Company held by EDGE Global will become exercisable for one (1) Common Stock on the same terms as those that currently govern these warrants, (iii) all FREYR Ordinary Shares held in treasury by the Company outstanding immediately prior to the Effective Time will be ipso jure cancelled by virtue of and simultaneously with the Merger and said treasury shares will cease to exist and no consideration will be delivered in exchange thereafter, (iv) the Absorbing Company will assume, or will cause an applicable affiliate to assume, the FREYR 2021 Equity Incentive Plan (amended and restated as of May 10, 2023), as well as all other compensation or benefit plans, policies and arrangements previously maintained by the Company and (v) as a result of the Merger, at the Effective Time the amended and restated certificate of incorporation and bylaws of the Absorbing Company will come into effect.
The Extraordinary General Meeting resolves to approve the Merger on the terms of the Common Draft Terms of Cross-Border Merger, subject to the following two cumulative conditions:
(i)the filing with the Secretary of State of the State of Delaware of a certificate of merger, executed in accordance with, and in such form as is required by, the relevant provisions of the Delaware General Corporation Law (the “Certificate of Cross-Border Merger”); and
(ii)the adoption before the undersigned notary (or another notary in the Grand Duchy of Luxembourg, as applicable) of a declaration of the board of directors of the Company confirming that all conditions to the Merger have been satisfied or waived and that the Merger is effective (the “Board Confirmation”).
The Extraordinary General Meeting acknowledges that the Merger will become effective as between the Merging Companies, when the concurring decisions of the shareholders of the Company and of the shareholder of the Absorbing Company have been adopted and become unconditional upon (i) filing of the Certificate of Cross-Border Merger with the Secretary of State of the State of Delaware and (ii) adoption of the Board Confirmation (the time at which the Merger becomes effective between the Merging Companies referred to herein as the “Effective Time”).
The Extraordinary General Meeting acknowledges that under Luxembourg law, the Merger will be complete and enforceable towards third parties after the publication of the Board Confirmation on the Recueil Électronique des Sociétés et Associations confirming that the decision of minutes of the general meetings of the Merging Companies approving the Merger in accordance with Article 1021-14 of the Luxembourg Law and Chapter Vbis of Title I of the amended law of 19 December 2002 on the register of commerce and companies and accounting and annual accounts of undertaking, have become effective.

The Extraordinary General Meeting acknowledges that for accounting purposes, all operations and transactions of the Company shall be treated as being carried out on behalf of the Absorbing Company as of the Effective Time.
The Extraordinary General Meeting further acknowledges that the Merger will have ipso jure the following consequences as at the Effective Time: (a) the shareholders and warrantholders of the Company will become shareholders and warrantholders of the Absorbing Company and their rights will be governed by Delaware law, (b) the Company will cease to exist as a matter of Luxembourg corporate law and all its shares shall be cancelled, (c) all assets and liabilities of the Company, as the absorbed company, will be transferred to the Absorbing Company, as the absorbing company, by way of universal succession (succession universelle) with the exception of the Excluded Assets (as defined in the Common Draft Terms of Cross-Border Merger), so that the Company shall be dissolved without liquidation after the Effective Time, (d) the Absorbing Company will be subrogated to all rights and obligations of the Company towards third parties, (e) the rights and claims comprised in the assets of the Company (except the Excluded Assets, and certain contracts, assets and all the employees of the Company which have been transferred to a subsidiary of the Company prior to the Effective Time) shall be transferred to the Absorbing Company with all securities, either in rem or personal, attached thereto, (f) the Absorbing Company will continue as of the Effective Time to perform the obligations of the Company under any agreements to which the latter is a party, (g) any claims and debts existing as at the Effective Time between the Company and the Absorbing Company are cancelled upon the Effective Time, (h) all the FREYR Ordinary Shares held in treasury immediately prior to the Effective Time will ipso jure be cancelled by virtue of and simultaneously with the Merger, in accordance with Article 1021-17 (1), 4° of the Luxembourg Law, and such treasury shares will cease to exist and no consideration will be delivered in exchange therefor in the Merger, (i) all the one hundred (100) shares of Common Stock held by the Company in the Absorbing Company will be cancelled by virtue of the Merger in accordance with the provisions of Delaware law and (j) the amended and restated certificate of incorporation and bylaws of the Absorbing Company will become effective at the Effective Time.
The Extraordinary General Meeting further acknowledges that no employees will be transferred as a result of the Merger.
The Extraordinary General Meeting further notes that the Company shall transfer as a result of the Merger all of its industrial and intellectual property rights and rights in rem to the Absorbing Company. The transfer of industrial and intellectual property rights and of rights in rem other than collateral established on movable and immovable property will be valid towards third parties on the conditions provided for in the respective applicable laws. The formalities of such transfer will be completed within six (6) months of the Effective Time.”
Recommendation
The Board of Directors recommends a vote FOR the Merger Proposal.
5.“The Delegation of Authority Proposal” – To grant power and authority to (i) any director of the Company or any person authorized by the Board of Directors, each individually and with full power of substitution, to appear before a notary in the Grand Duchy of Luxembourg to declare and confirm and issue the “Board Confirmation”, whereby the Board of Directors declares and confirms, in the name of and on behalf of the Company and the Board of Directors, that the conditions precedent to the Merger, as specified in the Merger Agreement and the Common Draft Terms of Cross-Border Merger, have been satisfied or waived and that the Merger is effective and (ii) any director of the Company and/or any lawyer or employee of the law firm Arendt & Medernach S.A. and/or any employee or clerk of the instrumenting notary in the Grand Duchy of Luxembourg, to individually carry out in the name and on behalf of the Company, any changes required by the matters set out in the foregoing proposals as well as all filings, notifications and publications necessary for the Merger.

Draft resolution (Resolution IV)
"The Extraordinary General Meeting resolves to grant power and authority to any director of the Company or any person authorized by the Board of Directors, each individually and with full power of substitution, to appear before a notary in the Grand Duchy of Luxembourg to declare and confirm and issue the Board Confirmation, whereby the Board of Directors declares and confirms, in the name of and on behalf of the Company and the Board of Directors, that the conditions precedent to the Merger, as specified in the Merger Agreement and the Common Draft Terms of Cross-Border Merger, have been satisfied or waived and that the Merger is effective.
The Extraordinary General Meeting further resolves to grant power and authority individually to any director of the Company and/or any lawyer or employee of the law firm Arendt & Medernach S.A. and/or any employee or clerk of the instrumenting notary in the Grand Duchy of Luxembourg, to individually carry out in the name and on behalf of the Company, any changes required by the matters set out under the above resolutions as well as all filings, notifications and publications necessary for the Merger."
Recommendation
The Board of Directors recommends a vote FOR the Delegation of Authority Proposal.

6.Miscellaneous.

No vote is required on this item of the agenda.
II.AVAILABILITY OF THE DOCUMENTATION, ATTENDANCE AND VOTING PROCEDURE
A.Available information and documentation
In accordance with Article 1021-7 (1) of the Luxembourg Law, as of the date of publication of this convening notice, 2023, shareholders may take notice at the Company's registered office of the following documents:
•the Common Draft Terms of Cross-Border Merger (including the amended and restated certificate of incorporation of the Absorbing Company);
•the annual accounts and the consolidated management reports of the Company for the financial years ended December 31, 2021 and December 31, 2022, it being noted that the Absorbing Company has not yet prepared any annual accounts and/or management report since its date of formation;
•the interim accounts of the Absorbing Company and the Company as at August 31, 2023 and June 30, 2023 respectively;
•the detailed written reports drawn up by the boards of directors of each of the Merging Companies explaining the Common Draft Terms of Cross-Border Merger from a legal and economical point of view, in accordance with Article 1021-5 of the Luxembourg Law; and
•the reports from the Merger Independent Specialists as independent experts (réviseurs d’entreprises) under Luxembourg law, prepared in accordance with Article 1021-6 (1) of the Luxembourg Law.

The above-mentioned documents as well as the conflict of interest report and the data protection notice are made available for an uninterrupted period between the date of the publication of this convening notice and the date of the Extraordinary General Meeting under the tab ["Events & Presentations" in the "Investors" section on the Company's website www.freyrbattery.com] and on the website of Broadridge Financial Solutions, Inc. www.proxyvote.com. You will need the 16-digit control number provided to you on your voting form in order to access the site www.proxyvote.com.
B.Quorum and majority requirements
For the Confirmation of Mandate of FREYR Directors Proposal, no presence quorum is required and resolutions shall be adopted, irrespective of the number of FREYR Ordinary Shares present or represented at the Extraordinary General Meeting, by a simple majority of votes validly cast.
For all other proposals, the presence, in person or by proxy, of the holders of at least one half of the issued shares of the Company (other than shares held by or on behalf of the Company or a direct subsidiary of the Company) constitutes a quorum. Provided that such quorum is met, such proposals shall only be validly passed by a two-thirds (2/3) majority of the votes validly cast for each proposal. If such quorum is not met at the Extraordinary General Meeting, a second general meeting may be convened and resolutions shall be adopted, irrespective of the number of FREYR Ordinary Shares present or represented, by a majority of at least two-thirds (2/3) of the votes validly cast for each of the proposals.
C.Share capital of the Company
On the Record Date (as defined below), the Company has FREYR Ordinary Shares in issuance, whereof FREYR Ordinary Shares are currently held as treasury stock by the Company. Each of the FREYR Ordinary Shares (except those held as treasury stock) is entitled to one vote. For the avoidance of doubt, the FREYR Ordinary Shares held as treasury stock do not give right to voting.
D.Requirements for participating in the Extraordinary General Meeting and exercising voting rights
The rights of any registered shareholder and of any holder of the FREYR Ordinary Shares traded on the New York Stock Exchange in the US under the ticker symbol “FREY” held in the name of Cede & Co. on behalf of the Depository Trust and Clearing Corporation (“DTCC”) to participate in the Extraordinary General Meeting shall be determined with respect to the FREYR Ordinary Shares held by that holder (either in direct name or in street name) on October 25, 2023 (the "Record Date").
E.Procedures for attending the Extraordinary General Meeting, voting by proxy, voting instruction and/or submitting votes
(a)Submitting votes as a street name holder
Without prejudice to the possibility to attend the Extraordinary General Meeting in person (cf. section II. E. (c) below), holders of FREYR Ordinary Shares held through the operator of a securities settlement system or with a depositary (including nominees or brokers that hold FREYR Ordinary Shares through DTCC) wishing to vote at the Extraordinary General Meeting should request from their operator or depositary or sub-depositary a certificate or confirmation certifying the number of FREYR Ordinary Shares recorded in their account on the Record Date or any other proof of ownership in a form acceptable to the Company at its own and full discretion.
Holders of FREYR Ordinary Shares held through a brokerage account, should contact their broker to receive information on how to vote their shares.

Holders of FREYR Ordinary Shares held through the operator of a securities settlement system or with a depositary (including nominees or brokers that hold FREYR Ordinary Shares through DTCC) have the right to instruct their nominee or broker on how to vote with a voting instruction form, or as may otherwise be established by the nominee or broker. Beneficial holders who wish to vote directly must request the nominee or broker that appears as the registered shareholder on the Record Date to issue a legal proxy which allows the beneficial owner to vote his or her FREYR Ordinary Shares directly. Beneficial owners who do not vote via their brokers or nominees in accordance with the instructions received or do not have a legal proxy are not eligible to vote.
Votes must be received by the Company's tabulation agent, Broadridge Financial Solutions, Inc. (5 Dakota Drive, Suite 300, Lake Success, NY 11042, 1-800-353-0103), in writing by mail or by e-mail no later than December 15, 2023 at 5:59 a.m. Luxembourg time (December 14, 2023 at 11:59 p.m. New York time) (cut-off date/time) (the "Cut-Off Date/Time") to be considered validly submitted.
(b)Submitting votes as a registered shareholder
Without prejudice to the possibility to attend the Extraordinary General Meeting in person (cf. section II. E. (c) below), holders of FREYR Ordinary Shares held by name directly in the books and records of the Company´s registrar and transfer agent, Continental Stock Transfer & Trust Company (i.e., other than through a brokerage account) who wish to participate and exercise their voting rights at the Extraordinary General Meeting can exercise their voting rights in one of the following manners, it being understood that in the event of any amendment to the current proposals described in section I. of this convening notice or new proposals presented at the Extraordinary General Meeting, any vote will by default be counted as submitted by valid voting instruction if a shareholder previously submitted a vote by proxy (the “Proxy Card”):
•Proxy voting representative appointed by the Company
Holders of FREYR Ordinary Shares held by name directly in the books and records of the Company´s registrar and transfer agent, Continental Stock Transfer & Trust Company (i.e., other than through a brokerage account) who do not wish to attend the Extraordinary General Meeting in person may appoint in the accompanying supplement to this convening notice (the “Accompanying Supplement”) Mr. Tom Einar Jensen, Executive Chairman of the Company, whom failing Mr. Birger Steen, director of the Company, whom failing Ms. Lori A. Papp, Chief Accounting Officer of the Company, whom failing Mr. Are Lysnes Brautaset, Chief Legal Officer of the Company, as proxy voting representative appointed by the Company, to participate in and vote at the Extraordinary General Meeting on their behalf. The proxy voting representative will be bound by the respective instructions of the shareholder provided in the Proxy Card (and Accompanying Supplement as applicable) prior to the Extraordinary General Meeting.
•Proxy voting representative appointed by the shareholder
Holders of FREYR Ordinary Shares held by name directly in the books and records of the Company´s registrar and transfer agent, Continental Stock Transfer & Trust Company (i.e., other than through a brokerage account) who do not wish to attend the Extraordinary General Meeting in person may also appoint in the Accompanying Supplement another natural or legal person who needs not to be a shareholder itself to attend and vote at the Extraordinary General Meeting on their behalf.
The proxyholder will have to identify himself on the date of the Extraordinary General Meeting by presenting a non-expired identity card or passport.

In case of FREYR Ordinary Shares owned by a corporation or any other legal entity, individuals representing such entity who wish to physically attend the Extraordinary General Meeting and vote at the Extraordinary General Meeting on behalf of such entity, must present evidence of their authority to attend and vote at the Extraordinary General Meeting by means of a proper document (such as a special power of attorney) issued by the entity represented. A copy of such power of attorney or other proper document should be submitted no later than the Cut-Off Date/Time to the Company (22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, Company-secretary@freyrbattery.com), with a copy to Broadridge Financial Solutions, Inc. (robert.deriso@broadridge.com or Broadridge Financial Solutions, ATTN: Robert DeRiso, 51 Mercedes Way, Edgewood, NY 11717), by mail or by e-mail. Such evidence of authority must also be presented at the Extraordinary General Meeting.
Persons designated as a proxy must also bring the underlying, duly executed, Proxy Card (and Accompanying Supplement, as applicable) to the Extraordinary General Meeting.
For the Extraordinary General Meeting to proceed in a timely and orderly manner, proxyholders are requested to arrive on time. Check-in at the Extraordinary General Meeting will begin at 3:30 p.m. Luxembourg time (9:30 a.m. New York time). Please plan to allow ample time for check-in procedures. Cameras, cell phones, recording equipment and other electronic devices will not be permitted at the Extraordinary General Meeting.
•Voting by voting instruction
Shareholders who wish to vote by a voting instruction may exercise their voting rights by casting their votes by a voting instruction included in the Proxy Card.
Proxy Cards must be received by Broadridge Financial Solutions, Inc. no later than the Cut-Off Date/Time by way of one of the matters set forth in the Proxy Card to be considered validly submitted.
(c)Attending the Extraordinary General Meeting in person
Notwithstanding sections II. E. (a) and II. E. (b) above, all shareholders wishing to participate and vote in person in the Extraordinary General Meeting shall notify the Company (22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, Company-secretary@freyrbattery.com), with a copy to Broadridge Financial Solutions, Inc. (robert.deriso@broadridge.com or Broadridge Financial Solutions, ATTN: Robert DeRiso, 51 Mercedes Way, Edgewood, NY 11717) thereof at the latest on the Cut-Off Date/Time, in writing by mail or by e-mail.
In the case of FREYR Ordinary Shares owned by a corporation or any other legal entity, individuals representing such entity who wish to attend the Extraordinary General Meeting in person and vote at the Extraordinary General Meeting on behalf of such entity must present evidence of their authority to attend and vote at the Extraordinary General Meeting, by means of a proper document (such as a special power of attorney) issued by the entity represented. A copy of such power of attorney or other proper document should be submitted no later than the Cut-Off Date/Time to the Company (22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, Company-secretary@freyrbattery.com), with a copy to Broadridge Financial Solutions, Inc. (robert.deriso@broadridge.com or Broadridge Financial Solutions, ATTN: Robert DeRiso, 51 Mercedes Way, Edgewood, NY 11717) by mail or by e-mail. Such evidence of authority must also be presented at the Extraordinary General Meeting.
Any shareholder participating in the Extraordinary General Meeting in person shall carry proof of identity (in the form of a non-expired identity card or passport) at the Extraordinary General Meeting.

Check-in at the Extraordinary General Meeting will begin at 3:30 p.m. Luxembourg time (9:30 a.m. New York time). Please plan to allow ample time for check-in procedures. Cameras, cell phones, recording equipment and other electronic devices will not be permitted at the Extraordinary General Meeting.
Additional specific requirements for street name holders wishing to attend the Extraordinary General Meeting in person:
If you hold your FREYR Ordinary Shares through a brokerage account, please contact your broker to receive information on how you may vote your shares.
Holders of FREYR Ordinary Shares held through the operator of a securities settlement system or with a depositary (including nominees or brokers that hold FREYR Ordinary Shares through DTCC) wishing to participate and vote directly at the Extraordinary General Meeting must request the nominee or broker that appears as the registered shareholder on the Record Date to issue a legal proxy which allows the beneficial owner to vote his or her FREYR Ordinary Shares directly. Such legal proxy must be submitted no later than the Cut-Off Date/Time by mail or by e-mail to the Company (22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, Company-secretary@freyrbattery.com), with a copy to Broadridge Financial Solutions, Inc. (5 Dakota Drive, Suite 300, Lake Success, NY 11042, 1-800-353-0103). Such legal proxy must also be presented at the Extraordinary General Meeting. Beneficial owners who do not have a legal proxy are not eligible to vote.
F.Additional important information for shareholders
(a) Transfer of FREYR Ordinary Shares after the Record Date
Shareholders are hereby informed that the participation in and the exercise of voting rights at the Extraordinary General Meeting is exclusively reserved to such persons that were holders of FREYR Ordinary Shares on the Record Date and who have adhered to the voting instruction set out in this convening notice. Any transferee having become a shareholder of the Company between the Record Date and the date of the Extraordinary General Meeting cannot attend or vote at the Extraordinary General Meeting. In case of breach of such prohibition, criminal sanctions may apply.
(b) Request for addition of items to the agenda
Shareholders holding individually or collectively at least ten per cent (10%) of the issued share capital of the Company may request the addition of items to the agenda of the Extraordinary General Meeting. Such request must be received by the Company by registered mail or by e-mail (22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, Company-secretary@freyrbattery.com) at the latest on December 9, 2023, at 24:00 (midnight) Luxembourg time (December 9, 2023, at 6:00 p.m. New York time). The request shall be further accompanied by a certificate or confirmation evidencing the shareholding of such shareholder(s) on the Record Date and the mailing address or e-mail address of the shareholder which the Company may use in order to deliver the acknowledgement of receipt of such request.
(c) Right to ask questions
Every shareholder has the right to ask questions concerning items on the agenda of the Extraordinary General Meeting ahead and during the Extraordinary General Meeting. Questions have to be submitted by e-mail to Company-secretary@freyrbattery.com at the latest on December 9, 2023, at 24:00 (midnight) Luxembourg time (December 9, 2023, at 6:00 p.m. New York time) and must include the shareholder’s full name and address and proof of ownership of FREYR Ordinary Shares as at the Record Date issued by a financial intermediary. Submitted questions will be answered at the reasonable discretion of the Company and the Company is not required to answer all questions. In particular, questions may be summarized, combined or separated. Reasonable questions may be selected in the interest of the other shareholders, and questions from shareholders' associations and institutional investors with significant voting interests may be given preference.
(d) Data protection
The Company, as data controller, undertakes to collect, store and process any personal data in accordance with (i) the provisions of any data protection law applicable in Luxembourg and the EU Regulation n°2016/679 of April 27, 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data (i.e., the General Data Protection Regulation) and (ii) the data protection notice pertaining to the Extraordinary General Meeting.
[month], [day], 2023
Mr. Tom Einar Jensen
Executive Chairman

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers
FREYR Luxembourg’s amended and restated articles of association provide for indemnification of its officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, or willful default. FREYR Luxembourg has obtained insurance on behalf of its directors and executive officers.
Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.
Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.
The Amended and Restated Certificate of Incorporation, which will become effective upon consummation of the Redomiciliation Transaction, will provide that no Director of FREYR Delaware will be personally liable to FREYR Delaware or its stockholders for monetary damages for any breach of fiduciary duty as a director of FREYR Delaware. In addition, the Amended and Restated Certificate of Incorporation will provide that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of FREYR Delaware shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
The Amended and Restated Certificate of Incorporation will further provide that any repeal or modification of such article will not adversely affect any right or protection of a director of FREYR Delaware existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification.
The Amended and Restated Bylaws will provide that FREYR Delaware will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of FREYR Delaware), by reason of the fact that such person is or was a director or officer of FREYR Delaware, as the latter term is defined in Section 16 of the Exchange Act, or is or was a director or officer of FREYR Delaware serving at the request of FREYR Delaware as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of FREYR Delaware, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

FREYR Delaware will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of FREYR Delaware to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of FREYR Delaware, as the latter term is defined in Section 16 of the Exchange Act, or is or was a director or officer of FREYR Delaware serving at the request of FREYR Delaware as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of FREYR Delaware; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to FREYR Delaware unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Expenses (including attorneys’ fees) incurred by a director or officer of FREYR Delaware in defending any civil, criminal, administrative or investigative action, suit or proceeding will be paid by FREYR Delaware in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by FREYR Delaware. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as FREYR Delaware deems appropriate.
In connection with the Redomiciliation Transaction, FREYR Delaware will enter into indemnification agreements with each of its directors and executive officers. These agreements will provide that FREYR Delaware will indemnify each of its directors and such officers to the fullest extent permitted by law and its charter and bylaws.
In the future, FREYR Delaware may also maintain a general liability insurance policy, which is expected to cover certain liabilities of directors and officers of FREYR Delaware arising out of claims based on acts or omissions in their capacities as directors or officers.
As permitted by Section 102(b)(7) of the DGCL, FREYR Delaware’s Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to FREYR Delaware or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

Exhibit No.	Description
2.1**†	Merger Agreement and Plan of Merger, by and between FREYR Battery and FREYR Battery, Inc. (included as Annex A to the proxy statement/prospectus).
2.2**
Common Draft Terms of Cross-Border Merger (projet commun de fusion transfrontalière), dated as of September 29, 2023, by and between FREYR Battery and FREYR Battery, Inc (incorporated by reference to Exhibit 2.1 to FREYR Battery’s Current Report on Form 8-K filed with the SEC on October 5, 2023).

3.1**	Certificate of Incorporation of FREYR Battery, Inc.
3.2**	Bylaws of FREYR Battery, Inc.
3.3**	Form of Amended and Restated Certificate of Incorporation of FREYR Battery, Inc. (included as Annex C to the proxy statement/prospectus).
3.4*	Form of Amended and Restated Bylaws of FREYR Battery, Inc. (included as Annex D to the proxy statement/prospectus).
3.5**
Consolidated Articles of Association of FREYR Battery as of December 20, 2022 (incorporated by reference to Exhibit 3.1 to FREYR Battery’s Current Report on Form 8-K filed with the SEC on March 15, 2023).

4.1**
Form of Warrant Agreement between Alussa Energy Acquisition Corp., FREYR Battery and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to FREYR Battery’s Registration Statement on Form S-4/A filed with the SEC on May 27, 2021).

4.2**
Specimen Form of Warrant Certificate of FREYR Battery, included as Exhibit A to the Form of Warrant Agreement between Alussa Energy Acquisition Corp., FREYR Battery and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to FREYR Battery’s Registration Statement on Form S-4/A filed with the SEC on May 27, 2021).

4.3**
Form of Indenture for Debt Securities between the Registrant and the Trustee to be Named Therein (incorporated by reference to Exhibit 4.1 to FREYR Battery’s Registration Statement on Form S-3 filed with the SEC on September 1, 2022).

4.4**	Form of Amended and Restated Warrant Agreement between Alussa Energy Acquisition Corp., FREYR Battery and Continental Stock Transfer & Trust Company.
5.1**	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to the legality of the FREYR Battery, Inc. Common Stock and Warrants.
8.1**	Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
10.1**
Form of Registration Rights Agreement, included as Annex F to the proxy statement/prospectus (incorporated by reference to FREYR Battery’s Registration Statement on Form S-4 filed with the SEC on March 26, 2021).

10.2**†
License and Services Agreement, entered into December 15, 2020, between 24M Technologies, Inc. and FREYR AS (incorporated by reference to Exhibit 10.3 of FREYR Battery’s Registration Statement on Form S-4/A filed with the SEC on May 7, 2021).

10.3**†
First Amendment to License and Services Agreement, entered into on January 18, 2021, by and between 24M Technologies, Inc. and FREYR AS (incorporated by reference to Exhibit 10.4 of FREYR Battery’s Registration Statement on Form S-4/A filed with the SEC on May 7, 2021).

10.4**†
Second Amendment to the Licenses and Services Agreement entered into on April 27, 2022 by and between 24M Technologies, Inc. and FREYR AS (incorporated by reference to Exhibit 10.8 of FREYR Battery’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 27, 2023).

10.5**†
Third Amendment to the Licenses and Services Agreement entered into on December 21, 2022 by and between 24M Technologies, Inc. and FREYR AS (incorporated by reference to Exhibit 10.9 of FREYR Battery’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 27, 2023).

10.6**†
License and Services Agreement, entered into on October 8, 2021 by and between 24M Technologies, Inc. and FREYR Battery KSP JV, LLC (incorporated by reference to Exhibit 10.10 of FREYR Battery’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 27, 2023).

Exhibit No.	Description
10.7**
Lease Agreement entered into on January 7, 2022 by and between Mo Industripark AS and FREYR Battery Norway AS (incorporated by reference to Exhibit 10.11 of FREYR Battery’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 27, 2023).

10.8**
First Amendment to the Lease Agreement entered into on May 9, 2022 by and between Mo Industripark AS and FREYR Battery Norway AS (incorporated by reference to Exhibit 10.12 of FREYR Battery’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 27, 2023).

10.9**
Second Amendment to the Lease Agreement entered into on February 9, 2022 by and between Mo Industripark AS and FREYR Battery Norway AS (incorporated by reference to Exhibit 10.13 of FREYR Battery’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 27, 2023).

10.10**
Lease Agreement entered into on July 19, 2021 by and between Mo Industripark AS and FREYR Battery Norway AS (incorporated by reference to Exhibit 10.14 of FREYR Battery’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 27, 2023).

10.11**#
Employment Agreement entered into on May 9, 2022 between FREYR Battery US Holding, Inc. and Oscar K. Brown (incorporated by reference to Exhibit. 10.4 of FREYR Battery’s Form 10-Q filed with the SEC on May 11, 2022).

10.12**#
Employment Agreement entered into on May 18, 2021 between FREYR AS (in its capacity as Norway Sub 2 AS, a subsidiary of FREYR Battery) and Jan Arve Haugan (incorporated by reference to Exhibit 10.11 of FREYR Battery’s Registration Statement on Form S-4/A filed with the SEC on May 27, 2021).

10.13**#
Consultancy Agreement entered into on May 14, 2021 between FREYR Battery and Peter Matrai (incorporated by reference to Exhibit 10.14 of FREYR Battery’s Registration Statement on Form S-4/A filed with the SEC on May 27, 2021).

10.14**#
Amended and Restated Settlement Agreement entered into on August 10, 2023 between FREYR Battery Norway AS, FREYR Battery and Tom Einar Jensen (incorporated by reference to Exhibit 10.1 of FREYR Battery’s Current Report on Form 8-K filed with the SEC on August 10, 2023).

10.15**#
Consultancy Agreement entered into on August 10, 2023 between FREYR Battery and Tom Einar Jensen (incorporated by reference to Exhibit 10.2 of FREYR Battery’s Current Report on Form 8-K filed with the SEC on August 10, 2023).

10.16**#
Employment Agreement entered into on July 6, 2023 between FREYR Battery and Birger Steen (incorporated by reference to Exhibit 10.3 of FREYR Battery’s Current Report on Form 8-K filed with the SEC on August 10, 2023).

10.17**#
Option agreement by and between FREYR AS and EDGE Global LLC, dated May 15, 2019 (incorporated by reference to Exhibit 10.15 of FREYR Battery’s Registration Statement on Form S-4 filed with the SEC on March 26, 2021).

10.18**#
Option agreement by and between FREYR AS and Jan Arve Haugan, dated December 31, 2020 (incorporated by reference to Exhibit 10.18 of FREYR Battery’s Registration Statement on Form S-4 filed with the SEC on March 26, 2021).

10.19**#
2021 Equity Incentive Plan (amended and restated as of May 10, 2023) (incorporated by reference to Exhibit 99.1 of FREYR Battery’s Registration Statement on Form S-8 filed with the SEC on August 10, 2023).

10.20**#
Form of Stock Option Award Agreement (2021 Equity Incentive Plan) (incorporated by reference to Exhibit 10.37 of FREYR Battery’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 27, 2023).

10.21**
Investment Agreement by and between FREYR AS and Sumisho Metalex Corporation, dated December 4, 2020 (incorporated by reference to Exhibit 10.20 of FREYR Battery’s Registration Statement on Form S-4 filed with the SEC on March 26, 2021).

21.1**	Subsidiaries of the Registrant.
23.1*	Consent of PricewaterhouseCoopers AS (with respect to FREYR Battery).
23.2**	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (included on the signature page to the initial filing of this Registration Statement on Form S-4).
99.1**	Consent of Tom Einar Jensen to be named as a director.
99.2**	Consent of Daniel Barcelo to be named as a director.

Exhibit No.	Description
99.3**	Consent of Mimi Berdal to be named as a director.
99.4**	Consent of Jason Forcier to be named as a director.
99.5**	Consent of Peter Matrai to be named as a director.
99.6**	Consent of Birger Steen to be named as a director.
99.7**	Consent of Daniel Steingart to be named as a director.
99.8**	Consent of Olaug Svarva be named as a director.
99.9**	Form of Proxy Card for FREYR Battery Extraordinary General Meeting (included as Annex E to the proxy statement/prospectus).
99.10**	Form of Accompanying Supplement for FREYR Battery Extraordinary General Meeting (included as Annex F to the proxy statement/prospectus)
99.11**	Form of Convening Notice to the Extraordinary General Meeting of Shareholders of FREYR Battery (included as Annex G to the proxy statement/prospectus).
107*	Filing Fee Table.

# Indicates management contract or compensatory plan or arrangement
† Portions of this exhibit have been omitted in accordance with Item 601 of Regulation S-K.
* Filed herewith.
** Previously filed.

Item 22. Undertakings
The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)     Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)    That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
(7)    That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(8)    To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.
(9)    To supply by means of a post-effective amendment all information concerning this transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.
(10)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(11) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oslo, on the 19~~th~~ day of October, 2023.

FREYR Battery, Inc.

By:	/s/ Are L. Brautaset
Name:	Are L. Brautaset
Title:	Chief Executive Officer, Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons on October 19, 2023 in the capacities indicated.

By:	*
Name:	Oscar K. Brown
Title:	Chairman of the Board of Directors (Principal Financial Officer and Principal Accounting Officer)

By:	/s/ Are L. Brautaset
Name:	Are L. Brautaset
Chief Executive Officer, Secretary and Director (Principal Executive Officer)

By:	/s/ Are L. Brautaset
Name:	Are L. Brautaset
Attorney-in-fact